    As filed with the Securities and Exchange Commission on March 23, 2000
                                                       Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                ---------------
                               NetIQ Corporation
            (Exact name of Registrant as specified in its charter)

        Delaware                     7372                    77-0405505
    (State or other           (Primary Standard           (I.R.S. Employer
    jurisdiction of               Industrial           Identification Number)
    incorporation or         Classification Code
     organization)                 Number)

                               NetIQ Corporation
                             5410 Betsy Ross Drive
                         Santa Clara, California 95054
                                (408) 330-7000
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ---------------
                                Ching-Fa Hwang
                     President and Chief Executive Officer
                               NetIQ Corporation
                             5410 Betsy Ross Drive
                         Santa Clara, California 95054
                                (408) 330-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------
                                  Copies to:
        Larry W. Sonsini, Esq.                 William M. Kelly, Esq.
       Thomas C. DeFilipps, Esq.                Davis Polk & Wardwell
        Steve L. Camahort, Esq.                  1600 El Camino Real
   Wilson Sonsini Goodrich & Rosati             Menlo Park, CA 94025
       Professional Corporation                    (650) 752-2000
          650 Page Mill Road
          Palo Alto, CA 94304
            (650) 493-9300
                                ---------------
   Approximate date of commencement of proposed sale to the public: Upon consummation of the merger described herein.

   If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 Title of Each Class of
    Securities to be       Amount to be         Proposed Maximum          Amount of
       Registered          Registered(1)   Aggregate Offering Price(2) Registration Fee
---------------------------------------------------------------------------------------
Common Stock $0.001 par     20,119,591
 value.................       shares            $1,435,416,216.84        $378,949.88
---------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------

(1) Based upon the maximum number of shares of common stock of the Registrant which may be issued to stockholders of Mission Critical Software, Inc. pursuant to the merger described herein, assuming 17,109,434 shares of Mission Critical Software, Inc. are outstanding at the date of the merger, and giving effect to the exercise of all vested options to purchase Mission Critical Software, Inc. common stock and rights to purchase Mission Critical Software, Inc. common stock under Mission Critical Software, Inc.'s employee stock purchase plan as of September 30, 2000.
(2) Pursuant to Rule 457(c) and (f) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low prices per share of Mission Critical Software, Inc.'s common stock on March 17, 2000 as reported on the Nasdaq National Market.

                                ---------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

To The Stockholders of Mission Critical Software, Inc. ("MCS") and NetIQ Corporation ("NetIQ"):

   After careful consideration, the boards of directors of MCS and NetIQ have unanimously approved a "merger of equals" between MCS and NetIQ. The combined company will adopt the new name "Newco Corporation."

   In the merger, each share of MCS common stock will be exchanged for 0.9413 share of NetIQ common stock. NetIQ common stock is traded on the Nasdaq
National Market ("Nasdaq") under the trading symbol "NTIQ," and on      , 2000,
the closing price of NetIQ common stock was $    per share.

   Following the merger the new company's board of directors will be composed of nine members: four will be from the current MCS board, four will be from the current NetIQ board, and one member will be selected jointly by MCS and NetIQ board members. The executive leadership will include officers from both companies, with Michael S. Bennett, current President and Chief Executive Officer of MCS, as Executive Chairman, and Ching-Fa Hwang, current President and Chief Executive Officer of NetIQ, as Chief Executive Officer. Contemporaneously, MCS is acquiring Ganymede Software Inc. ("Ganymede").

   The attached proxy statement/prospectus provides detailed information concerning MCS, NetIQ, the merger, and the proposals related to the merger. Please give all of the information contained in the proxy statement/prospectus your careful attention. In particular, you should carefully consider the discussion in the section entitled "Risk Factors."

   After careful consideration, the boards of directors of both MCS and NetIQ have unanimously determined the merger to be fair to you and in your best interests. We have approved the merger agreement and unanimously recommend its adoption to you.

   Stockholders are cordially invited to attend one of two special meetings to vote on the merger:

  . The special meeting of MCS stockholders will be held on      , 2000 at
    10:00 a.m. local time at MCS's headquarters at 13939 Northwest Freeway, Houston, Texas 77040. Only stockholders who hold shares of MCS at the
    close of business on      , 2000 will be entitled to vote at this special
    meeting.

  . The special meeting of NetIQ stockholders will be held on      , 2000 at
    10:00 a.m. local time at NetIQ's headquarters at 5410 Betsy Ross Drive, Santa Clara, California 95054. Only stockholders who hold shares of NetIQ
    at the close of business on      , 2000 will be entitled to vote at this
    special meeting.

   Please use this opportunity to take part in the affairs of MCS and NetIQ by voting on the merger. Whether or not you plan to attend the MCS or NetIQ special meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning the proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person. YOUR VOTE IS VERY IMPORTANT.

   We appreciate your consideration of this matter.

   Michael S. Bennett                     Ching-Fa Hwang
   President and Chief Executive Officer  President and Chief Executive
   Mission Critical Software, Inc.        Officer
                                          NetIQ Corporation

    Neither the Securities and Exchange Commission nor any State Securities Commission has Approved or Disapproved of These Securities or Passed Upon the Adequacy or Accuracy of This Proxy Statement/Prospectus. Any
 Representation to the Contrary is a Criminal Offense.


  This proxy statement/prospectus is dated      , 2000 and was first mailed to
                     stockholders on or about      , 2000.

                        MISSION CRITICAL SOFTWARE, INC.
                            13939 Northwest Freeway
                              Houston, Texas 77040
                                 (713) 548-1700

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD      , 2000 AT 10:00 a.m.

To the Stockholders of Mission Critical Software, Inc.:

   A special meeting of stockholders of Mission Critical Software, Inc. ("MCS")
will be held on      , 2000, at 10:00 a.m. at 13939 Northwest Freeway, Houston,
Texas 77040 for the following purposes:

     1. To consider and vote on the proposed merger of Planet Acquisition Corporation, a wholly-owned subsidiary of NetIQ Corporation, with and into MCS, as contemplated by the Agreement and Plan of Reorganization dated as of February 26, 2000, among NetIQ, Planet Acquisition Corporation and MCS. In the merger, NetIQ will issue 0.9413 share of its common stock in exchange for each outstanding share of MCS common stock.

     2. To transact such other business as may properly come before the special meeting or any adjournment postponement thereof.

   The accompanying proxy statement/prospectus describes the proposed merger in more detail. You are encouraged to read the entire document carefully. In particular, you should carefully consider the discussion entitled "Risk Factors."

   Stockholders who held shares of MCS at the close of business on      , 2000,
are entitled to notice of, and to vote at, this meeting.

                                          By Order of the Board of Directors
                                           of
                                          Mission Critical Software, Inc.

                                          Stephen E. Odom
                                          Secretary

Houston, Texas
     , 2000


 To assure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You can revoke your proxy at any time before it is voted.

                               NETIQ CORPORATION
                             5410 Betsy Ross Drive
                         Santa Clara, California 95054
                                (408) 330-7000

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD      , 2000 at 10:00 a.m.

To the Stockholders of NetIQ Corporation:

   A special meeting of stockholders of NetIQ Corporation ("NetIQ") will be held at NetIQ's headquarters at 5410 Betsy Ross Drive, Santa Clara, California
95054 on      , 2000 at 10:00 a.m., local time, for the following purposes:

     1. To approve the issuance of shares of NetIQ common stock in the merger of Planet Acquisition Corporation, a wholly-owned subsidiary of NetIQ, with and into Mission Critical Software, Inc. ("MCS"), as contemplated by the Agreement and Plan of Reorganization dated as of February 26, 2000, among NetIQ, Planet Acquisition Corporation and MCS. NetIQ will issue 0.9413 share of its common stock in exchange for each share of outstanding MCS common stock, including MCS shares issued to Ganymede Stockholders.

     2. To amend NetIQ's Certificate of Incorporation to change the name of the corporation to Newco.

     3. To amend the 1995 Stock Plan to increase the maximum aggregate number of shares of common stock that may be optioned and sold under the plan to 8,000,000 shares from 5,333,332 shares, plus an annual increase of the lowest of (i) 2,600,000 shares (currently set at 1,333,333 shares), (ii) 5% of the outstanding shares on the first day of NetIQ's fiscal year (currently set at 4%), and (iii) an amount determined by the board of directors.

     4. To amend the 1999 Employee Stock Purchase Plan to increase the maximum number of shares reserved for sale under the plan to 1,000,000 shares from 500,000 shares, plus an annual increase of the lowest of (i) 800,000 shares (currently set at 666,666 shares), (ii) 2% of the outstanding shares on the first day of NetIQ's fiscal year, and (iii) an amount determined by the board of directors.

     5. To transact any other business that properly comes before the special meeting or any adjournments or postponements thereof.

   The accompanying proxy statement/prospectus describes the proposed merger and other proposals in more detail. We encourage you to read the entire document carefully. In particular, you should carefully consider the discussion entitled "Risk Factors."

   Stockholders who held shares of NetIQ at the close of business on      ,
2000, are entitled to notice of, and to vote at, this meeting.

                                         By Order of the Board of Directors of
                                         NetIQ Corporation

                                         James A. Barth
                                         Secretary

Santa Clara, California
     , 2000

 To assure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You can revoke your proxy at any time before it is voted.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
QUESTIONS AND ANSWERS FOR MCS STOCKHOLDERS AND NETIQ STOCKHOLDERS.........    1
SUMMARY OF THE PROXY STATEMENT/PROSPECTUS.................................    3
  Forward-Looking Statements..............................................    3
  The Companies...........................................................    3
  Summary of the Merger...................................................    3
SELECTED HISTORICAL AND SELECTED UNAUDITED PRO FORMA COMBINED
 FINANCIAL DATA...........................................................    6
  NetIQ's Selected Historical Consolidated Financial Data.................    6
  MCS's Selected Historical Financial Data................................    7
  Selected Unaudited Pro Forma Condensed Combined Financial Data..........    8
  Comparative Per Share Data..............................................    9
RISK FACTORS..............................................................   10
THE NETIQ MEETING.........................................................   23
THE MCS MEETING...........................................................   26
THE MERGER................................................................   29
  Background of the merger................................................   29
  MCS's reasons for the merger............................................   31
  Recommendation of MCS's board of directors..............................   32
  Opinion of MCS's financial advisor......................................   32
  Fee arrangements........................................................   37
  NetIQ's reasons for the merger..........................................   37
  Recommendation of NetIQ's board of directors............................   38
  Opinion of NetIQ's financial advisor....................................   39
  Interests of certain directors, officers and affiliates in the merger...   43
  Completion and effectiveness of the merger..............................   44
  Structure of the merger and conversion of MCS common stock..............   44
  Exchange of MCS stock certificates for Newco stock certificates.........   45
  No dividends............................................................   45
  Material United States federal income tax considerations of the merger..   45
  Accounting treatment of the merger......................................   46
  Regulatory filings and approvals required to complete the merger........   47
  Restrictions on sales of shares by affiliates...........................   47
  No appraisal rights.....................................................   47
  Listing on the Nasdaq Market of NetIQ common stock to be issued in the
   merger.................................................................   48
  Delisting and deregistration of MCS common stock after the merger.......   48
THE MERGER AGREEMENT......................................................   49
AGREEMENTS RELATED TO THE MERGER..........................................   55
  NetIQ stockholders' voting agreements...................................   55
  MCS stockholders' voting agreements.....................................   55
  MCS stock option agreement..............................................   56
  NetIQ stock option agreement............................................   57
  MCS affiliate agreements................................................   57
MARKET PRICE AND DIVIDEND INFORMATION.....................................   58
  Recent share prices.....................................................   58
  Dividends...............................................................   58
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS...............   59
COMPARISON OF RIGHTS OF HOLDERS OF MCS COMMON STOCK AND NETIQ COMMON STOCK
 .........................................................................   65
CERTAIN INFORMATION REGARDING NETIQ.......................................   66

                                                                           Page
                                                                           ----
NETIQ MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................   76
NETIQ MANAGEMENT.........................................................   85
NETIQ PRINCIPAL STOCKHOLDERS.............................................   91
CERTAIN NETIQ TRANSACTIONS...............................................   93
CERTAIN INFORMATION REGARDING MCS........................................   99
MCS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULTS OF OPERATIONS...................................................  111
MCS MANAGEMENT...........................................................  121
MCS PRINCIPAL STOCKHOLDERS...............................................  131
CERTAIN MCS TRANSCATIONS.................................................  133
ADDITIONAL MATTERS BEING SUBMITTED TO A VOTE OF ONLY NETIQ STOCKHOLDERS..  136
LEGAL MATTERS............................................................  140
EXPERTS..................................................................  140
STOCKHOLDER PROPOSALS....................................................  140
WHERE YOU CAN FIND MORE INFORMATION......................................  141

ANNEX A  Agreement and Plan of Reorganization
ANNEX B  Opinion of Credit Suisse First Boston Corporation
ANNEX C  Opinion of Chase H&Q

   Unless otherwise indicated, all information in this proxy statement/prospectus assumes:

   . the completion by MCS of the acquisition of 100% of Ganymede Software Inc.

  . the changing of the name of NetIQ to Newco Corporation ("Newco")in connection with the merger of MCS and NetIQ.

       QUESTIONS AND ANSWERS FOR MCS STOCKHOLDERS AND NETIQ STOCKHOLDERS


Q: What is the merger? (See page 44)

A: The merger will combine the businesses of MCS and NetIQ. Upon consummation of the merger, MCS will become a wholly-owned subsidiary of NetIQ. In connection with the merger, NetIQ stockholders are being asked to approve changing NetIQ's name to Newco, but approval of the name change is not a condition to the completion of the merger. After the merger, the current stockholders of NetIQ will own approximately 49% of Newco and the former stockholders of MCS (before the acquisition of Ganymede) will own approximately 44% of Newco and the former stockholders of Ganymede will own approximately 7% of Newco.

Q: What will MCS common stockholders and optionholders receive in the merger?
   (See page 45 )

A: When the merger is completed, holders of MCS common stock will receive
   0.9413 share of Newco common stock in exchange for each share of MCS common stock. MCS common stockholders who would end up receiving NetIQ fractional shares will receive cash instead of any fractional shares in an amount based on the average closing prices, as reported on Nasdaq, of NetIQ common stock for the five trading days immediately preceding the effective date of the merger.

  Options and warrants to purchase shares of MCS common stock will be converted into options and warrants to purchase shares of NetIQ common stock after completion of the merger. The number of shares covered by, and the exercise price for, each option or warrant will be adjusted using the merger exchange ratio of 0.9413 share of NetIQ for each share of MCS.

Q: Does the board of directors of MCS recommend voting in favor of the merger?
   (See page 32)

A: Yes. After careful consideration, MCS's board of directors unanimously recommends that its stockholders vote in favor of the merger agreement and the proposed merger.

Q: Does the board of directors of NetIQ recommend voting in favor of the issue of NetIQ shares in the MCS merger? (See page 38)

A: Yes. After careful consideration, NetIQ's board of directors unanimously recommends that its stockholders vote in favor of the issuance of shares of its common stock to the stockholders of MCS in the merger.

Q: Are there risks I should consider in deciding whether to vote for the merger? (See page 10)

A: Yes. In evaluating the merger, you should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled "Risk Factors."

Q: What do I need to do now?

A: Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at your meeting. If you do not include instructions on how to vote your properly signed proxy, your shares will be voted "FOR" approval of the merger.

  MCS stockholders, please do not send your MCS stock certificates at this time.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

Q: What do I do if I want to change my vote after I have sent in my proxy card?
   (See  pages 23 and 26)

A: If you want to change your vote, send the secretary of MCS or NetIQ, as relevant, a later-dated, signed proxy card before your meeting or attend the meeting in person. You may also revoke your proxy by sending written notice to the relevant secretary before the meeting. If you have signed a stockholder voting agreement, you may not revoke your proxy.

Q: As an MCS stockholder, should I send in my MCS stock certificates now?

A: No. After the merger is completed, you will be sent written instructions for exchanging your MCS stock certificates for NetIQ stock certificates.

Q: Do NetIQ stock certificates need to be exchanged after the merger?

A: No. NetIQ certificates will remain valid despite the change of the corporation's name to Newco.

Q: When do you expect the merger to be completed?

A: MCS and NetIQ are working toward completing the merger as quickly as possible. We hope to complete the merger shortly after the special meetings.

Q: Will I recognize an income tax gain or loss on the merger? (See page 45)

A: For both MCS stockholders and NetIQ stockholders, we expect that if the merger is completed, you will not recognize gain or loss for United States federal income tax purposes in connection with the merger, except that MCS stockholders will recognize gain or loss with respect to cash received instead of fractional shares. However, all stockholders are urged to consult their own tax advisors to determine their particular tax consequences.

Q: Am I entitled to appraisal rights? (See page 47)

A: No.

Q: Whom should I call with questions?

A: MCS stockholders should call Shelby R. Fike, Corporate Counsel, at (713)
   548-1734, with any questions about the merger.

  NetIQ stockholders should call Debra Randall, Associate Counsel, at (408) 330-7116, with any questions about the merger.

                   SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

   This proxy statement/prospectus pertains to the merger of MCS and NetIQ, and it is being sent to the holders of common stock of both companies. This summary may not contain all of the information that is important to you. You should read carefully the documents attached to and those referenced in this proxy statement/prospectus, including the merger agreement (and the exhibits thereto), attached as Annex A, the opinion of Credit Suisse First Boston Corporation ("Credit Suisse First Boston"), attached as Annex B, and the opinion of Chase Securities, Inc. ("Chase H&Q"), attached as Annex C.

                           Forward-Looking Statements

   Except for historical information, this proxy statement/prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties, including, among other things, statements regarding post-merger business strategies, anticipated costs and expenses, product and service development and relationships with strategic partners. These forward-looking statements include, among others, those statements including the words "expects," "anticipates," "intends," "believes" and similar language. Actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section "Risk Factors."

                                 The Companies



  NetIQ Corporation
  5410 Betsy Ross Drive
  Santa Clara, CA 95054
  (408) 330-7000
  http://www.netiq.com

   NetIQ Corporation provides eBusiness infrastructure management software that enables businesses to optimize the performance and availability of their Windows NT/2000-based systems and applications. NetIQ was incorporated in California in June 1995 and reincorporated in Delaware in July 1999.

  Mission Critical Software, Inc.
   13939 Northwest Freeway
   Houston, TX 77040
   (713) 548-1700
  http://www.missioncritical.com

   MCS provides systems administration and operations management software products for corporate and Internet-based Windows NT/2000 networks, designed to improve the reliability, performance and security of complex computing environments by simplifying and automating key systems management functions. MCS was incorporated in Delaware in July 1996.

                             Summary of the Merger

The Merger (See page 29)

   In the merger, MCS will merge with a wholly-owned subsidiary of NetIQ called Planet Acquisition Corporation. Following the merger, MCS common stockholders will exchange each of their MCS shares for 0.9413 share of NetIQ common stock.

   The merger agreement is attached to this proxy statement/prospectus as Annex
A. You are encouraged to read it carefully.

Conditions to completion of the merger (See page 49)

   MCS's and NetIQ's obligations to complete the merger are subject to the satisfaction or waiver of closing conditions.

   If either MCS or NetIQ waives any conditions, we will each consider the facts and circumstances at that time and make a determination whether a resolicitation of proxies from each company's stockholders is appropriate.

Vote required for approval

   The holders of a majority of the shares of MCS common stock outstanding must approve the merger agreement and the merger. MCS stockholders holding approximately 13.4% of the outstanding common stock as of February 29, 2000 have agreed to vote these shares in favor of the merger agreement and the merger.

   The holders of a majority of the shares of NetIQ common stock present or represented by proxy at the NetIQ special meeting must approve the issuance of NetIQ common stock in the merger. NetIQ stockholders are entitled to cast one vote per share of NetIQ common stock owned as of the record date. NetIQ stockholders holding 21.3% of outstanding NetIQ common stock as of February 29, 2000 have agreed to vote all their shares of NetIQ common stock in favor of the issuance of NetIQ common stock in the merger.

Termination of the merger agreement (See page 49)

   MCS and NetIQ have the right to terminate the merger agreement under certain circumstances. In certain cases, termination of the merger agreement will require payment of a termination fee to MCS or NetIQ.

Directors and executive officers of the combined company following the merger (See page 49)

   Following the merger, the board of directors of the combined company will consist of nine members, including four current members of MCS's board of directors, four current members of NetIQ's board of directors, and one director jointly selected by MCS and NetIQ board members.

   Following the merger, Michael S. Bennett, the current President and Chief Executive Officer of MCS, will be Executive Chairman of Newco and Ching-Fa Hwang, the current President and Chief Executive Officer of NetIQ, will be Chief Executive Officer of Newco.

Opinions of MCS's and NetIQ's financial advisors (See pages 32 and39)

   In deciding to approve the merger, MCS's board of directors considered the opinion of Chase H&Q, as to the fairness, from a financial point of view, to the holders of MCS common stock, of the exchange ratio. NetIQ's board of directors considered an opinion from its financial advisor, Credit Suisse First Boston, as to the fairness, from a financial point of view, to the holders of NetIQ common stock, of the exchange ratio. The written opinions of the financial advisors are attached to the back of this proxy statement/prospectus as Annex B and Annex C, and should be read carefully in their entireties for a description of the assumptions made, matters considered and limitations on the review undertaken. The opinion of Chase H&Q is directed to the MCS board, and the opinion of Credit Suisse First Boston is directed to the NetIQ board. These opinions do not address the prices at which NetIQ's common stock will trade after the proposed merger, nor do they constitute a recommendation as to how any stockholder should vote with respect to any matter relating to the proposed merger.

U.S. federal income tax consequences of the merger (See page 45)

   We have structured the merger so that MCS, MCS's stockholders, NetIQ and NetIQ's stockholders will not recognize gain or loss for United States federal income tax purposes in the merger, except for taxes payable because of cash received by MCS stockholders instead of fractional shares. It is a condition to the merger that both MCS and NetIQ receive legal opinions to this effect.

Accounting treatment of the merger (See page 46)

   The acquisition will be accounted for using the purchase method of accounting. The purchase price will be allocated to assets and liabilities of MCS and Ganymede and these assets and liabilities will be recorded on NetIQ's books at their fair values upon completion of the merger. A portion of the purchase price may be identified as in-process research and development. This amount, if any, will be charged to NetIQ's operations in the quarter the merger is completed and the acquisition accounting and valuation amounts are finalized. The remaining purchase price will be reflected as goodwill and other intangible assets, which will be amortized over several years. The results of operations and cash flows of MCS and Ganymede will be included in NetIQ's financial statements prospectively as of the consummation of the merger.

Interests of certain persons in the merger (See page 43)

   When considering the recommendations of MCS's and NetIQ's boards of directors, you should be aware that certain MCS and NetIQ directors, officers and stockholders have interests in the merger that are different from, or are in addition to, yours. These interests include options held by various executive officers and directors, the post-merger membership of four current MCS directors and four of the six current NetIQ directors on the board of directors of Newco, the effect of the merger on employment arrangements with executives of both companies and the indemnification of directors and officers of MCS against certain liabilities both before and after the merger.

No appraisal rights

   Under Delaware law, neither stockholders of MCS nor stockholders of NetIQ are entitled to appraisal rights in connection with the merger.

Restrictions on the ability to sell Newco stock (See page 47)

   All shares of Newco common stock received by MCS stockholders in connection with the merger will be freely transferable unless the holder is considered an affiliate of either MCS or NetIQ under the Securities Act of 1933 (the "Securities Act"). Shares of Newco held by affiliates may only be sold pursuant to a registration statement or an exemption from the Securities Act.

Acquisition of Ganymede Software Inc.

   On March 10, 2000, MCS entered into an agreement to acquire Ganymede Software Inc. in exchange for a total of 2,750,000 MCS shares and options to purchase MCS common stock. MCS has already acquired 90% of the outstanding capital stock of Ganymede, and it expects to acquire the remainder of the stock through a merger expected to be completed in April 2000. For more information regarding Ganymede, see the section entitled "Certain Information Regarding MCS--Business--Ganymede." For a discussion of risks associated with the merger, see the section entitled "Risk Factors--Newco Will Face Risks Associated with its Acquisition of Ganymede."

Comparative market price information (See page 59)

   Shares of MCS's common stock are listed on Nasdaq. On February 25, 2000, MCS's common stock closed at $62.25 per share. On March , 2000, MCS's common
stock closed at $[   ] per share. NetIQ common stock is listed on Nasdaq. On
February 25, 2000, the last full trading day prior to the public announcement of the proposed merger, NetIQ's common stock closed at $73.50 per share. On
March  , 2000, NetIQ's common stock closed at $[   ] per share. Stockholders of
both companies should obtain current market quotations.

Regulatory approval (See page 47)

   This merger is subject to review by the Department of Justice and the Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws. In addition, the completion of the merger is subject to the effectiveness of the registration statement, of which this proxy statement/prospectus is a part, and compliance with applicable corporate laws of Delaware.

                   SELECTED HISTORICAL AND SELECTED PRO FORMA
                            COMBINED FINANCIAL DATA

            NetIQ's Selected Historical Consolidated Financial Data

   The following selected historical consolidated financial data should be read in conjunction with NetIQ's Consolidated Financial Statements, and "NetIQ Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this proxy statement/prospectus. The consolidated statement of operations data for the years ended June 30, 1997, 1998 and 1999 and the consolidated balance sheet data as of June 30, 1998 and 1999 have been derived from NetIQ's audited consolidated financial statements included elsewhere in this proxy statement/prospectus. The statement of operations data for the year ended June 30, 1996 and the consolidated balance sheet data as of June 30, 1996 and 1997 have been derived from NetIQ's audited financial statements not included herein. The consolidated statement of operations data for the six months ended December 31, 1998 and 1999 and the consolidated balance sheet data as of December 31, 1999, are derived from unaudited consolidated financial statements included elsewhere in this proxy statement/prospectus. In the opinion of NetIQ's management, such unaudited financial statements have been prepared on the same basis as the audited consolidated financial statements referred to above and include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information when read in conjunction with the consolidated financial statements and notes thereto. Results for the six months ended December 31, 1999 are not necessarily indicative of the expected results for the full year.

                                                              Six Months Ended
                                Year Ended June 30,             December 31,
                          ----------------------------------  -------------------
                           1996     1997     1998     1999     1998      1999
                          -------  -------  -------  -------  -------  ----------
                                (in thousands, except per share data)
Consolidated Statement
 of Operations Data:
Software license
 revenue................  $    --  $   369  $ 6,603  $18,433  $ 8,159  $  13,600
Service revenue.........       --       19      467    3,136    1,078      3,108
                          -------  -------  -------  -------  -------  ---------
   Total revenue........       --      388    7,070   21,569    9,237     16,708
                          -------  -------  -------  -------  -------  ---------
Cost of software license
 revenue................       --        9      235      755      245        329
Cost of service
 revenue................       --       46      407    1,260      560        816
                          -------  -------  -------  -------  -------  ---------
   Total cost of
    revenue.............       --       55      642    2,015      805      1,145
                          -------  -------  -------  -------  -------  ---------
Gross profit............       --      333    6,428   19,554    8,432     15,563
                          -------  -------  -------  -------  -------  ---------
Operating expenses:
 Sales and marketing....       77    1,238    5,748   11,685    4,989      8,975
 Research and
  development...........      665    1,003    2,192    4,344    1,690      3,588
 General and
  administration........      264      479    1,611    2,983    1,265      1,507
 Stock-based
  compensation..........       --       10      250    1,928    1,025        352
 Settlement of
  litigation............       --       --       --      364       --         --
                          -------  -------  -------  -------  -------  ---------
   Total operating
    expenses............    1,006    2,730    9,801   21,304    8,969     14,422
                          -------  -------  -------  -------  -------  ---------
Income (loss) from
 operations.............   (1,006)  (2,397)  (3,373)  (1,750)    (537)     1,141
                          -------  -------  -------  -------  -------  ---------
Interest and other
 income, net............       97      116      262      108       57      1,265
Income taxes............       --       --       --       --       --        501
                          -------  -------  -------  -------  -------  ---------
Net income (loss).......  $  (909) $(2,281) $(3,111) $(1,642) $  (480) $   1,905
                          =======  =======  =======  =======  =======  =========
Basic net income (loss)
 per share(1)...........  $ (1.55) $ (1.62) $ (1.34) $ (0.47) $ (0.15) $    0.14
Shares used to compute
 basic net income (loss)
 per share(1)...........      587    1,411    2,325    3,476    3,235     13,832
Diluted net income
 (loss) per share(1)....  $ (1.55) $ (1.62) $ (1.34) $ (0.47) $ (0.15) $    0.11
Shares used to compute
 diluted net income
 (loss) per share(1)....      587    1,411    2,325    3,476    3,235     16,868
--------
(1) See note 6 to audited Consolidated Financial Statements and note 5 to unaudited Condensed Consolidated Financial Statements for determination of shares used in computing basic and diluted net income (loss) per share on pages F-14 and F-22 of this proxy statement/prospectus.


                                     June 30,
                          ----------------------------------           Dec. 31,
                           1996     1997     1998     1999               1999
                          -------  -------  -------  -------           ----------
                                  (in thousands)
Consolidated Balance
 Sheet Data:
Cash and cash
 equivalents............  $    32  $ 7,748  $ 3,358  $ 9,634           $   4,631
Short-term investments..       --       --       --       --             125,616
Working capital.........    1,755    7,493    4,314    4,443             126,544
Total assets............    2,255    8,202    8,205   18,354             139,528
Long-term obligations,
 net of current
 portion................       --       --       --      205                  --
Total stockholders'
 equity.................    1,880    7,787    4,939    5,799             128,800

                    MCS's Selected Historical Financial Data

   The following selected historical financial data should be read in conjunction with MCS's Financial Statements, and "MCS Management's Discussion and Analysis of Financial Condition and Results of Operations," included elsewhere in this proxy statement/prospectus. The statement of operations data for the period from July 19, 1996 (inception) to June 30, 1997 and the years ended June 30, 1998 and 1999 and the balance sheet data as of June 30, 1998 and 1999 have been derived from MCS's audited financial statements included elsewhere in this proxy statement/prospectus. The balance sheet data as of June 30, 1997 has been derived from MCS's audited financial statements not included herein. The statement of operations data for the six months ended December 31, 1998 and 1999 and the balance sheet data as of December 31, 1999, are derived from MCS's unaudited financial statements included elsewhere in this proxy statement/prospectus. In the opinion of MCS's management, such unaudited financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the information when read in conjunction with the financial statements and notes thereto. Results for the six months ended December 31, 1999 are not necessarily indicative of the expected results for the full year.

                               Period from                       Six Months
                              July 19, 1996   Year Ended           Ended
                               (inception)     June 30,         December 31,
                               to June 30,  ----------------  -----------------
                                  1997       1998     1999     1998      1999
                              ------------- -------  -------  -------  --------
                                  (in thousands, except per share data)
Statement of Operations
 Data:
Software license revenue....     $ 4,087    $12,767  $21,067  $ 8,796  $ 15,963
Service revenue.............         180      1,609    3,760    1,373     3,499
                                 -------    -------  -------  -------  --------
   Total revenue............       4,267     14,376   24,827   10,169    19,462
                                 -------    -------  -------  -------  --------
Cost of software license
 revenue....................         206        392      380      192       151
Cost of service revenue.....         142        933      914      441       602
                                 -------    -------  -------  -------  --------
   Total cost of revenue....         348      1,325    1,294      633       753
                                 -------    -------  -------  -------  --------
Gross profit................       3,919     13,051   23,533    9,536    18,709
                                 -------    -------  -------  -------  --------
Operating expenses:
 Sales and marketing........       3,554      9,590   13,480    5,391    10,375
 Research and development...       1,317      3,612    5,986    2,641     4,583
 General and
  administration............         973      2,228    2,458    1,197     1,965
 Amortization of deferred
  stock compensation........          --         --      532       78       521
 Abandoned lease costs
  (recovery)................          --         --    1,034       --      (295)
 Acquired in-process
  research and
  development...............       1,575         --       --       --        --
                                 -------    -------  -------  -------  --------
   Total operating
    expenses................       7,419     15,430   23,490    9,307    17,149
                                 -------    -------  -------  -------  --------
Income (loss) from
 operations.................      (3,500)    (2,379)      43      229     1,560
                                 -------    -------  -------  -------  --------
Interest and other income,
 net........................           2         63      299      123     1,467
Income tax expense
 (benefit)..................        (175)        --       --       --       455
                                 -------    -------  -------  -------  --------
Net income (loss)...........      (3,323)    (2,316)     342      352     2,572
Excess of consideration paid
 to redeem preferred stock
 and increase in dividends
 on convertible preferred
 stock......................        (181)    (3,714)  (1,059)    (528)       --
                                 -------    -------  -------  -------  --------
Net income (loss) applicable
 to common stockholders.....     $(3,504)   $(6,030) $  (717) $  (176) $  2,572
                                 =======    =======  =======  =======  ========
Basic net income (loss) per
 share applicable to common
 stockholders...............     $ (1.44)   $ (2.47) $ (0.25) $ (0.07) $   0.20
Shares used to compute basic
 net income (loss) per
 share......................       2,431      2,440    2,814    2,614    12,659
Diluted net income (loss)
 per share applicable to
 common stockholders........     $ (1.44)   $ (2.47) $ (0.25) $ (0.07) $   0.15
Shares used to compute
 diluted net income (loss)
 per share..................       2,431      2,440    2,814    2,614    17,382
                                        June 30,                       Dec. 31,
                              ------------------------------           --------
                                  1997       1998     1999               1999
                              ------------- -------  -------           --------
                                     (in thousands)
Balance Sheet Data:
Cash and cash equivalents...     $   299    $ 4,575  $11,031           $178,705
Working capital (deficit)...      (2,523)     3,241    4,176            168,316
Total assets................       4,595     10,958   17,786            187,380
Long-term obligations, net
 of current portion.........          33        352       81                 --
Redeemable convertible
 preferred stock............       3,189     13,179   13,179                 --
Total stockholders' equity
 (deficit)..................      (3,520)    (8,516)  (7,224)           172,344

         Selected Unaudited Pro Forma Condensed Combined Financial Data

   The following selected unaudited pro forma condensed combined financial data should be read in conjunction with NetIQ's unaudited pro forma condensed combined financial statements and related notes thereto included elsewhere in this proxy statement/prospectus. The selected unaudited pro forma condensed combined financial data gives effect to the proposed merger of MCS and NetIQ and the acquisition of Ganymede by MCS.

   The selected unaudited pro forma condensed combined statement of operations data for the year ended June 30, 1999 and the six months ended December 31, 1999 gives effect to the above transactions as if they occurred on July 1, 1998. The unaudited pro forma condensed combined statement of operations data for the year ended June 30, 1999 has been derived by combining the audited historical statements of operations of MCS and NetIQ for the fiscal year ended June 30, 1999 and the audited historical statements of operations of Ganymede for the fiscal year ended March 31, 1999. The unaudited pro forma condensed combined statement of operations data for the six months ended December 31, 1999 has been derived by combining unaudited historical statement of operations of NetIQ, MCS and Ganymede for the six months ended December 31, 1999.

   The selected unaudited pro forma condensed combined balance sheet as of December 31, 1999 gives effect to the above transactions as if they occurred on December 31, 1999. The unaudited pro forma condensed combined balance sheet data as of December 31, 1999 has been derived by combining the unaudited historical condensed consolidated balance sheets of NetIQ, MCS and Ganymede as of December 31, 1999.

   The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this document.

                                  Year Ended             Six Months Ended
                                June 30, 1999           December 31, 1999
                              --------------------    ----------------------
                              (in thousands, except per share amounts)
Pro forma Condensed Combined
 Statement of Operations
 Data:
Total Revenue...............    $             54,398      $             41,690
Net loss....................                (305,994)                 (146,147)
Net loss per share--basic
 and diluted................                  (13.98)                    (4.53)
Supplemental Information:
Net income (loss), excluding
 goodwill amortization......    $             (4,912)     $              4,394

                                                               December 31, 1999
                                                               -----------------
                                                                (in thousands)
Pro forma Condensed Combined Balance Sheet Data:
Cash and cash equivalents.....................................    $  185,495
Short-term investments........................................       125,616
Working capital...............................................       272,540
Total assets..................................................     1,836,612
Long term obligations, net of current portion.................           861
Stockholders' equity..........................................     1,783,999

                           Comparative Per Share Data

   The following table reflects (a) the historical net income (loss) and book value per share of NetIQ common stock and the historical net income (loss) and book value per share of MCS common stock in comparison with the unaudited pro forma net loss and book value per share after giving effect to NetIQ's proposed merger with MCS and after giving effect to acquisition of Ganymede by MCS, and
(b) the equivalent historical net loss and book value per share attributable to
0.9413 share of NetIQ common stock which will be received for each share of MCS.

   The historical book value per share is computed by dividing common stockholders' equity as of June 30, 1999 and December 31, 1999, respectively, by the actual common shares outstanding. The pro forma per share loss from continuing operations is computed by dividing the pro forma loss from continuing operations by the pro forma weighted average number of shares outstanding, assuming NetIQ has merged with MCS at the beginning of the earliest period presented. The pro forma combined book value per share is computed by dividing total pro forma stockholders' equity by the pro forma number of common shares outstanding at December 31, 1999, assuming the merger had occurred on that date. The MCS equivalent pro forma combined per share amounts are calculated by multiplying the NetIQ pro forma combined per share amounts by the common stock exchange ratio of 0.9413.

   The following information should be read in conjunction with the separate historical financial statements and related notes of NetIQ, MCS and Ganymede, the unaudited interim condensed consolidated financial statements of NetIQ, the unaudited pro forma condensed combined financial information and related notes of NetIQ and the selected historical and selected unaudited pro forma financial data included elsewhere in this proxy statement/prospectus. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger had been consummated as of the beginning of the earliest period presented, nor is it necessarily indicative of the future operating results or financial position of the combined companies.

                                                 Year Ended   Six Months Ended
                                                June 30, 1999 December 31, 1999
                                                ------------- -----------------
HISTORICAL NETIQ:
Basic net income (loss) per share.............     $ (0.47)        $ 0.14
Diluted net income (loss) per share...........     $ (0.47)        $ 0.11
Book value per share at the end of the
 period.......................................     $ (1.25)        $ 7.53

HISTORICAL MCS:
Basic net income (loss) per share applicable
 to common stockholders.......................     $ (0.25)        $ 0.20
Diluted net income (loss) per share applicable
 to common stockholders.......................     $ (0.25)        $ 0.15
Book value (deficit) per share at the end of
 the period...................................     $ (2.18)        $10.46

NETIQ AND MCS PRO FORMA COMBINED:
Pro forma net loss per NetIQ share--basic and
 diluted......................................     $(13.98)        $(4.53)
Pro forma net loss per equivalent MCS share--
 basic and diluted............................     $(13.16)        $(4.26)
Pro forma book value per NetIQ share at
 December 31, 1999............................                     $50.23
Pro forma book value per equivalent MCS share
 at December 31, 1999.........................                     $47.29

                                  RISK FACTORS

   The merger involves a high degree of risk. By voting in favor of the merger, current MCS stockholders will be choosing to invest in NetIQ common stock, and current NetIQ stockholders will face dilution of their ownership interest in NetIQ. An investment in NetIQ common stock involves a high degree of risk. In addition to the other information contained in this proxy statement/prospectus, you should carefully consider the following risk factors in deciding whether to vote for the merger.

General risks relating to the proposed merger

MCS and NetIQ may not achieve the benefits they expect from the merger which may have a material adverse effect on Newco's business, financial condition and operating results and/or could result in loss of key personnel.

   Newco will need to overcome significant issues in order to realize any benefits or synergies from the merger, including the timely, efficient and successful execution of a number of post-merger events. Key events include:

  . integrating the operations of the two companies

  . retaining and assimilating the key personnel of each company

  . offering the existing products of each company to the other company's customers

  . retaining existing customers and strategic partners of each company

  . developing new products that utilize the assets and resources of both companies

  . creating uniform standards, controls, procedures, policies and information systems.

   The successful execution of these post-merger events will involve considerable risk and may not be successful. These risks include:

  . the potential disruption of Newco's ongoing business and distraction of its management

  . the difficulty of incorporating acquired technology and rights into Newco's products and services

  . unanticipated expenses related to technology integration

  . the impairment of relationships with employees and customers as a result of any integration of new management personnel

  . potential unknown liabilities associated with the merger

Newco may not succeed in addressing these risks or any other problems encountered in connection with the merger.

MCS stockholders will receive a fixed number of shares of NetIQ common stock despite changes in market value of MCS common stock or NetIQ common stock.

   Upon the merger's completion, each share of MCS common stock will be exchanged for 0.9413 share of NetIQ common stock. There will be no adjustment for changes in the market price of either MCS common stock or NetIQ common stock. In addition, neither MCS nor NetIQ may terminate the merger agreement or "walk away" from the merger solely because of changes in the market price of NetIQ common stock. Accordingly, the specific dollar value of NetIQ common stock that MCS stockholders will receive upon the merger's completion will depend on the market value of NetIQ common stock when the merger is completed and may decrease from the date you submit your proxy. The share price of NetIQ common stock is by nature subject to the general price fluctuations in the market for publicly-traded equity securities and has experienced significant volatility. We urge you to obtain recent market quotations for NetIQ common stock and MCS common stock. NetIQ cannot predict or give any assurances as to the market price of NetIQ common stock at any time before or after the completion of the merger.

The merger could adversely affect combined financial results.

   MCS and NetIQ expect to incur direct transaction costs of approximately $19 million in connection with the merger, plus approximately $4 million in connection with the acquisition of Ganymede. If the benefits of the merger do not exceed the costs associated with the merger, including any dilution to the stockholders of both companies resulting from the issuance of shares in connection with the merger, Newco's financial results, including earnings per share, could be adversely affected. The acquisition will be accounted for using the purchase method of accounting. The purchase price will be allocated to assets and liabilities of MCS and Ganymede and such assets and liabilities will be recorded at their respective fair values upon completion of the merger. A portion of the purchase price may be identified as in-process research and development. This amount, if any, will be charged to Newco's operations in the quarter the merger is completed and the acquisition accounting and valuation amounts are finalized. The remaining purchase price will be reflected as goodwill and other intangible assets, which will be amortized to expense over several years. The results of operations and cashflows of MCS and Ganymede will be included in Newco's financial statements prospectively as of the consummation of the merger.

The market price of Newco common stock may decline as a result of the merger.

   The market price of Newco common stock may decline as a result of the merger for a number of reasons including if:

  . the integration of MCS and NetIQ is unsuccessful;

  . Newco does not achieve the perceived benefits of the merger as rapidly or to the extent anticipated by financial or industry analysts; or

  . the effect of the merger on Newco's financial results is not consistent with the expectations of financial or industry analysts.

MCS's and NetIQ's officers and directors have conflicts of interest that may influence them to support or approve the merger.

   The directors and officers of MCS and NetIQ participate in arrangements and have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or in addition to, yours including the following:

  . NetIQ has agreed to cause the surviving corporation in the merger to indemnify each present and former MCS officer and director against liabilities arising out of such person's services as an officer or director. NetIQ will cause the surviving corporation to maintain officers' and directors' liability insurance to cover any such liabilities for the next six years.

  . MCS and NetIQ have agreed that MCS shall be entitled to designate four individuals currently on MCS's board to Newco's board of directors, and NetIQ shall be entitled to designate four of the six current NetIQ directors to continue on the board of directors of Newco following the merger.

  . MCS and NetIQ have agreed that Michael S. Bennett, Stephen E. Odom, and
    Thomas P. Bernhardt, MCS's current President and Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, and Chief Technology Officer, respectively, shall serve as Newco's Executive Chairman, Chief Operating Officer, and Chief Technical Officer, respectively, following the merger. MCS and NetIQ have also agreed that Ching-Fa Hwang and James
    A. Barth, NetIQ's current President and Chief Executive Officer, and Chief Financial Officer, respectively, shall serve in their respective capacities for Newco following the merger.

  . Michael S. Bennett, MCS's President and Chief Executive Officer, and
    Stephen E. Odom, MCS's Chief Operating Officer and Chief Financial Officer, entered into agreements with MCS at the time of their employment under which they are entitled to acceleration of 100% of their then unvested options if, after the first anniversary of their employment and prior to the fourth such anniversary, MCS is acquired by another company and they are (1) terminated, (2) assigned a position of lesser responsibility or compensation in the resulting organization, or, in the case of Mr. Bennett, (3) required to relocate. Both are also entitled to severance payments in the event that they are terminated other than for cause.

  . NetIQ's officers Ching-Fa Hwang, James A. Barth, Glenn S. Winokur, Thomas
    R. Kemp and Her-Daw Che have entered into change of control agreements that provide for (1) six months of severance pay, continued coverage under health, life and other insurance arrangements, and (2) full acceleration of options granted to the executive in the event that the executive is involuntarily terminated or assigned a position of lesser responsibility or compensation following a change of control.

   For the above reasons, the directors and officers of MCS and NetIQ could be more likely to vote to approve the merger agreement than if they did not hold these interests. MCS stockholders should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

Failure to complete the merger could negatively impact MCS's and/or NetIQ's stock price, future business and operations.

   If the merger is not completed for any reason, MCS and NetIQ may be subject to a number of material risks, including the following:

  . MCS may be required under certain circumstances to pay NetIQ, and NetIQ may be required under certain circumstances to pay MCS, a termination fee of $53 million

  . MCS may, under certain circumstances, be entitled to exercise an option to acquire 19.9% of NetIQ's common stock and NetIQ may, under certain circumstances, be entitled to exercise an option to acquire 19.9% of MCS's common stock, in which case NetIQ or MCS, respectively, could be precluded from participating in a pooling-of-interest business combination

  . the price of MCS and/or NetIQ common stock may decline to the extent that the relevant current market price reflects a market assumption that the merger will be completed

  . costs related to the merger, such as legal, accounting and financial printing fees, must be paid even if the merger is not completed

   In addition, MCS's and/or NetIQ's customers and strategic partners, in response to the announcement of the merger, may delay or defer decisions, which could have a material adverse effect on business of the relevant company, regardless of whether the merger is ultimately completed. Similarly, current and prospective MCS and/or NetIQ employees may experience uncertainty about their future roles with Newco. This may adversely affect MCS's and/or NetIQ's ability to attract and retain key management, sales, marketing and technical personnel. Further, if the merger is terminated and either company's board of directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner on terms as attractive as those provided for in this merger agreement. In addition, while the merger agreement is in effect and subject to very narrowly defined exceptions, each party is prohibited from soliciting, initiating or encouraging or entering into certain extraordinary transactions, such as a merger, sale of assets or other business combination, with any third party.

Risks relating to the combined companies

Newco may not be able to sustain the revenue growth rates previously experienced by MCS and NetIQ individually.

   Although MCS's and NetIQ's revenues have grown rapidly in recent years, it is not anticipated that Newco will experience this rate of revenue growth because of the difficulty of maintaining high percentage increases as the base of revenue increases. In addition, growing competition, the incremental manner in which customers convert their networks to Windows NT and Windows 2000 ("Windows NT/2000") and both companies' relatively small sales organizations could also affect Newco's revenue growth. If Newco's revenue does not increase at or above the rate analysts expect, the trading price for its common stock may decline.

   Additionally, Newco's efforts to expand its software product suites, sales and marketing activities, direct and indirect distribution channels and maintenance and support functions and to pursue strategic relationships or acquisitions may not succeed or may prove more expensive than either company currently anticipates. As a result, MCS and NetIQ cannot predict Newco's future operating results with any degree of certainty and Newco's quarterly operating results may vary significantly from quarter to quarter. MCS and NetIQ also believe that Newco's future growth rates will depend on its ability to expand its penetration of their existing markets, which will require significant expenses that Newco may not have sufficient resources to undertake.

MCS and NetIQ each have a history of losses and Newco may experience losses in the future.

   Since the inception of MCS and NetIQ, they each have incurred significant net losses. MCS has achieved only marginal profitability in the fiscal year ended June 30, 1999 and the two most recent quarters ended December 31, 1999. NetIQ has achieved only marginal profitability in the two most recent quarters ended December 31, 1999. It is expected that Newco will continue to incur significant sales and marketing, product development and administrative expenses, as well as significant amortization of goodwill created in the merger. As a result, Newco will need to generate significant revenue to maintain profitability before amortization of goodwill, and it is unlikely to generate profits after inclusion of the goodwill amortization until the goodwill is fully amortized. Newco cannot be certain that it will achieve, sustain or increase profitability in the future, with or without goodwill amortization. Any failure to significantly increase its revenue as Newco implements its product and distribution strategies would materially adversely affect Newco's business, operating results and financial condition.

Unanticipated fluctuations in Newco's quarterly operating results due to such factors as change in the demand for NetIQ's AppManager and MCS's OnePoint products and changes in the market for Windows NT/2000 and related products could affect Newco's stock price.

   MCS and NetIQ believe that quarter-to-quarter comparisons of each of its financial results are not necessarily meaningful indicators of the future operating results of Newco and should not be relied on as an indication of its future performance. If Newco's quarterly operating results fail to meet the expectations of analysts, the trading price of Newco's common stock could be negatively affected. Each of MCS's and NetIQ's quarterly operating results have varied substantially in the past and those of Newco may vary substantially in the future depending upon a number of factors described below and elsewhere in this proxy statement/prospectus, including many that are beyond Newco's control. These factors include:

  . Changes in demand for AppManager and OnePoint products or for applications management software solutions generally, including any changes in demand for Windows NT/2000-based systems and applications

  . Increased competition in general and any changes in Newco's pricing policies, relative to the historical policies of MCS and NetIQ individually, that may result from increased competitive pressures

  . Varying budgeting cycles of Newco's customers and potential customers

  . Varying size, timing and contractual terms of enterprise-wide orders for Newco's products

  . Newco's ability to develop and introduce on a timely basis new or enhanced versions of its products

  . Potential downturns in Newco's customers' businesses in the domestic or international economies

  . Changes in the mix of revenue attributable to domestic and international sales

  . Software defects and other product quality problems

  . Changes in the mix of revenue attributable to higher-margin software license revenue as opposed to substantially lower-margin service revenue

  . The rate of expansion of Newco's sales and support organizations and

  . Changes in the historically strong relationships of MCS and NetIQ with Microsoft

MCS and NetIQ cannot be certain that Newco's business strategy will be successful or that it will successfully manage these risks. If Newco fails to address adequately any of these risks or difficulties, its business would likely suffer.

New competitors could emerge and this could impair Newco's ability to grow its business and sell its products.

   MCS and NetIQ believe the principal factors that will draw end-users to a systems management software product include: a depth of product functionality; the ability to work natively with Windows NT/2000; scalability; product quality and performance, conformance to industry standards, competitive price and customer support. To be competitive, Newco must respond promptly and effectively to the challenges of technological change, evolving standards and its competitors' innovations by continuing to enhance its products and sales channels.

   Newco may face competition in the future from established companies who have not previously entered the market for applications management software for optimizing the performance, availability and security of Windows NT/2000-based systems and applications as well as from emerging companies. Barriers to entry in the software market are relatively low. Established companies may not only develop their own Windows NT/2000-based applications management solutions, but they may also acquire or establish cooperative relationships with Newco's expected competitors. It is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. If those future competitors are successful, Newco is likely to lose market share and its revenue would likely decline.

   Newco may also face competition from Microsoft in the future. Microsoft may enter the market for managing the performance, availability and security of Windows NT/2000-based systems and applications in the future. This could materially adversely affect Newco's competitive position and hurt its ability to sell its products. As part of its competitive strategy, Microsoft could bundle applications management software with its Windows NT/2000 operating system software, which could discourage potential customers from purchasing Newco's products. MCS and NetIQ also believe that Microsoft, or systems management software vendors, each of which is also currently competing with them, could enhance their products to include the functionality that Newco will provide in its products. If these vendors include such functionality as standard features of their products, Newco's software solutions could become obsolete. Even if the standard features of future Microsoft operating system software were more limited than those of Newco's products, a significant number of customers or potential customers might elect to accept more limited functionality in lieu of purchasing additional software. Moreover, competitive pressures resulting from this type of bundling could lead to price reductions for Newco's products, which would reduce its profit margins.

   Potential third party competition could also create bundling or compatibility issues and adversely affect Newco's ability to sell its products. In addition to Microsoft, other potential competitors may bundle their products or incorporate applications management software for optimizing the performance, availability and security of Windows NT/2000-based systems and applications into existing products, including for promotional purposes. In addition, Newco's ability to sell its products will depend, in part, on the compatibility of its products with other third party products, such as messaging, Internet and database applications. Some of these third party software developers may change their products so that they will no longer be compatible with Newco's products. If Newco's competitors bundled their products in this manner or made their products incompatible with those of Newco, this could materially adversely affect its ability to sell its products and could lead to price reductions for Newco's products which could reduce its profit margins.

New product introductions and pricing strategies by Newco's competitors could adversely affect its ability to sell its products or could result in pressure to price its products in a manner that reduces Newco's margins.

   Newco may not be able to compete successfully against its competitors and this could impair its ability to sell its products. The market for applications management software to help optimize the performance, availability and security of Windows NT/2000-based systems and applications is new, rapidly evolving and highly competitive, and Newco expects competition in this market to persist and intensify. New products for this market are frequently introduced and existing products are continually enhanced. Competition may also result in changes in pricing policies by Newco or its competitors that could hurt Newco's ability to sell its products and could adversely affect its profits. Many of Newco's current competitors have greater financial, technical, marketing, professional services and other resources than Newco. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of their products than Newco can. Many of these companies have an extensive customer base and broad customer relationships, including relationships with many of MCS's and NetIQ's current and Newco's potential customers. If Newco is unable to respond as quickly or effectively to changes in customer requirements as its competition, its ability to grow its business and sell its products will be negatively affected.

Newco will need to expand its field sales and inside sales organizations and increase its channel partners to grow its business and increase sales of its products.

   Because each of MCS and NetIQ rely heavily on its field sales and inside sales organizations, any failure to expand those organizations could limit its ability to sell Newco's products and expand its market share. Newco's products and maintenance services will require a sophisticated sales effort targeted at people within its prospective customers' information technology departments. It is expected that Newco will significantly expand its field sales efforts in the U.S. and internationally. Despite these efforts, Newco may experience difficulty in recruiting and retaining qualified field and inside sales personnel. To date, MCS has not significantly utilized systems integrators or consulting service providers in its selling efforts for its software products. It is expected that Newco will explore relationships with systems integrators and explore cross-selling products into NetIQ's consulting service provider partner network, but MCS and NetIQ have little or no experience negotiating agreements with systems integrators and no test marketing of MCS's products has been done to date with NetIQ's consulting service provider partners. Newco's business and sales may suffer if it fails to enter into agreements with systems integrators or fails to achieve significant sales through NetIQ's consulting service provider partners or if Newco fails to successfully and profitably negotiate and perform its obligations under new and existing agreements. In addition, Newco's revenue could decline if selling its products through systems integrators or consulting service providers results in lower margins per license and those sales replace a substantial portion of its direct sales.

The success of Newco will depend on the expansion of its distribution channels.

   Newco's ability to sell its products in new markets and to increase its share of existing markets will be impaired if it fails to significantly expand its distribution channels. Newco's sales strategy requires establishing multiple indirect marketing channels in the United States and internationally through value added resellers, systems integrators, distributors and original equipment manufacturers, and that Newco increase the number of customers licensing Newco's products through these channels. Moreover, Newco's channel partners must market its products effectively and be qualified to provide timely and cost-effective customer support and service. If they are unable to do so, this could harm Newco's ability to increase revenue.

   Currently, NetIQ's North American resellers order NetIQ's products through Tech Data Corporation, which is currently NetIQ's sole North American distributor. Newco intends to add additional U.S. and international distributors, but it may not be able to do so and may not be able to maintain NetIQ's existing relationship with Tech Data. Sales of NetIQ's AppManager products through Tech Data accounted for approximately $1,163,000, or 6%, of software license revenue for fiscal 1999 and $1,408,000, or 10% of software license revenue for six months ended December 31, 1999, respectively. NetIQ's agreement with Tech Data is for successive one-year terms that expire each June, but is subject to automatic one-year renewals unless either party provides a termination notice prior to the renewal date. Either party to the distribution agreement may terminate the contract upon 30 days written notice to the other party. NetIQ's current agreement with Tech Data does not prevent Tech Data from selling products of other companies, including those of NetIQ's competitors, and does not require that Tech Data purchase minimum quantities of NetIQ's products. Tech Data and any of Newco's future distributors could give higher priority to the products of other companies than they would give to Newco's products. As a result, any significant reduction in sales volume through any of Newco's future distribution partners could lower its revenue. In addition, sales through these channels generally have lower costs than direct sales and any significant decrease in sales through these channels could also lower Newco's gross margins. Furthermore, Newco's relationships with its distribution partners may not generate enough revenue to offset the significant resources used to develop these channels.

If the markets for Windows NT/2000 and applications management software for these systems and applications do not continue to develop as Newco anticipates, Newco's ability to grow its business and sell its products will be adversely affected.

   Windows NT/2000. AppManager and OnePoint are designed to support Windows NT/2000-based systems and applications and it is anticipated that Newco's products will be dependent on the Windows market for the foreseeable future. If the market for Windows 2000 does not develop or develops more slowly than MCS and NetIQ currently anticipate, this would materially adversely affect Newco's ability to grow its business, sell its products, and maintain profitability. Windows 2000 may not gain market acceptance. In addition, users of previous versions of Windows NT may decide to migrate to an operating system other than Windows 2000 due to improved functionality of some other vendor's operating system. Windows 2000 may address more of the needs of its customers for systems administration and operations management, in which case Newco's customers would not need to purchase its products to perform those functions. Although the market for Windows NT/2000-based systems has grown rapidly in recent periods, this growth may not continue at the same rate, or at all.

   If there is broader acceptance of other existing or new operating systems that provide enhanced capabilities or offer similar functionality to Windows NT/2000 at a lower cost, Newco's business would likely suffer.

   Applications Management Software for Windows NT/2000. The market for applications management software for optimizing the performance and availability of Windows NT/2000-based systems and applications may not develop or may grow more slowly than MCS and NetIQ anticipate, and this could materially adversely affect Newco's ability to grow its business, sell its products, and achieve and maintain profitability. The rate of acceptance of Newco's products is dependent upon the increasing complexity of businesses' Windows NT/2000 environments as these businesses deploy additional servers and applications using this operating system. Many companies have been addressing their applications management needs for Windows NT/2000-based systems and applications internally and only recently have become aware of the benefits of third-party solutions as their needs have become more complex. Newco's future financial performance will depend in large part on the continued growth in the number of businesses adopting third party applications management software products and their deployment of these products on an enterprise-wide basis.

The lengthy sales cycle for Newco's products makes its revenues susceptible to fluctuations.

   The delay or failure to complete sales, especially large, enterprise-wide sales, in a particular quarter or calendar year could reduce Newco's quarterly and annual revenue. MCS and NetIQ have traditionally focused sales of their products to workgroups and divisions of a customer, resulting in a sales cycle ranging between 90 and 180 days. The sales cycle associated with the purchase of Newco's products is subject to a number of significant risks over which Newco has little or no control, including:

  . customers' budgetary constraints and internal acceptance procedures

  . concerns about the introduction or announcement of Newco's or its competitors' new products, including product announcements by Microsoft relating to Windows NT/2000

  . customer requests for product enhancements

   It is expected that Newco will offer a broader range of products that may require increased selling effort for the customer's entire enterprise than has historically been true of either MCS or NetIQ. The sales cycle for these enterprise-wide sales typically can be significantly longer than the sales cycle for smaller-sized departmental sales. Enterprise-wide sales of Newco's products require an extensive sales effort throughout a customer's organization because decisions to license and deploy this type of software generally involve the evaluation of the software by many people, in various functional and geographic areas, each of which may have specific and conflicting requirements. This evaluation process often requires significant efforts to educate information technology decision-makers about the benefits of Newco's products for the Windows NT/2000 environment. In addition, enterprise-wide deployments could also erode per-user license fees even though average sales prices might increase.

MCS and NetIQ have each experienced significant growth in their respective businesses in recent periods and Newco's ability to manage this growth and any future growth will affect its ability to maintain profitability.

   Newco's ability to maintain profitability will depend in part on its ability to implement and expand operational, customer support and financial control systems and to train and manage its employees. Newco may not be able to augment or improve existing systems and controls or implement new systems and controls in response to future growth, if any. In addition, Newco will need to expand its facilities to accommodate the growth in its personnel. Any failure to manage growth could divert management attention from executing its business plan and hurt its ability to successfully expand its business. MCS's and NetIQ's historical growth has placed, and any further growth is likely to continue to place, a significant strain on Newco's resources. NetIQ has grown from 14 employees at June 30, 1996 to 161 employees at December 31, 1999. At June 30, 1997 MCS had a total of 50 employees and at December 31, 1999 MCS had a total of 206 employees. Newco's productivity and the quality of its products may be adversely affected if it does not retain, integrate and train its new employees quickly and effectively. Newco also cannot be sure that its revenues will grow at a sufficient rate to absorb the costs associated with a larger overall headcount, as well as recruiting-related expenses. It is expected that Newco will implement new financial and accounting systems and to be successful, it will need to expand its other infrastructure programs, including implementing additional management information systems, improving its operating and administrative systems and controls, training new employees and maintaining close coordination among its executive, engineering, accounting, finance, marketing, sales, operations and customer support organizations. In addition, future growth of Newco will result in increased responsibilities for management personnel. Managing this growth will require substantial resources that Newco may not have.

Newco will need to recruit and retain additional qualified personnel to successfully manage its business.

   Newco's future success will likely depend in large part on its ability to attract and retain experienced sales, research and development, marketing, technical support and management personnel. New employees generally require substantial training in the use of Newco's products, which in turn requires significant resources and management attention. If Newco does not attract and retain such personnel, this could materially adversely affect its ability to grow its business.

   Moreover, the complexity of distributed, computing systems requires highly trained customer service and technical support personnel to assist customers with installation and deployment of our products. MCS and NetIQ each currently have a small customer service and support organization and will need to increase the staff to support new customers and the expanding needs of their existing customers. The labor market for these personnel is very competitive due to the limited number of people available with the necessary technical skills and understanding of the Windows NT/2000 operating environments. MCS and NetIQ have each experienced difficulty in recruiting qualified personnel, especially technical and sales personnel. There is a risk that even if Newco invests significant resources in attempting to attract, train and retain these qualified personnel, it will not be successful in its efforts.

   To achieve its business objectives, Newco may recruit and employ skilled technical professionals from other countries to work in the United States. Limitations imposed by federal immigration laws and the availability of visas could materially adversely affect Newco's ability to attract necessary qualified personnel. This may have a negative effect on Newco's business and future operating results.

Newco's executive officers and other key personnel are critical to its business and they may not remain with Newco in the future which could hurt Newco's ability to grow its business.

   Newco's success will depend to a significant extent on the continued services of its executive officers and other key employees, including key sales, consulting, technical and marketing personnel. If Newco loses the services of one or more of its executives or key employees, including if one or more of its executives or key employees decided to join a competitor or otherwise compete directly or indirectly with Newco, this could harm Newco's business and could affect its ability to successfully implement its business objectives.

Newco will depend on its marketing, product development and sales relationship with Microsoft, and if this relationship suffers, Newco's customers would likely purchase other vendors' systems management software products.

   MCS and NetIQ believe that Newco's success in penetrating its target markets depends in part on its ability to maintain strong strategic marketing, product development and sales relationships with Microsoft. The relationship with Microsoft will be important in order to validate Newco's technology, facilitate broad market acceptance of its products and enhance its sales, marketing and distribution capabilities.

   MCS and NetIQ currently rely heavily on their relationship with Microsoft and attempt to coordinate their product offerings with the future releases of Microsoft's operating systems. It is possible that Microsoft may not notify Newco of feature enhancements to its products prior to new releases of its operating systems in the future. In that case, Newco may not be able to introduce products on a timely basis that capitalize on new operating system releases and feature enhancements.

If Newco is unable to successfully expand on MCS's and NetIQ's international operations, this could adversely affect Newco's ability to grow its business.

   International sales outside of North America accounted for approximately 23% of MCS's license revenue and 24% of NetIQ's license revenue for the three months ended December 31, 1999. NetIQ and MCS expect Newco to expand the scope of their international operations. If Newco is unable to expand its international operations successfully and in a timely manner, this could materially adversely affect its ability to increase revenue. Newco's continued growth and profitability will require continued expansion of its international operations, particularly in Europe and the Asia-Pacific region. MCS and NetIQ have only limited experience in developing, marketing, selling and supporting its products internationally and may not succeed in expanding Newco's international operations. The following factors may adversely affect Newco's ability to achieve and maintain profitability and Newco's ability to sell its products internationally:

  . Longer payment cycles and difficulty in collecting accounts receivable

  . Seasonal reductions in business activity during the summer months in Europe and other parts of the world

  . Increases in tariffs, duties, price controls or other restrictions on foreign currencies or trade barriers imposed by foreign countries

  . Difficulties in localizing Newco's products for foreign markets

  . Fluctuations in currency exchange rates

  . Recessionary environments in some foreign economies

  . Potentially adverse tax consequences

  . Burden of complying with complex and changing regulations

  . Difficulties in staffing and managing international operations

  . Limited or unfavorable intellectual property protection

If Newco does not respond adequately to the industry's evolving technology standards or does not continue to meet the sophisticated needs of its customers, sales of Newco's products may decline.

   The systems management software market is characterized by rapid technological change, frequent new product introductions and enhancements, uncertain product life cycles, changes in customer demands and evolving industry standards. Newco's products could be rendered obsolete if other products based on new technologies are introduced or new industry standards emerge.

   Newco's future success will depend on its ability to address the increasingly sophisticated needs of its customers by supporting existing and emerging technologies, including technologies related to the development of the Windows NT/2000 operating system generally. If Newco does not enhance its products to meet these evolving needs, this could materially adversely affect its ability to remain competitive and sell its products. Newco will have to develop and introduce new products and enhancements to MCS's and NetIQ's existing products on a timely basis to keep pace with technological developments, evolving industry standards, changing customer requirements and competitive products that may render existing products and services obsolete. In addition, because Newco's products are currently dependent upon Windows NT/2000, Newco will need to continue to respond to technology advances in these operating systems. If Newco's introduction of new systems management software products for Windows NT/2000-based systems and applications is not successful, Newco's revenues could decline. Product advances could rapidly erode Newco's position in its existing markets. Consequently, the life cycles of Newco's products are difficult to estimate. Newco expects that its product development efforts will continue to require substantial investments that Newco may not have the resources to make.

   In addition, if Newco is unable, for technological or other reasons, to develop and introduce new and improved products in a timely manner, this could affect its ability to introduce new products, maintain its competitive position and grow its business and maintain profitability. MCS and NetIQ have experienced product development delays in new versions and update releases in the past and may experience similar or more significant product delays in the future. To date, none of these delays has materially affected its business. However, future delays may have a material adverse effect on Newco's business. Difficulties in product development could delay or prevent the successful introduction or marketing of new or improved products or the delivery of new versions of Newco's products to its customers.

Newco's revenue may suffer if customers demand extensive consulting or other support services with its software products because Newco does not have a consulting staff as its products are designed to require little external support or consulting to be installed and used successfully.

   Newco's products are designed to require little or no support to be implemented quickly and effectively by its customers. Many competitors offer extensive consulting services in addition to software products. If Newco introduced a product that required extensive consulting services for installation and use, or if its customers wanted to purchase from a single vendor a menu of items that includes extensive consulting services, Newco would be required to change its business model and would be required to hire and train consultants, outsource the consulting services or enter into a joint venture with another company that could provide those services. If these events were to occur, its revenue may suffer because customers would choose another vendor or Newco would incur the added expense of hiring and retaining consulting personnel.

Newco's future revenue could decline substantially if its existing customers do not continue to purchase additional licenses.

   In the fiscal year ended June 30, 1999 and the three months ended December 31, 1999, additional sales to existing customers represented approximately 50% and 78%, respectively, of MCS's license revenue and 41% and 59%, respectively, of NetIQ's revenue. If MCS's and NetIQ's current customers do not purchase additional products, this would reduce Newco's revenue substantially. In order to increase software license revenue, Newco's sales efforts are expected to target MCS's and NetIQ's existing customer base to expand these customers' use of Newco's products. Newco will also depend on MCS's and NetIQ's installed customer base for future revenue from maintenance renewal fees. The terms of MCS's and NetIQ's standard license arrangements provide for a one-time license fee and a prepayment of one year of software maintenance. These maintenance agreements are renewable annually at the option of Newco's customers but there are no minimum payment obligations or obligations to license additional software.

Because NetIQ licenses technology from Summit Software that helps AppManager run NetIQ's applications management modules, any failure to maintain satisfactory licensing arrangements with Summit Software could result in increased costs.

   NetIQ licenses technology from Summit Software on a non-exclusive, worldwide basis that helps AppManager run NetIQ's applications management modules. NetIQ's AppManager product modules for Windows NT, Windows 2000, Windows NT Workstation and Super Console incorporate the Summit Software technology. Although NetIQ's agreement allows it to continue to sell products using the Summit technology for a period of 24 months after the license terminates, Newco's ability to sell these products could be adversely affected if Newco is not able to replace this technology on commercially reasonable terms. NetIQ licenses this technology on a year-to-year basis which is automatically renewed each August unless otherwise terminated. NetIQ's license for this technology is terminable by Summit upon 60 days notice in the event NetIQ breaches its agreement with Summit, including a failure by NetIQ to pay royalty fees on a timely basis or any other material breach by NetIQ of the license agreement.

MCS has relied, and Newco expects to continue to rely on, sales of licenses for MCS's OnePoint Administrator products for a significant portion of its revenue, and a decline in sales of this product could cause Newco's revenue to fall.

   Historically, MCS has derived the substantial majority of its license revenue from the sale of its OnePoint Administrator products. During the fiscal years ended June 30, 1998 and 1999 and the three months ended December 31, 1999, sales of OnePoint Administrator products accounted for approximately 88%, 82% and 80% of MCS's license revenue, respectively. Newco expects that these products will continue to account for a large portion of its license revenue for the foreseeable future. Newco's future operating results depend on the continued market acceptance and future enhancements of its OnePoint Administrator products. Any factors adversely affecting the pricing of, demand for or market acceptance of Newco's OnePoint Administrator products, including competition or technological change, could cause its revenue to decline and its business to suffer.

Errors in Newco's products could result in significant costs to us and could impair Newco's ability to sell its products.

   Because Newco's software products are complex, they may contain errors, or "bugs," that can be detected at any point in a product's life cycle. These errors could materially adversely affect Newco's reputation, which could result in significant costs to it and could impair Newco's ability to sell its products in the future. The costs Newco may incur in correcting any product errors may be substantial and could decrease its profit margins. While Newco expects to continually test its products for errors and work with customers through its customer support services organization to identify and correct bugs, errors in Newco's products may be found in the future. Testing for errors is complicated in part because it is difficult to simulate the highly complex computing environments in which Newco's customers use these products as well as because of the increased functionality of Newco's product offerings. Detection of any significant errors may result in, among other things, loss of, or delay in, market acceptance and sales of Newco's products, diversion of development resources, injury to Newco's reputation, or increased service and warranty costs. Moreover, because Newco's products support Windows NT/2000-based systems and applications, any software errors or bugs in the Windows NT/2000 operating server software or the systems and applications that Newco's products operate with may result in errors in the performance of Newco's software.

Newco may be subject to product liability claims that could result in significant costs.

   Newco may be subject to claims for damages related to product errors in the future. A material product liability claim could materially adversely affect Newco's business because of the costs of defending against these types of lawsuits, diversion of key employees' time and attention from the business and potential damage to Newco's reputation. MCS's and NetIQ's license agreements with their customers typically contain provisions designed to limit exposure to potential product liability claims. Some of MCS's and NetIQ's licensing agreements state that if their products fail to perform, the company will correct or issue replacement software. MCS's and NetIQ's standard license also states that MCS and NetIQ will not be liable for indirect or consequential damages caused by the failure of their products. Limitation of liability provisions like these, however, may not be effective under the laws of some jurisdictions if local laws treat those types of warranty exclusions as unenforceable. Although neither MCS nor NetIQ has experienced any product liability claims to date, the sale and support of Newco's products involves the risk of such claims.

Newco may acquire technologies or companies in the future which could cause disruption of its business or other risks.

   Newco may acquire technologies or companies or make investments in complementary companies, products or technologies. Such acquisitions entail many risks, any of which could materially harm Newco's business. These risks include

  . difficulty in assimilating the acquired company's personnel and operations

  . diversion of management's attention

  . loss of Newco's or the acquired business's key personnel

  . dilution to Newco's stockholders as a result of issuing equity securities

  . assumption of liabilities of the acquired company and

  . increased expenses as a result of the transaction

Newco will face risks associated with the acquisition of Ganymede.

   MCS has recently acquired approximately 90% of Ganymede. Newco could have difficulty in assimilating Ganymede's personnel and operations. In addition, the key personnel of this acquired company may decide not to work for us.

If Newco fails to protect its intellectual property rights, competitors may be able to use its technology or trademarks and this could weaken Newco's competitive position, reduce its revenue and increase costs.

   Newco's success is heavily dependent upon proprietary technology. Newco expects to rely primarily on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights and prevent competitors from using its technology in their products. These laws and procedures provide only limited protection. MCS and NetIQ each have a small patent portfolio. These patents may not provide sufficiently broad protection or they may not prove to be enforceable in actions against alleged infringers. Newco's ability to sell its products and prevent competitors from misappropriating its proprietary technologies, trademarks and trade names is dependent upon protecting Newco's intellectual property. Despite precautions that Newco takes, it may be possible for unauthorized third parties to copy aspects of its current or future products or to obtain and use information that Newco regards as proprietary. In particular, Newco may provide its licensees with access to proprietary information underlying its licensed applications. Additionally, Newco's competitors may independently develop similar or superior technology or design around the copyrights and trade secrets Newco owns. Policing unauthorized use of software is difficult and some foreign laws do not protect proprietary rights to the same extent as United States laws. Litigation may be necessary in the future to enforce Newco's intellectual property rights, to protect its trade secrets or to determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of resources and could materially adversely affect Newco's business, future operating results and financial condition.

   MCS and NetIQ license their software products primarily under "shrink wrap" licenses, which are licenses included as part of the product packaging. Shrink wrap licenses are not negotiated with or signed by individual customers and purport to take effect upon the opening of the product package. Despite efforts to protect proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use Newco's products or technology. Policing unauthorized use of its products is difficult, and Newco cannot be certain that the steps it has taken will prevent misappropriation of its technology, particularly in foreign countries where the laws may not protect its proprietary rights as fully as those in the United States. Newco's means of protecting its proprietary rights may be inadequate.

Third parties could assert that Newco's products infringe their intellectual property rights. Such claims could injure Newco's reputation and adversely affect its ability to sell its products.

   Third parties may claim that Newco's current or future products infringe their proprietary rights, and these claims, whether they have merit or not, could harm Newco's business by increasing its costs or reducing its revenue. NetIQ previously litigated a claim with Compuware alleging that NetIQ had infringed a third party's intellectual property rights, and although this claim has been settled and no other claims of this nature are currently pending for either MCS or NetIQ, any future claims could affect Newco's relationships with existing customers and may prevent future customers from licensing its products. The intensely competitive nature of Newco's industry and the important nature of technology to its competitors' businesses may contribute to the likelihood of being subject to third party claims of this nature. Any such claims, with or without merit, could be time consuming, result in potentially significant litigation costs, including costs related to any damages Newco may owe resulting from such litigation, cause product shipment delays or require Newco to enter into royalty or licensing agreements. Royalty or license agreements may not be available on acceptable terms or at all. Newco expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in the software industry grows and the functionality of products in different industry segments overlaps.

                               THE NETIQ MEETING

Date, time and place of NetIQ's special meeting

   The date, time and place of the special meeting of NetIQ stockholders are as follows:

                                       , 2000
                             10:00 a.m. local time
                             5410 Betsy Ross Drive
                         Santa Clara, California 95054

Purpose of the special meeting

   NetIQ is furnishing this proxy statement/prospectus to NetIQ stockholders in connection with the solicitation of proxies by NetIQ's board of directors. The NetIQ board of directors will use the proxies at the special meeting of stockholders and at any adjournment or postponement thereof.

   The special meeting is being held so that NetIQ stockholders may consider and vote upon the following proposals:

  . to approve the issuance of shares of NetIQ common stock in connection with the merger based on an exchange ratio of 0.9413 share of Newco common stock for each outstanding share of MCS common stock and as set forth in the merger agreement.

  . to approve an amendment to NetIQ's Certificate of Incorporation to change its corporate name to Newco Corporation.

  . to approve an amendment to NetIQ's 1995 Stock Plan to increase the number of shares reserved for issuance under the plan from 5,333,332 to 8,000,000 and to annually increase this reserve by the lowest of (i) 2,600,000 shares, (ii) 5% of the outstanding shares on the first day of NetIQ's fiscal year, and (iii) an amount determined by the board of directors.

  . to approve an amendment to NetIQ's 1999 Employee Stock Purchase Plan to increase the number of shares reserved for issuance under the plan from 500,000 to 1,000,000 and to annually increase this reserve by the lowest of (i) 800,000 shares, (ii) 2% of the outstanding shares on the first day of NetIQ's fiscal year, and (iii) an amount determined by the board of directors.

Record date and outstanding shares

   NetIQ's board of directors has fixed the close of business on [     ], 2000
as the record date for the special meeting. Only holders of record of NetIQ common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. As of the close of business on the record date,
there were [   ] shares of NetIQ common stock outstanding and entitled to vote,
held of record by approximately [   ] stockholders, although NetIQ has been
informed that there are in excess of [   ] beneficial owners.

Vote and quorum required

   Holders of NetIQ's common stock are entitled to one vote for each share held as of the record date. In order to conduct business at the special meeting, a quorum consisting of at least a majority of NetIQ's outstanding common stock must be present in person or represented by proxy. Approval of the proposals to issue NetIQ shares in the merger and to increase the share reserves under NetIQ's stock plans requires the affirmative vote of a majority of the common stock of NetIQ present in person or represented by proxy at the meeting. Approval of the amendment of NetIQ's certificate of incorporation to change the corporate name to Newco Corporation requires the affirmative vote of a majority of NetIQ's outstanding common stock.

   As of February 29, 2000, directors, executive officers and affiliates of NetIQ as a group beneficially owned 27% of the outstanding shares of NetIQ common stock. Certain major stockholders of NetIQ have entered into stockholder voting agreements with MCS that obligate them to vote a total of approximately 21.3% of NetIQ's common stock outstanding as of the record date, in favor of approval of the merger transaction.

Voting of proxies

   All properly executed proxies received before the vote at the special meeting, and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted FOR the proposal to approve the merger agreement and the merger, and the proxy holder may vote the proxy in its discretion as to any other matter which may properly come before the meeting.

   Any abstention will have the same effect as a vote AGAINST the approval of the merger agreement and the merger.

   In the event that a broker, bank, custodian, nominee or other record holder of NetIQ common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, which is called a broker non-vote, those shares will not be considered for purposes of determining the number of shares entitled to vote with respect to a particular proposal on which the broker has expressly not voted, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

   In addition to solicitation by mail, directors, officers and key employees of NetIQ may solicit proxies in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses.

Expenses of proxy solicitation

   NetIQ will pay the expenses of soliciting proxies to be voted at the meeting, except that MCS will share equally the expenses incurred in connection with filing and printing this proxy statement/prospectus. Following the original mailing of the proxies and other soliciting materials, NetIQ will request brokers, custodians, nominees and other record holders of NetIQ common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of NetIQ common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, NetIQ will reimburse such holders for their reasonable expenses.

Proxies

   The proxy accompanying this proxy statement/prospectus is solicited on behalf of the NetIQ board of directors for use at the meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to NetIQ. All properly signed proxies that NetIQ receives prior to the vote at the meeting and that are not revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, to approve the merger. You may revoke it at any time before it is exercised at the meeting by taking any of the following actions:

  . delivering a written notice to the secretary of NetIQ by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked

  . signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting

  . attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares

   NetIQ's board of directors does not know of any matter that is not referred to in this proxy statement/prospectus to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Recommendation of the board of directors

   The board of directors of NetIQ has unanimously determined that the terms of the merger agreement and the merger are in the best interests of NetIQ and the NetIQ stockholders. Accordingly, the NetIQ board of directors recommends that NetIQ stockholders vote FOR the proposal to approve the merger agreement and the merger.

    To assure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You may revoke your proxy at any time before it is voted.

                                THE MCS MEETING

Date, time and place of the MCS special meeting

   The date, time and place of the special meeting of MCS stockholders are as follows:

                                       , 2000
                             10:00 a.m. local time
                            13939 Northwest Freeway
                               Houston, TX 77040

Purpose of the special meeting

   MCS and NetIQ are furnishing this proxy statement/prospectus to MCS stockholders in connection with the solicitation of proxies by MCS's board of directors. The MCS board of directors will use the proxies at the special meeting of stockholders and at any adjournment or postponement thereof.

   The special meeting is being held so that MCS stockholders may consider and vote upon a proposal to approve a merger of MCS with NetIQ and to transact such other business as may properly come before the special meeting. The merger agreement is included as Annex A to the attached proxy statement/prospectus.

Record date and outstanding shares

   MCS's board of directors has fixed the close of business on [ ], 2000 as the record date for the special meeting. Only holders of record of MCS common stock at the close of business on the record date are entitled to notice of and to vote at the meeting. As of the close of business on the record date, there were [ ] shares of MCS common stock outstanding and entitled to vote, held of record by approximately [ ] stockholders, although MCS has been informed that
there are in excess of [   ] beneficial owners.

Vote and quorum required

   Holders of MCS's common stock are entitled to one vote for each share held as of the record date. Approval of each of the proposals to be voted upon by MCS stockholders requires the affirmative vote of a majority of the total outstanding common stock of MCS. Attendance at the meeting in person or by proxy of a majority of the outstanding common stock of MCS is required for a quorum.

   As of February 29, 2000, directors, executive officers and affiliates of MCS as a group beneficially owned approximately 16.6% of the outstanding shares of MCS common stock. Certain major stockholders of MCS have entered into stockholder voting agreements with NetIQ that obligate them to vote a total of approximately 13.4% of MCS's common stock outstanding as of February 29, 2000, in favor of approval of the merger and merger agreement.

Voting of proxies

   All properly executed proxies received before the vote at the special meeting, and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted FOR the proposal to approve the merger agreement and the merger, and the proxy holder may vote the proxy in its discretion as to any other matter which may properly come before the meeting.

   Any abstention will have the same effect as a vote AGAINST the approval of the merger agreement and the merger.

   In the event that a broker, bank, custodian, nominee or other record holder of MCS common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, which is called a broker non-vote, those shares will not be considered for purposes of determining the number of shares entitled to vote with respect to a particular proposal on which the broker has expressly not voted, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

   In addition to solicitation by mail, directors, officers and key employees of MCS may solicit proxies in person or by telephone, telegram or other means of communication. These persons will receive no additional compensation for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses.

Expenses of proxy solicitation

   MCS will pay the expenses of soliciting proxies to be voted at the meeting, except that NetIQ will share equally the expenses incurred in connection with filing and printing this proxy statement/prospectus. Following the original mailing of the proxies and other soliciting materials, MCS will request brokers, custodians, nominees and other record holders of MCS common stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of MCS common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, MCS will reimburse such holders for their reasonable expenses.

Proxies

   The proxy accompanying this proxy statement/prospectus is solicited on behalf of the MCS board of directors for use at the meeting. Please complete, date and sign the accompanying proxy and promptly return it in the enclosed envelope or otherwise mail it to MCS. All properly signed proxies that MCS receives prior to the vote at the meeting and that are not revoked will be voted at the meeting according to the instructions indicated on the proxies or, if no direction is indicated, to approve the merger. You may revoke it at any time before it is exercised at the meeting by taking any of the following actions:

  . delivering a written notice to the secretary of MCS by any means, including facsimile, bearing a date later than the date of the proxy, stating that the proxy is revoked

  . signing and delivering a proxy relating to the same shares and bearing a later date prior to the vote at the meeting

  . attending the meeting and voting in person, although attendance at the meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares

   MCS's board of directors does not know of any matter that is not referred to in this proxy statement/prospectus to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

   You should not send in any stock certificates with your proxies. A transmittal form with instructions for the surrender of stock certificates for shares of MCS will be mailed to you as soon as practicable after completion of the merger.

Appraisal Rights

   Appraisal rights are not available with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or Nasdaq or held of record by more than 2,000 stockholders if such stockholders are required to receive only shares of the surviving corporation, shares of any other corporation which are either listed on a national securities exchange or held of record by more than 2,000 holders, cash in lieu of fractional shares or a combination of the foregoing. Therefore, stockholders of MCS will not able to exercise any appraisal rights in connection with this merger.

Recommendation of the board of directors

   The board of directors of MCS has unanimously determined that the terms of the merger agreement and the merger are in the best interests of MCS and the MCS stockholders. Accordingly, the MCS board of directors recommends that MCS stockholders vote FOR the proposal to approve the merger agreement and the merger.

   To assure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You may revoke your proxy at any time before it is voted.

                                   THE MERGER

   This section of the proxy statement/prospectus describes the proposed merger. While we believe that the description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we referred to for a more complete understanding of the merger.

Background of the merger

   In late 1999, MCS management began considering opportunities to further develop its product lines through acquisitions of or investments in products, technologies and businesses. In connection with this activity, on December 7, 1999, MCS engaged Chase H&Q to act as its financial advisor for selected business development opportunities.

   On December 15, 1999, a representative of Chase H&Q telephoned Ching-Fa Hwang, President and Chief Executive Officer of NetIQ and expressed an interest in discussing potential business development opportunities between MCS and NetIQ, including a possible merger of the two companies. Mr. Hwang expressed interest in further discussions regarding potential business development activities with MCS.

   Michael Bennett, President and Chief Executive Officer of MCS, telephoned Mr. Hwang during the first week of January 2000 and the two CEOs decided to meet in Phoenix, Arizona the following week.

   On January 13, 2000, Mr. Bennett and Mr. Hwang met to discuss possible business development activities between the two companies. Mr. Bennett and Mr. Hwang each provided overviews of their respective company's products and product strategy, and discussed the business opportunities and challenges faced by their respective companies, the complementary nature of their respective businesses, and their personal philosophies and management styles. They also discussed conceptually the idea of a combination of the two companies.

   On January 17, 2000, the MCS Board of Directors met and included on the agenda was a discussion regarding potential business development opportunities for MCS, including an overview of discussions with NetIQ.

   On January 17, 2000, Mr. Hwang discussed with the Board of Directors of NetIQ at its regular meeting the possibility of entering into merger discussions with MCS. The board authorized Mr. Hwang to conduct further discussions and due diligence to determine the merits and possible terms of a merger agreement.

   Messrs. Bennett and Hwang spoke by telephone again on January 21, 2000 and planned a second meeting. The two executives met in San Francisco on January 26, 2000. The executives agreed that it made sense for their respective teams to more fully consider a combination and agreed to bring their two teams of senior executives together.

   NetIQ retained Credit Suisse First Boston as its financial advisor on February 1, 2000.

   During the first week of February 2000, Mr. Bennett and Mr. Hwang further discussed telephonically the possibility of a merger between the two companies. These discussions included consideration of the risks and issues surrounding a transaction such as integration and potential differences in company cultures. Mr. Bennett and Mr. Hwang agreed to have a subsequent meeting including selected members of each company's senior management to determine if there was merit in continuing these discussions.

   On February 4, 2000, representatives of the management teams of the two companies met in Houston. The companies entered into a mutual non-disclosure agreement in the morning before substantive meetings, and then provided overviews and answered questions regarding the major functional areas of each company.

   On February 7, 2000, Mr. Hwang and Mr. Bennett agreed that their respective management teams had interest in further pursuing a merger between the two companies. Hwang and Bennett also agreed on their respective roles and agreed on the most suitable Chief Financial Officer, Chief Operating Officer and Vice President of Sales for the combined company and decided that the headquarters of the combined company would be in Santa Clara.

   Over the next ten days discussions continued between executives of the two companies, and each company's CEO kept his board of directors apprised through telephonic meetings and informal communications.

   On February 18, 2000, a meeting among MCS and NetIQ management and their respective financial advisors and lawyers took place at the offices of Wilson Sonsini Goodrich & Rosati in Palo Alto, California. Discussion regarding the terms, structure and timetable of the deal took place, as well as more detailed discussions of the major functional areas of each company and other due diligence matters. The companies agreed in principle that, subject to market capitalization and other pricing considerations, the transaction would provide each company's stockholders with an approximately equal stake in the combined company.

   On February 21, 2000, NetIQ held a management meeting and a telephonic board meeting, attended by representatives of Credit Suisse First Boston and Wilson Sonsini Goodrich & Rosati, to discuss the possible merger. The board agreed to continue negotiations.

   On February 21, 2000, the MCS board of directors met with senior management and MCS's financial and legal advisors to discuss the status of the proposed merger. The management team reviewed for the board the business of NetIQ, the strategic rationale for the merger, the proposed management structure for the combined company, and the approximate exchange ratio for the merger. Representatives of Chase H&Q gave an overview of financial considerations relating to the merger, and representatives of Davis Polk & Wardwell reviewed with the board its legal responsibilities and the terms and conditions of the proposed merger agreement and related agreements. The board authorized management to continue its negotiations with NetIQ.

   During the week of February 20, 2000 additional due diligence was conducted by the two companies, and further discussions were held with respect to the exchange ratio, among other matters.

   On February 25, 2000, the NetIQ board of directors held a special meeting to discuss the merger in detail. Wilson Sonsini Goodrich & Rosati reviewed the draft merger agreement and related documents and advised the board of its fiduciary duties. Representatives of Credit Suisse First Boston reviewed its financial analysis with respect to the proposed exchange ratio in the merger. The board unanimously expressed its approval of the continued negotiations and proposed transaction structure, subject to satisfactory completion of due diligence and the finalization of the merger agreement.

   On February 25 and February 26, 2000 the companies finalized the principal terms of the merger and completed their due diligence and preparation of definitive agreements.

   On February 25, 2000, the MCS board met to consider the proposed merger. Management reported on the progress of the negotiations, and the board reviewed a draft of the merger agreement with counsel. Representatives of Chase H&Q presented its analysis of the proposed merger and delivered its oral opinion (later confirmed in writing) that the exchange ratio, as of that date, was fair to the holders of MCS common stock from a financial point of view. The board indicated its intention to approve the transaction subject to the completion of the agreement.

   On February 26, 2000, the board of directors of MCS met and reviewed the final draft of the definitive agreement with NetIQ and unanimously approved the agreement, and board members and senior management of MCS entered voting and affiliate agreements related to the transaction.

   On February 26, the NetIQ board of directors held a special meeting to consider approval of the merger. The board of directors reviewed the terms of the definitive agreement with Wilson Sonsini Goodrich & Rosati and unanimously approved the terms of the agreements. Also at this meeting, representatives of Credit Suisse First Boston rendered an oral opinion, which opinion was subsequently confirmed by delivery of a written opinion dated February 26, 2000, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of NetIQ common stock. After full discussion, the NetIQ board unanimously approved the merger and merger agreement and Mr. Hwang, Dr. Che and Mr. Wong entered voting agreements related to the merger.

   During the first two weeks of February 2000, representatives of MCS and Ganymede met to discuss a potential acquisition of Ganymede by MCS. On February 18, 2000, MCS informed NetIQ about these parallel discussions, and on February 23, MCS and NetIQ met with Ganymede's management to enable NetIQ to review Ganymede's business. NetIQ agreed with MCS that pursuing the acquisition of Ganymede would be complementary to the merger. The acquisition of Ganymede was approved by the MCS board on February 26 and, pursuant to a letter of intent signed by MCS and Ganymede on February 26, 2000 the acquisition was announced at the same time as the merger agreement between MCS and NetIQ.

   On February 28, 2000, the companies issued a press release announcing the transaction.

   On March 10, 2000, MCS signed a definitive merger agreement with Ganymede.

MCS's Reasons for the Merger

   In its decision to recommend and approve the merger, the most important benefits identified by the board of directors of MCS were the following:

  . The management and board believe that given the size and growth of the market that MCS addresses, and the presence in or near these markets of much larger companies with greater technical, marketing and financial resources, a combination with another significant company in the sector can provide greater critical mass more quickly than pursuing a stand alone strategy. As a result of the complementary strengths of MCS and NetIQ, the combined company is expected to be a leader in providing system management software in the Windows NT/2000 sector. The combined company will have greater customer coverage than either MCS or NetIQ would have alone.

  . The combination of the technical and marketing resources of the two companies is expected to lead to a broader product family that will be attractive to customers because it will represent an integrated, more effective solution.

  . The combined company will be more attractive not only to customers but also to important partners such as Microsoft.

   The MCS board of directors consulted with management and its outside legal and financial advisors as part of the process of approving the merger. In its evaluation, the MCS board considered the following factors among others:

  . Historical information concerning the business, financial performance and condition, market position, technology and management of the two companies

  . MCS's management's view of the benefits of the merger and of the impact of the merger on the combined business and operations of the two companies

  . Current and historical information concerning the trading prices and volatility of the two companies' shares

  . The consideration to be received by MCS stockholders compared to that received by stockholders in other transactions deemed comparable

  . The opinion of Chase H&Q to the effect that, as of the date of the opinion, the exchange ratio in the merger is fair from a financial point of view to the holders of MCS Common Stock

  . The belief that the terms of the merger agreement and the related stock option agreement are reasonable

  . The impact of the merger upon customers and employees of MCS

  . Reports from management, financial and legal advisors as to the results of their due diligence investigation of NetIQ

   Potential risks or other negative factors identified by the MCS board of directors include the following:

  . The risk that the potential benefits of the merger may not be realized

  . The challenges of integrating the management teams, strategies, cultures and organizations of the two companies, especially in light of the physical distance between MCS's headquarters in Houston and NetIQ's in Silicon Valley

  . The risk of disruption of sales momentum as a result of uncertainties created by the announcement of the merger

  . The risk of loss of key talent

  . The risk that the merger might not be consummated despite the parties' efforts, even if approved by stockholders

  . The significant adverse impact to the net income of the combined company that will arise due to the amortization of goodwill and other intangibles in light of the impact of purchase accounting for the merger

  . Other applicable risks described in this prospectus/proxy statement in the section entitled "Risk Factors"

   The MCS board concluded that on balance the potential benefits of the merger outweighed the potential risks. This discussion of the information and factors considered by the board is not meant to be exhaustive. Given the complexity of the issue and the number of factors considered, the board did not attempt to quantify or otherwise assign relative weight to specific factors.

Recommendation of MCS's board of directors

   After careful consideration, MCS's board of directors unanimously determined that the merger is in your best interests, unanimously approved the merger agreement and recommends that you vote for approval and adoption of the merger agreement and the merger.

Opinion of MCS's Financial Advisor

   MCS engaged Chase H&Q to act as its exclusive financial advisor in connection with the proposed transaction and to render an opinion to the MCS board as to the fairness, from a financial point of view, to the holders of shares of common stock of MCS of the exchange ratio to be used in the merger. Chase H&Q was selected by the MCS board based on Chase H&Q's qualifications, experience and reputation, as well as Chase H&Q's and Hambrecht & Quist's (subsequently acquired by Chase Securities, Inc.) historic investment banking relationship and familiarity with MCS. Chase H&Q rendered its oral opinion to the MCS board (as subsequently confirmed in writing) on February 25, 2000 that, as of that date, the exchange ratio to be used in the merger was fair, from a financial point of view, to holders of the common stock of MCS. The amount of the consideration was determined through negotiations between NetIQ and MCS and not as a result of recommendations by Chase H&Q.

   THE FULL TEXT OF THE OPINION DELIVERED BY CHASE H&Q TO THE MCS BOARD DATED FEBRUARY 25, 2000, AS SUBSEQUENTLY CONFIRMED IN WRITING, WHICH SETS FORTH THE ASSUMPTIONS MADE, GENERAL PROCEDURES FOLLOWED, MATTERS CONSIDERED AND

LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY CHASE H&Q IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. CHASE H&Q'S OPINION IS DIRECTED TO THE MCS BOARD AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO MCS STOCKHOLDERS OF THE EXCHANGE RATIO TO BE USED IN THE TRANSACTION. CHASE H&Q'S OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY MCS STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE PROPOSED TRANSACTION. IN FURNISHING ITS OPINION, CHASE H&Q DID NOT ADMIT THAT IT IS AN EXPERT WITHIN THE MEANING OF THE TERM "EXPERT" AS USED IN THE SECURITIES ACT, NOR DID IT ADMIT THAT ITS OPINION CONSTITUTES A REPORT OR VALUATION WITHIN THE MEANING OF THE SECURITIES ACT. THE SUMMARY OF CHASE H&Q'S OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ITS OPINION. MCS STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY.

   In connection with its review of the merger, and in arriving at its opinion, Chase H&Q has, among other things:

     (i) reviewed the publicly available financial statements of MCS for recent years and interim periods to date and certain other relevant financial and operating data of MCS made available to Chase H&Q from published sources;

     (ii) reviewed certain internal financial and operating information relating to MCS prepared by the senior management of MCS;

     (iii) discussed the business, financial condition and prospects of MCS with certain members of senior management;

     (iv) reviewed the publicly available financial statements of NetIQ for recent years and interim periods to date and certain other relevant financial and operating data of NetIQ made available to Chase H&Q from published sources;

     (v) discussed the business, financial condition and prospects of NetIQ with certain members of senior management;

     (vi) reviewed the recent reported prices and trading activity for the common stocks of NetIQ and MCS and compared such information and certain financial information for NetIQ and MCS with similar information for certain other companies engaged in businesses Chase H&Q considered comparable;

     (vii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

     (viii) reviewed the merger agreement; and

     (ix) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as Chase H&Q deemed relevant.

   In rendering its opinion, Chase H&Q assumed and relied upon the accuracy and completeness of all the information concerning NetIQ and MCS considered in connection with its review of the proposed transaction, and Chase H&Q did not assume any responsibility for independent verification of such information. In connection with its opinion, Chase H&Q did not prepare or obtain any independent valuation or appraisal of any of the assets or liabilities of MCS or NetIQ, nor did it conduct a physical inspection of the properties and facilities of MCS or NetIQ. With respect to the financial forecasts and projections made available to Chase H&Q and used in its analysis, Chase H&Q assumed that they reflected the best currently available public estimates and judgments of the expected future financial performance of NetIQ and MCS. For purposes of this opinion, Chase H&Q assumed that neither MCS nor NetIQ was a party to any pending transactions, including external financings, recapitalizations or merger discussions, other than the proposed transaction, the potential acquisition of Ganymede as described to Chase H&Q and those activities undertaken in the ordinary course of conducting their respective businesses. Chase H&Q assumed that the proposed transaction would qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and that the proposed transaction would be accounted for as a purchase transaction. Chase H&Q further assumed that the proposed transaction would be consummated substantially on the terms specified in the merger agreement, without any waiver of any material terms or conditions by any party thereto.

   Chase H&Q's opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the opinion and any subsequent change in such conditions would require a reevaluation of such opinion. Chase H&Q expresses no opinion as to the price at which NetIQ common stock will trade subsequent to the completion of the merger.

   The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. Such an opinion is therefore not necessarily susceptible to partial analysis or summary description. Accordingly, Chase H&Q believes that its analyses and the summary set forth below must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the following summary, without considering all factors and analyses, could create an incomplete and misleading view of the processes underlying the analyses performed by Chase H&Q in connection with its opinion. In arriving at its opinion, Chase H&Q did not attribute any particular weight to any analyses or factors considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Chase H&Q did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support the Chase H&Q opinion. In performing its analyses, Chase H&Q made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of MCS and NetIQ. The analyses performed by Chase H&Q are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of the Chase H&Q analysis of the fairness to MCS stockholders, from a financial point of view, of the exchange ratio to be used in the proposed transaction. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be acquired. The following is a brief summary of the material financial analyses performed by Chase H&Q in connection with providing its opinion to the MCS board on February 25, 2000, as subsequently confirmed in writing. Some of the summaries of the financial analyses include information presented in tabular format. To fully understand the financial analyses, you should read the tables together with the text of each summary. Considering the data set forth in the tables without considering the narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses.

   Pro Forma Merger Analysis. Chase H&Q analyzed the pro forma impact of the merger on the projected financial results of NetIQ for NetIQ's fiscal years ending June 30, 2000 and June 30, 2001. Projections for NetIQ and MCS were based on published Wall Street research estimates. Chase H&Q observed that, excluding the impact of goodwill, the pro forma accretive or dilutive impact of the merger on NetIQ's projected fiscal 2001 earnings per share was slightly accretive. Chase H&Q also observed that MCS's contribution to the combined company pro forma revenues, EBIT and net income for NetIQ's fiscal year 2001 was 53.5%, 57.1% and 51.8%, respectively. This was compared to the MCS stockholders' pro forma ownership percentage of 49.7% of the combined company on a fully-diluted basis.

   Contribution Analysis. Chase H&Q derived implied exchange ratios based on the MCS's and NetIQ's relative contribution to the combined entity of revenues, operating income and net income for Fiscal Year 2001 to the combined entity. Projections were based on published Wall Street estimates. MCS's percentage contribution of revenues, operating income, and net income to the combined entity for the Fiscal Year 2001 were 53.5%, 57.1% and 51.8% respectively. Multiplying these percentages by the pro forma share count estimates, Chase H&Q derived the implied MCS pro forma share ownership in the combined entity. MCS's pro forma share ownership in the combined entity was divided by MCS's current stand alone fully diluted share count estimate, to derive an implied exchange ratio. The implied exchange ratio based on revenue contribution, operating income contribution and net income contribution was 1.0131, 1.0815 and 0.9797 respectively.

   Analysis of Selected Public Companies. Using published Wall Street estimates, Chase H&Q compared, among other things, certain trading and valuation statistics for MCS to corresponding measures for fourteen publicly-traded systems management software companies. The companies that Chase H&Q reviewed in connection with this analysis were:

     .Bindview Development                   .Novell
     .BMC Software                           .Net Scout
     .Computer Associates                    .NetIQ
     .Concord Communications                 .Packeteer
     .Compuware                              .Quest Software
     .Legato Systems                         .Visual Networks
     .Micromuse                              .Veritas Software

   Chase H&Q derived trading multiples of calendar year 1999 revenues, projected calendar year 2000 revenues and projected calendar year 2001 revenues for these public companies. The results of this analysis are as follows:

                                                               Mean Multiple
        Calendar Year                                       (Excl. High and Low)
        -------------                                       --------------------
     CY 1999 Revenue Multiple..............................         28.5
     CY 2000 Revenue Multiple..............................         17.7
     CY 2001 Revenue Multiple..............................         12.5

   Chase H&Q then applied the mean, excluding high and low, of these revenue multiples to MCS's calendar year 1999 historic revenues, and MCS's projected calendar year 2000 and 2001 revenues, to derive an implied value for MCS, and an implied price per share based on an approximate MCS share count. This methodology implied MCS per share prices of $55.87, $53.74 and $54.75 using 1999, 2000 and 2001 multiples respectively. The MCS per share offer price of $73.24, implied by the exchange ratio of 0.9413 and the respective closing prices of MCS and NetIQ shares as of February 24, 2000, was divided by the various implied shares prices described above to derive an implied natural exchange ratio of MCS per share value using mean multiples, to per share offer price. The implied exchange ratios were 0.7180, 0.6906 and 0.7036 for the per share revenue multiple value using 1999, 2000 and 2001 revenues and revenue multiples, respectively. These values were compared to the transaction exchange ratio of 0.9413 NetIQ shares for each MCS share.

   Chase H&Q noted that none of the selected companies were identical to MCS and that any analysis of the selected companies necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the relative trading values.

   Analysis of Selected Transactions. Chase H&Q compared the proposed transaction with selected software company merger and acquisition transactions. Chase H&Q derived the multiples of trailing twelve months revenues for 32 transactions over the last three years since 1996 involving companies in the systems management software, storage software, and enterprise application integration software markets for which relevant information was available. The results of this analysis are indicated in the table below:

     Year                                                  Mean Revenue Multiple
     ----                                                  ---------------------
     LTM (last twelve months) Revenues....................         25.6X
     First Forward Calendar Year..........................         11.5X
     Second Forward Calendar Year.........................          8.4X

   Applying the mean revenue multiples indicated by this analysis to MCS revenues indicated an implied equity value per share of MCS of $50.97, $37.89 and $39.65 for the LTM, first forward calendar year and second forward calendar year, respectively. These implied share prices were divided by NetIQ's price per share as of February 24, 2000 of $77.81, to derive an implied natural exchange ratio of 0.6550, 0.4869 and 0.5095 for the LTM, first forward and second forward year's revenue, respectively. These values compared to a transaction exchange ratio of 0.9413 for the proposed transaction.

   No company or transaction used in the above analyses is identical to MCS or the proposed transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which they are compared.

   Merger of Equals Transaction Premium Analysis. Chase H&Q determined the premiums paid to target stockholders in selected technology "merger of equals" transactions over the one day and twenty day per share market value of the target company. Technology merger of equals transactions were defined as recent technology or media mergers between companies with relatively equivalent market capitalizations, in the same technology or media industry, and with relatively equal management and board of director control following the transaction. The merger of equals transactions included The Interactive Pictures Corp./Bamboo.com, Inc., Earthlink Networks, Inc./Mindspring Enterprises, Inc., CBS Corp/Viacom, AirTouch Communications/ Vodafone Group PLC, GTE Corp./Bell Atlantic Corp., Ameritech Corporation/SBC Communications, Bell Atlantic Corp./NYNEX Corp., and Pacific Telesis/SBC Communications. The results of this analysis are indicated in the table below:

                                              One Day Premium Twenty Day Premium
                                              --------------- ------------------
     Median Premium..........................      11.3%             9.5%
     Mean Premium (excl. high & low).........      12.5%            13.4%

   These premiums were applied to the MCS share price at market close on February 24, 2000 for the one day premium, and to the share price at market close twenty days earlier for the twenty day premium, to derive an implied per share premium price. These amounts were then divided by the NetIQ share prices at close for the same days to derive an implied exchange ratio. The market exchange ratio range was between 0.8936 NetIQ shares for each MCS share, and
1.0503 NetIQ shares for each MCS share.

   Exchange Ratio Analysis. Chase H&Q observed the historical exchange ratio implied by the trading prices of MCS and NetIQ for various periods and compared these ratios to the proposed exchange ratio of 0.9413 NetIQ shares for each MCS share. The average natural exchange ratios for MCS and NetIQ were:

                                                                      Historical
                                                                       Exchange
        Period                                                          Ratio
        ------                                                        ----------
     Closing Price on 2/24/00........................................   0.8032
     5 Day Average...................................................   0.8690
     10 Day Average..................................................   0.8978
     20 Day Average..................................................   0.9077
     30 Day Average..................................................   0.9235
     60 Day Average..................................................   1.0815
     90 Day Average..................................................   1.1697
     Proposed Transaction Exchange Ratio.............................   0.9413

   No company or transaction used in the above analyses is identical to MCS or the proposed transaction. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the companies or company to which they are compared.

Fee Arrangements

   Chase H&Q, as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Chase H&Q has acted as a financial advisor to the MCS board in connection with the proposed merger, and Chase H&Q will receive a fee for its services, which include the rendering of its opinion.

   In the past, Chase Securities, Inc. and Hambrecht & Quist (subsequently acquired by Chase Securities, Inc.) have provided investment banking and other financial advisory services to MCS and has received fees for rendering these services. Specifically, Chase H&Q served as lead manager for MCS's initial public offering in August 1999 and its follow-on offering in November 1999. In the past, Chase H&Q and Hambrecht & Quist have also provided investment banking and other financial advisory services to NetIQ and have received fees for rendering these services. Specifically, Chase H&Q served as co-manager for NetIQ's initial public offering in July 1999 and its follow-on offering in December 1999. In the ordinary course of business, Chase H&Q acts as a market maker and broker in the publicly-traded securities of MCS and NetIQ and receives customary compensation in connection therewith, and also provides research coverage for MCS and NetIQ. In the ordinary course of business, Chase H&Q actively trades in the equity and derivative securities of MCS and NetIQ for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Chase H&Q may in the future provide investment banking or other financial advisory services to MCS or NetIQ.

   Pursuant to an engagement letter dated December 7, 1999, between MCS and Hambrecht & Quist (subsequently acquired by Chase Securities, Inc.), MCS has agreed to pay Chase H&Q a fee of $500,000 in connection with the delivery of the fairness opinion rendered on February 25, 2000, subsequently confirmed in writing. Upon consummation of the proposed transaction, MCS has also agreed to pay Chase H&Q a fee of 0.5% of the aggregate consideration, less any fees previously paid, including the fee paid in connection with the delivery of the fairness opinion, assuming the aggregate consideration is in excess of $1 billion. MCS also has agreed to reimburse Chase H&Q for its reasonable out-of-pocket expenses and to indemnify Chase H&Q against certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Chase H&Q's engagement as financial advisor.

NetIQ's reasons for the merger

   At a meeting held on February 26, 2000, the board of directors of NetIQ concluded that the merger was in the best interests of NetIQ and its stockholders and determined to recommend that the stockholders approve the stockholder proposals relating to the merger. In its evaluation of the merger, NetIQ's board of directors identified several potential benefits of the merger, the most important of which included the board's expectation that:

  . the merger would provide a growth opportunity for NetIQ, and an opportunity to achieve industry leadership on a broader scale

  . the combined company could achieve potential synergies, leverage the complementary strengths of MCS and NetIQ and increase NetIQ's recurring revenue base and accelerate NetIQ's revenue growth

  . the combined company would achieve a critical mass of talented and highly skilled employees with proven capabilities that each company individually might not otherwise have been able to achieve in a tight labor market

  .  the combined company would be more attractive to customers and partners

   NetIQ's board of directors consulted with senior management, as well as its legal counsel, independent accountants and financial advisors, in reaching its decision to approve the merger. In its evaluation of the merger, the NetIQ board reviewed several factors, including but not limited to the following:

  . historical information concerning MCS's and NetIQ's respective businesses, financial performance and condition, operations, technology and management, including reports concerning results of operations during the most recent fiscal quarter for each company as filed with the SEC

  . NetIQ management's view of the financial condition, results of operations and businesses of MCS and NetIQ before and after giving effect to the merger

  . current financial market conditions and historical market prices, volatility and trading information

  . the exchange ratio for the merger in light of comparable transactions

  . the opinion of Credit Suisse First Boston to the effect that, as of the date of its opinion and based on and subject to the matters described in its opinion, the exchange ratio in the merger was fair, from a financial point of view, to the holders of NetIQ common stock

  . the belief that the terms of merger agreement are reasonable

  . the impact of the merger on NetIQ's customers and employees

  . reports from management and legal advisors as to the results of the due diligence investigation of MCS

   The NetIQ board also identified and considered a number of potentially negative factors in its deliberations concerning the merger including the following:

  . the risk that the potential benefits of the merger may not be realized

  . the possibility that the merger may not be consummated, even if approved by NetIQ's and MCS's stockholders

  . the negative effect that treating the merger, for accounting purposes, as a purchase will have on NetIQ's future earnings per share due to amortization of goodwill and other intangibles

  . the effect of the public announcement of the merger on NetIQ's sales

  . the risk of management and employee disruption associated with the merger, including the risk that despite the efforts of management of the combined company, key technical, sales and management personnel might not remain employed by the combined company

  . the risk that the merger could adversely affect NetIQ's relationship with certain of its customers and strategic partners

  . other applicable risks described in this prospectus/proxy statement under "Risk Factors"

   The board concluded however, that, on balance, the potential benefits to NetIQ and its stockholders of the merger outweighed the risks associated with the merger. The discussion of the information and factors considered by the NetIQ board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the merger, the NetIQ board did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination.

Recommendation of NetIQ's Board of Directors

   After careful consideration, the NetIQ board of directors has determined the merger agreement and the merger to be fair to and in the best interests of the stockholders. In connection with the merger, NetIQ's board of directors recommends approval of the issuance of shares of NetIQ common stock in the merger as described in this prospectus/proxy statement.

Opinion of NetIQ's financial advisor

   Credit Suisse First Boston has acted as NetIQ's exclusive financial advisor in connection with the merger. NetIQ selected Credit Suisse First Boston based on Credit Suisse First Boston's experience, expertise and reputation, and familiarity with NetIQ's business. Credit Suisse First Boston is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

   In connection with Credit Suisse First Boston's engagement, NetIQ requested that Credit Suisse First Boston evaluate the fairness, from a financial point of view, to the holders of NetIQ common stock of the exchange ratio provided for in the merger. On February 26, 2000, at a meeting of the NetIQ board of directors held to evaluate the merger, Credit Suisse First Boston rendered to the NetIQ board of directors an oral opinion, which opinion was confirmed by delivery of a written opinion dated February 26, 2000, to the effect that, as of that date and based on and subject to the matters described in its opinion, the exchange ratio was fair, from a financial point of view, to the holders of NetIQ common stock.

   The full text of Credit Suisse First Boston's written opinion, dated February 26, 2000, to the NetIQ board of directors, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex B and is incorporated into this document by reference. Holders of NetIQ common stock are urged to, and should, read this opinion carefully and in its entirety. Credit Suisse First Boston's opinion is addressed to the NetIQ board of directors and relates only to the fairness of the exchange ratio from a financial point of view, does not address any other aspect of the proposed merger or any related transaction and does not constitute a recommendation to any stockholder as to any matter relating to the merger. The summary of Credit Suisse First Boston's opinion in this document is qualified in its entirety by reference to the full text of the opinion.

   In arriving at its opinion, Credit Suisse First Boston reviewed the merger agreement and related documents, as well as publicly available business and financial information relating to MCS and NetIQ. Credit Suisse First Boston also reviewed other information relating to MCS and NetIQ, including financial forecasts, that were provided to or discussed with Credit Suisse First Boston by MCS and NetIQ. Credit Suisse First Boston also met with the managements of MCS and NetIQ to discuss the businesses and prospects of MCS and NetIQ, including the ability to integrate the businesses of MCS and NetIQ. Credit Suisse First Boston considered financial and stock market data of MCS and NetIQ, and compared those data with similar data for other publicly held companies in businesses similar to those of MCS and NetIQ. Credit Suisse First Boston considered, to the extent publicly available, the financial terms of other business combinations and other transactions which have recently been effected. Credit Suisse First Boston also considered other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant.

   In connection with its review, Credit Suisse First Boston did not assume any responsibility for independent verification of any of the foregoing information and relied on such information being complete and accurate in all material respects. With respect to the publicly available financial forecasts for MCS and NetIQ, Credit Suisse First Boston was advised, and assumed, that the managements of MCS and NetIQ reviewed the forecasts and that the forecasts represented reasonable estimates and judgments as to the future financial performance of MCS and NetIQ and the strategic benefits anticipated to result from the merger. In addition, Credit Suisse First Boston relied upon, without independent verification, the assessment of the managements of MCS and NetIQ as to MCS's existing technology and products, the validity of, and risks associated with, MCS's future technology and products, and the ability to integrate the businesses of MCS and NetIQ. Credit Suisse First Boston also assumed, with the consent of the NetIQ board of directors, that the merger would be treated as a tax-free reorganization for federal income tax purposes. In addition, Credit Suisse First Boston was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of MCS or NetIQ, nor was Credit Suisse First Boston furnished with any evaluations or appraisals.

   Credit Suisse First Boston's opinion is necessarily based upon information available to it, and financial, economic, market and other conditions as they exist and can be evaluated, on the date of the Credit Suisse First Boston opinion. In addition, Credit Suisse First Boston's opinion does not relate to any other transaction contemplated by MCS or its effect on NetIQ or the merger. Credit Suisse First Boston did not express any opinion as to what the value of the NetIQ common stock actually will be when issued pursuant to the merger or the prices at which the NetIQ common stock will trade subsequent to the merger. No other limitations were imposed on Credit Suisse First Boston with respect to the investigations made or procedures followed in rendering its opinion.

   In preparing its opinion to the NetIQ board of directors, Credit Suisse First Boston performed a variety of financial and comparative analyses, including those described below. The summary of Credit Suisse First Boston's analyses described below is not a complete description of the analyses underlying Credit Suisse First Boston's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Credit Suisse First Boston made qualitative judgments as to the significance and relevance of each analysis and factor that it considered. Accordingly, Credit Suisse First Boston believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

   In its analyses, Credit Suisse First Boston considered industry performance, regulatory, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MCS and NetIQ. No company, transaction or business used in Credit Suisse First Boston's analyses as a comparison is identical to MCS or Net IQ or the proposed merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. The estimates contained in Credit Suisse First Boston's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Credit Suisse First Boston's analyses and estimates are inherently subject to substantial uncertainty.

   Credit Suisse First Boston's opinion and financial analyses were only one of many factors considered by the NetIQ board of directors in its evaluation of the proposed merger and should not be viewed as determinative of the views of the NetIQ board of directors or management with respect to the merger or the exchange ratio.

   The following is a summary of the material financial analyses performed by Credit Suisse First Boston in connection with the preparation of its opinion and reviewed with the NetIQ board of directors at a meeting of the NetIQ board of directors held on February 25, 2000. The financial analyses summarized below include information presented in tabular format. In order to fully understand Credit Suisse First Boston's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Credit Suisse First Boston's financial analyses.

   Historical Stock Price Analysis. Credit Suisse First Boston analyzed the prices at which NetIQ common stock traded since NetIQ's initial public offering on July 30, 1999 through February 24, 2000. Credit Suisse First Boston noted that the all-time high price for NetIQ common stock was $77.81 on February 24, 2000, and the all-time low price for NetIQ common stock was $14.94 on August 4, 1999.

   Credit Suisse First Boston also analyzed the prices at which MCS common stock traded since MCS's initial public offering on August 5, 1999 through February 24, 2000. Credit Suisse First Boston noted that the all-time high price for MCS common stock was $76.50 on December 7, 1999, and the all-time low price for MCS common stock was $20.38 on August 9, 1999.

   Peer Group Comparison. Credit Suisse First Boston compared financial, operating and stock market data of MCS and NetIQ to corresponding data of the following publicly-traded companies in the internet infrastructure, traditional network systems management and high growth software business categories:

                                             Traditional Network Systems                High Growth
  Internet Infrastructure Companies             Management Companies                 Software Companies
  ---------------------------------          ---------------------------             ------------------
  . Citrix                            . Computer Associates International, Inc. . VERITAS Software Corp.
    Systems,
    Inc.
  . Quest
    Software,
    Inc.                              .BMC Software, Inc.                       .BEA Systems, Inc.
  . Micromuse,
    Inc.                              .Network Associates, Inc.                 .Legato Systems
  . Marimba,
    Inc.                              .BindView Development Corp.               .SilverStream Software, Inc.
                                      .Visual Networks, Inc.                    .Informatica Corp.
                                      .Concord Communications, Inc.             .Bluestone Software, Inc.
                                                                                .Allaire Corp.
                                                                                .Packeteer, Inc.
                                                                                .WebTrends Corp.

   Credit Suisse First Boston compared, among other things, stock prices as multiples of earnings per share for estimated calendar year 2000 and enterprise values, calculated as equity value, plus debt, less cash, as multiples of estimated calendar year 2000 revenues. All multiples were based on closing stock prices on February 24, 2000. Estimated financial data for the selected companies, MCS and NetIQ were based on publicly available research analysts' estimates. This analysis indicated the following implied median multiples for the groups of companies, as compared to the implied multiples for MCS and
NetIQ:

                                2000 Revenue Multiples 2000 Earnings Multiples
                                ---------------------- -----------------------
Internet Infrastructure
 Companies.....................         27.1x                  148.6x
Traditional Network Systems
 Management Companies..........          5.5x                   37.2x
High Growth Software
 Companies.....................         33.3x                  308.9x
NetIQ..........................         30.6x                  237.2x
MCS............................         21.2x                  188.0x

   Comparative Stock Price Performance. Credit Suisse First Boston also reviewed the recent stock price performance of NetIQ and compared its performance with indices comprised of the selected companies in each of the internet infrastructure, traditional network systems management and high growth software business categories and with the Nasdaq composite index over the period from August 5, 1999 through February 24, 2000. The results of this analysis were as follows:

                                                          Increase/(Decrease) in
                                                               Market Price
                                                              per Share from
   Company Or Index                                         8/5/99 to 2/24/00
   ----------------                                       ----------------------
   NetIQ.................................................         309.5%
   Internet Infrastructure Index.........................         227.8%
   Traditional Network Systems Management Index..........          31.3%
   High Growth Software Index............................         355.2%
   NASDAQ Composite Index................................          80.0%
   MCS...................................................         145.7%

   Contribution Analysis. Credit Suisse First Boston analyzed the relative contributions of MCS and NetIQ to the revenue, gross profit, operating income and net income of the combined company for the quarter ended

December 31, 1999, estimated calendar year 2000 and estimated fiscal years 2000 and 2001, based on estimates prepared by securities research analysts. Credit Suisse First Boston then analyzed the pro forma ownership of the combined company implied by NetIQ's relative contribution. This analysis indicated the following:

                                      Implied NetIQ Stockholder Pro Forma
                                   Ownership Level Based on Various Periods
                                  ------------------------------------------------
                                    Quarter
                                     ended      Fiscal      Calendar     Fiscal
   Operating Metric                12/31/99      2000         2000        2001
   ----------------               -----------  ----------  -----------  ----------
   Revenue.......................       46.5%       46.4%        46.6%       46.6%
   Gross Profit..................       46.0%       45.6%        45.5%       45.4%
   Operating Income..............       50.8%       42.8%        39.7%       39.2%
   Net Income....................       50.5%       47.1%        47.0%       45.5%

   Credit Suisse First Boston noted that the pro forma fully diluted ownership of the NetIQ stockholders in the combined company implied by the exchange ratio was 50.7%.

   Exchange Ratio Analysis. Credit Suisse First Boston reviewed the average of the ratios of the closing price of MCS common stock divided by the closing price of NetIQ common stock over various periods ending February 24, 2000 and computed the premium (discount) represented by the exchange ratio and the ratio of the closing price of MCS common stock over the closing price of the NetIQ common stock as of February 24, 2000, referred to as the current market exchange ratio, in relation to the average of the ratios over the various periods covered. The following table sets forth the average of the exchange ratios over the various periods covered and the premium (discount) implied by the current market exchange ratio and the exchange ratio in the merger in relation to such averages:

                                       Premium (Discount)
                                         Represented by      Premium (Discount)
                                       the Current Market      Represented by
                              Average    Exchange Ratio   the Exchange Ratio in the
   Period ending              Exchange    Over Average       Merger Over Average
 February 24, 2000             Ratios   Exchange Ratios        Exchange Ratios
 -----------------            -------- ------------------ -------------------------
    Current Market Exchange
     Ratio..................   0.803x           0.0%                 17.2 %
    10 Trading Days.........   0.887x         (9.5)%                  6.1 %
    20 Trading Days.........   0.913x        (12.1)%                  3.0 %
    30 Trading Days.........   0.929x        (13.5)%                  1.3 %
    60 Trading Days.........   1.099x        (26.9)%                (14.3)%
    90 Trading Days.........   1.198x        (33.0)%                (21.5)%
    Since August 5, 1999....   1.272x        (36.8)%                (26.0)%

   Precedent Merger-of-Equals Transactions Analysis. Credit Suisse First Boston reviewed 58 merger-of-equal transactions across a wide range of industries and compared publicly available statistics for the selected merger-of-equals transactions to the comparable financial statistics for MCS and NetIQ based on the exchange ratio and the closing prices of MCS common stock and NetIQ common stock as of February 24, 2000.

   The following table presents the median exchange ratio premium to the closing stock price of the target company both one trading day and 30 trading days prior to the announcement of the transaction:

                                                 1 Day Prior To 30 Days Prior To
                                                  Announcement    Announcement
                                                 -------------- ----------------
   Median Exchange Ratio Premium................      11.7%           15.5%

   No transaction utilized as a comparison in the precedent merger-of-equals transactions analysis is identical to the merger. In evaluating the merger, Credit Suisse First Boston made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MCS and NetIQ, such as the impact of competition on the businesses of MCS and NetIQ and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of MCS, NetIQ or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable transaction data.

   Pro Forma Earnings Impact Analysis. Credit Suisse First Boston analyzed the potential pro forma effects of the merger on, among other things, the estimated earnings per share for MCS and NetIQ for calendar year 2000 and fiscal years 2000 and 2001. This analysis was performed based on securities research analysts' estimates. This analysis indicated the following accretion (dilution) to MCS's and NetIQ's estimated earnings per share:

                         Accretion/(Dilution) to NetIQ and MCS
                         Earnings Per Share for Various Periods
                        ----------------------------------------------------
                        Fiscal 2000        Calendar 2000       Fiscal 2001
                        ------------       --------------      -------------
   MCS.................            (6.9)%              (8.2)%             (11.0)%
   NetIQ...............             7.8 %               9.3 %              13.3 %

   Illustrative Future Trading Analysis. Credit Suisse First Boston calculated the equivalent per share value of NetIQ common stock both on a stand alone basis and assuming the merger is consummated. This analysis was based on publicly available research analysts' estimates and assumed a range of multiples of price to earnings for NetIQ on a stand alone basis and for the combined company. This analysis indicated the following ranges of approximate equivalent per share present values of NetIQ common stock based on estimated earnings for fiscal years 2000 and 2001:

                                                        Estimated Per Share
                                                         Present Value for
                                                         NetIQ Common Stock
                                                    ----------------------------
                                                      Estimated     Estimated
                                                     Fiscal 2000   Fiscal 2001
                                                    ------------- --------------
   NetIQ Stand Alone............................... $57.07-$78.81 $80.27-$110.85
   Combined Company................................ $61.51-$84.94 $90.91-$125.55

   Pursuant to an engagement letter dated February 1, 2000, NetIQ has agreed to pay Credit Suisse First Boston for its financial advisory services a fee of approximately $1.8 million upon delivery of its opinion and approximately $7 million upon consummation of the merger, less any fees previously paid, including the fee paid in connection with the delivery of the opinion. NetIQ also has agreed to reimburse Credit Suisse First Boston for its out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by Credit Suisse First Boston, and to indemnify Credit Suisse First Boston and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

   Credit Suisse First Boston and its affiliates have in the past provided financial services to NetIQ unrelated to the proposed merger, for which services Credit Suisse First Boston and its affiliates have received compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of both MCS and NetIQ for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

Interests of certain directors, officers and affiliates in the merger

   When considering the recommendation of MCS's and NetIQ's boards of directors, you should be aware that both companies' directors and officers have interests in the merger that are different from, or are in addition to, your interests. Both companies' boards of directors were aware of these potential conflicts and considered them.

   In accordance with the terms of the merger agreement, the Newco board of directors will be comprised of nine members. It is expected that Michael S. Bennett, Thomas P. Bernhardt, Scott D. Sandell and Michael J. Maples from MCS's board and Ching-Fa Hwang, Hon Wong, Her-Daw Che and Alan R. Kaufman from NetIQ's board will join Newco's board of directors. After the merger, Michael
S. Bennett will be the Executive Chairman of the combined company, Ching-Fa Hwang will be the Chief Executive Officer, Stephen E. Odom will be Chief Operating Officer, James A. Barth will be the Chief Financial Officer and Thomas P. Bernhardt will be Chief Technical Officer.

   Michael S. Bennett, MCS's President and Chief Executive Officer, and Stephen
E. Odom, MCS's Chief Operating Officer and Chief Financial Officer, entered into agreements with MCS at the time of their employment under which they are entitled to acceleration of 100% of their then unvested options if, after the first anniversary of their employment and prior to the fourth such anniversary, MCS is acquired by another company and they are (1) terminated, (2) assigned a position of lesser responsibility or compensation in the resulting organization, or, in the case of Mr. Bennett, (3) required to relocate. Both are also entitled to severance payments in the event that they are terminated other than for cause.

   NetIQ's officers Ching-Fa Hwang, James A. Barth, Glenn S. Winokur, Thomas R. Kemp and Her-Daw Che have entered into change of control agreements that provide for (1) six months of severance pay, continued coverage under health, life and other insurance arrangements, and (2) full acceleration of options granted to the executive in the event that the executive is involuntarily terminated or assigned a position of lesser responsibility or compensation following a change of control.

   In addition, the directors and officers of MCS have continuing indemnification against liabilities that provide them with interests in the merger that are different from, or are in addition to, your interests. NetIQ has agreed to honor MCS's obligations under indemnification agreements between MCS and its directors and officers in effect before the completion of the merger and any indemnification provisions of MCS's certificate of incorporation and bylaws. NetIQ has also agreed to provide for indemnification provisions in the certificate of incorporation and bylaws of the surviving corporation of the merger that are at least as favorable as MCS's provisions and to maintain these provisions for six years from the completion of the merger.

   In addition, NetIQ has agreed to maintain MCS's directors' and officers' liability insurance for six years from the completion of the merger, provided that NetIQ is not required to pay more than $500,000 per year of the annual premium for MCS's insurance. NetIQ has agreed to guarantee these obligations or make arrangements to have them assumed in the event of a subsequent sale of MCS to a third party.

   As a result of these interests, these directors and officers could be more likely to vote to approve the merger agreement than if they did not hold these interests. You should consider whether these interests may have influenced these directors and officers to support or recommend the merger.

Completion and effectiveness of the merger

   The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including approval and adoption of the merger agreement and the merger by the stockholders of MCS and approval of the issuance of NetIQ common stock in the merger by stockholders of NetIQ. The merger will become effective upon the filing of the certificate of merger with the State of Delaware.

Structure of the merger and conversion of MCS common stock

   Pursuant to the merger agreement, Planet Acquisition Corporation, a wholly-owned subsidiary of NetIQ, will merge with and into MCS. MCS will then be a wholly-owned subsidiary of NetIQ.

   Upon completion of the merger, each outstanding share of MCS common stock will be converted into the right to receive 0.9413 share of NetIQ common stock. No fractional shares of NetIQ common stock will be issued pursuant to the merger. In lieu of the issuance of any fractional shares of NetIQ common stock, MCS stockholders will receive cash equal to the product of such fractional share amount, after aggregating all fractional shares to which a former holder of MCS common stock would be entitled, and the average closing price of NetIQ common stock as reported on Nasdaq for the five trading days immediately preceding the last full trading day prior to the effectiveness of the merger.

Exchange of MCS stock certificates for Newco stock certificates

   When the merger is completed, Newco's exchange agent will mail to MCS stockholders a letter of transmittal and instructions for use in surrendering MCS stock certificates in exchange for Newco stock certificates. When former MCS stockholders deliver their MCS stock certificates to the exchange agent along with an executed letter of transmittal and any other required documents, the MCS stock certificates will be canceled and former MCS stockholders will receive Newco stock certificates representing the number of full shares of Newco common stock to which they are entitled under the merger agreement. They will receive payment in cash, without interest, in lieu of any fractional shares of Newco common stock which would have been otherwise issuable to them in the merger.

   MCS stockholders should not submit their MCS stock certificates for exchange until they receive the transmittal instructions and a form of letter of transmittal from the exchange agent.

No dividends

   Until they have exchanged their certificates for Newco stock certificates, MCS stockholders are not entitled to receive any dividends or other distributions on Newco common stock.

   Subject to applicable laws, promptly following surrender of MCS stock certificates and the issuance of the corresponding Newco certificates, MCS stockholders will be paid the amount of dividends or other distributions, without interest, with a record date after the completion of the merger which were previously paid with respect to their whole shares of Newco common stock.

   Newco will only issue MCS stockholders a Newco stock certificate or a check in lieu of a fractional share in the name in which the surrendered MCS stock certificate is registered. If MCS stockholders wish to have their certificates issued in another name, they must present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership and show that they paid any applicable stock transfer taxes.

Material United States federal income tax considerations of the merger

   The following discussion summarizes the material federal income tax of the merger that are generally applicable to holders of MCS stock exchanging their MCS stock for Newco common stock. This discussion is based on the Internal Revenue Code of 1986, as amended, (the "Code"), applicable Treasury Regulations, judicial authority and administrative rulings and practice, any of which could change retroactively.

   Stockholders of MCS should be aware that the following discussion does not deal with all federal income tax considerations that may be relevant to MCS stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are non-U.S. residents or who acquired their MCS stock through stock option or stock purchase programs or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws. Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the merger (whether or not such transactions are in connection with the merger) including, without limitation, the exercise of options or rights to purchase MCS stock prior to the merger. Accordingly, MCS stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicable federal, state, local and foreign tax consequences to them of the merger.

   As a condition to the completion of the merger, MCS must receive an opinion of Davis Polk & Wardwell, and NetIQ must receive an opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. These opinions will neither bind the IRS, nor preclude the IRS or the courts from adopting a contrary position. Neither MCS nor NetIQ intends to obtain a ruling from the IRS on the tax consequences of the merger.

   In delivering their opinions, tax counsel will rely on certain customary representations made by MCS and NetIQ, including those contained in certificates of officers of MCS and NetIQ. Provided that such representations are correct as of the time the certificate of merger is filed with the state of Delaware, that the merger is consummated in the manner described in the merger agreement and this proxy statement/prospectus and that there are no changes in the Code or other applicable law, the merger will be a reorganization within the meaning of Section 368(a) of the Code. Assuming that the merger is a reorganization, the merger will have the following income tax consequences:

  . The holders of MCS Stock will recognize no gain or loss upon the receipt of Newco common stock solely in exchange for their MCS stock in the merger, except with respect to cash received in lieu of fractional shares of Newco common stock

  . The aggregate tax basis of the common stock received by the MCS stockholders in the merger will be the same as the aggregate tax basis of the MCS stock surrendered in exchange therefor (reduced by any basis allocable to fractional shares for which cash is received)

  . The holding period of the Newco common stock received by each MCS stockholder in the merger will include the holding period of the MCS Stock surrendered in exchange therefor, provided that the MCS stock surrendered is held as a capital asset at the time of the merger

  . A holder of MCS stock receiving cash in the merger in lieu of a fractional interest in Newco common stock will be treated as if such holder actually received such fractional share interest which was subsequently redeemed by Newco. An MCS stockholder should recognize gain or loss with respect to a cash payment in lieu of a fractional share measured by the difference, if any, between the amount of cash received and the basis in such fractional share

  . Neither MCS nor NetIQ will recognize gain or loss solely as a result of the merger

   This discussion of material federal income tax consequences is intended to provide only a general summary, and is not a complete analysis or description of all potential federal income tax consequences of the merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. ACCORDINGLY, STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THEM OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

Accounting treatment of the merger

   The acquisition will be accounted for using the purchase method of accounting. The purchase price will be allocated to assets and liabilities of MCS and such assets and liabilities will be recorded at their respective fair values upon completion of the merger. A portion of the purchase price may be identified as in-process research and development. This amount, if any, will be charged to Newco's operations in the quarter the merger is completed and the acquisition accounting and valuation amounts are finalized. The remaining purchase price will be reflected as goodwill and other intangible assets. The results of operations and cashflows of MCS and Ganymede will be included in Newco's financial statements prospectively as of the consummation of the merger.

Regulatory filings and approvals required to complete the merger

   This merger is subject to review by the Department of Justice and the Federal Trade Commission to determine whether it is in compliance with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the merger may not be consummated until the specified waiting period requirements of that Act have been satisfied. MCS and NetIQ filed notification reports, together with requests for early termination for the waiting period, with the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, on March 14, 2000. In addition, the completion of this merger is subject to the effectiveness of the registration statement of which this proxy statement/prospectus is a part, and compliance with applicable corporate laws of Delaware.

Restrictions on sales of shares by affiliates

   The shares of Newco common stock to be issued in the merger will be registered under the Securities Act. These shares will be freely transferable under the Securities Act, except for shares of Newco common stock issued to any person who is an affiliate of MCS. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control of MCS and may include some of their respective officers and directors, as well as their respective principal stockholders. Affiliates may not sell their shares of Newco common stock acquired in the merger except pursuant to (1) an effective registration statement under the Securities Act covering the resale of those shares, (2) an exemption under paragraph (d) of Rule 145 under the Securities Act or (3) any other applicable exemption under the Securities Act.

   As an inducement to NetIQ to enter into the merger agreement, MCS has agreed to use its best efforts to cause its affiliates to execute affiliate agreements as promptly as possible. Under these affiliate agreements, Newco will be entitled to place appropriate legends on the certificates evidencing any Newco common stock to be received by these persons, or entities, and to issue stop transfer instructions to the transfer agent for the Newco common stock. Further, these individuals have also acknowledged the resale restrictions imposed by Rule 145 under the Securities Act on shares of Newco common stock to be received by them in the merger.

No appraisal rights

   Appraisal rights under Delaware law are not available to stockholders of a Delaware corporation if:

  . the securities of the corporation are listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; and

  . in the case of the stockholders of the corporation who are required to take consideration different from that previously held by them, such stockholders accept in exchange for their stock (a) stock in the surviving corporation and (b) cash in lieu of fractional shares.

   MCS's stockholders will not have appraisal rights under Delaware law with respect to the merger because:

  . MCS's common stock is traded on Nasdaq

  . MCS stockholders are being offered only shares of common stock of NetIQ, the surviving corporation and cash in lieu of fractional shares

   NetIQ's stockholders will not have appraisal rights under Delaware law with respect to the merger because:

  . NetIQ's common stock is traded on Nasdaq

  . NetIQ stockholders will continue to hold their shares after the merger

Listing on Nasdaq of NetIQ common stock to be issued in the merger

   NetIQ has agreed to cause the shares of common stock to be issued in the merger to be approved for listing on Nasdaq, subject to official notice of issuance prior to the effective time of the merger as defined in the merger agreement.

Delisting and deregistration of MCS common stock after the merger

   If the merger is completed, MCS's common stock will be delisted from Nasdaq and will be deregistered under the Securities Exchange Act of 1934.

                              THE MERGER AGREEMENT

   This section of the proxy statement/prospectus describes the merger agreement. While we believe that the description covers the material terms of the merger agreement, this summary may not contain all of the information that is important to you. The merger agreement is attached to this proxy statement/prospectus as Annex A and we urge you to read it carefully.

Representations and warranties

   MCS and NetIQ each has made a number of representations and warranties in the merger agreement regarding aspects of its respective business, financial condition, structure and other facts pertinent to the merger.

   Each party has made representations and warranties as to:

  . corporate organization and its qualification to do business

  . certificate of incorporation and bylaws

  . capitalization

  . authorization of the merger agreement

  . regulatory approvals required to complete the merger

  . the permissibility of the merger under applicable laws and other contracts to which each company is a party

  . filings and reports with the Securities and Exchange Commission

  . financial statements

  . changes in business since December 31, 1999

  . taxes

  . intellectual property

  . compliance with applicable laws

  . restrictions on the conduct of business

  . litigation

  . payments required to be made to brokers and agents on account of the merger

  . employee benefit plans

  . title to properties

  . environmental matters

  . labor matters

  . material contracts

  . information supplied in this proxy statement/prospectus and the related registration statement

  . board approval

  . the inapplicability of state anti-takeover statutes

  . the fairness opinion received from its financial advisor

   The representations and warranties expire at the effective time of the merger.

   The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to carefully read the articles of the merger agreement entitled "Representations and Warranties of MCS" and "Representations and Warranties of NetIQ and Merger Sub."

MCS's and NetIQ's conduct of business before completion of the merger

   MCS and NetIQ agreed that each of them will:

  . carry on its business diligently and consistent with past practice

  . pay its debts and taxes when due

  . pay or perform material obligations when due

  . preserve its current business organization

  . retain its present officers and employees

  . preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings

   MCS and NetIQ also agreed that each of them would conduct its business in compliance with certain specific restrictions relating to:

  . restricted stock and stock options

  . partnership arrangements, joint development agreements or strategic alliances

  . employee severance and termination payments and arrangements

  . intellectual property

  . dividends or other distributions

  . the issuance and redemption of securities, other than in connection with previously-issued and certain newly-issued options

  . modification of charter documents and bylaws

  . the merger with another entity or the acquisition of assets or other entities

  . liquidation or reorganization

  . the sale, lease, license and disposition of assets

  . the incurrence or guaranteeing of indebtedness

  . employees and employee benefits

  . payment or settlements of liabilities

  . waiver or modification of material agreements

  . entrance into or modification of contracts

  . revaluation of assets or modification of accounting policies and procedures

  . actions jeopardizing the tax-free status of the merger

  . making of tax elections or settling tax liabilities

  .  hiring of employees

  .  granting exclusive rights to third parties

   The provisions in the merger agreement related to the conduct of MCS's and NetIQ's business are complicated and not easily summarized. You are urged to carefully read the section of the merger agreement entitled "Conduct Prior to the Effective Time."

No other negotiations; no solicitation

   Under the merger agreement, each party agreed to terminate any other discussions relating to any of the following transactions:

  .  the acquisition or purchase of more than a 5% interest in either party

  . any tender offer or exchange offer that would result in any person or group beneficially owning 5% or more of either party

  . any merger, consolidation, business combination or similar transaction under which the stockholders of either party would hold less than 95% of the equity interests in the surviving or resulting entity

  .  any sale or other transfer of more than 5% of the assets of either party

  .  any liquidation or dissolution of either party

   In addition, the parties agreed, subject to limited exceptions, not to start any new discussions with a third party relating to any transaction listed above. The parties further agreed not to provide any non-public information to any third party in connection with any such transaction, or to approve or recommend any such transaction to its stockholders until the merger is completed or terminated.

   The board of directors of either company may, however, change its unanimous recommendations in favor of the merger if that company has received an unsolicited bid from a third party to consummate any of the following transactions, and that party's board of directors has determined that such offer would be more favorable financially to that company's stockholders and that changing its recommendation is required to comply with its fiduciary duties:

  . a merger or similar transaction under which the stockholders just before the transaction would hold less than 50% of the surviving entity

  . a sale or other disposition of assets representing more than 50% of the fair market value of the business just before the sale

  . the acquisition by any person or group of 30% of the voting power of the outstanding shares

   If a party has not breached its nonsolicitation obligations, and its board has determined that its fiduciary obligations require it, that party may provide non-public information to, enter into a confidentiality agreement with, or engage in discussions with third parties relating to one of the transactions described above so long as that party:

  . provides at least three days notice to the other party to this merger before furnishing the information, entering into the confidentiality agreement or commencing discussions with such third party

  . obtains a confidentiality agreement covering any nonpublic information to be disclosed

  .  gives the same information to the other party to this merger

   Each party has agreed to inform the other within 24 hours if it receives any request for nonpublic information that it believes would lead to any of the transactions outlined above, and to keep the other party informed of the status and details of any such request or transaction.

   Each party has also agreed to provide the other with at least as much notice as is provided to its own board of directors, of any meeting of its board of directors at which a proposed transaction more favorable financially than this merger is expected to be considered or recommended.

   Regardless of whether either company's board of directors has received an offer to proceed with a proposed transaction more favorable financially than this merger, or has withdrawn its unanimous recommendation of the merger, each company is obligated under the merger agreement to hold and convene its special meeting.

MCS's employee benefit plans

   Employees of MCS when the merger is completed will become employees of Newco. Upon completion of the merger, Newco will credit MCS employees for all service and waiting period requirements under Newco's comparable employee benefit plans.

Treatment of MCS stock options

   Upon completion of the merger, each outstanding option to purchase MCS common stock will be converted into an option to purchase the number of shares of NetIQ common stock adjusted based on the exchange ratio, rounded down to the nearest whole number of shares. The exercise price will be equal to the exercise price per share of MCS common stock divided by the exchange ratio, rounded up to the nearest whole cent.

   Newco will file a registration statement for the shares of NetIQ common stock issuable with respect to options under the MCS stock option plans and Ganymede stock option plans.

Conditions to completion of the merger

   MCS's and NetIQ's obligations to complete the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of each of the following conditions before completion of the merger:

  . approval of proposals related to the merger by stockholders of both companies

  . NetIQ's registration statement must be effective and no proceedings for suspension of or stop order suspending its effectiveness will be pending before or threatened by the Securities and Exchange Commission

  . no law, regulation or order is enacted or issued making the merger illegal or otherwise prohibiting completion of the merger on substantially the same terms as the merger agreement

  . all waiting periods under applicable antitrust laws must have expired or been terminated

  . MCS and NetIQ must each receive from its tax counsel an opinion stating that the merger will constitute a tax-free reorganization under the Internal Revenue Code

  . the shares of NetIQ common stock to be issued in the merger must be authorized for listing on Nasdaq

  . the other party's representations and warranties must be true and correct as of February 26, 2000 and as of the effective time of the merger except:

   --for changes contemplated by the merger agreement

   --to the extent the other party's representations and warranties address matters only as of a particular date, they must be true and correct as of that date

   --if any of these representations and warranties are not true and correct but the effect of the inaccuracies (other than as to certain representations concerning the other party's capital structure, which must be true and correct in all respects) is not material and adverse with respect to the other party, then this condition will be deemed satisfied

  . the other party must perform or comply in all material respects with all of its agreements and covenants required by the merger agreement to be performed or complied with at or before completion of the merger

  . no material adverse effect with respect to the other party shall have occurred since February 26, 2000

Termination of the merger agreement

   The merger agreement may be terminated at any time prior to completion of the merger, whether before or after approval and adoption of the merger agreement and approval of the merger by MCS stockholders:

  .  by written consent of MCS and NetIQ

  .  by MCS or NetIQ, if the merger is not completed before July 31, 2000

  . by MCS or NetIQ, if a court or governmental order permanently restrains the merger

  . by MCS or NetIQ, if the merger agreement fails to receive the requisite stockholder approval

  . by either party, upon a breach of any representation, warranty, covenant or agreement on the part of the other party

  .  by MCS or NetIQ, if:

   - the board of directors of the other party changes adversely its recommendations concerning the merger
   - the board of directors of the other party fails to reaffirm its unanimous recommendation in favor of the merger following the announcement of a competing merger proposal

   - the board of directors of the other party approves or recommends any competing merger proposal

   - the other party accepts any competing merger proposal

   - a tender or exchange offer for the other party's securities is commenced by a third party and the other party to this merger has not told its stockholders they should reject such tender or exchange offer

   - the other party breaches the non-solicitation provisions of the merger agreement

Payment of termination fees

   If the merger agreement is terminated by one party because any of the following events has occurred, it will pay the other party a termination fee of $53 million:

  . the board of directors of the other party changes its recommendations to its stockholders concerning the merger

  . the board of directors of the other party fails to reaffirm its unanimous recommendation in favor of the merger following the announcement of a competing merger proposal

  . the board of directors of the other party approves or recommends any competing merger proposal

  .  the other party accepts any competing merger proposal

  . a tender offer or exchange offer for the other party's securities is commenced by a third party and the other party to this merger has not told its stockholders they should reject such tender or exchange offer, or

  . the other party breaches the non-solicitation provisions of the merger agreement

   Further, MCS or NetIQ will pay to the other party a termination fee of $53 million if the merger is not consummated by July 31, 2000 because MCS's stockholders do not approve the merger agreement or NetIQ's stockholders do not approve the issuance of common stock in this merger, respectively, and either of the following occur:

  . prior to the termination of the merger agreement, a third party has announced an intention to

    - acquire or purchase more than a 5% interest in MCS or NetIQ, respectively,

    - initiate any tender offer or exchange offer that would result in any person or group beneficially owning 5% or more of either party

    - initiate any merger or similar transaction under which the stockholders of either party would hold less than 95% of the equity interests in the surviving or resulting entity and within 12 months following the termination of the merger agreement one of the following transactions is consummated or MCS or NetIQ, respectively, enters into an agreement or letter of intent providing for one of the following transactions:

    - a merger or similar transaction in which the stockholders immediately preceding such transaction hold less than 50% of the surviving entity

    - a sale of assets of either company representing more than 50% of the fair market value of that company just before such sale

    - the acquisition by any person or group of beneficial ownership or a right to acquire beneficial ownership of more than 50% of the voting power of either company

Extension, waiver and amendment of the merger agreement

   MCS and NetIQ may amend the merger agreement before completion of the merger by mutual written consent.

   Either MCS or NetIQ may extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

                        AGREEMENTS RELATED TO THE MERGER

   This section of the proxy statement/prospectus describes agreements related to the merger agreement, including the NetIQ stockholders' voting agreements, the MCS stockholders' voting agreements, the NetIQ stock option agreement, the MCS stock option agreement and the MCS affiliate agreements. While we believe that these descriptions cover the material terms of these agreements, these summaries may not contain all of the information that is important to you. Forms of these agreements are attached as exhibits to Annex A to this proxy statement prospectus.

NetIQ stockholders' voting agreements

   As an inducement for MCS to enter into the merger agreement, MCS and each of Her-Daw Che, Ching-Fa Hwang and Wongfratris Investment Company have entered into voting agreements. By entering into the voting agreements, each of these NetIQ stockholders has agreed, and has also irrevocably appointed representatives of MCS as his lawful attorneys-in-fact and proxies with the limited right to vote the shares of NetIQ common stock beneficially owned by such stockholder, including any additional shares of NetIQ common stock acquired after the date of the voting agreements:

  . in favor of the approval of the merger and the merger agreement

  . in favor of the issuance of NetIQ shares in connection with the merger

  . in favor of any matter that could reasonably be expected to facilitate the foregoing

  . or in the manner that MCS directs with respect to all other proposals submitted to the stockholders of NetIQ that in any way relate to the merger, the merger agreement, or the issuance of NetIQ shares in connection with the merger

   As of February 29, 2000, these stockholders collectively beneficially owned 3,745,150 shares of NetIQ common stock, of which 3,745,150 shares, or approximately 21.3%, of the outstanding NetIQ common stock, are subject to the voting agreements. None of the NetIQ stockholders who are parties to the voting agreements were paid additional consideration in connection with the voting agreements.

   Under the voting agreements, each of these stockholders agrees not to sell the NetIQ common stock and options owned, controlled or acquired, either directly or indirectly, by that person until the earlier of the termination of the merger agreement or the completion of the merger, unless the transfer is in accordance with the voting agreement and each person to whom any shares or any interest in any shares is transferred agrees to be bound by the terms and provisions of the voting agreement. The voting agreements will terminate upon the earlier to occur of the termination of the merger agreement and the completion of the merger.

MCS stockholders' voting agreements

   As an inducement for NetIQ to enter into the merger agreement, NetIQ and each of John Moores, Michael S. Bennett, Stephen E. Odom, Thomas P. Bernhardt, Brian J. McGrath, entities related to New Enterprise Associates, entities related to Austin Ventures, and International Capital Partners, Inc. entered into voting agreements. By entering into the voting agreements, each of these MCS stockholders has agreed, and has also irrevocably appointed representatives of NetIQ as his lawful attorneys-in-fact and proxies with the limited right to vote the shares of MCS common stock beneficially owned by these MCS stockholders, including any additional shares of MCS common stock acquired after the date of the voting agreements:

  . in favor of the approval and adoption of the merger and the merger agreement

  . in favor of any other matters that could reasonably be expected to facilitate the foregoing

  . or in the manner that NetIQ directs with respect to all other proposal submitted to the stockholders of MCS that in any way relate to the merger or the merger agreement.

   As of February 29, 2000, these stockholders collectively beneficially owned 2,841,654 shares of MCS common stock, of which 2,300,447 shares, or approximately 13.4% of the outstanding MCS common stock, are subject to the voting agreements. None of the stockholders who are parties to the voting agreements were paid additional consideration in connection with the voting agreements.

   Under the voting agreements, each of these MCS stockholders agreed not to sell the MCS common stock and options owned, controlled or acquired, either directly or indirectly, by that person until the earlier of the termination of the merger agreement or the completion of the merger, unless the transfer is in accordance with the voting agreement and each person to which any shares or any interest in any shares is transferred agrees to be bound by the terms and provisions of the voting agreement. The voting agreements will terminate upon the earlier to occur of the termination of the merger agreement and the completion of the merger.

MCS stock option agreement

   MCS granted to NetIQ an option to acquire up to 3,416,032 shares of MCS common stock which represented approximately 19.9% of the issued and outstanding MCS common stock as of the date of the merger agreement. The exercise price of the option is $69.1855 per share of MCS common stock, payable in cash. The number of shares issuable upon exercise of the option and the exercise price of the option are subject to adjustment to prevent dilution. NetIQ required MCS to enter into the stock option agreement as a condition to entering into the merger agreement.

   The option is intended to increase the likelihood that the merger will be completed. Some of the aspects of the stock option agreement may have the effect of discouraging persons who might now or at any time be interested in acquiring all or a significant interest in MCS or its assets before completion of the merger.

   If the option becomes exercisable, MCS would not be able to account for future transactions under the pooling-of-interests accounting method for some period of time.

   Exercise events. NetIQ may exercise the option if the merger agreement is terminated under circumstances under which MCS receives its termination fee.

   Termination. The option will terminate upon the earliest of any of the following:

  . the effective time of the merger

  . 12 months after termination of the merger agreement if no event causing a termination fee to become payable has occurred, and

   - the merger agreement is terminated for any reason other than because the merger is not consummated by July 31, 2000

   - or the merger agreement is terminated because the required approval of MCS stockholders is not obtained

  . 12 months after termination of the merger agreement if it is terminated:

    - by MCS or NetIQ, if:

     - the board of directors of the other party changes its recommendations concerning the merger

     - the board of directors of the other party fails to reaffirm its unanimous recommendation in favor of the merger following the announcement of a competing merger proposal

     - the board of directors of the other party approves or recommends any competing merger proposal

     - the other party accepts any competing merger proposal

     - a tender or exchange offer for the other party's securities is commenced by a third party and the other party to this merger has not told its stockholders they should reject such tender or exchange offer

     - the other party breaches the non-solicitation provisions of the merger agreement

  . 12 months after payment of the termination fee if the reorganization agreement is terminated because the merger is not completed by July 31, 2000 or because the required approval of MCS stockholders is not obtained and an event causing a termination fee to become payable has occurred

  . the date the merger agreement is otherwise terminated

  . or if the option becomes exercisable but cannot be exercised by NetIQ because of a government order or because a waiting period under antitrust laws has not expired, ten business days after prohibition to exercise if the prohibition has been removed or has become final and not subject to any appeal

   Repurchase at the option of NetIQ. During the period when the option is exercisable, NetIQ may require MCS to repurchase from NetIQ the unexercised portion of the option and all the shares of MCS common stock purchased by NetIQ under the option that NetIQ then owns.

   Economic benefit to NetIQ is limited. The stock option agreement limits the cash payment, including the amount, if any, paid to NetIQ as a termination fee under the merger agreement, which may be received by NetIQ on exercise of its repurchase right, to $66 million plus the amount paid by NetIQ to exercise the option minus any amount paid by MCS to NetIQ as a termination fee or otherwise in connection with the termination of the merger agreement.

   Registration rights. The stock option agreement grants registration rights to NetIQ with respect to the shares of MCS common stock represented by the option, including the right to demand that MCS register all or part of the shares with the Securities and Exchange Commission, provided that NetIQ will only be able to make three such demands, and the right to register all or part of the shares if MCS registers other shares.

NetIQ stock option agreement

   NetIQ granted to MCS the option to acquire up to 3,520,234 shares of NetIQ's common stock which represented approximately 19.9% of the issued and outstanding NetIQ common stock as of the date of the merger agreement. The exercise price of the option is $73.50 per share of NetIQ common stock. MCS required NetIQ to enter into the stock option agreement as a condition to entering into the merger agreement. An option was granted by NetIQ to MCS on reciprocal terms, where applicable, and otherwise on substantially identical terms as the MCS Option Agreement.

MCS affiliate agreements

   As an inducement to NetIQ to enter into the merger agreement, MCS agreed to use its best efforts to cause its affiliates to execute affiliate agreements as promptly as possible. Under these affiliate agreements, NetIQ will be entitled to place appropriate legends on the certificates evidencing any NetIQ common stock to be received by these persons, or entities, and to issue stop transfer instructions to the transfer agent for the NetIQ common stock exchanged for MCS common stock owned by these affiliates as a result of the merger. Further, these individuals acknowledged the resale restrictions imposed by Rule 145 under the Securities Act on shares of NetIQ common stock to be received by them in the merger.

                     MARKET PRICE AND DIVIDEND INFORMATION

   MCS common stock has been traded on Nasdaq under the symbol "MCSW" since August 5, 1999, the date of MCS's initial public offering. NetIQ common stock has been traded on Nasdaq under the symbol "NTIQ" since July 30, 1999, the date of NetIQ's initial public offering. Prior to such dates, there was no established public trading market for either company's common stock. The following table sets forth for the periods indicated the quarterly high and low sale prices per share of MCS common stock and NetIQ common stock as reported on Nasdaq.

                                                       MCS            NetIQ
                                                 --------------- ---------------
                                                  High     Low    High     Low
                                                 ------- ------- ------- -------
Fiscal Year Ended June 30, 2000:
  First Quarter................................. $44.500 $20.375 $33.750 $14.938
  Second Quarter................................  76.500  41.000  59.000  23.500
  Third Quarter (through March 21, 2000)........  72.266  52.500  77.813  51.000

Recent Share Prices

   The table below presents the per share closing prices of MCS common stock and NetIQ common stock on Nasdaq and the pro forma equivalent market value of NetIQ common stock to be issued for MCS common stock in the merger as of the dates specified. February 25, 2000 was the last trading date before announcement of the merger. The table also sets forth the equivalent per share price for MCS common stock, which was determined by multiplying the closing prices of the NetIQ common stock as of the specified dates by the exchange
ratio of 0.9413. March   , 2000 was the most recent practicable date before the
date of this proxy statement/prospectus.

                                          MCS      MCS Common Stock    NetIQ
                                      Common Stock Equivalent Value Common Stock
                                      ------------ ---------------- ------------
February 25, 2000....................   $62.250        $69.186        $73.500
March  , 2000........................

   Both MCS and NetIQ stockholders are advised to obtain current market quotations for MCS common stock and NetIQ common stock. No assurance can be given as to the market prices of MCS common stock or NetIQ common stock at any time before the consummation of merger or as to the market price of NetIQ common stock at any time after merger. Because the exchange ratio is fixed, the exchange ratio will not be adjusted to compensate MCS stockholders for decreases in the market price of NetIQ common stock which could occur before the merger becomes effective. In the event the market price of NetIQ common stock decreases or increases prior to the consummation of merger, the value of the NetIQ common stock to be received in merger in exchange for MCS common stock would correspondingly decrease or increase.

Dividends

   Neither MCS nor NetIQ has ever declared or paid cash dividends on its capital stock. Pursuant to the merger agreement, each of MCS and NetIQ has agreed not to pay cash dividends pending the consummation of merger without written consent of the other. If the merger is not consummated, the MCS and NetIQ boards anticipate that they would continue their policy of retaining all earnings to finance the expansion of their businesses. MCS and NetIQ expect Newco to retain all earnings for use in the operation and expansion of Newco's business and they do not anticipate Newco will pay any cash dividends after the merger.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

   The following unaudited pro forma combined condensed financial statements give effect to the proposed merger between NetIQ and MCS and the acquisition of Ganymede by MCS, both accounted for as business purchase combinations. The pro forma combined condensed statements of operations assume the merger and acquisition occurred at the beginning of the earliest period presented.

   On February 26, 2000 NetIQ entered into a merger agreement with MCS for consideration preliminarily valued at $1.67 billion, consisting of NetIQ common stock valued at $1.35 billion, options to purchase NetIQ common stock valued at $302.0 million, and estimated direct acquisition costs of $19.0 million. The estimated merger related costs consist primarily of investment banker, legal and accounting fees and printing costs to be incurred which are directly related to the merger. The actual consideration for the merger with MCS cannot yet be determined since the merger has not been completed. There can be no assurance that NetIQ and MCS will not incur additional charges related to the merger or that management will be successful in its efforts to integrate the operations of the two companies. For the purpose of the following pro forma financial information, the number of shares of NetIQ common stock assumed to be issued in the merger with MCS is approximately 18.4 million. This amount is based on the number of common shares of MCS outstanding as of February 26, 2000, the date of the merger agreement, and the number of shares of common stock to be issued in connection with the acquisition of Ganymede by MCS. Similarly, the estimated value of options to purchase NetIQ common stock to be issued in the merger with MCS is based on the outstanding options to purchase MCS common shares as of February 26, 2000, and the number of MCS options to be issued in April in connection with the acquisition of Ganymede. The actual number of NetIQ common shares and options to be issued will be based on the actual outstanding common shares and options of MCS as of the date of completion of the merger.

   In February 2000, MCS entered into an agreement to acquire all the outstanding capital stock of Ganymede, a developer of network and application performance management solutions, for consideration preliminarily valued at $175.4 million. In March 2000 MCS completed the acquisition of a majority interest in Ganymede. The remaining capital stock of Ganymede is expected to be acquired in April. To acquire 100% of the outstanding capital stock of Ganymede, MCS will issue 2,466,882 shares of its common stock and exchange options to purchase 283,118 shares of MCS's common stock. MCS common stock and stock options issued to Ganymede are valued at $171.2 million. In addition, the direct acquisition-related costs are estimated to be approximately $4.2 million.

   The accompanying pro forma financial statements are presented in accordance with Article 11 of Regulation S-X.

   The unaudited pro forma combined condensed balance sheet combines the unaudited historical condensed balance sheets of NetIQ, MCS and Ganymede as of December 31, 1999.

   The unaudited pro forma combined condensed statements of operations give effect to the transactions as if they had been consummated at the beginning of the earliest period presented. The unaudited pro forma combined statement of operations of NetIQ for the six months ended December 31, 1999 combines the unaudited historical statement of operations of NetIQ for the six months ended December 31, 1999, the unaudited historical statement of operations of MCS for the six months ended December 31, 1999, and the unaudited statement of operations of Ganymede for the six months ended December 31, 1999. The unaudited pro forma combined statement of operations of NetIQ for the fiscal year ended June 30, 1999 combines audited historical statements of operations of NetIQ and MCS for the fiscal year ended June 30, 1999 and audited historical statements of operations of Ganymede for the fiscal year ended March 31, 1999. The historical statement of operations for Ganymede for the three months ended June 30, 1999 which has been excluded from these pro forma financial statements included revenues, loss from operations and net losses of $2.4 million, $1.0 million and $1.0 million, respectively.

   The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the merger and the acquisition had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this document. The pro forma information should be read in conjunction with the accompanying notes thereto and with NetIQ's historical financial statements and related notes thereto, MCS's historical financial statements and related notes and Ganymede's historical financial statements and related notes included elsewhere in this proxy statement/prospectus.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                                 BALANCE SHEET
                            AS OF DECEMBER 31, 1999
                                 (in thousands)

                                                 Pro Forma     MCS                 Pro Forma     Total
                          Historical Historical Adjustments Pro Forma  Historical Adjustments  Pro Forma
                             MCS      Ganymede      (A)     Combined     NetIQ        (A)       Combined
                          ---------- ---------- ----------- ---------  ---------- -----------  ----------
ASSETS
Current assets:
 Cash and cash
  equivalents...........   $178,705    $2,159    $     --   $180,864    $  4,631  $       --   $  185,495
 Short-term
  investments...........         --        --          --         --     125,616          --      125,616
 Accounts receivable,
  net...................      3,771     1,471          --      5,242       6,200          --       11,442
 Prepaid expenses.......        611       303          --        914         825          --        1,739
                           --------    ------    --------   --------    --------  ----------   ----------
 Total current assets...    183,087     3,933          --    187,020     137,272          --      324,292
                           --------    ------    --------   --------    --------  ----------   ----------
Property and equipment,
 net....................      3,780       777          --      4,557       1,895          --        6,452
Goodwill and other
 intangible assets......        463        --     174,281    174,744          --   1,330,667    1,505,411
Other assets............         50        46          --         96         361          --          457
                           --------    ------    --------   --------    --------  ----------   ----------
Total assets............   $187,380    $4,756    $174,281   $366,417    $139,528  $1,330,667   $1,836,612
                           ========    ======    ========   ========    ========  ==========   ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term debt........   $    197    $  498    $     --   $    695    $     --  $       --   $      695
 Accounts payable.......      1,180       124          --      1,304         964          --        2,268
 Accrued compensation
  and related benefits..      1,691       191          --      1,882       2,082          --        3,964
 Other liabilities......      4,903       554       4,200      9,657       1,790      19,000       30,447
 Deferred revenue.......      6,800     1,686          --      8,486       5,892          --       14,378
                           --------    ------    --------   --------    --------  ----------   ----------
 Total current
  liabilities...........     14,771     3,053       4,200     22,024      10,728      19,000       51,752
                           --------    ------    --------   --------    --------  ----------   ----------
Deferred revenue, less
 current portion........        265        81          --        346          --          --          346
Long-term debt, less
 current maturities.....         --       515          --        515          --          --          515
                           --------    ------    --------   --------    --------  ----------   ----------
 Total liabilities......     15,036     3,649       4,200     22,885      10,728      19,000       52,613
                           --------    ------    --------   --------    --------  ----------   ----------
Stockholders' equity:
 Preferred stock........         --         4          (4)        --          --          --           --
 Common stock...........         16         3          --         19     136,451   1,655,180    1,791,650
 Additional paid-in-
  capital...............    179,317    10,067     161,118    350,502          --    (350,502)          --
 Deferred stock-based
  compensation..........     (1,359)       --          --     (1,359)     (1,643)      1,359       (1,643)
 Accumulated other
  comprehensive income..         --        --          --         --          30          --           30
 Accumulated deficit....     (5,630)   (8,967)      8,967     (5,630)     (6,038)      5,630       (6,038)
                           --------    ------    --------   --------    --------  ----------   ----------
 Total stockholders'
  equity................    172,344     1,107     170,081    343,532     128,800   1,311,667    1,783,999
                           --------    ------    --------   --------    --------  ----------   ----------
Total liabilities and
 stockholders' equity...   $187,380    $4,756    $174,281   $366,417    $139,528  $1,330,667   $1,836,612
                           ========    ======    ========   ========    ========  ==========   ==========

   See accompanying notes to unaudited pro forma combined condensed financial statements.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1999
                     (in thousands, except per share data)

                                                                 MCS                                 Total
                          Historical Historical  Pro Forma    Pro Forma  Historical  Pro Forma     Pro Forma
                             MCS      Ganymede  Adjustments   Combined     NetIQ    Adjustments    Combined
                          ---------- ---------- -----------   ---------  ---------- -----------    ---------
Software license
 revenue................   $21,067    $ 6,688    $     --     $ 27,755    $18,433    $      --     $  46,188
Service revenue.........     3,760      1,314          --        5,074      3,136           --         8,210
                           -------    -------    --------     --------    -------    ---------     ---------
 Total revenue..........    24,827      8,002          --       32,829     21,569           --        54,398
                           -------    -------    --------     --------    -------    ---------     ---------
Cost of software license
 revenue................       380        208          --          588        755           --         1,343
Cost of service
 revenue................       914        135          --        1,049      1,260           --         2,309
                           -------    -------    --------     --------    -------    ---------     ---------
 Total cost of revenue..     1,294        343          --        1,637      2,015           --         3,652
                           -------    -------    --------     --------    -------    ---------     ---------
Gross profit............    23,533      7,659          --       31,192     19,554           --        50,746
                           -------    -------    --------     --------    -------    ---------     ---------
Operating expenses:
 Sales and marketing....    13,480      7,352          --       20,832     11,685           --        32,517
 Research and
  development...........     5,986      3,616          --        9,602      4,344           --        13,946
 General and
  administration........     2,458        920          --        3,378      2,983           --         6,361
 Stock-based
  compensation..........       532         --          --          532      1,928         (532)(C)     1,928
 Settlement of
  litigation............        --         --          --           --        364           --           364
 Abandoned lease costs
  (recovery)............     1,034         --          --        1,034         --           --         1,034
 Amortization of
  goodwill..............        --         --     34,856 (D)    34,856         --      266,226 (B)   301,082
                           -------    -------    --------     --------    -------    ---------     ---------
 Total operating
  expenses..............    23,490     11,888      34,856       70,234     21,304      265,694       357,232
                           -------    -------    --------     --------    -------    ---------     ---------
Income (loss) from
 operations.............        43     (4,229)    (34,856)     (39,042)    (1,750)    (265,694)     (306,486)
                           -------    -------    --------     --------    -------    ---------     ---------
Interest and other
 income, net............       299         85          --          384        108           --           492
Net income (loss).......       342     (4,144)    (34,858)     (39,717)    (1,642)    (265,694)     (305,994)
Excess of consideration
 paid to redeem
 preferred stock and
 increase in dividends
 on convertible
 preferred stock........    (1,059)        --          --       (1,059)        --        1,059 (F)        --
                           -------    -------    --------     --------    -------    ---------     ---------
Net loss applicable to
 common stockholders....   $  (717)   $(4,144)   $(34,856)    $(39,717)   $(1,642)   $(264,635)    $(305,994)
                           =======    =======    ========     ========    =======    =========     =========

Basic net loss per
 share..................   $ (0.25)                                       $ (0.47)                 $  (13.98)
Shares used to compute
 basic net loss per
 share..................     2,814                                          3,476                     21,884 (F)

Diluted net loss per
 share..................   $ (0.25)                                       $ (0.47)                 $  (13.98)
Shares used to compute
 diluted net loss per
 share..................     2,814                                          3,476                     21,884 (F)

   See accompanying notes to unaudited pro forma combined condensed financial statements.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                            STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED DECEMBER 31, 1999
                     (in thousands, except per share data)

                                                                  MCS                                 Total
                          Historical Historical  Pro Forma     Pro Forma  Historical  Pro Forma     Pro Forma
                             MCS      Ganymede  Adjustments    Combined     NetIQ    Adjustments    Combined
                          ---------- ---------- -----------    ---------  ---------- -----------    ---------
Software license
 revenue................   $15,963     $4,251    $     --      $ 20,214    $13,600    $      --     $  33,814
Service revenue.........     3,499      1,269          --         4,768      3,108           --         7,876
                           -------     ------    --------      --------    -------    ---------     ---------
 Total revenue..........    19,462      5,520          --        24,982     16,708           --        41,690
                           -------     ------    --------      --------    -------    ---------     ---------
Cost of software license
 revenue................       151        163          --           314        329           --           643
Cost of service
 revenue................       602        178          --           780        816           --         1,596
                           -------     ------    --------      --------    -------    ---------     ---------
 Total cost of revenue..       753        341          --         1,094      1,145           --         2,239
                           -------     ------    --------      --------    -------    ---------     ---------
Gross profit............    18,709      5,179          --        23,888     15,563           --        39,451
                           -------     ------    --------      --------    -------    ---------     ---------
Operating expenses:
 Sales and marketing....    10,375      3,649          --        14,024      8,975           --        22,999
 Research and
  development...........     4,583      1,872          --         6,455      3,588           --        10,043
 General and
  administration........     1,965        520          --         2,485      1,507           --         3,992
 Stock-based
  compensation..........       521         --          --           521        352         (521)(C)       352
 Abandoned lease costs
  (recovery)............      (295)                    --          (295)        --           --          (295)
 Amortization of
  goodwill..............        --         --      17,428 (D)    17,428         --      133,113 (B)   150,541
                           -------     ------    --------      --------    -------    ---------     ---------
 Total operating
  expenses..............    17,149      6,041      17,428        40,618     14,422      132,592       187,632
                           -------     ------    --------      --------    -------    ---------     ---------
Income (loss) from
 operations.............     1,560       (862)    (17,428)      (16,730)     1,141     (132,592)     (148,181)
                           -------     ------    --------      --------    -------    ---------     ---------
Interest and other
 income, net............     1,467         (2)         --         1,465      1,265           --         2,730
Income taxes............       455         --        (260)(E)       195        501           --           696
                           -------     ------    --------      --------    -------    ---------     ---------
Net income (loss).......   $ 2,572     $ (864)   $(17,168)     $(15,460)   $ 1,905    $(132,592)    $(146,147)
                           =======     ======    ========      ========    =======    =========     =========

Basic net income (loss)
 per share..............   $  0.20                                         $  0.14                  $   (4.53)
Shares used to compute
 basic net income (loss)
 per share..............    12,659                                          13,832                     32,240 (F)

Diluted net income
 (loss) per share.......   $  0.15                                         $  0.11                  $   (4.53)
Shares used to compute
 diluted net income
 (loss) per share.......    17,382                                          16,868                     32,240 (F)




   See accompanying notes to unaudited pro forma combined condensed financial statements.

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS

   (A) The following represents the allocations of the purchase prices over the historical net book values of the acquired assets and assumed liabilities of the combined business of MCS and Ganymede and Ganymede as of the date of the pro forma balance sheet, and is for illustrative purposes only. The actual purchase price allocation will be based on fair values of the acquired assets and assumed liabilities as of the actual acquisition dates. Assuming the transactions occurred on December 31, 1999, the allocation would have been as follows (in thousands):

                                                              MCS
                                                           Pro forma
                                                            Combined   Ganymede
                                                           ----------  --------
   Working capital........................................ $  164,996  $    880
   Other non-current assets...............................      4,653       823
   Non-current liabilities................................       (861)     (596)
   Goodwill and other intangible assets...................  1,505,411   174,281
                                                           ----------  --------
   Purchase price......................................... $1,674,199  $175,388
                                                           ==========  ========

   The purchase price reflects the accrual of direct costs arising from the pending merger of NetIQ and MCS, estimated at approximately $19.0 million, and the acquisition of Ganymede, estimated at approximately $4.2 million. The adjustment also reflects the elimination of the equity of MCS and Ganymede and the issuance of NetIQ shares and options.

   (B) The pro forma adjustment represents amortization of goodwill and other intangible assets (per the allocation in (A) above) that would have been recorded during the year ended June 30, 1999, and the six months ended December 31, 1999.

   The pro forma adjustment is based on the assumption that the entire amount identified as goodwill and other intangible assets in NetIQ's merger with the MCS and Ganymede businesses will be amortized on a straight-line basis over a five-year period. NetIQ has not yet completed the valuation of the actual intangible assets acquired. When completed, certain amounts identified as intangible assets may be amortized over periods other than the five-year period represented in the pro forma statement of operations. Additionally, a portion of the purchase price may be identified as in-process research and development. This amount, if any, will be charged to operating results of NetIQ in the period the merger is completed and the acquisition accounting and valuation amounts are finalized. The pro forma statement of operations does not give effect to any potential in-process research and development charge related to the acquisition of the MCS and Ganymede businesses.

   (C) The pro forma adjustment is based on the assumption that there would be no deferred stock-based compensation for options issued by MCS for the year ended June 30, 1999, and for the six months ended December 31, 1999, had the merger occurred as of July 1, 1999.

   (D) The pro forma adjustment represents amortization of goodwill and other intangible assets (per the allocation in (A) above) that would have been recorded during the six months ended December 31, 1999 and the year ended June 30, 1998.

   The pro forma adjustment is based on the assumption that the entire amount on the total consideration exceeding the net assets acquired has been identified as goodwill and other intangible assets in MCS's acquisition of the Ganymede business will be amortized on a straight-line basis over a five-year period. MCS has not yet completed the valuation of the actual intangible assets acquired. When completed, certain amounts identified as intangible assets may be amortized over periods other than the five-year period represented in the pro forma statement of operations. Additionally, a portion of the purchase price may be identified as in-process research and development. This amount, if any, will be charged to operating results in MCS's fiscal year 2000 financial statements when the acquisition accounting and valuation amounts are finalized. The pro forma statement of operations does not give effect to any potential in-process research and development charge related to the acquisition of the Ganymede business.

   (E) The pro forma adjustment is based on the tax benefit that would have accrued to MCS if the acquisition of the business of Ganymede had occurred as of July 1, 1998.

   (F) Reflects the elimination of dividends in arrears to redeemable preferred stockholders as if the preferred stock was converted to common stock as of July 1, 1998.

   Additionally, reflects the issuance of approximately 18.4 million shares of NetIQ common stock to MCS stockholders (including Ganymede stockholders) based on the number of MCS shares outstanding as of February 26, 2000, the date of the merger agreement. The computation of diluted net loss per share excludes securities outstanding which could potentially dilute basic earnings per share in the future, but were excluded in the computation of diluted net loss per share in the periods presented, as their effect would have been antidilutive.

                       COMPARISON OF RIGHTS OF HOLDERS OF
                              MCS COMMON STOCK AND
                               NETIQ COMMON STOCK

   This section of the proxy statement/prospectus describes certain differences between MCS common stock and NetIQ common stock. While we believe that the description covers the material differences between the two, this summary may not contain all of the information that is important to MCS stockholders, including the certificate of incorporation and bylaws of NetIQ and the certificate of incorporation and bylaws of MCS. MCS stockholders should read this entire document and the other documents referred to carefully for a more complete understanding of the differences between MCS common stock and NetIQ common stock.

   MCS's certificate of incorporation and bylaws currently govern the rights of stockholders of MCS. After the completion of the merger, MCS's common stockholders will become stockholders of NetIQ. As a result, former MCS stockholders' rights will be governed by NetIQ's certification of incorporation and bylaws. The following paragraphs summarize certain differences between the rights of MCS stockholders and NetIQ stockholders under the certificate of incorporation and bylaws of MCS and articles of incorporation and bylaws of NetIQ.

                                        MCS                               NETIQ
                         ---------------------------------  ---------------------------------
Special meeting of
stockholders............ Under Delaware law, a special      NetIQ's bylaws authorize the
                         meeting of stockholders may be     board of directors, the Chairman
                         called by the board of directors   of the Board, the President, the
                         or any other person authorized to  Chief Executive Officer or one or
                         do so in the certificate of        more stockholders holding shares
                         incorporation or the bylaws.       in the aggregate entitled to cast
                         MCS's bylaws authorize a majority  not less than 50% of the votes at
                         of the board of directors or the   that meeting, to call a special
                         chairman of the board to call a    meeting of stockholders.
                         special meeting of stockholders.

Voting by written
ballot.................. Under Delaware law, the right to   NetIQ's certificate of
                         vote by written ballot may be      incorporation and bylaws do not
                         restricted if so provided in the   restrict the right to vote by
                         certificate of incorporation.      ballot.
                         MCS's certificate of
                         incorporation does not ensure the
                         right to vote by written ballot
                         unless a stockholder demands
                         election by written ballot at the
                         meeting and before voting begins,
                         or, pursuant to the bylaws, upon
                         the request of the chairman of
                         the meeting. MCS's bylaws also
                         provide that all elections of
                         directors shall be by written
                         ballots.

Notice provisions for
stockholder meetings.... No comparable provision.           Stockholders proposing to
                                                            nominate candidates for the board
                                                            of directors or to transact other
                                                            business must generally give
                                                            NetIQ 90 days written notice.

                      CERTAIN INFORMATION REGARDING NETIQ

Overview

   NetIQ provides eBusiness infrastructure management software that enables businesses to optimize the performance and availability of their Windows NT/2000-based systems and applications.

   As businesses increasingly use the Internet for eBusiness, or the electronic conduct of business with partners as well as with customers, many of these businesses are relying upon Windows NT/2000-based systems and applications for critical business functions. Electronic messaging, or e-mail, which provides an increasingly important means of communication between businesses and their partners, customers and employees, is an example of a critical business application that many companies are deploying on the Windows NT/2000 operating systems. In addition to e-mail, businesses are increasingly using Windows NT/2000 servers to run their Internet site and to support electronic commerce initiatives.

   Because of the critical importance of e-mail and web servers in an eBusiness infrastructure--for example, the Gartner Group, an industry research firm, estimates that by 2001 businesses will receive 25% of all inquiries via e-mail and the Internet--these systems require high performance and availability standards, including around-the-clock uptime. NetIQ's eBusiness infrastructure management software, which is called the NetIQ AppManager Suite, enables businesses to centrally manage the performance and helps ensure the availability of their Windows NT/2000-based e-mail and web servers. In addition to managing e-mail and web servers, AppManager also manages database applications such as SQL Server, Oracle and SAP R/3, hardware management tools and the underlying Windows NT/2000 operating systems. By helping ensure the availability of a wide range of Windows NT/2000-based systems and applications through automated monitoring, correction and reporting features, AppManager helps lower the total cost of ownership of Windows NT/2000-based eBusiness infrastructures.

Industry Background

   The use of the Internet to promote eBusiness is fundamentally changing business-to-business, business-to-consumer and business-to-employee interactions. To capitalize on the eBusiness opportunity, businesses require complex systems comprised of sophisticated software applications and hardware products that, among other things, facilitate the electronic communication between businesses and their partners, customers and employees. These applications and products, which include electronic messaging, or e-mail, web servers, database servers and applications and the underlying hardware, are referred to as eBusiness infrastructure, because they comprise the tools that businesses require to compete in an eBusiness environment.

   Businesses are increasingly turning to the Windows NT/2000 operating system as a leading platform for deploying eBusiness infrastructure software applications. According to International Data Corporation, a leading information technology research firm, the market for Windows NT/2000-based servers will grow from 1.3 million servers in 1998, or 32% of all server operating systems shipped in that year, to an estimated 3.3 million servers by 2002, or 51% of all server operating systems shipped in that year. The growth of Windows NT/2000 has been driven by, among other things, businesses' increasing reliance on e-mail and web servers and related applications. For example, businesses are increasingly deploying e-mail servers using Windows NT/2000. According to International Data Corporation, the percentage of all e-mail server software deployed on Windows NT/2000, as opposed to other operating systems will grow from approximately 43% in 1998 to approximately 65% in 2001.

   Forrester Research, an industry research firm, estimated that by the year 2000 large businesses will run 60% of their web servers on Windows NT. Additionally, it is expected that over the next few years, businesses will start to gradually migrate to Windows 2000, Microsoft's next generation operating system, which was first commercially released in February 2000.

   Because businesses rely on Windows NT/2000-based systems and applications to help them compete in an eBusiness environment, these systems and applications require high performance and availability standards, including around-the-clock uptime. However, the growth and deployment of Windows NT/2000-based systems and applications in highly complex computing environments have created a number of unique performance and application management challenges. These complex, distributed computing environments are characterized by multiple servers running multiple enterprise-wide applications at remote locations. These challenges range from basic tasks such as monitoring central processing unit utilization and memory and disk-space availability to tasks as complex as monitoring Internet traffic and e-mail response times or identifying specific database commands that are creating bottlenecks for system performance. According to the Gartner Group, in a survey of more than 100 companies, Windows NT/2000-specific issues created an average of 224.5 hours of unscheduled downtime per machine per year, as compared to UNIX system-specific issues which averaged 23.6 hours of downtime and AS/400 system-specific issues which averaged 5.2 hours of downtime.

   To address the performance and availability management challenges created by the increasing deployment of eBusiness systems and applications on Windows NT/2000-based systems, businesses require infrastructure management software to ensure the availability of eBusiness applications and optimize the performance of these applications and their underlying systems through automated monitoring, correction and reporting procedures.

   NetIQ believes that traditional systems management solutions have not adequately addressed the unique challenges of the complex deployment of eBusiness systems and applications within the Windows NT/2000 environment. Among these traditional systems management solutions are "framework" products that attempt to address all aspects of system and application management problems across multiple platforms, such as Windows NT/2000, UNIX and AS/400, with a single product suite. According to the Gartner Group, these framework products have generally performed poorly and have been difficult to implement, and the Gartner Group estimates that 36 months after purchase, 70% of enterprise management framework implementations fail to be fully and successfully implemented and utilized. In addition, UNIX-based systems management vendors have attempted to modify their UNIX-based platforms to address specific systems and applications management needs for Windows NT/2000. However, because these framework and UNIX-based systems management solutions have not been designed specifically for the Windows NT/2000 platform, they often are more difficult to use because they do not incorporate the "look and feel" of Windows NT/2000, and they generally use non-Windows oriented language and commands to extend the functionality of basic systems. Furthermore, many of these systems management solutions offer only limited reporting functions and utilize an architecture that does not easily scale to accommodate the growth in the number of Windows NT/2000 servers and applications that organizations are deploying across their computing enterprises. Because of their limitations, framework and UNIX-based systems management solutions often require extensive and costly customization, long deployment times and significant ongoing support, thereby increasing organizations' total cost of ownership.

   The unique challenges for managing Windows NT/2000-based eBusiness systems and applications have created the need for eBusiness infrastructure management software that is designed specifically for the Windows NT/2000 environment. NetIQ believes a complete eBusiness infrastructure management software solution for the distributed Windows NT/2000 and Windows 2000 environment must incorporate the following characteristics:

  . Comprehensive breadth and depth of performance and availability management capabilities optimized for the Windows NT/2000 environment

  . Familiar "look and feel" of Microsoft Windows NT/2000-based products that information technology professionals can easily adopt and use

  . Advanced architecture that scales to support rapid growth in the number of servers and applications deployed on the Windows NT/2000 platform yet retains centralized access and control

  . Rapid deployment capabilities and low maintenance costs that result in improved return on investment

  . Close integration with other systems, network and hardware management solutions

The NetIQ Solution

   NetIQ's AppManager products provide a comprehensive solution for centrally managing the performance of businesses' Windows NT/2000 environments. Utilizing a centralized console with automated monitoring, correction and reporting capabilities, NetIQ's products help optimize the performance and availability of Windows NT/2000 systems and applications and reduce associated support costs. Key features of NetIQ's solution include:

  Comprehensive Windows NT/2000-Based Systems and Application Management Functionality

   AppManager consists of fully integrated product modules known as "AppManagers" that provide comprehensive functionality for managing Windows NT/2000-based systems and the popular applications that run on Windows NT/2000. AppManager has broad functionality that enables information technology professionals to rapidly detect problems, identify the underlying source of the problems, implement corrective measures and generate focused management reports through an automated process. AppManager also provides approximately 500 pre-packaged "Knowledge Scripts," or business rules and policies, that indicate the most relevant statistics that need to be monitored at specified thresholds and intervals. Information technology professionals can easily customize these Knowledge Scripts or develop their own to meet organization-specific requirements.

  Utilizes and Builds Upon Microsoft Technology and Standards

   AppManager utilizes and builds upon leading Microsoft technologies and standards, protocols and application programming interfaces. As a result, AppManager looks, feels and operates in the same manner as Microsoft Windows NT/2000 products, helping information technology professionals adopt and use AppManager more easily than system management solutions that have been adapted from solutions for non-Windows platforms.

  Scalable Product; Centralized Control

   AppManager's architecture scales easily to accommodate growth in the number of Windows NT/2000 servers and Windows NT/2000-based applications that organizations deploy in their computing environments. Many of NetIQ's customers gradually adopt and roll out Windows NT/2000 throughout their enterprise on a server-by-server basis, and they deploy additional Windows NT/2000-based applications on an application-by-application basis. As customers increase their use of Windows NT/2000-based systems and applications, NetIQ's architecture scales to accommodate this growth and continues to enable information technology professionals to manage their server base from a centralized console.

  Rapid Deployment; Reduced Total Cost of Ownership

   Because AppManager provides comprehensive, "out-of-the-box" functionality and has the "look and feel" of Microsoft Windows NT/2000 products, it is easier for information technology professionals to deploy and maintain NetIQ's products than traditional system management solutions. AppManager requires minimal customization, maintenance and ongoing customer support and is designed to reduce the total cost of ownership and administration of distributed Windows NT/2000 environments relative to other system management solutions. NetIQ's Knowledge Scripts enable information technology professionals to quickly implement AppManager, and NetIQ's product architecture enables organizations to efficiently roll out AppManager from limited departmental uses to managing multiple important applications throughout an organization.

  Open Architecture that Integrates with Existing System, Network and Hardware Management Products

   Since many of NetIQ's customers have made significant investments in legacy system and network management applications, NetIQ has designed its products to integrate closely with these solutions. NetIQ has developed "connectors" that integrate with leading enterprise management framework products by sharing performance and event information. In addition, because many organizations have purchased Windows NT/2000 servers from multiple hardware vendors, AppManager includes product modules that integrate with hardware management tools to monitor the status and performance of the hardware underlying Windows NT/2000 systems.

  Optimized for Microsoft's Channel

   Because NetIQ focuses exclusively on Windows NT/2000-based systems and applications, NetIQ understands and can address the needs of this marketplace. NetIQ targets its sales efforts on the Windows NT/2000 segments of its customers' information technology departments where the need for products and expertise similar to NetIQ's is particularly acute. Moreover, because NetIQ's products have the "look and feel" of Microsoft technology and are developed for Microsoft users, Microsoft's third-party resellers and channel partners typically find NetIQ products easy to market, sell and support.

Strategy

   NetIQ's objective is to be the leading provider of eBusiness infrastructure management software which enables businesses to optimize the performance and availability of their Windows NT/2000-based systems and applications. Key elements of NetIQ's strategy include:

  Enhance Position as a Leading Provider of Windows NT/2000 eBusiness Infrastructure Management Solutions

   NetIQ intends to strengthen its technology leadership position in the Windows NT/2000 eBusiness infrastructure management software market by continuing to focus on managing applications upon which businesses are increasingly relying on to perform critical business functions, including electronic messaging, Internet, group collaboration and database applications. NetIQ intends to enhance its comprehensive solutions by offering broader "out-of-the box" functionality and closer integration with third-party system, network and hardware management products. NetIQ also intends to continue to introduce additional AppManager modules for managing additional important applications such as Microsoft's Commerce Server.

  Target Enterprise-wide Deployment within Existing Customer Base

   As of the date of this proxy statement/prospectus, NetIQ licenses its products to over 700 customers across a broad range of industries. A number of our customers initially deploy AppManager on a departmental basis or for managing particular Windows NT/2000-based systems or applications. NetIQ has focused and will continue to focus on expanding existing customers' use of AppManager to an enterprise-wide deployment managing multiple applications.

  Expand Distribution Channels

   NetIQ has formed relationships with value-added resellers, system integrators, original equipment manufacturers and distributors. NetIQ intends to build upon these relationships and to pursue new ones. In particular, NetIQ intends to continue to focus on relationships with third-party resellers of Microsoft products that constitute the most significant distribution channel for Windows NT/2000-based systems and applications.

  Increase International Presence

   NetIQ believes that international markets present a substantial growth opportunity for NetIQ as the worldwide market for Windows NT/2000-based systems and applications continues to expand and as organizations increasingly recognize the advantages of eBusiness infrastructure management software solutions. NetIQ intends to expand its field and inside sales forces and establish additional field offices in the United

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

States and internationally. NetIQ plans to complement its current international distribution channels by developing relationships with additional international resellers, distributors and original equipment manufacturers. Working with NetIQ's Japanese original-equipment manufacturers, NetIQ has developed branded Japanese versions of its AppManager products for each of these original-equipment manufacturers to market, sell and support and intends to develop additional localized versions of its products in the future.

  Expand Relationships with Microsoft

   NetIQ intends to expand its relationships with Microsoft to further develop its eBusiness infrastructure management solutions for Windows NT/2000-based systems and applications and expand its penetration of the Windows NT/2000 market. NetIQ participates in Microsoft's testing and feedback programs for new systems and applications and intends to support all current and future Windows NT/2000 technologies and standards. NetIQ plans to continue to participate in joint marketing programs with Microsoft, expand Microsoft's use of NetIQ's products and continue to support new Microsoft Windows NT/2000-based applications.

Products and Technology

   NetIQ develops, markets and supports the NetIQ AppManager Suite, a leading eBusiness infrastructure management software solution for distributed Windows NT/2000 environments. AppManager's automated monitoring, correction and reporting features help information technology professionals optimize the performance and increase the availability of their Windows NT/2000-based systems and electronic messaging, Internet and database applications while reducing associated support costs. Additionally, AppManager can monitor the status and performance of the hardware underlying Windows NT/2000 systems. By using NetIQ's AppManager connector integration products, information technology professionals can use AppManager with system and network management framework products to share performance and event information.

  Native Windows NT/2000 Implementation

   AppManager uses standard Microsoft technology such as Visual Basic for Applications scripting, the Microsoft COM object model and SQL Server. As a result, AppManager looks, feels and operates the same as Microsoft products. NetIQ's use of widely accepted Microsoft standards also makes its AppManager products easy to customize and implement in a customer's existing information technology environment. NetIQ intends to continue to support new Microsoft technology, including emerging Windows 2000-based technologies such as Active Directory and Windows Management Instrumentation, a component of Microsoft's Web-based Enterprise Management initiative, or WBEM.

  Open Architecture that Easily Scales to Accommodate Growth

   AppManager's advanced architecture easily scales to accommodate growth in the number of Windows NT/2000 servers businesses deploy in their highly complex computing environment and includes an exception-based communication mechanism that reports only system events and exception data which minimizes network traffic, and intelligent management agents that can continue to monitor systems and applications regardless of the status of the network connection. AppManager also offers information technology professionals the flexibility to work from a robust Web-based interface to start and stop monitoring jobs and view performance and event data.

   AppManager's architecture is comprised of the following tiers:

  . AppManager Console. The console is an easy-to-use graphical user interface program that displays systems and applications as resource icons within a familiar Microsoft Explorer-type tree view. The console is used to centrally define and control the execution of Knowledge Scripts, business rules and policies. The Knowledge Scripts run as Visual Basic for Applications scripts that collect performance data, monitor for events and initiate corrective actions

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

  . Web Console. The Web console is an optional program that lets users monitor their entire Windows NT environment from a Web browser

  . Repository Server. The repository server is a Microsoft SQL Server database that stores performance and availability management data. The repository server allows for custom reporting and provides over 200 standardized reports for users to choose from. These standardized reports focus on summarizing inventory, performance and event data collected by AppManager for both Windows NT/2000-based systems and applications and are designed to help information technology personnel determine if they are meeting their required service levels

  . Management Server. The management server is a program that manages event-driven communication between the repository and the agent programs

  . Agent. The agent is an easy-to-use and easy-to-deploy program that receives requests from the management server to either run or stop a Knowledge Script. After receiving a request, the agent program communicates back any system events and exceptional data collected by the running Knowledge Scripts. Users can centrally "push" the AppManager agents to remote systems for easy deployment

Customers

   As of the date of this proxy statement/prospectus, NetIQ licenses its AppManager products to more than 700 customers. Included in this group are governmental agencies and companies in the financial services, high technology, utilities, manufacturing, pharmaceuticals, health care, retail and telecommunications industries.

   In fiscal 1998, fiscal 1999 and the six months ended December 31, 1999, no single customer comprised more than 10% of NetIQ's revenue.

Sales, Marketing and Distribution

  Field and Inside Sales

   NetIQ markets its software and services through its field sales organization located at its headquarters facility in Santa Clara, California, its domestic field offices in Atlanta, Boston, Bellevue, Denver, Fairfax and New York City, and international field offices in London, Munich, Singapore, Sydney, Tokyo and Toronto. Each of the field sales offices includes a territory manager and one or more systems engineers. The territory manager and system engineers concentrate on Fortune 1000-sized accounts that have at least 100 Windows NT servers.

   Channel sales representatives focus on managing sales activities of NetIQ's regional channel partners and branch sales offices of NetIQ's national reseller partners. Typically, the sales process will include an initial sales presentation in person or over the phone, a product demonstration, a product evaluation period, a closing meeting and a purchase process. Generally, the sales process includes licensing NetIQ's products to potential customers on a trial basis. NetIQ's sales process typically takes 90 to 180 days, but this process can be longer for large, enterprise-wide sales.

   NetIQ's field sales organization is complemented by an inside sales organization with offices at NetIQ's Santa Clara, California headquarters and in NetIQ's London and Sydney field offices. NetIQ's inside sales organization typically handles orders from customers who have fewer than 100 Windows NT servers that are not processed or sold through the channel, or at times in concert with our channel partners. NetIQ's inside sales personnel also handle sales lead qualification, help recruit regional channel partners and distribute leads to the field sales organization or channel partners.

  Value Added Resellers, System Integrators, Distributors and Original Equipment Manufacturers

   NetIQ has implemented a channel partner program, the NetIQ Partner Network, that provides training, certification, technical support, priority communications regarding upcoming activities and products and joint

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

sales and marketing activities. In North America, Tech Data is the primary distributor of NetIQ's product and its sole U.S. two-tier distributor as of the date of this proxy statement/prospectus, and, as of December 31, 1999, NetIQ had over 60 third party channel partners who have purchased its products through Tech Data. NetIQ sells its products to Tech Data based upon previously-negotiated prices. Tech Data, in turn, resells NetIQ's products to their resellers at previously-negotiated prices. NetIQ's agreement with Tech Data is for successive one-year terms that expire each June, but is subject to automatic one-year renewals unless either party provides a termination notice prior to the renewal date. Either party to the distribution agreement may terminate the contract upon 30 days written notice to the other party. NetIQ has also established a network of direct value added resellers and system integrators in North America, Europe, Latin America and the Asia-Pacific region who perform marketing, sales and technical support functions in their country or region. Each value added reseller may distribute NetIQ's products directly to the customer and/or through other resellers. NetIQ had 69 channel partners in North America and 68 outside of North America as of December 31, 1999. In addition, NetIQ has worked with NEC, Fujitsu and Hitachi to develop branded Japanese versions of AppManager that each of these original equipment manufacturers markets, sells and supports.

  Marketing

   NetIQ has a number of marketing programs designed to inform customers about the capabilities and benefits of NetIQ's AppManager products. NetIQ's marketing efforts include participation in industry trade shows, technical conferences and technology seminars, preparation of competitive analyses, sales training, publication of technical and educational articles in industry journals, advertising, public relations, and analyst and press tours.

  Relationships with Developers of Windows NT-Based Systems and Applications

   NetIQ has relationships with developers of Windows NT-based systems and applications including Cabletron, Citrix, Compaq, Computer Associates, Dell Computer, Hewlett-Packard, IBM, including both its Lotus and Tivoli subsidiaries, Legato, Microsoft, Oracle and Unisys. As part of these relationships, NetIQ often develops joint marketing programs with these software and hardware vendors. NetIQ's relationship with Microsoft is an example of this type of product-based relationship. Microsoft is one of NetIQ's larger customers, and sales of software licenses to Microsoft represented 2% of our software license revenue in fiscal 1998 and 1% in each of fiscal 1999 and the six months ended December 31, 1999. Microsoft's information technology group selected AppManager to monitor the performance and availability of its worldwide Windows NT environment, as well as to centrally monitor its Windows NT-based applications server infrastructure. Recently, Microsoft has permitted one of NetIQ's engineers to work with its Windows NT development group at its Redmond, Washington headquarters. Microsoft also contracts for one of NetIQ's engineers to provide support for Microsoft's use of NetIQ's products. Another example of NetIQ's product-based relationships is NetIQ's relationship with Compaq, whose service organization is a worldwide reseller of AppManager.

  International Sales

   International sales did not account for any revenue in fiscal 1997, but represented 10% of total revenue in fiscal 1998, 20% of total revenue in fiscal 1999 and 25% of total revenue in the six months ended December 31, 1999. NetIQ anticipates that as it expands its international sales efforts, the percentage of revenue derived from international sources, will continue to increase. Currently, a majority of NetIQ's international business is conducted in U.S. dollars. However, as NetIQ expands its international operations, it expects that its international business will increasingly be conducted in foreign currencies. Fluctuations in the value of foreign currencies relative to the U.S. dollar have caused, and NetIQ expects such fluctuation to increasingly cause, currency transaction gains and losses. NetIQ cannot predict the effect of exchange rate fluctuations upon future quarterly and annual operating results. NetIQ may experience currency losses in the future. To date, NetIQ has not adopted a hedging program to protect it from risks associated with foreign currency fluctuations.

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

Customer Support

   NetIQ's technical support organization provides ongoing technical support for its customers and for prospective customers during the period in which a prospective customer evaluates AppManager. NetIQ offers technical support services 24 hours a day, seven days a week via its Internet site, telephone, e-mail and fax. Customers are notified about the availability of regular maintenance and enhancement releases via Internet-based e-mail. Initial product license fees include one year of product software maintenance and support. Thereafter, customers are entitled to receive software updates, maintenance releases and technical support for an annual maintenance fee.

   NetIQ also offers training courses for the implementation and administration of its products. Product training is provided on a periodic basis at NetIQ's headquarters in Santa Clara, California, at the offices of members of the NetIQ Partner Network and also at customer sites throughout the United States and Europe.

   NetIQ's professional services group provides product training, consulting and implementation services for a fee in order to assist customers in maximizing the benefits of NetIQ's products. A significant focus of NetIQ's professional services group is also to train and support partners who are members of the NetIQ Network Partner channel program in how to provide AppManager-related services and support to customers.

Research and Development

   NetIQ's research and development organization is responsible for the design, development and release of its products. The group is organized into development, quality assurance, product management, documentation and localization disciplines. Members from each discipline form separate product teams that work closely with sales, marketing and customer support to better understand market needs and user requirements. Additionally, NetIQ has a well-developed information feedback loop with its customers to respond to and address their changing system and application management requirements. When appropriate, NetIQ also utilizes third parties to expand the capacity and technical expertise of its internal research and development team. On occasion, NetIQ has licensed third party technology which NetIQ believes shortens time-to-market without compromising competitive position or product quality.

   NetIQ has made substantial investments in research and development. NetIQ's research and development expenses were $1.0 million, $2.2 million and $4.3 million in fiscal 1997, 1998 and 1999, respectively. NetIQ's research and development expenses were $3.6 million in the six months ended December 31, 1999. The dollar increase in fiscal 1998 and fiscal 1999 and the annualized dollar increase for the six months ended December 31, 1999 was due primarily to increased staffing and the purchasing of additional hardware and software for development and testing purposes. For a further discussion of our research and development programs, see the sections entitled "NetIQ Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors--If we do not respond adequately to our industry's evolving technology standards . . ."

Competition

   The market for applications management software for optimizing the performance and availability of Windows NT/2000-based systems and applications is new, rapidly evolving and highly competitive, and NetIQ expects competition in this market to persist and intensify. New products for this market are frequently introduced and existing products are continually enhanced. NetIQ may not be able to compete successfully against current and/or future competitors and such inability would materially adversely affect its business, future quarterly and annual operating results and financial condition. See the section entitled "Risk Factors--New product introductions and pricing strategies by Newco's competitors . . ." regarding risks associated with current competitive pressures.

   Existing Competition. NetIQ currently faces competition from a number of sources, including:

  . Providers of network and systems management framework products such as IBM, Computer Associates and Hewlett-Packard

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

  . Providers of performance and availability management solutions such as BMC Software

  . Customers' internal information technology departments that develop or integrate system and application monitoring tools for their particular needs

   Future Competition. NetIQ may face competition in the future from established companies who have not previously entered the market for performance and availability management software for Windows NT/2000-based systems and applications, as well as from emerging companies. Barriers to entry in the software market are relatively low. Established companies may not only develop their own Windows NT/2000-based system and application management solutions, but they may also acquire or establish cooperative relationships with our current competitors, including cooperative relationships between large, established companies and smaller private companies. These larger companies may be able to acquire the technology and expertise of smaller companies to penetrate NetIQ's market quickly. It is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

   To date, Microsoft has not competed against NetIQ in the market for applications management software for optimizing the performance and availability of Windows NT/2000-based systems and applications. However, Microsoft may enter this market in the future, and this could materially adversely affect NetIQ's business, future annual and quarterly results of operations and financial condition. As part of its competitive strategy, Microsoft could bundle performance and availability management software with its Windows NT/2000-based operating system software, and this could discourage potential customers from purchasing NetIQ's products. Even if the functionality provided as standard features by future Microsoft operating system software were more limited than that of NetIQ's AppManager products, a significant number of customers or potential customers might elect to accept more limited functionality in lieu of purchasing additional software. Moreover, competitive pressures resulting from this type of bundling could lead to price reductions for NetIQ's products which would reduce NetIQ's margins and could materially adversely affect NetIQ's business, quarterly and annual operating results and financial condition.

   In addition to Microsoft, other potential competitors may bundle their products or incorporate applications management software for optimizing the performance and availability of Windows NT/2000-based systems and applications into existing products including for promotional purposes. In addition, NetIQ's ability to sell its products will depend, in part, on the compatibility of NetIQ's products with other third party products. These third party software developers may change their products so that they will no longer be compatible with NetIQ's products. If NetIQ's competitors were to bundle their products in this manner or make their products non-compatible with those of NetIQ, this could materially adversely affect NetIQ's ability to sell its products and could lead to price reductions for NetIQ's products, which in turn could reduce NetIQ's profit margins.

Intellectual Property

   NetIQ's success is heavily dependent upon proprietary technology. NetIQ relies primarily on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. These laws and procedures provide only limited protection. NetIQ has received three patents relating to its engineering work.

   NetIQ licenses technology that helps AppManager Suite run its applications management modules from Summit Software on a non-exclusive, worldwide basis. NetIQ's AppManager product modules for Windows NT, Windows NT Workstation and Super Console incorporate the Summit Software technology. Under the terms of NetIQ's license agreement, NetIQ pays limited royalties to Summit. NetIQ licenses this technology on a year-to-year basis which is automatically renewed each August and, in the event the license agreement for this technology is terminated, NetIQ may continue to sell the AppManager Suite with the Summit technology for a period of 24 months following the termination of the license agreement. This license is terminable upon 60 days notice in the event a default under the licensing agreement occurs, including a failure by NetIQ to pay the royalty fees on a timely basis or any other material breach by NetIQ of the license agreement.

Employees

   As of February 29, 2000, NetIQ had 185 employees, 58 of whom were engaged in research and development, 94 in sales and marketing, 12 in customer support and 21 in finance and administration. None of NetIQ's employees is represented by a collective bargaining agreement. NetIQ has not experienced any work stoppages and considers its relations with its employees to be good. For a discussion of NetIQ's need to attract and retain additional qualified personnel, see the section entitled "Risk Factors--Newco will need to recruit and retain additional qualified personnel . . ."

Facilities

   NetIQ's principal administrative, sales, marketing, customer support and research and development facility is located at NetIQ's headquarters facility in Santa Clara, California. NetIQ currently occupies approximately 23,000 square feet of office space in the Santa Clara facility under the terms of a lease expiring in July 2003. In addition, NetIQ has leased approximately 8,000 square feet of additional space in the same building through August 2000. NetIQ is currently evaluating additional space in the local area and believes that suitable additional facilities will be available as needed.

   NetIQ also leases space for sales and marketing offices in Atlanta, Boston, Bellevue, Denver, Fairfax and New York City, and has international field offices in London, Munich, Singapore, Sydney, Tokyo and Toronto.

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

                   NETIQ MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

   NetIQ provides eBusiness infrastructure management software that allows businesses to optimize the performance and availability of their Windows NT/2000-based systems and applications.

   From NetIQ's incorporation in June 1995 until the first sales of AppManager in February 1997, NetIQ was principally engaged in development-stage activities, including product development, sales and marketing efforts and recruiting qualified management and other personnel. NetIQ's total revenue has grown from $0.4 million in fiscal 1997, to $7.1 million in fiscal 1998, to $21.6 million in fiscal 1999, and to $16.7 million in the six months ended December 31, 1999. This rapid revenue growth reflects NetIQ's relatively early stage of development, and NetIQ does not expect revenue to increase at the same rate in the future.

   Operating expenses grew from $2.7 million in fiscal 1997, to $9.8 million in fiscal 1998, and to $21.3 million in fiscal 1999, and to $14.4 million in the six months ended December 31, 1999. NetIQ's operating expenses increased as NetIQ expanded NetIQ's operations, including growing NetIQ's employee base from 14 at June 30, 1996, to 133 at June 30, 1999, and to 161 at December 31, 1999.
NetIQ's operating expenses, which include charges for stock-based compensation and a charge for settlement of litigation in fiscal 1999, together with cost of revenue have exceeded revenue in every quarter since inception except the two most recent quarters ended December 31, 1999. This reflects NetIQ's strategy to make the investments necessary to capture market share and grow revenue as quickly as possible, while maintaining a high level of fiscal control, product quality and customer satisfaction. NetIQ's cumulative losses have resulted in an accumulated deficit of $6.0 million at December 31, 1999.

   NetIQ has derived the large majority of its revenue from software licenses. NetIQ also derives revenue from sales of annual maintenance service agreements and, to a lesser extent, consulting and training services. Service revenue has increased in each quarter as license revenue has increased and as the size of NetIQ's installed base has grown. NetIQ expects service revenue to increase as a percentage of total revenue in the future and, as a consequence, NetIQ's cost of service revenue to increase in absolute dollars. The pricing of the AppManager suite is based on the number of systems and applications managed, although volume and enterprise pricing is also available. NetIQ's customers typically purchase one year of product software maintenance with their initial license of NetIQ's products. Thereafter, customers are entitled to receive software updates, maintenance releases and technical support for an annual maintenance fee equal to a fixed percentage of the current list price of the licensed product.

   Cost of software license revenue, as a percentage of software license revenue, has increased from 2% in fiscal 1997, to 4% in fiscal 1998 and fiscal 1999 and declined to 2% in the six months ended December 31, 1999. Cost of service revenue, as a percentage of service revenue, has declined from 242% in fiscal 1997, to 87% in fiscal 1998, to 40% in fiscal 1999, and to 26% in the six months ended December 31, 1999. Although service revenue has increased as a percentage of total revenue from 5% in fiscal 1997, to 7% in fiscal 1998, to 15% in fiscal 1999 and to 19% in the six months ended December 31, 1999, the declining cost of service revenue has resulted in an increase in overall gross margin from 86% in fiscal 1997, to 91% in fiscal 1998, and fiscal 1999, and 93% in the six months ended December 31, 1999.

   NetIQ anticipates that service revenue will increase as a percentage of total revenue in the future as customers continue to renew maintenance service contracts and, if NetIQ is unable to reduce the costs of service revenue, NetIQ's margins may decline.

   NetIQ sells its products through both its direct sales force, which includes NetIQ's field and inside sales personnel, as well as through indirect channels, such as distributors, value-added resellers and original equipment manufacturers. To date, the majority of NetIQ's sales have resulted from the efforts of NetIQ's field

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

and inside sales personnel. However, license revenue through NetIQ's third-party channel partners represented approximately 10% of total revenue in fiscal 1998 and 32% of total license revenue in fiscal 1999 and 35% of total revenue in the six months ended December 31, 1999, and NetIQ's strategy is to increase sales through third-party channel partners. Two customers accounted for 45% and 12% of total revenue in fiscal 1997. During both fiscal 1998 and fiscal 1999 and the six months ended December 31, 1999, no single customer accounted for more than 10% of NetIQ's total revenue. International sales did not account for any of NetIQ's revenue in fiscal 1997, but represented 10% of total revenue in fiscal 1998, 20% of total revenue in fiscal 1999 and 25% of total revenue in the six months ended December 31, 1999. NetIQ anticipates that as it expands its international sales efforts, the percentage of revenue derived from international sources will continue to increase.

   Generally, NetIQ sells perpetual licenses and recognizes revenue in accordance with generally accepted accounting principles upon meeting each of the following criteria:

  . execution of a written purchase order, license agreement or contract

  . delivery of software and authorization keys

  . the license fee is fixed and determinable

  . collectibility of the proceeds within six months is assessed as being probable and

  . vendor-specific objective evidence exists to allocate the total fee to elements of the arrangement

   Vendor-specific objective evidence is based on the price generally charged when an element is sold separately, or if not yet sold separately, is established by authorized management. All elements of each order are valued at the time of revenue recognition. For sales made through NetIQ's distributors, resellers and original equipment manufacturers, NetIQ recognizes revenue at the time these partners report to NetIQ that they have sold the software to the end user and after all revenue recognition criteria have been met.

   In September 1996, Compuware Corporation filed a complaint against NetIQ alleging misappropriation of trade secrets, copyright infringement, unfair competition and other claims. Compuware asserted these claims after a number of prior Compuware employees founded the company or later joined NetIQ as officers and employees. A settlement of these claims was reached in January 1999 and final documentation was entered into and the claims dismissed in March 1999. Prior to reaching a settlement with Compuware, NetIQ incurred significant expenses related to the litigation, primarily relating to legal fees, and management attention was partially diverted to this litigation matter. As part of the settlement in March 1999, Compuware loaned NetIQ $5.0 million, subordinated to NetIQ's bank credit facility, with interest at 6% per year. Additionally, as part of the settlement in March 1999, NetIQ issued Compuware a warrant to purchase 280,025 shares of common stock at 90% of the per share sale price of shares sold to investors in NetIQ's initial public offering. Compuware exercised the warrant in full upon the closing of NetIQ's initial public offering, paying $11.70 per share and sold all of their shares in the follow-on public offering in December 1999. Pursuant to the completion of NetIQ's initial public offering NetIQ paid approximately $1.8 million to satisfy NetIQ's note and interest obligation to Compuware, and the remaining $3.3 million was cancelled in connection with Compuware's exercise of the warrant. Additionally, as part of NetIQ's settlement agreement, NetIQ agreed not to hire personnel from Compuware until after December 31, 1999, or release any systems management software for managing UNIX systems on or before December 31, 1999.

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

Historical Results of Operations

   The following table sets forth our historical results of operations expressed as a percentage of total revenue for fiscal 1997, 1998 and 1999 and for the six month periods ended December 31, 1998 and 1999.

                                  Percentage of Total Revenue
                                                              Six Months
                                                                 Ended
                               Year Ended June 30,           December 31,
                               --------------------------    ------------
                                1997      1998      1999      1998      1999
                               -------   ------    ------    ------    ------
Consolidated Statement of
 Operations Data:
Software license revenue.....       95 %     93 %      85 %      89 %      81 %
Service revenue..............        5        7        15        11        19
                               -------   ------    ------    ------    ------
    Total revenue............      100      100       100       100       100
Cost of software license
 revenue.....................        2        3         3         3         2
Cost of service revenue......       12        6         6         6         5
                               -------   ------    ------    ------    ------
    Total cost of revenue....       14        9         9         9         7
                               -------   ------    ------    ------    ------
Gross margin:................       86       91        91        91        93
Operating expenses:
  Sales and marketing........      319       81        54        54        54
  Research and development...      259       31        20        18        21
  General and
   administrative............      123       23        14        14         9
  Stock-based compensation...        3        4         9        11         2
  Settlement of litigation...       --       --         2        --        --
                               -------   ------    ------    ------    ------
    Total operating
     expenses................      704      139        99        97        86
                               -------   ------    ------    ------    ------
Income (loss) from
 operations..................     (618)     (48)       (8)       (6)        7
Interest income, net.........       30        4        --         1         7
Income taxes.................       --       --        --        --        (3)
                               -------   ------    ------    ------    ------
Net income (loss)............     (588)%    (44)%      (8)%      (5)%      11 %
                               =======   ======    ======    ======    ======
Cost of software license
 revenue, as a percentage of
 software license revenue....        2 %      4 %       4 %       3 %       2 %
Cost of service revenue, as a
 percentage of service
 revenue.....................      242 %     87 %      40 %      52 %      26 %

Comparison of the Six Months Ended December 31, 1998 and 1999

Revenue

   Software License Revenue--NetIQ's software license revenue increased from $8.2 million for the six months ended December 31, 1998 to $13.6 million for the six months ended December 31, 1999, representing growth of 67%. This increase was due primarily to increases in the number of software licenses sold, reflecting increased acceptance of NetIQ's AppManager products and expansion of NetIQ's field and inside sales organizations and NetIQ's third-party channel partners.

   Service Revenue--Service revenue increased from $1.1 million for the six months ended December 31, 1998 to $3.1 million for the six months ended December 31, 1999, representing growth of 188%. This increase was due primarily to maintenance fees associated with new software licenses. Service revenue also increased as a percentage of total revenue due to the compounding effect of NetIQ's base of installed licenses and due to a significant majority of NetIQ's customers renewing their maintenance service agreements.

Cost of Revenue

   Cost of Software License Revenue--NetIQ's cost of software license revenue includes the costs associated with software packaging, documentation, such as user manuals and CDs, and production, as well as non-

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

employee commissions and royalties. NetIQ's cost of software license revenue has changed from $245,000, or 3% of software license revenue, for the six months ended December 31, 1998, to $329,000, or 2% of software license revenue, for the six months ended December 31, 1999. The increase in absolute dollar amount was due principally to increases in software license revenue. The decrease in percentage is due to leveraging the fixed costs over a larger revenue base.

   Cost of Service Revenue--Cost of service revenue consists primarily of personnel costs and expenses incurred in providing telephonic and on-site maintenance services, consulting services and training. Cost of service revenue was $560,000 and $816,000 for the six months ended December 31, 1998 and 1999, respectively, representing 52% and 26% of service revenue, respectively. The increase in dollar amount of cost of service revenue is primarily attributable to the growth in NetIQ's installed customer base. Cost of service revenue as a percentage of service revenue declined due primarily to economies of scale achieved as NetIQ's revenue and installed base have grown. NetIQ expects service revenue to increase as a percentage of total revenue as NetIQ's installed license base grows and, as a consequence, NetIQ's cost of service revenue to increase in absolute dollars and as a percentage of total revenue.

Operating Expenses

   Sales and Marketing--NetIQ's sales and marketing expenses consist primarily of personnel costs, including salaries and employee commissions, as well as expenses relating to travel, advertising, public relations, seminars, marketing programs, trade shows and lead generation activities. Sales and marketing expenses increased from $5.0 million for the six months ended December 31, 1998, to $9.0 million for the six months ended December 31, 1999. This increase in dollar amount was due primarily to the hiring of additional field sales, inside sales and marketing personnel, which increased from 55 people to 82 people between December 31, 1998 and December 31, 1999, and expanding NetIQ's sales infrastructure and third-party channel partners. Sales and marketing expenses represented 54% of total revenue for the six months ended December 31, 1998 and 1999, respectively. NetIQ expects to continue hiring additional sales and marketing personnel and to increase promotion, advertising and other marketing expenditures in the future. Accordingly, NetIQ expects sales and marketing expenses will increase in absolute dollars in future periods.

   Research and Development--NetIQ's research and development expenses consist primarily of salaries and other personnel-related costs, as well as facilities costs, consulting fees and depreciation. These expenses increased from $1.7 million, or 18% of total revenue, for the six months ended December 31, 1998, to $3.6 million, or 21% of total revenue, for the six months ended December 31, 1999. This increase in dollar amount resulted principally from increases in engineering and technical writing personnel, which increased from 31 people to 53 people at the end of each period, together with increases in third party development effort. To date, all research and development costs have been expensed as incurred in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, as NetIQ's current software development process is essentially completed concurrent with the establishment of technological feasibility. NetIQ expects to continue to devote substantial resources to product development such that research and development expenses will increase in absolute dollars in future periods.

   General and Administrative--NetIQ's general and administrative expenses consist primarily of personnel costs for finance and administration, information systems and human resources, as well as professional services expenses such as legal and accounting, and provision for doubtful accounts. General and administrative expenses increased from $1.3 million for the six months ended December 31, 1998 to $1.5 million for the six months ended December 31, 1999. General and administrative expenses represented 14% of total revenue for the six months ended December 31, 1998, and 9% of total revenue for the six months ended December 31, 1999. The increase in dollar amount was due primarily to increased staffing necessary to manage and support NetIQ's growth. General and administrative personnel increased from 10 people at December 31, 1998 to 18 people at December 31, 1999. Legal expense was a significant cost for the six months ended December 31, 1998, amounting to $554,000, principally due to the Compuware litigation, for which a settlement was reached in January 1999 and final documentation was entered into and the claims dismissed in March 1999. The decrease in general and administrative expense as a percentage of total revenue was due primarily to the growth in total revenue and the decline in legal expenses to $125,000 for the six months ended December 31, 1999. NetIQ believes that NetIQ's general and administrative expenses will increase in absolute dollars as NetIQ expands its administrative staff, adds new financial and accounting software systems, and incurs additional costs related to being a public company, such as expenses related to directors' and officers' liability insurance, investor relations, stock administration programs and increased professional fees.

   Stock-Based Compensation--During the six months ended December 31, 1998, NetIQ recorded deferred stock-based compensation of $1.9 million relating to stock option grants to employees and non-employees. No deferred stock-based compensation was recorded in the six months ended December 31, 1999. However, due to employee attrition, approximately $126,000 of the deferred stock-based compensation was reversed. These net amounts are being amortized over the vesting periods of the granted options, which is generally four years for employees. During the six months ended December 31, 1998 and 1999, NetIQ recognized stock-based compensation expense of $1,025,000 and $352,000, respectively. At December 31, 1999, total deferred stock-based compensation was $1.6 million.

   Interest Income (Expense)--Interest income (expense), represents interest income earned on NetIQ's cash and cash equivalent balances, interest expense on NetIQ's equipment loans and loan subordinated to NetIQ's bank line of credit, and gain on foreign exchange transactions. For the six months ended
December 31, 1998 and 1999, interest income (expense) was $57,000 and $1,265,000, respectively. The increase in interest income (expense) is the result primarily of increased cash and cash equivalent balances due to the proceeds from NetIQ's public offerings in July and December 1999.

   Income Taxes--NetIQ incurred net operating losses during the six months ended December 31, 1998 and consequently paid no federal, state or foreign income taxes. NetIQ recorded income tax expense of $501,000 for the six months ended December 31, 1999, representing the expected effective tax rate for fiscal year 2000.

Comparison of Fiscal Years Ended June 30, 1998 and 1999

 Revenue

   NetIQ's total revenue increased from $7.1 million in fiscal 1998, to $21.6 million in fiscal 1999, representing growth of 205%. During this same period, NetIQ's software license revenue increased from $6.6 million to $18.4 million, representing growth of 179%. These increases were due primarily to increases in the number of software licenses sold, reflecting increased acceptance of NetIQ's AppManager products and expansion of NetIQ's field and inside sales organizations and its third party channel partners. Service revenue increased from $467,000 in fiscal 1998 to $3.1 million in fiscal 1999, representing growth of 562%. This increase was due primarily to maintenance fees associated with new software licenses. Service revenue increased as a percentage of total revenue due to the compounding effect of NetIQ's base of installed licenses and due to a significant majority of NetIQ's early customers renewing their maintenance service agreements.

 Cost of Revenue

   Cost of Software License Revenue. NetIQ's cost of software license revenue includes the costs associated with software packaging, documentation, such as user manuals and CDs, and production, as well as non-employee commissions and royalties. NetIQ's cost of software license revenue has increased from $235,000, or 4% of software license revenue, in fiscal 1998, to $755,000, or 4% of software license revenue, in fiscal 1999. The increase in absolute dollar amount was due principally to increases in software license revenue.

   Cost of Service Revenue. Cost of service revenue consists primarily of personnel costs and expenses incurred in providing telephonic and on-site maintenance services and consulting services. Costs associated with training activities consist principally of allocated labor and departmental expenses as well as training materials. Cost of service revenue was $407,000 and $1,260,000 in fiscal 1998 and fiscal 1999, respectively,

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

representing 87% and 40% of related service revenue. The increase in dollar amount of cost of service revenue is primarily attributable to the growth in NetIQ's installed customer base. Cost of service revenue as a percent of service revenue declined due primarily to economies of scale achieved as NetIQ's revenue and installed base have grown.

 Operating Expenses

   Sales and Marketing. NetIQ's sales and marketing expenses consist primarily of personnel costs, including salaries and employee commissions, as well as expenses relating to travel, advertising, public relations, seminars, marketing programs, trade shows and lead generation activities. Sales and marketing expenses increased from $5.7 million in fiscal 1998, to $11.7 million in fiscal 1999. This increase in dollar amount was due primarily to the hiring of additional field sales, inside sales and marketing personnel, which increased from 34 people to 66 people at the end of each year, and expanding our sales infrastructure and third party channel partners, as well as higher commissions. Sales and marketing expenses represented 81% and 54% of total revenue for fiscal 1998 and fiscal 1999, respectively. The decline in sales and marketing expenses as a percentage of total revenue was principally the result of economies of scale resulting from the increased number of sales transactions, including follow-on sales to existing customers, as well as the allocation of marketing expenses over a substantially increased revenue base.

   Research and Development. NetIQ's research and development expenses consist primarily of salaries and other personnel-related costs, as well as facilities costs, consulting fees and depreciation. These expenses increased from $2.2 million, or 31% of total revenue, in fiscal 1998, to $4.3 million, or 20%, of total revenue in fiscal 1999. This increase in dollar amount resulted principally from increases in engineering and technical writing personnel, which increased from 30 people to 43 people at the end of each year, together with increases in facility costs relating to NetIQ's new facility which it leased in July 1998. The decline in research and development expenses as a percentage of total revenue was due to the growth in total revenue.

   General and Administrative. NetIQ's general and administrative expenses consist primarily of personnel costs for finance and administration, information systems and human resources, as well as professional services expenses such as legal and accounting, and provision for doubtful accounts. General and administrative expenses increased from $1.6 million in fiscal 1998, to $3.0 million in fiscal 1999, representing 23% and 14% of total revenues, respectively. The increase in dollar amount was due primarily to increased staffing necessary to manage and support NetIQ's growth. General and administrative personnel increased from 8 people at June 30, 1998, to 14 people at June 30, 1999. Legal expenses have been a significant cost in both periods, amounting to $762,000 and $966,000 for fiscal 1998 and fiscal 1999, respectively. These legal costs have principally been due to the Compuware litigation, for which a settlement was reached in January 1999 and final documentation was entered into and the claims dismissed in March 1999. In addition, occupancy costs charged to general and administrative expense increased by $705,000 during the year as a result of the lease of NetIQ's new facility in July 1998. The decrease in general and administrative expense as a percentage of total revenue was due primarily to the growth in total revenue.

   Stock-Based Compensation. During fiscal 1998 and fiscal 1999, NetIQ recorded deferred stock-based compensation of $1.2 million and $3.0 million, respectively, relating to stock option grants to employees and non-employees. These amounts are being amortized over the vesting periods of the granted options, which is generally four years for employees. During fiscal 1998 and fiscal 1999, NetIQ recognized stock-based compensation expense of $250,000 and $1.9 million, respectively. At June 30, 1999, total deferred stock-based compensation was $2.1 million. NetIQ expects to amortize up to approximately $200,000 of deferred stock-based compensation each quarter through June 30, 2003.

   Settlement of Litigation. During fiscal 1999 NetIQ recorded an expense of $364,000 associated with the settlement of litigation with Compuware. The expense relates to the warrants that were exercised in connection with our initial public offering of our common stock on July 29, 1999.

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

   Interest Income, Net. Interest income, net, represents interest income earned on NetIQ's cash and cash equivalent balances and interest expense on its equipment loans and loan subordinated to its bank line of credit. For fiscal 1998 and fiscal 1999, interest and other income, net, was $262,000 and $108,000, respectively. The decline in interest income, net is the result primarily of lower cash and cash equivalent balances in fiscal 1999 coupled with interest on the $5.0 million subordinated debt, commencing in the quarter ended March 31, 1999. The subordinated loan plus accrued interest was repaid subsequent to the closing of NetIQ's initial public offering.

   Income Taxes. NetIQ incurred net operating losses in fiscal 1998 and fiscal 1999, and consequently paid no federal, state or foreign income taxes.

Comparison of Fiscal Years Ended June 30, 1997 and 1998

   The trends discussed in the comparisons of operating results for fiscal 1998 and fiscal 1999 generally apply to the comparison of results of operation for fiscal 1997 and 1998, except for differences discussed below.

 Revenue

   NetIQ began selling software licenses for the AppManager Suite in February 1997, and NetIQ's software license revenue increased from $369,000 in fiscal 1997 to $6.6 million in fiscal 1998. Service revenue increased from $19,000 in fiscal 1997 to $467,000 in fiscal 1998, principally from increases in new customer licenses.

 Cost of Revenue

   Cost of Software License Revenue. NetIQ's cost of software license revenue increased from $9,000, or 2% of software license revenue, in fiscal 1997, to $235,000, or 4% of software license revenue, in fiscal 1998. The increase in absolute dollar amount was due principally to increases in the number of software licenses sold, while the percentage increase was due principally to an increase in NetIQ's reserve for product returns by $50,000 in fiscal 1998.

   Cost of Service Revenue. NetIQ's cost of service revenue increased from $46,000 in fiscal 1997 to $407,000 in fiscal 1998. These costs amounted to 242% and 87% of service revenue, respectively. The decline in cost of service revenue as a percentage of service revenue was due primarily to economies of scale achieved as our revenue and installed base have grown.

 Operating Expenses

   Sales and Marketing. NetIQ's sales and marketing expenses increased $1.2 million in fiscal 1997, to $5.7 million in fiscal 1998. The increase reflects the hiring of additional sales and marketing personnel in connection with the building of our direct, reseller and original equipment manufacturer channels, and higher commissions associated with increased sales volume. NetIQ's personnel in sales and marketing increased from nine at June 30, 1997, to 34 at June 30, 1998. Sales and marketing expenses accounted for 319% of total revenue in fiscal 1997 and 81% of total revenue in fiscal 1998. The decrease as a percentage of total revenue was due primarily to growth in NetIQ's total revenue.

   Research and Development. Research and development expenses increased from $1.0 million in fiscal 1997, to $2.2 million in fiscal 1998. The increase in each of these periods was due primarily to increases in personnel in each period. NetIQ's personnel in research and development increased from 14 at June 30, 1997, to 30 at June 30, 1998. Research and development expenses accounted for 259% of total revenue in fiscal 1997 and 31% of total revenue in fiscal 1998. The decrease as a percentage of total revenue was due primarily to growth in NetIQ's total revenue.

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

   General and Administrative. General and administrative expenses increased from $479,000 in fiscal 1997 to $1.6 million in fiscal 1998. These costs, which represented 123% of total revenue in fiscal 1997 and 23% of total revenue in 1998, were the result of increases in personnel, facility-related costs and legal expenses. NetIQ's personnel in general and administrative positions increased from two at June 30, 1997, to eight at June 30, 1998. Legal expenses were $186,000 in fiscal 1997 and $762,000 in fiscal 1998, and related principally to the Compuware litigation that commenced in September 1996 for which a settlement was reached in January 1999 and final documentation was entered into and the claims dismissed in March 1999. The decrease as a percentage of total revenue was the result of growth in NetIQ's total revenue.

   Stock-Based Compensation. In fiscal 1998, NetIQ recorded deferred stock-based compensation of $1.2 million in connection with stock option grants and amortized $250,000 of this amount as an expense for that year.

   Interest Income, Net. NetIQ recognized interest income, net, of $116,000 and $262,000 in fiscal 1997 and fiscal 1998, respectively. These amounts are the result of investments made out of cash balances in excess of operating requirements, which resulted from NetIQ's two preferred stock financings in September 1995 and May 1997.

   Income Taxes. NetIQ incurred net operating losses in fiscal 1997 and fiscal 1998, and consequently paid no federal, state or foreign income taxes. Liquidity and Capital Resources

   NetIQ has funded our operations through June 30, 1999 primarily through private sales of preferred equity securities, totaling $11.0 million and, to a lesser extent, through capital equipment leases and sales of common stock and option exercises.

   In July 1999, NetIQ sold 3,000,000 shares of common stock in an underwritten public offering and in August 1999 sold an additional 450,000 shares through the exercise of underwriters' over-allotment option for aggregate net proceeds of approximately $40.4 million.

   Proceeds from the initial public offering were used to pay off the short-term and long-term debts to Compuware and a financial institution.

   In December 1999, NetIQ sold 1,500,000 shares of common stock in an underwritten offering for net proceeds of approximately $75.5 million.

   In January 2000, the underwriters of NetIQ's follow-on public offering of common stock exercised their over-allotment option and NetIQ issued 387,000 additional shares for net proceeds of approximately $19.6 million.

   NetIQ's operating activities resulted in net cash outflows of $2.0 million and $3.9 million in fiscal 1997 and fiscal 1998, respectively, and cash inflows of $2.0 million in fiscal 1999 and $7.1 million in the six months ended December 31, 1999. Sources of cash during these periods were principally from increases in deferred revenue, accrued compensation and other liabilities. Uses of cash in these periods were principally for net losses and increases in accounts receivable and prepaid expenses.

   NetIQ's investing activities, after excluding the purchase and maturity of temporary cash investments in fiscal 1997, resulted in net cash outflows, principally related to the acquisition of capital assets, of $238,000, $529,000 and $1,353,000 in the fiscal 1997, fiscal 1998, and fiscal 1999, respectively. NetIQ's investing activities resulted in net cash outflow of $126.6 million, principally for net purchases of short-term investments.

   Financing activities provided cash of $7.9 million in fiscal year 1997, principally related to the proceeds from the issuance of preferred stock. Financing activities provided cash of $13,000 in fiscal 1998 from the exercise of stock options. Financing activities provided cash of $5.6 million in fiscal 1999, principally from the proceeds of the $5.0 million loan from Compuware, proceeds from NetIQ's bank credit facility and the exercise of stock options. Financing activities provided net cash of $114.5 million in the six months ended December 31, 1999, principally from the proceeds of NetIQ's public offerings, net of cash paid to Compuware and cash paid to a financial institution to retire short-term and long-term debt.

   At December 31, 1999 NetIQ does not have any significant capital commitments outstanding.

Effect of Recent Accounting Pronouncements

   In June 1998 and June 1999, FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities and SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities: Deferral of the Effective Date of SFAS No. 133. These statements define derivatives, require that all derivatives be carried at fair value, and provide for hedge accounting when certain conditions are met. SFAS No. 133, as amended, is effective for NetIQ in fiscal 2001. Although NetIQ has not fully assessed the implications of SFAS No. 133, it does not believe that adoption of this statement will have a material impact on its financial position, results of operations or cash flows.

Quantitative And Qualitative Disclosures About Market Risk

   NetIQ does not use derivative financial instruments in NetIQ's investment portfolio and has no foreign exchange contracts. NetIQ's financial instruments consist of cash and cash equivalents, short-term investments, trade accounts and contracts receivable, accounts payable, and long-term obligations. NetIQ considers investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents. NetIQ's exposure to market risk for changes in interest rates relates primarily to NetIQ's short-term investments and short-term obligations, thus, fluctuations in interest rates would not have a material impact on the fair value of these securities.

   NetIQ's business is principally transacted in the United States dollar. During the six months ended December 31, 1999, 6% of NetIQ's invoices were in currencies other than the United States dollar.

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

                                NETIQ MANAGEMENT

Executive Officers and Directors

   The following table sets forth information regarding the executive officers and directors of NetIQ who will serve as executive officers and directors subsequent to the merger:

Name                     Age                            Position
----                     ---                            --------
Ching-Fa Hwang..........  51 President, Chief Executive Officer and Director
James A. Barth..........  57 Vice President, Finance, Chief Financial Officer and Secretary
Her-Daw Che.............  51 Vice President, Engineering and Director
Thomas R. Kemp..........  34 Vice President, Marketing
Glenn S. Winokur........  41 Vice President, Worldwide Sales
Alan Kaufman(1)(2)......  61 Director
Ying-Hon Wong...........  42 Director

--------
(1) Member of Audit Committee
(2) Member of Compensation Committee

   Ching-Fa Hwang co-founded NetIQ in June 1995 and has served as NetIQ's President and Chief Executive Officer and as a director since its inception. From June 1995 to March 1999, Mr. Hwang also served as NetIQ's Chief Financial Officer. From September 1994 to June 1995, Mr. Hwang served as the Vice President of Research at Compuware, a developer of information systems software. From August 1993 to September 1994, Mr. Hwang served as the Vice President of Technical Services and General Manager at the EcoSystems Business Group of Compuware. In May 1991, Mr. Hwang co-founded EcoSystems Software, a client/server management software provider, and served as its Vice President of Engineering from its inception until its sale to Compuware in August 1993. Mr. Hwang holds a B.S. in electrical engineering from National Taiwan University and an M.S. in computer science from the University of Utah.

   James A. Barth has served as NetIQ's Vice President, Finance, Chief Financial Officer and Secretary since March 1999. From November 1997 until March 1999, Mr. Barth served as the Vice President, Chief Financial Officer and Secretary of Interlink Computer Sciences, a developer of enterprise networking software designed for the IBM mainframe platform. From October 1994 to August 1997, Mr. Barth served as Executive Vice President, Chief Financial Officer and Secretary at MagiNet, a provider of interactive entertainment and information systems for hotels. From March 1994 to October 1994, he served as Vice President and Chief Financial Officer at ACC Microelectronics, a semiconductor company. From 1982 to March 1994, Mr. Barth served as Vice President, Chief Financial Officer and Secretary at Rational Software, a developer of object-oriented software engineering tools. Mr. Barth holds a B.S. in business administration from the University of California at Los Angeles and is a certified public accountant.

   Her-Daw Che co-founded NetIQ and has served as NetIQ's Vice President, Engineering and as a director since November 1995. From September 1993 to July 1995, Mr. Che served as the Director of Engineering of the EcoSystems Business Group at Compuware. Mr. Che co-founded EcoSystems and served as its Director of Engineering from its inception until its sale to Compuware. Mr. Che holds a B.S. in electrical engineering from National Taiwan University and an M.S. in computer science and a Ph.D. in computer science from the University of Pennsylvania.

   Thomas R. Kemp has served as NetIQ's Vice President, Marketing since May 1997. From January 1996 to April 1997, Mr. Kemp served as NetIQ's Director of Products. From April 1995 to November 1995, Mr. Kemp served as a Director of Product Management at Compuware and from August 1993 to March 1995, he served as a Manager of Systems Engineers at Compuware. From July 1992 to July 1993, Mr. Kemp served as a Manager of System Engineers at EcoSystems until its sale to Compuware. Prior to July 1992, Mr. Kemp held various consulting and marketing positions at Oracle Corporation, a database management company. Mr. Kemp holds a B.S. in computer science and history from the University of Michigan.

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

   Glenn S. Winokur has served as NetIQ's Vice President, Worldwide Sales since October 1999. Prior to his promotion to Vice President, Worldwide Sales, Mr. Winokur had served as NetIQ's Vice President, Sales since May 1997 and from May 1996 to April 1997, Mr. Winokur served as NetIQ's Director of Sales. From March 1994 to May 1996, Mr. Winokur served as a Regional Sales Manager at Compuware. Mr. Winokur has a B.S. in business administration and marketing from the University of Illinois.

   Alan W. Kaufman has been a director since August 1997. Since August 1997, Mr. Kaufman has served as a director of QueryObject Systems, which develops and markets proprietary business intelligence software, and he has served as Chairman of the board of directors of QueryObject since March 1998. Mr. Kaufman was President and Chief Executive Officer of QueryObject from October 1997 to December 1998. From December 1996 to October 1997, Mr. Kaufman was an independent consultant. From April 1985 to December 1996, Mr. Kaufman held various positions at Cheyenne Software, including most recently as Executive Vice President of Worldwide Sales. Mr. Kaufman is also a director of Global Telecommunication Solutions, a provider of prepaid phone cards. Mr. Kaufman holds a B.S. in electrical engineering from Tufts University.

   Ying-Hon Wong co-founded NetIQ in June 1995 and has served as a director since its inception. Since January 1991, Mr. Wong has been a General Partner of Wongfratris Investment Company, a venture investment firm. Mr. Wong holds a B.S. in electrical engineering and industrial engineering from Northwestern University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

Classified Board

   NetIQ's certificate of incorporation and bylaws provide for a board of directors of six members consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our board of directors is elected each year. Directors are elected for three-year terms. Of the current NetIQ directors who will be directors after the merger, Alan Kaufman and Her-Daw Che have been designated Class II directors whose terms expire at the 2000 annual meeting of stockholders, Ching-Fa Hwang has been designated a Class III director whose term expires at the 2001 annual meeting of stockholders, and Ying-Hon Wong has been designated a Class I director whose term expires at the 2002 annual meeting of stockholders.

   Executive officers are appointed by the board of directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationship among any of NetIQ's directors, officers or key employees.

Audit Committee

   NetIQ has established an audit committee, which includes Mr. Kaufman. The audit committee reviews NetIQ's internal accounting procedures and consults with and reviews the services provided by NetIQ's independent auditors.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee includes Mr. Kaufman. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for NetIQ's directors, officers and other employees and administering various incentive compensation and benefit plans. Ching-Fa Hwang, our President, Chief Executive Officer and a member of NetIQ's board of directors, participates in all discussions and decisions regarding salaries and incentive compensation for all of NetIQ's employees and consultants, except that he is excluded from discussions regarding his own salary and incentive compensation. No interlocking relationship exists between any member of NetIQ's compensation committee and any member of any other company's board of directors or compensation committee.

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

Director Compensation

   NetIQ reimburses each member of the board of directors for out-of-pocket expenses incurred in connection with attending board meetings. No member of the board of directors currently receives any additional cash compensation for serving as a member of the Board.

   In November 1998, NetIQ granted non-statutory options to purchase up to 66,666 shares of common stock to Her-Daw Che and 80,000 shares of common stock to Ching-Fa Hwang, each with an exercise price of $1.50 per share. 37.5% of the shares subject to these options were vested at the time of grant, and 6.25% of the remaining shares subject to these options vest on a quarterly basis through April 2001.

   In November 1998, NetIQ granted an option to Ying-Hon Wong, in his capacity as a director, to purchase up to 53,333 shares of common stock with an exercise price of $1.50 per share. Because of Mr. Wong's contractual obligations with Wongfratris Investment Company, the option was issued in the name of Wongfratris Investment Company. In January 1999 this option was exercised in full, subject to a right of repurchase in favor of NetIQ with respect to 63.5% of the shares acquired if Mr. Wong ceases to be a member of the board of directors. This repurchase right lapses as to 6.25% of the shares purchased each quarter through April 2001.

   NetIQ's stock option plan includes an automatic nondiscretionary grant mechanism that provides that options will be granted to non-employee directors who on the date of grant do not beneficially hold 1% or more of NetIQ's total voting power. NetIQ's stock option plan specifically provides for an initial automatic grant of an option to purchase 8,333 shares of common stock to a non-employee director when he or she first becomes a director. Each non-employee director who serves on the board of directors for at least six months is granted another option to purchase 8,333 shares of common stock on the date of each subsequent annual meeting of NetIQ's stockholders in any year in which he serves at least six months on the board of directors. Each option granted to a non-employee director under this program has a term of five years and the shares subject to these options shall be fully vested on the date of grant. The exercise price of these options will be 100% of the fair market value per share of common stock on the date of grant.

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

Executive Compensation

   The following table sets forth information concerning the compensation earned during the fiscal year ended June 30, 1999 by NetIQ's President and Chief Executive Officer and NetIQ's other executive officers who will be officers of the company post-merger whose salary and bonus for fiscal 1999 exceeded $100,000. These individuals are referred to elsewhere in this prospectus as named executive officers. Unless otherwise specified, other annual compensation figures represent commissions. Commissions are cash-based incentive compensation for our sales executives that are earned as licenses are sold.

                           Summary Compensation Table

                                                             Long-Term
                                                            Compensation
                               Annual Compensation             Awards
                         --------------------------------   ------------
                                                             Securities
   Name and Principal                                        Underlying   All Other
        Position         Year  Salary   Bonus  Commission     Options    Compensation
   ------------------    ---- -------- ------- ----------   ------------ ------------
Current Executive
 Officers
Ching-Fa Hwang.......... 1999 $ 93,749 $    --  $     --       80,000       $2,069(2)
 President and Chief     1998   90,000      --        --           --        1,739
 Executive Officer       1997   90,000      --     1,731(1)        --        1,308
Thomas R. Kemp.......... 1999  113,699      --        --       33,333        2,790(3)
 Vice President,
  Marketing              1998  101,674     320        --       23,332        2,461
                         1997   77,508      --        --       38,665        1,976
Glenn S. Winokur........ 1999   90,287      --   133,450       33,333        2,918(4)
 Vice President,
  Worldwide Sales        1998   85,008  12,249   224,638       16,666        2,425
                         1997   80,004  25,000        --      136,666        2,033

--------
(1) Represents compensation of $1,731 paid by NetIQ in fiscal 1997 in lieu of excess accrued vacation time.
(2) Represents $278 and $216 in long-term disability insurance premiums paid by NetIQ in fiscal 1999 and 1998, respectively; $108 and $81 in group life insurance premiums paid by NetIQ in fiscal 1999 and 1998, respectively; and $1,683, $1,442, and $1,308 in health insurance premiums paid by NetIQ in fiscal 1999, 1998, and 1997, respectively.
(3) Represents $349 and $240 in long-term disability insurance premiums paid by NetIQ in fiscal 1999 and 1998, respectively; $108 and $81 in group life insurance premiums paid by NetIQ in fiscal 1999 and 1998, respectively; and $2,333, $2,140, and $1,976 in health insurance premiums paid by NetIQ in fiscal 1999, 1998, and 1997, respectively.
(4) Represents $274 and $204 in long-term disability insurance premiums paid by NetIQ in fiscal 1999 and 1998, respectively; $108 and $81 in group life insurance premiums paid by NetIQ in fiscal 1999 and 1998, respectively; and $2,536, $2,140, and $2,033 in health insurance premiums paid by NetIQ in fiscal 1999, 1998, and 1997, respectively.

Option Grants During Fiscal Year 1999

   The following table sets forth information with respect to stock options granted to each of the named executive officers during fiscal 1999, including the potential realizable value giving effect to the July 29, 1999 initial public offering price of $13.00 per share over the 10 year term of the options based on assumed rates of stock appreciation of 5% and 10%, compounded annually, and subtracting from that result the total option exercise price. These assumed rates of appreciation comply with the rules of the SEC and do not represent NetIQ's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of NetIQ's common stock. In fiscal 1999, NetIQ granted options to acquire up to an aggregate of 1,299,216 shares to employees and directors, all under NetIQ's stock option plan and all at an exercise price equal to not less than the fair market value of our common stock on the date of grant as determined in good faith by the board of directors. Optionees may pay the exercise price by cash, check, promissory note, delivery of already-owned shares of our common stock which have been owned by the optionee for more than six months on the date of surrender or under a cashless exercise procedure, to the extent authorized by the board. Options under the stock option plan generally vest over four years, with 25% of the shares subject to option vesting on the first anniversary of the grant date, and the remaining option shares vesting ratably on a quarterly basis thereafter.

                                         Individual Grants
                         -------------------------------------------------
                                                                           Potential Realizable
                                                                             Value at Assumed
                           Number of      % of Total                       Annual Rates of Stock
                           Securities   Options/Rights Exercise             Price Appreciation
                           Underlying     Granted to    Price                 for Option Term
                         Options/Rights  Employees in    Per    Expiration ---------------------
                            Granted      Fiscal Year    Share      Date        5%        10%
                         -------------- -------------- -------- ---------- ---------- ----------
Ching-Fa Hwang..........     80,000          6.16%      $ 1.50   05/18/02  $1,574,050 $2,577,492
Thomas R. Kemp..........     33,333          2.57        11.25   04/30/09     330,851    748,948
Glenn S. Winokur........     33,333          2.57        11.25   04/30/09     330,851    748,948

Aggregate Option Exercises During the Last Fiscal Year and Fiscal Year-End Option Values

   The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during fiscal 1999, and the number of shares of common stock subject to exercisable stock options held as of June 30, 1999, by the named executive officers. The "Value Realized" and the "Value of Unexercised In-the-Money Options at June 30, 1999" is based upon the July 29, 1999 initial public offering price of $13.00 per share, minus the per share exercise price, multiplied by the number of shares underlying the option.

               Aggregated Option Exercise in Last Fiscal Year and
                         Fiscal Year End Option Values

                                                  Number of Securities              Value of Unexercised
                          Number of              Underlying Unexercised            in-the-Money Options at
                           Shares              Options at Fiscal Year End              Fiscal Year End
                         Acquired on   Value   -------------------------------    -------------------------
                          Exercise   Realized  Exercisable      Unexercisable     Exercisable Unexercisable
                         ----------- --------- -------------    --------------    ----------- -------------
Ching-Fa Hwang..........       --           --          40,000            40,000   $460,000     $460,000
Thomas R. Kemp..........   67,493    $ 872,360           1,670            94,168     21,210      841,338
Glenn S. Winokur........   90,208    1,167,292          22,290            74,167    287,433      583,725

Change in Control Agreements

   NetIQ has entered into change of control severance agreements with each of its executive officers. The agreements provide that in the event of the executive's involuntary termination without cause within 12 months after a change of control, the executive is entitled to six months of severance pay, six months of continued coverage under group health, life and other insurance arrangements, and full acceleration of all outstanding options granted to the executive. For purposes of these agreements, a "change of control" occurs if:

  . NetIQ's stockholders approve a merger or consolidation of NetIQ with any other corporation, other than a merger or consolidation which would result in NetIQ voting securities outstanding immediately prior to the transaction continuing to represent more than 50% of the total voting power of the surviving entity in the merger

  . NetIQ's stockholders approve a plan of complete liquidation or an agreement for the sale or disposition by NetIQ of all or substantially all of NetIQ's assets

  . any person or entity becomes the "beneficial owner," directly or indirectly, of NetIQ's securities representing 50% or more of the total voting power represented by NetIQ's then-outstanding voting securities or

  . a change in the composition of the board that results in fewer than a majority of the directors being incumbent directors, meaning directors who are either directors as of the date of the change of control severance agreements, or are elected, or nominated for election, to the board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described above or in connection with an actual or threatened proxy contest relating to the election of directors

Limitation on Directors' Liability and Indemnification

   NetIQ's certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following acts:

  . any breach of their duty of loyalty to the corporation or its stockholders

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

  . unlawful payments of dividends or unlawful stock repurchases or redemptions

  . any transaction from which the director derived an improper personal benefit

   This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

   NetIQ's certificate of incorporation and bylaws provide that NetIQ will indemnify its directors and executive officers and other corporate agents to the fullest extent permitted by law. NetIQ believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of indemnified parties. NetIQ's bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether the bylaws would permit indemnification.

   NetIQ has entered into agreements to indemnify its directors and executive officers in addition to the indemnification provided for in its certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of its directors and executive officers for any expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of NetIQ, arising out of such person's services as a director or executive officer of NetIQ, any subsidiary of NetIQ or any other company or enterprise to which the person provided services at NetIQ's request. NetIQ believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

                          NETIQ PRINCIPAL STOCKHOLDERS

   The following table sets forth as of February 29, 2000 certain information with respect to the beneficial ownership of the common stock as to:

  . each person known by NetIQ to own beneficially more than 5% of the outstanding shares of its common stock

  . NetIQ's Chief Executive Officer and each of NetIQ's other most highly compensated executive officers during fiscal year 1999

  . each of its directors, and

  . all of its current directors and executive officers as a group.

   Unless otherwise indicated below, each person or entity named below has an address in care of NetIQ's principal executive offices. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of common stock subject to options that are presently exercisable or exercisable within 60 days of February 29, 2000 are deemed outstanding for the purpose of computing the percentage ownership of the person or entity holding the options, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or entity. The pre-merger percentage ownership is based on 17,613,370 shares of NetIQ common stock outstanding as of February 29, 2000. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                            Percentage of Shares
                                          Number of Shares   Beneficially Owned
       Name of Beneficial Owner          Beneficially Owned    Before Merger
       ------------------------          ------------------ --------------------
5% Stockholders:
  Wongfratris Investment Companies(1)..      1,083,332               6.2%
   51 Jordan Place
   Palo Alto, CA 94303
Directors and Named Executive Officers:
  Ching-Fa Hwang(2)....................      1,761,997              10.0%
  Thomas R. Kemp(3)....................        208,076               1.2%
  Glenn S. Winokur(4)..................        121,291                 *
  Herbert Chang(5).....................        740,000               4.2%
  Her-Daw Che(6).......................      1,057,651               6.0%
  Louis C. Cole(7).....................         15,625                 *
  Alan W. Kaufman(8)...................         39,166                 *
  Ying-Hon Wong(9).....................      1,083,332               6.2%
  All directors and officers as a group      5,060,471              28.2%
   (9 persons)(10).....................
Former Named Executive Officer
  Stephen M. Kendall(11)...............         45,832                 *

--------
 * Less than 1%
(1) The general partners of Wongfratris Investment Company include Mr. Wong, a member of our board of directors, Y. Wood Wong and Y. Kuen Wong.

(2) Includes 30,332 shares held by Mr. Hwang's children and 399,999 shares held by Mr. Hwang and his wife in joint tenancy. Share figure includes 55,000 shares of common stock issuable upon exercise of outstanding options which are presently exercisable or will become exercisable within 60 days of February 29, 2000.
(3) Includes 2,000 shares held by Mr. Kemp's spouse and 416 shares issuable upon exercise of stock options exercisable within 60 days of February 29, 2000.
(4) Represents shares held by the Glenn S. Winokur Living Trust dated July 29, 1996, of which Mr. Winokur is the trustee. Share figure includes 7,083 shares of common stock issuable upon exercise of outstanding options which are presently exercisable or will become exercisable within 60 days of February 29, 2000.
(5) Includes shares and options held by InveStar Burgeon Venture Capital. Mr. Chang is the president of InveStar Capital, Inc., the investment manager of InveStar Burgeon Venture Capital, Inc. Share figure includes 110,000 shares of common stock issuable upon exercise of outstanding options which are presently exercisable or will become exercisable within 60 days of February 29, 2000. Mr. Chang disclaims beneficial ownership of the shares held by InveStar Burgeon Venture Capital.
(6) Includes 13,333 shares held by Austin Che, Mr. Che's son, 13,333 shares held by Joyce Che, Mr. Che's daughter and 151,820 shares held by the Che Family Trust. Share figure includes 45,832 shares of common stock issuable upon exercise of outstanding options which are presently exercisable or will become exercisable within 60 days of February 29, 2000.
(7) Share figure includes 15,625 shares of common stock issuable upon exercise of outstanding options which are presently exercisable or will become exercisable within 60 days of February 29, 2000.
(8) Share figure includes 39,166 shares of common stock issuable upon exercise of outstanding options which are presently exercisable or will become exercisable within 60 days of February 29, 2000.
(9) Includes shares held by Wongfratris Company of which Mr. Wong is a general partner. Mr. Wong disclaims beneficial ownership of the shares held by Wongfratris Company, except to the extent of his pecuniary interest as a general partner. Certain of these shares are subject to a repurchase option in favor of NetIQ should Mr. Wong's membership on the board of directors terminate.
(10) Share figure includes 306,455 shares of common stock issuable upon exercise of outstanding options which are presently exercisable or will become exercisable within 60 days of February 29, 1999.
(11) Mr. Kendall resigned as Vice President, Asia Pacific in October 1999.

                           CERTAIN NETIQ TRANSACTIONS

   September 1995 Series A Preferred Stock Financing. In September 1995, NetIQ sold 4,666,656 shares of Series A Preferred Stock at a per share purchase price of $0.60. Purchasers of the Series A Preferred Stock included Wongfratris Investment Company, which holds more than 5% of the outstanding common stock and whose representative, Ying-Hon Wong, is a member of the board of directors; Ching-Fa Hwang, who is NetIQ's President and Chief Executive Officer and a member of the board of directors; and Her-Daw Che, who is NetIQ's Vice President, Engineering and a member of the board of directors. The following table summarizes purchases of Series A Preferred Stock by these individuals and entities:

                                                                       Number of
                                                                       Series A
     Name of Stockholder                                                Shares
     -------------------                                               ---------
     Wongfratris Investment Company...................................  500,000
     Ching-Fa Hwang(1)................................................  333,333
     Her-Daw Che(2)...................................................  166,666

--------
(1) Shares held by Mr. Hwang and his wife in joint tenancy.
(2) Represents shares purchased by the Che Family Trust.

   May 1997 Series B Preferred Stock Financing. In May 1997, NetIQ sold 2,733,321 shares of Series B Preferred Stock at a per share purchase price of $3.00. Purchasers of the Series B Preferred Stock include InveStar Burgeon Venture Capital Inc., whose representative, Herbert Chang, is a member of the board of directors; Ching-Fa Hwang; Wongfratris Investment Company; Her-Daw Che; and Thomas R. Kemp, who is NetIQ's Vice President of Marketing. The following table summarizes purchases of Series B Preferred Stock by these individuals and entities:

                                                                       Number of
                                                                       Series B
     Name of Stockholder                                                Shares
     -------------------                                               ---------
     InveStar Burgeon Venture Capital.................................  666,666
     Ching-Fa Hwang(1)................................................   99,998
     Wongfratris Investment Company...................................   96,666
     Her-Daw Che(2)...................................................   66,666
     Thomas R. Kemp...................................................   26,666

--------
(1) Includes shares purchased by Jerry Hwang and Andrew Hwang, Mr. Hwang's children and by Mr. Hwang and his wife in joint tenancy.
(2) Represents shares purchased by the Che Family Trust, Austin Che and Joyce Che, Mr. Che's children.

   Consulting Arrangement. Ying-Hon Wong, one of NetIQ's directors and a general partner of Wongfratris Investment Company, earned $60,000 in consulting fees in each of fiscal 1997, 1998 and 1999, under a consulting arrangement under which Mr. Wong is paid $5,000 per month that is terminable at any time. Since co-founding NetIQ, Mr. Wong has provided general business consulting services to NetIQ on a variety of issues, including financial management, marketing and sales strategies, recruiting and employee development, fund raising, investor relationship management and consultation regarding the defense of legal claims.

   Change of Control Severance Agreements. NetIQ has entered into change of control severance agreements with each of NetIQ's executive officers. For a more detailed description of the change of control severance agreements, see "Management--Change in Control Agreements."

   Option Grants to Directors and Significant Stockholders. In November 1995, in connection with his assistance in helping NetIQ obtain the Series A Preferred Stock financing, NetIQ has granted an option exercisable for 133,333 shares of common stock to C. S. Ho, the director of Direct International Limited, with an exercise price of $0.06 per share which vests in annual installments over four years. In May 1999, after determining that NetIQ probably would not need additional private financing, it accelerated the vesting on this option so that Mr. Ho could purchase all of the shares subject to this option in order to minimize accounting charges associated with future vesting of this option.

   NetIQ has also issued options to purchase common stock to Messrs. Chang, Kaufman, Cole, Che, Hwang and Wong under its stock option plan. Because of contractual obligations involving Messrs. Chang and Wong and their affiliated investment entities, the option grant to Mr. Chang was issued in the name of InveStar Burgeon Venture Capital Inc. and the option grant to Mr. Wong was issued in the name of Wongfratris Investment Company. For a more detailed description of the options granted Messrs. Chang and Wong, see "Director Compensation."

Incentive Stock Plans

 1995 Stock Plan

   NetIQ's 1995 Stock Plan was adopted by its board of directors in November 1995 and was approved by the stockholders in April 1996. The board of directors approved the amendment and restatement of the plan in May 1999, and the stockholders approved the amendment and restatement in July 1999. A total of 5,333,332 shares of common stock, plus annual increases beginning on July 1, 2000, equal to the lowest of 1,333,333 shares, 4% of its shares on that date or an amount determined by the board of directors are currently reserved for issuance under the 1995 Stock Plan. Unless terminated sooner, the 1995 Stock Plan will terminate automatically in November 2005.

   The 1995 Stock Plan provides for the discretionary grant of incentive stock options to employees within the meaning of Section 422 of the United States tax code, and for the grant of nonstatutory stock options and stock purchase rights to employees, directors and consultants.

   Stock Purchase Rights. The 1995 Stock Plan may be administered by the board of directors or a committee of the board. In the case of options intended to qualify as "performance-based compensation" within the meaning of the United States tax code, the committee will consist of two or more "outside directors" within the meaning of the United States tax code. The administrator has the power to determine the terms of the options and stock purchase rights granted, including:

  . the exercise price of the option or stock purchase right;

  . the number of shares subject to each option or stock purchase right;

  . the exercisability thereof; and

  . the form of consideration payable upon exercise.

   The exercise price of all incentive stock options granted under the 1995 Stock Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of nonstatutory stock options and stock purchase rights granted under the 1995 Stock Plan is determined by the administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price must be at least equal to the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of its outstanding capital stock, the exercise price of any incentive stock option granted must be at least equal 110% of the fair market value on the grant date and the term of this incentive stock option must not exceed five years. The term of all other incentive stock options granted under the 1995 Stock Plan may not exceed ten years.

   In the case of stock purchase rights, unless the administrator determines otherwise, the restricted stock purchase agreement will grant NetIQ a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with NetIQ for any reason, including death or disability. The purchase price for shares repurchased under the restricted stock purchase agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The repurchase option will lapse at a rate determined by the administrator.

   Options and stock purchase rights granted under the 1995 Stock Plan are generally not transferable by the optionee, except by will or the laws of descent or distribution, and are exercisable during the lifetime of the optionee only by that optionee. Options granted under the 1995 Stock Plan must generally be exercised within the period of time set forth in the optionee's option agreement after the end of optionee's status as an employee, director or consultant of its company, or within 12 months after the optionee's termination by disability or death, but in no event later than the expiration of the option's term.

   The 1995 Stock Plan also provides for an initial automatic grant of an option to purchase 8,333 shares of common stock to a director who first becomes a non-employee director after NetIQ's initial public offering, and who does not beneficially hold 1% or more of the total voting power of NetIQ's voting securities on the date of grant. Each non-employee director who has served on the board for at least the six previous months will be granted an option to purchase 8,333 shares of common stock on the date of NetIQ's annual meeting. However, if the first annual meeting following NetIQ's initial public offering falls within six months of the effective date of the initial public offering, no grants will be made until the following annual meeting. Each option granted to a non-employee director under the 1995 Stock Plan will have a term of five years and the shares purchasable under such options are fully vested on the date of grant. The exercise price of those options will be 100% of the fair market value per share of common stock on the date of grant.

   The 1995 Stock Plan provides that in the event of a merger of NetIQ with or into another corporation, or a sale of substantially all of its assets, each outstanding option and stock purchase right must be assumed or an equivalent option substituted for by the successor corporation or a parent or subsidiary of the successor corporation. If the outstanding options and stock purchase rights are not assumed or substituted for, the optionee will fully vest in and have the right to exercise the option or stock purchase right to all of the optioned stock, including shares as to which it would not otherwise be exercisable. The administrator shall notify the optionee that the option or stock purchase right shall be fully exercisable for a period of 15 days from the date of this notice, and the option or stock purchase right will terminate upon the expiration of this period. If an optionee's employment with the successor corporation is terminated other than for cause or if a director's service with the successor corporation is terminated other than for voluntary resignation, which will not be considered voluntary if requested by the acquiring company, within twelve months after a change of control, the optionee will fully vest in the right to exercise all of the shares subject to the option or stock purchase rights, including shares which would not otherwise be exercisable.

 1999 Employee Stock Purchase Plan

   NetIQ's 1999 Stock Purchase Plan was adopted by its board of directors in May 1999 and was approved by the stockholders in July 1999. A total of 500,000 shares of common stock, plus annual increases beginning on July 1, 2000, equal to the lowest of 666,666 shares, 2% of its shares on that date or a lesser amount determined by the board of directors are currently reserved for issuance under the 1999 Stock Purchase Plan. Unless terminated sooner, the 1999 Stock Purchase Plan will terminate automatically in May 2009.

   The board of directors or a committee appointed by the board administers the stock purchase plan. The board or its committee has full and exclusive authority to interpret the terms of the stock purchase plan and determine eligibility.

   Employees are eligible to participate if they are customarily employed by NetIQ or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted an option to purchase stock under the stock purchase plan if such an employee:

  . immediately after grant owns stock possessing 5% or more of the total combined voting power or value of all classes of NetIQ"s capital stock; or

  . whose rights to purchase stock under all NetIQ"s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock for each calendar year.

   The 1999 Stock Purchase Plan is intended to qualify under Section 423 of the United States tax code. It contains consecutive, overlapping 24-month offering periods. Each offering period includes four six-month purchase periods. The offering periods generally start on the first trading day on or after May 1 and November 1 of each year, except that the first such offering period commenced on July 29, 1999 and will end on the last trading day on or before October 30, 2001.

   The 1999 Stock Purchase Plan permits participants to purchase common stock through payroll deductions of up to 15% of the participant's "compensation." Compensation is defined as the participant's base straight time gross earnings and commissions but excludes payments for overtime, shift premium payments, incentive compensation, incentive payments, bonuses and other compensation. The maximum number of shares a participant may purchase during a single purchase period is 3,333 shares.

   Amounts deducted and accumulated by the participant are used to purchase shares of common stock at the end of each purchase period. The price of stock purchased under the stock purchase plan is 85% of the lower of the fair market value of the common stock at the beginning of the offering period or end of the purchase period. In the event the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, participants will withdraw from the current offering period following the exercise and will automatically re-enroll in a new offering period. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with NetIQ.

   A participant may not transfer rights granted under the 1999 Stock Purchase Plan other than by will, the laws of descent and distribution or as otherwise provided under the 1999 Stock Purchase Plan.

   The 1999 Stock Purchase Plan provides that, in the event of the merger of NetIQ with or into another corporation or a sale of substantially all of its assets, a successor corporation may assume or substitute for each outstanding option an option of its own. If the successor corporation refuses to assume or substitute its own options for the outstanding option, the offering period then in progress will be shortened, an a new exercise date will be set.

   The 1999 Stock Purchase Plan will terminate in 2009. However, the board of directors has the authority to amend or terminate the 1999 Stock Purchase Plan at any time, except that, subject to exceptions described in the stock purchase plan, no such action may adversely affect any outstanding rights to purchase stock under the 1999 Stock Purchase Plan.

   The 1999 Stock Purchase Plan is intended to qualify under Section 423 of the United States tax code. It contains consecutive, overlapping 24-month offering periods. Each offering period includes four six-month purchase periods. The offering periods generally start on the first trading day on or after May 1 and November 1 of each year, except that the first such offering period commenced on July 29, 1999 and will end on the last trading day on or before October 30, 2001.

   The 1999 Stock Purchase Plan permits participants to purchase common stock through payroll deductions of up to 15% of the participant's "compensation." Compensation is defined as the participant's base straight time gross earnings and commissions but excludes payments for overtime, shift premium payments, incentive compensation, incentive payments, bonuses and other compensation. The maximum number of shares a participant may purchase during a single purchase period is 3,333 shares.

   Amounts deducted and accumulated by the participant are used to purchase shares of common stock at the end of each purchase period. The price of stock purchased under the stock purchase plan is 85% of the lower of the fair market value of the common stock at the beginning of the offering period or end of the purchase period. In the event the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, participants will withdraw from the current offering period following the exercise and will automatically re-enroll in a new offering period. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with NetIQ.

   A participant may not transfer rights granted under the 1999 Stock Purchase Plan other than by will, the laws of descent and distribution or as otherwise provided under the 1999 Stock Purchase Plan.

   The 1999 Stock Purchase Plan provides that, in the event of the merger of NetIQ with or into another corporation or a sale of substantially all of its assets, a successor corporation may assume or substitute for each outstanding option an option of its own. If the successor corporation refuses to assume or substitute its own options for the outstanding option, the offering period then in progress will be shortened, an a new exercise date will be set.

   The 1999 Stock Purchase Plan will terminate in 2009. However, the board of directors has the authority to amend or terminate the 1999 Stock Purchase Plan at any time, except that, subject to exceptions described in the stock purchase plan, no such action may adversely affect any outstanding rights to purchase stock under the 1999 Stock Purchase Plan.

401(k) Plan

   NetIQ has adopted a tax-qualified employee savings and retirement plan, the 401(k) plan, for all eligible employees. Eligible employees may elect to defer a percentage of their eligible compensation to the 401(k) plan, subject to the statutorily prescribed annual limit. NetIQ may make matching contributions on behalf of all participants in the 401(k) plan in an amount determined by NetIQ's board of directors. NetIQ may also make additional discretionary profit-sharing contributions in such amounts as determined by the board of directors, subject to statutory limitations. Matching and profit-sharing contributions, if any, are subject to a vesting schedule; all other contributions are at all times fully vested. The 401(k) plan, and the accompanying trust, is intended to qualify under Sections 401(a) and 501(a) of the United States tax code so that contributions by employees or by NetIQ to the 401(k) plan, and income earned (if any) on plan contributions, are not taxable to employees until distributed from the 401(k) plan, and so that contributions by NetIQ, if any, will be deductible by NetIQ when made. The trustee under the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of a number of investment options.

Change in Control Agreements

   NetIQ has entered into change of control severance agreements with each of NetIQ's executive officers. The Agreements provide that in the event of the executive's involuntary termination without cause within 12 months after a change of control, the executive is entitled to six months of severance pay, six months of continued coverage under group health, life and other insurance arrangements, and full acceleration of all outstanding options granted to the executive. For purposes of these agreements, a "change of control" occurs if

  . NetIQ's stockholders approve a merger or consolidation of NetIQ with any other corporation, other than a merger or consolidation which would result in NetIQ's voting securities outstanding immediately prior thereto continuing to represent more than 50% of the total voting power of the surviving entity in the merger;

  . NetIQ's stockholders approve a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of NetIQ's assets;

  . any person becomes the "beneficial owner," directly or indirectly, of NetIQ's securities representing 50% or more of the total voting power represented by NetIQ's then outstanding voting securities; or

  . a change in the composition of the board that results in fewer than a majority of the directors being incumbent directors, meaning directors who are either directors as of the date of the change of control severance agreements, or are elected, or nominated for election, to the board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any

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   transaction described above or in connection with an actual or threatened proxy contest relating to the election of directors.

   See "Incentive Stock Plans--1995 Stock Plan" for a description of the change of control provisions of NetIQ's stock option plan.

Limitations on Directors' Liability and Indemnification

   NetIQ's certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for any of the following acts:

  . any breach of their duty of loyalty to the corporation or its stockholders

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

  . unlawful payments of dividends or unlawful stock repurchases or redemptions

  . any transaction from which the director derived an improper personal benefit

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

   NetIQ's certificate of incorporation and bylaws provide that NetIQ will indemnify its directors and executive officers and other corporate agents to the fullest extent permitted by law. NetIQ believes that indemnification under NetIQ's bylaws covers at least negligence and gross negligence on the part of indemnified parties. NetIQ's bylaws also permit NetIQ to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether the bylaws would permit indemnification.

   NetIQ has entered into agreements to indemnify its directors and executive officers, in addition to the indemnification provided for in NetIQ's certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of NetIQ's directors and executive officers for many expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of NetIQ, arising out of such person's services as a director or executive officer of ours, any subsidiary of ours or any other company or enterprise to which the person provided services at NetIQ's request. NetIQ believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

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                       CERTAIN INFORMATION REGARDING MCS

Overview

   MCS provides systems administration and operations management software products for corporate and Internet-based Windows NT/2000 networks. MCS's OnePoint product suite is designed to improve the reliability, performance and security of even the largest and most complex computing environments by simplifying and automating key systems management functions. MCS products can be deployed quickly, are based on an open and extensible architecture and are easy to use.

   As of December 31, 1999, MCS products had been installed by over 700 customers, including more than 50 of the 1999 Fortune 100 companies and some of the largest Internet datacenters in the world. MCS markets and sells its products worldwide through a network of sales offices and distribution partners. MCS products have been adopted in a wide variety of industries, including banking and finance, energy, healthcare, insurance and pharmaceuticals. Representative customers include Dell Computer, Dow Chemical, Ericsson, GTE, Johnson & Johnson, Lockheed Martin, Microsoft, Nortel, USAA and Wells Fargo.

   Ganymede, of which a majority interest was acquired by MCS in March 2000, provides performance management solutions that help information technology managers deliver reliable, high-performance networked applications. At February 29, 2000, Ganymede had sold or licensed its products to more than 1,000 customers and had 91 employees.

Industry Background

   The evolution of enterprise computing from centralized, mainframe-based computing to distributed, client/server and Internet-based computing has added substantial complexity to the management of computer network infrastructures. Today's information technology environments are characterized by distributed information systems, applications and networks. Many of these environments have been further complicated by the increasing use of the Internet as a medium for connecting businesses with customers, suppliers and employees. In the increasingly competitive business world, effective use of corporate and Internet-based networks has become a necessity, particularly for companies pursuing electronic commerce strategies. For companies such as online retailers or Internet service providers that generate most of their revenue through electronic commerce, systems issues such as network scalability, security, availability and performance are critical business considerations.

   In today's corporate networks, organizations are installing Windows NT/2000 servers in greater quantities and are using these servers to address a broadening scope of business needs. Adoption of Windows NT/2000 has accelerated as servers running on the Windows NT/2000 operating system are increasingly being used to run Internet sites and Web server farms--Internet-based networks composed of hundreds or thousands of linked Windows NT/2000 servers--and to support Internet business and application hosting initiatives. In a survey of Fortune 1000 information technology managers, Forrester Research found that, on average, those managers expected 60% of their servers to run on Windows NT by the end of 2000. International Data Corporation projects that the installed base of Windows NT servers will increase from 1.7 million in 1998 to 3.4 million in 2002.

   The growing complexity of corporate and Internet-based Windows NT/2000 networks has placed increasing pressure on systems managers to maintain reliable network operations. These networks must be kept secure and available 24 hours per day, 7 days per week and must be able to support widely distributed global organizations. Failure to ensure these service levels could result in heavy penalties, including a loss of internal productivity and, with the increasing prevalence of electronic commerce, corporate revenue. Although Windows NT/2000 servers are flexible and powerful operating systems, they require ongoing management support. To keep Windows NT/2000 networks running smoothly, companies have employed large departments of skilled systems administrators. This approach has proven costly and ineffective, as the scarcity of skilled systems administrators has made employing these personnel very expensive. To improve both the efficiency and effectiveness of corporate and Internet-based Windows NT/2000 networks, businesses are increasingly

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using systems management software solutions. International Data Corporation projects the size of the market for 32-bit Windows systems management software--the market for software that manages Windows NT and other 32-bit Windows operating systems--will grow from $1.8 billion in 1998 to $8.1 billion by 2003. To date, these software solutions have addressed two primary functions:

   Systems Administration. The primary function of systems administration is to create and maintain the data that directs and secures the network operating system. Because of the volume, complexity and importance of the data produced by the operating system, its proper management is critical. Another key role of systems administration is to determine appropriate policies, including those that are designed to secure access to the network, data and applications, and to audit adherence to those policies. The automated application of policies benefits corporate and Internet networks by ensuring consistency in outcomes and reducing the systems administrator hours needed to maintain the network.

   Operations Management. The primary function of systems operations management is to identify and respond as early as possible to problems such as breaches in security, hardware failures, software crashes and insufficient capacity. These activities are critical to the ongoing operation of corporate and Internet-based networks. For example, security operations management provides mechanisms for notification and response to unauthorized access or policy violations. Another role of systems operation management is to continually monitor the performance, responsiveness and availability of network services so that systems administrators can plan and budget for the frequently needed additions, upgrades and configuration changes.

   Several systems management software companies have attempted to provide this functionality for Windows NT and other operating systems. Their products fall into three general categories:

   Utilities. Point applications and utilities focus on a specific systems administration problem and attempt to amplify systems administrator efforts. While these often are helpful in workgroup and small network situations, many of them have not been designed and tested to scale to larger networks. The need to evaluate and procure point applications and utilities one by one is costly. Many of these applications and utilities also require substantial systems administrator time for integration with other systems management tools used on the networks.

   Cross-platform point suites. Cross-platform point suites have broader applications than the point product applications or utilities because of their ability to support multiple operating systems such as Unix, Windows NT/2000 and MCS. However, MCS believes that these cross-platform point suites typically provide a limited depth of functionality due to the demands of functioning on multiple operating systems. In addition, these suites are often more difficult to implement and manage than point applications or utilities.

   Frameworks. Frameworks attempt to solve most systems management problems on most operating systems. Although they offer the promise of a "one-stop-shop" for all enterprise systems management needs, they are complex, require a significant amount of knowledge and training to manage, and require a lengthy implementation. As with cross-platform point solutions, MCS believes that these framework solutions typically provide limited depth of functionality for Windows NT/2000 systems management given their broad scope.

   MCS believes that products in these categories have exhibited a variety of shortcomings in addressing Windows NT/2000 systems management requirements. They have either proven to be too narrow in scope, limited in terms of Windows NT functionality, overly difficult and costly to implement or some combination of the above. MCS believes that companies increasingly want software solutions that provide end-to-end integrated functionality for systems administration and operations management, can be rapidly deployed and are easy to use. A comprehensive systems management product offering should enable companies to better utilize their skilled systems administrator resources and support the security, availability and performance demands of large distributed corporate and Internet-based networks. The solution should incorporate rules, particularly those rules that relate to the increasing complexity of Internet systems management, but should be customizable to meet specific customer needs. Finally, the solution should fully support and extend the existing capabilities of Windows NT/2000.

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The MCS Software Solution

   MCS provides software products that enable scalable systems administration and operations management for corporate and Internet-based Windows NT/2000 networks. MCS's OnePoint product suite is designed to improve the reliability, performance and security of even the most complex computing environments by simplifying and automating many key systems management functions. MCS products are based on an open and extensible architecture, can be deployed quickly and are flexible and easy to use. MCS software products provide the following features and benefits:

   Integrated, end-to-end Internet systems management. OnePoint is designed to facilitate Internet systems management--the centralized management of critical systems infrastructure and applications for the extended enterprise. Customers can use OnePoint to monitor, manage, administer and secure a wide range of resources in the Windows NT/2000 environment including Web server farms, electronic commerce and corporate servers, workstations, applications and the Windows 2000 Active Directory. OnePoint enables companies to automate labor-intensive tasks, such as security monitoring and administration, and to minimize the need for customization by incorporating widely accepted business procedures into the software. OnePoint is also designed to ease the transition from other operating systems, such as Novell Netware, to Windows NT/2000 by providing systems administrators with the ability to test implementations and convert systems incrementally.

   Designed to manage and enable electronic commerce. MCS software solutions enable systems administration and management of Windows NT/2000 servers that power electronic commerce applications. OnePoint enables Internet businesses to provide continuous, secure systems availability--24 hours per day, 7 days per week--and high transaction throughput to their customers, thereby increasing the level of overall customer satisfaction. OnePoint permits routine systems administration functions to be conducted without interruption of services and reduces the cost of Internet systems management by establishing policies and rules which automate specific systems management tasks. For example, OnePoint can respond to a hacker attack while the attack is in progress by reconfiguring the impacted web server to deny further communications from the unauthorized intruder.

   Highly scalable, extensible architecture. Each of MCS's products is designed to operate in complex, enterprise-scale Windows NT/2000 environments. OnePoint centrally manages a large number of interlinked Windows NT/2000 servers and facilitates the expansion of the number of servers under management without time-consuming implementation. In addition, MCS products can be deployed rapidly and be implemented incrementally either by product or by department. The modular architecture of MCS products enables users to customize these products to meet their network's specific needs.

   Lower total cost of ownership. MCS reduces the total cost of ownership by providing a single point of systems administration and operations management, which simplifies systems management processes and limits the skilled systems administrator resources required. MCS believes that MCS's policy-based approach further reduces the number of required personnel by enabling businesses to automate many systems management tasks. Unlike many other alternatives, MCS software products enable systems administrators to implement network-wide policies and rules without extensive programming or customization. MCS's solutions also reduce total cost of ownership by permitting departmental self-administration for routine tasks, such as entering changes in user profile information, and by providing products that facilitate the transition from other operating systems without costly consulting services or extensive customization.

   Rapid and cost-effective self-deployment. MCS products are designed to be easy to install and use. Their automated implementation capabilities allow them to be installed in minutes, configured in hours and deployed worldwide in days. In addition, MCS products offer a familiar Windows look and feel that accelerates user adoption and minimizes the need for formal training. As a result, MCS products can be deployed without the need for extensive professional services or internal implementation support staff, thus increasing the potential return on investment for customers. For example, systems administrators can use MCS's ActiveKnowledge modules to incorporate Windows NT/2000-specific problem solving into their systems administration tools

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without extensive on-site custom programming. MCS believes that MCS's rules-
based approach is not only many times more scalable than simplistic script-based approaches, but makes MCS products far easier and faster to deploy.

The MCS Software Strategy

   MCS's objective is to maintain and strengthen MCS's position as a provider of systems management software for corporate and Internet-based Windows server networks. Key elements of MCS's strategy include:

   Extending MCS's OnePoint product suite. MCS plans to increase the functionality of MCS's OnePoint product suite through internal development and, potentially, strategic acquisitions. MCS will continue to extend MCS's existing technology in systems administration and operations management and broaden MCS's platform migration modules. MCS has already released products that enable customers to transition from Windows NT to Windows 2000 and from Netware to Windows NT. MCS will continue to research and develop new products, examine the use of agents for administering and monitoring other operating platforms from a centralized Windows 2000 console and enhance integration of MCS products with framework solutions.

   Targeting companies and service providers conducting Internet commerce. MCS believes that the growth of the Internet is accelerating demand for Windows NT/2000 servers. MCS products are designed to support high volume, Internet-based networks and are currently being used to manage web server farms and electronic commerce sites. MCS intends to expand MCS's Internet systems management business by specifically targeting online retailers, Internet service providers, electronic commerce service providers and other companies for which Windows NT/2000 systems management products are an operational necessity.

   Increasing sales to existing customer base. MCS's variable license fee structure, which is based on the number of users and servers, allows customers to try MCS products without committing to a full enterprise-wide implementation. To date, a substantial portion of MCS's revenues have come from additional sales of the same products within an existing customer's organization. MCS believes that there is a large market for selling new licenses for the same products as well as other products to MCS's existing customers. MCS intends to continue MCS's current incremental selling strategy. MCS will also pursue enterprise-wide initial sales whenever appropriate.

   Expanding MCS's customer base. MCS products have been deployed by many of the largest organizations in the world. While MCS intends to expand MCS's direct sales efforts to these large organizations, MCS's variable license fee structure makes MCS's solution viable for smaller enterprises as well. Through partnership programs and targeted telesales campaigns, MCS intends to increase MCS's selling efforts to mid-sized companies that often are aggressive adopters of Windows NT because these smaller organizations often suffer most acutely from the lack of highly skilled systems management personnel. MCS believes these customers' business and computing needs are growing rapidly due to their adoption of Internet-based applications and other software solutions.

   Leveraging and expanding the Microsoft relationship. MCS is currently a leading vendor of Windows NT/2000-based systems management software, both in product sales and technology. MCS has developed an extensive relationship with Microsoft that includes the sharing of technology, joint marketing and sales efforts. Microsoft uses MCS's OnePoint Operations Manager product for its global Internet and corporate datacenters. MCS intend to continue to work with Microsoft to provide and jointly market solutions that exploit the full value, flexibility and depth of the Windows NT and Windows 2000 operating environments. MCS's Vice President of Strategic Alliances works closely with Microsoft at its Redmond, Washington campus to help MCS manage and expand its relationship with Microsoft. In addition, MCS has sales engineer and developer personnel located on Microsoft's Redmond campus.

   Expanding global distribution channels. MCS believes that the international marketplace provides a significant growth opportunity as organizations worldwide adopt Windows NT and Windows 2000. To date, MCS has sold its products domestically through MCS's direct sales force and internationally through a limited

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number of distributors. MCS believes that the ease of deployment and use of MCS products and MCS's pricing model make its products well suited for resale through indirect channels such as international distributors and strategic partners. MCS intends to expand indirect selling of its products through strategic partner arrangements and to engage international distributors with substantial market penetration in the enterprise systems software segment. In addition, MCS intends to expand MCS's direct sales presence in key international markets.

Products and Technology

   MCS's OnePoint product suite provides scalable systems administration and operations management for even the largest and most complex computing environments in a manner that is quick to deploy, flexible and easy to use. OnePoint currently consists of the following products:

  . Directory & Resource Administrator

  . Domain Migration Administrator

  . Exchange Administrator

  . File Administrator

  . Operations Manager

  . Framework Integration

   The OnePoint product suite's open and extensible architecture is designed to provide stability, high performance and scalability. The OnePoint suite is modular and allows organizations to add functionality as their corporate or Internet-based Windows NT/2000 networks expand. Each generation of OnePoint products has introduced additional functionality, such as the October 1999 release of MCS's File Administrator product and MCS's Operations Manager product.

   MCS's OnePoint product suite provides rich systems administration, operations management and security functionality along with a reduction in the total cost of network operations by:

  . Providing an out-of-the-box solution that does not require extensive customization

  . Automating systems management functions by using policies and rules to reduce the number of expensive systems manager hours needed to manage Windows NT/2000 systems

  . Applying centrally determined rules to Windows NT/2000 systems throughout the enterprise to increase system reliability and security

  . Delegating systems management tasks to business department personnel to improve response time and limit systems administrator hours required

  . Facilitating more rapid security audits through monitoring and logging capabilities

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   The major components of the OnePoint Suite are summarized below.

                            OnePoint Suite--Products

              Component                                  Feature
--------------------------------------------------------------------------------

 OnePoint Directory & Resource
 Administrator

 Provides unified, policy-based           Central definition of security
 administration of directory content      policies and rules:
 and nondirectory resources for
 increased security, data integrity       . Secure distribution of
 and reduced administrative effort.         administrative tasks to line of
                                            business departments to increase
                                            service levels and reduce systems
                                            administrator workload
                                          . Monitoring and logging facilities
                                            for comprehensive security audit

 OnePoint Domain Migration
 Administrator

 Simplifies networks by reducing the      . Domain consolidation and
 number of domains and variety of           reconfiguration to simplify
 operating systems required.                systems administration, reduce
                                            systems administrator workload
                                            and reduce the amount of hardware
                                            required to run a Windows NT-
                                            based network
                                          . Design, modeling, testing and
                                            implementation of Windows 2000
                                            Active Directory structures to
                                            enable flexible, efficient
                                            responses to organizational
                                            change
                                          . Simplified and rapid migration
                                            from Windows NT 4.0 to Windows
                                            2000
                                          . Simplified and rapid migration
                                            from Novell Netware to Windows NT
                                            4.0 and Windows 2000

 OnePoint Exchange Administrator

 Enables secure, distributed and          . Unified administration of the
 synchronized administration of             Exchange and Windows NT
 Microsoft Exchange mailboxes and           directories to ensure data
 distribution lists.                        consistency and integrity
                                          . Central definition of security
                                            policies and rules for mailbox
                                            administration
                                          . Distribution of mailbox
                                            administration tasks to line of
                                            business departments to increase
                                            service levels and reduce systems
                                            administrator workload
                                          . Comprehensive security audit
                                            through monitoring and logging

 OnePoint File Administrator

 Enables efficient administration of      . Policy-based administration of
 the NT file system and file                the Windows NT/2000 file system
 security.
                                          . Security permission management
                                            and auditing across the entire
                                            enterprise
                                          . Analysis, reporting and
                                            management of Windows NT and
                                            Windows 2000 service
                                            configuration enables
                                            administrators to identify
                                            service accounts and change
                                            service account settings across a
                                            large number of users
                                            simultaneously

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              Component                                  Feature
--------------------------------------------------------------------------------

 OnePoint Operations Manager

 Enables operations management and        Real-time system availability and
 monitoring of a wide range of            performance monitoring
 network components and applications
 by providing real time event and         . Comprehensive security monitoring
 problem detection, automated problem       and of network components and
 resolution and service level               intrusion detection
 management.
                                          . Comprehensive monitoring of
                                            operation, performance and
                                            security for web farms and
                                            business applications
                                          . Automated problem resolution via
                                            execution of ActiveKnowledge
                                            modules and integration with
                                            OnePoint administration products
                                          . Real-time console, pager and
                                            email alerts
                                          . High performance, low overhead
                                            data collection and filtering
                                          . Continuous monitoring of tens of
                                            thousands of servers and
                                            applications
                                          . Monitoring and management of
                                            service level agreements for
                                            availability, performance and
                                            problem resolution

 One point Framework Integration

 Enables OnePoint to integrate with       . Continuous monitoring of a one
 existing frameworks and systems            point-managed network through the
 management environments.                   Tivoli management console

OnePoint Architecture

   OnePoint is based on a multi-layer client server architecture. It exploits Microsoft's Distributed interNet Application architecture technologies to provide increased security, simplicity and performance in the systems management arena. These technologies enable simplified component level programming, multi-part transactions, support for multi-level distributed components, extended security and integration with the Internet and the web. MCS believes that Distributed interNet Application architecture technologies are important in the area of securing and managing complex systems infrastructure components and the related data and that they provide a point of differentiation between MCS products and those of other vendors. OnePoint is comprised of three primary layers:

   Data Layer--dynamically manages the collection and update of data from a wide range of Windows NT and Windows 2000 data sources including the Windows NT
4.0 Security Access Manager, Windows 2000 Active Directory, Exchange, application event logs NT system services and the Windows Registry.

   Presentation Layer--provides the interfaces that systems administrators and managers use to perform systems management functions. Multiple interfaces are provided to meet the unique needs of specific types of users.

     .Microsoft Management Console--OnePoint products are provided as supplemental products that integrate into the Microsoft Management Console and are designed for use by professional systems managers to provide rich functionality.

     .Web client--A task-oriented thin web client, requiring no workstation installation, provides a simple and effective tool for non-systems professionals, such as a line of business department assistant, to perform administrative activities efficiently, securely and safely.

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     .Wireless clients--A task-oriented client operating on wireless devices such as Web-enabled cellular phones and Personal Digital Assistants (PDAs) to enable remote administration of Windows NT/2000 networks.

     .Application programming and customization interfaces--These interfaces enable professional administrators to customize or extend the functionality of OnePoint products to meet the unique needs of a specific organization.

   Business Logic Layer--provides a layer of common services that manages the communication between the data and presentation layers. The business logic layer ensures that administrative and operational policies are enforced, that transactions across multiple data stores are managed and that the integrity of data store content is maintained.

Ganymede

   The acquisition of Ganymede is expected to enable Newco to enhance significantly its suite of management application testing products. Ganymede is a leader in end-to-end monitoring and testing from the application layer. Its technologies solve day-to-day challenges of "enterprise performance management," which describes the process of managing the performance of clients, servers, applications, and the network as an integrated system in order to deliver and maintain reliable, predictable application performance.

   Ganymede's product suite includes Chariot and Pegasus. Chariot began as a product to allow information technology managers and networking vendors to address their project needs, and is used today by businesses and by major laboratories testing networking hardware and software. Chariot helps determine true end-to-end performance of complex, multi-protocol networks by testing from the application layer.

   Pegasus allows information technology managers to see application performance from the user's perspective. The Pegasus Application Monitor passively monitors the performance of application transactions at the desktop, as they occur, breaking out response time by client, network, and server. It actively emulates known application transaction flows to measure repeatedly how well the network is handling application traffic, giving the user consistent and helpful comparisons of network performance over time. With Pegasus, one can quickly and easily monitor end-user performance, detect, prioritize, and isolate performance problems before users experience them, benchmark and monitor service level agreements, analyze history, track performance trends and feed this information back into the planning process, and minimize troubleshooting time.

Customers

   MCS products have been sold to over 700 customers worldwide including more than 50 of the 1999 Fortune 100 companies. Included in this group are governmental agencies and companies in the financial services, high technology, utilities, manufacturing, pharmaceuticals, health care, retail and telecommunications industries.

   These customers often buy for a single location, department or division, and then, based upon the initial success of the products in that location, department or division, expand their use of MCS products into other parts of the organization. In fiscal 1998, fiscal 1999 and the six months ended December 31, 1999, no single customer comprised more than 10% of MCS's revenue.

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Microsoft Relationship

   Currently Microsoft is MCS's supplier, partner and customer.

   Supplier. MCS products are focused on the Windows NT marketplace. MCS has a relationship with Microsoft's Developer Relations Group, through which Microsoft works with companies that are developing products that enhance Microsoft's products and operating systems. MCS also has a relationship with Microsoft's Windows 2000 Product Management Group, through which Microsoft coordinates marketing of Windows 2000 with vendors whose products enhance Microsoft's products and operating systems. MCS believes that these relationships enable MCS to anticipate Microsoft's evolving product strategy in advance of the market and to create products designed to increase the value of Microsoft's operating systems. In addition, MCS believes that the relationship enables it to have early access to technologies and/or influence the development of special requirements.

   Partner. MCS is a member of numerous Microsoft program partnerships. MCS participates as a partner in the Microsoft Certified Solution Provider, ADSI Partner and Security Partner programs. MCS also participates in Microsoft's BackOffice program, through which Microsoft tests and certifies MCS products for BackOffice compatibility. MCS has been chosen as one of the vendors whom Microsoft promotes through both its internal and external marketing programs. The objectives of these programs are to increase Windows NT/2000 server sales by informing both Microsoft field personnel as well as potential customers about the added value of MCS's solutions. MCS also participates in numerous Microsoft-sponsored events such as COMDEX, Windows 2000 Rapid Deployment Conferences and TechEd. At some of the tradeshows MCS attends, MCS demonstrates and/or presents as a member of the Microsoft Partner Pavilion. In addition to the above, MCS participates in extensive joint field work with Microsoft account representatives, systems engineers and consultants through a concerted program of awareness, joint presentations, briefings and sales calls.

   Customer. Microsoft's Information Technology Group became MCS's customer in June 1998 when Microsoft licensed MCS's OnePoint Operations Manager product. Microsoft selected OnePoint Operations Manager to perform strategic event management of its global Internet and corporate data centers. Microsoft has five primary datacenters, including three Internet datacenters--in Redmond, Washington, the United Kingdom and Japan--and two main corporate data centers-- in Redmond and Ireland. The Microsoft Information Technology Group uses the OnePoint Operations Manager product to centrally monitor and provide alert notification for proactively managing the health status of more than 5,000 critical business systems.

Sales and Marketing

   MCS sells its products primarily through MCS's direct sales force and distributors. Historically MCS's sales efforts have focused on companies with more than 3,000 employees. MCS intends to continue these efforts and to expand MCS's sales efforts to middle-market companies. MCS has relied on systems integrators and consulting service providers for only a limited number of sales, but MCS intends to explore opportunities to work with systems integrators and consulting service providers in the future.

   Direct Sales. MCS sells its products through MCS's direct sales force using a team approach. MCS believes this approach allows MCS to achieve control of the sales process and respond rapidly to customer needs. Each sales team consists of three persons: a sales manager, an inside sales person and a sales engineer. The sales manager is responsible for coordinating the efforts of the sales team and for finalizing customer requirements and closing the sale. The inside sales person is responsible for maintaining contact with existing customers as well as prospecting for and qualifying potential new customers. The sales engineer is a highly skilled technical employee responsible for supporting products sales, including all technical aspects related to sales of MCS products. MCS's typical sales cycle has averaged three months.

   MCS's direct sales force for North America is distributed throughout the United States and Toronto, Canada and accounts for substantially all of MCS's North American revenues. During 1999, MCS established

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

direct sales activities in Germany and France. MCS also has sales representatives based in London, England. MCS has increased the size of its direct sales organization from 29 to 81 individuals over the past 18 months and expects to continue hiring sales personnel over the next 12 months, primarily in North America.

   Distributors and Resellers. In addition to MCS's direct sales strategy, MCS has established indirect sales channels through distributors and other resellers. Outside North America, MCS has historically relied heavily on MCS's indirect sales channel. MCS has established a network of resellers and distributors in Europe, Australia and Brazil, with the concentration of MCS's distributors being located in Europe.

   MCS's international distributors and other resellers typically perform marketing, sales and technical support functions in their country or region. Each one may distribute direct to the customer, via other resellers or through a mixture of both channels. MCS actively trains MCS's international distributors in both product and sales methodology.

   Systems Integrators and Consulting Service Providers. To date, MCS has yet to significantly utilize systems integrators or consulting service providers in MCS's selling efforts. MCS is currently evaluating opportunities for and plans to expand joint sales with systems integrators and consulting service providers, particularly with respect to the implementation of Windows 2000.

   Marketing Programs. To support MCS's growing sales organization and channel, MCS has devoted significant resources in the past year to building and launching a series of marketing campaigns. MCS's marketing efforts have included a number of programs, such as seminars, industry trade shows, mailings, analyst and press tours, advertising and public relations. MCS believes these marketing programs have resulted in a number of sales leads.

Customer Service and Support

   MCS believes that a high level of customer service and support is critical to the successful marketing and sale of MCS products. MCS is developing a comprehensive service and support organization to manage customer accounts and expects to provide an increasing level of support as MCS products are deployed across a range of customers. MCS provides support for MCS products and services primarily from MCS's Houston, Texas location. MCS plans to establish additional service and support sites internationally commensurate with customer needs.

   MCS products are designed to be implemented quickly and effectively by MCS's customers and to require minimal support from MCS. MCS provides technical support to MCS's customers through maintenance and support agreements. This support includes assistance with product installation, configuration and initial set-up, run-time support and support during extended hours. MCS generally provides MCS's support via electronic mail, the Internet, facsimile and telephone. MCS makes software upgrades available to customers with maintenance agreements as the upgrades are released.

Research and Development

   MCS believes that strong product development capabilities are essential to MCS's strategy of enhancing MCS's core technology, developing additional applications and increasing the competitiveness of MCS's product offerings. MCS has invested significant time and resources in creating a structured process for undertaking all product development projects. This process involves all functional groups within MCS and is designed to provide a framework for defining and addressing the steps, tasks and activities required to bring product concepts and development projects to market successfully. In addition, MCS has actively recruited key computer engineers and software developers with expertise and degrees in computer science. MCS's product development strategy emphasizes rapid innovation and product releases. As of February 29, 1999, MCS's research and development staff consisted of 69 employees. To date, none of MCS's development staff has left MCS since inception.

   MCS's research and development expenses totaled $1.3 million for fiscal 1997, $3.6 million for fiscal 1998, $6.0 million for fiscal 1999 and $4.6 million for the six months ended December 31, 1999.

Competition

   MCS competes in markets that are new, intensely competitive, highly fragmented and rapidly changing. MCS faces competition primarily from systems management software vendors that provide solutions for distributed computing systems. MCS has experienced and expects to continue to experience increased competition from current and potential competitors, many of which have significantly greater financial, technical, marketing and other resources.

   Companies offering competitive products vary in scope and breadth of the products and services offered and include:

  . internal systems management departments

  . providers of point solutions for Windows NT directory administration, domain consolidation migration and event management, such as Master, Design & Development, Inc., Fastlane Technologies, Inc., System Options Ltd. and Aelita Software Group

  . providers of security and audit products for Windows NT/2000, such as BindView Development Corporation and Netwise Systems Limited and

  . providers of systems management suites and/or frameworks such as Computer
    Associates, Inc., Hewlett-Packard Company, Tivoli Systems, Inc. and BMC Software, Inc

   MCS expects competition in the systems management software market to increase significantly as new companies enter the market and current competitors expand their product lines and services. Many of these potential competitors are likely to enjoy substantial competitive advantages, including:

  . greater resources that can be devoted to the development, promotion and sale of their products

  . more established sales channels

  . greater software development experience and

  . greater name recognition

Proprietary Rights

   MCS software products rely on MCS's internally developed intellectual property and other proprietary rights. MCS relies primarily on a combination of copyright, trademark and trade secret laws, confidentiality procedures and contractual provisions to protect MCS's intellectual property and other proprietary rights. However, MCS believes that these measures afford only limited protection. MCS licenses MCS software products primarily under shrink wrap licenses that are included as part of the product packaging. Shrink wrap licenses are not negotiated with or signed by individual customers, and purport to take effect upon the opening of the product package. MCS believes that these measures afford only limited protection. Despite MCS's efforts to protect MCS's proprietary rights, unauthorized parties may attempt to copy aspects of MCS products or to obtain and use information that MCS regards as proprietary. Policing unauthorized use of MCS products is difficult, and MCS is unable to determine the extent to which piracy of MCS software products exists. In addition, the laws of some foreign countries do not protect MCS's proprietary rights as fully as do the laws of the United States.

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

   MCS is not aware that its products employ technologies that infringe any proprietary rights of third parties. MCS expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in MCS's industry segment grows and the functionality of products in different industry segments overlaps. Any infringement claims, with or without merit, could:

  . be time consuming to defend

  . result in costly litigation

  . divert management's attention and resources

  . cause product shipment delays

  . require MCS's to enter into royalty or licensing agreements

These royalty or licensing agreements may not be available on terms acceptable to MCS, if at all.

   MCS uses the following trademarks:

  . OnePoint                                 . OnePoint Operations Manager


  . the OnePoint logo                        . OnePoint File Administrator


  . OnePoint EA                              . OnePoint Resource
                                               Administrator


  . OnePoint Directory
    Administrator                            . Enterprise Administrator


  . OnePoint Exchange                        . Knowledge Pack
    Administrator


                                             . ActiveKnowledge
  . OnePoint Domain Administrator


                                             . the Mission Critical Software
  . OnePoint Event Manager                     logo

   Each trademark, trade name or service mark of any other company appearing in this prospectus belongs to its holder.

Employees

   As of February 29, 2000, MCS had 228 employees, 69 of whom were engaged in research and development, 119 in sales and marketing, 16 in customer support, and 24 in finance, administration and operations. None of MCS's employees is represented by a labor union. MCS has not experienced any work stoppages and considers its relations with its employees to be good.

Facilities

   MCS leases approximately 70,000 square feet in a single office building located in Houston, Texas pursuant to a lease that expires in August 2004. MCS also leases space in Lakewood, California; Atlanta, Georgia; Austin, Texas; McLean, Virginia; Seattle, Washington; Boston, Massachusetts; Chicago, Illinois; and London, England. The term of each of these leases is 12 months or less.


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

                  MCS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

   MCS provides systems administration and operations management software products for corporate and Internet-based Windows NT and Windows 2000 networks. MCS's OnePoint product suite is designed to improve the reliability, performance and security of even the most complex computing environments by simplifying and automating key systems management functions. MCS products can be deployed quickly, are based on an open and extensible architecture and are easy to use.

   MCS derives its revenue from the sale of software product licenses and maintenance. Currently, all of MCS product license revenue is derived from MCS's OnePoint suite and principally MCS's OnePoint Administrator products. In the three months ended December 31, 1999, sales of OnePoint Administrator products accounted for approximately 80% of MCS's license revenue. MCS expects that these products will continue to account for a large portion of MCS's license revenue for the foreseeable future.

   Any factors adversely affecting the pricing of, demand for or market acceptance of MCS's OnePoint product suite, such as competition or technological change, could materially adversely affect MCS's business, operating results and financial condition. Of particular importance is the continued acceptance of Windows NT as a server operating system in corporate and Internet-based networks. MCS believes that Windows NT/2000 Server will continue to be an integral part of the corporate and Internet-based client/server environments.

   Since MCS's inception in 1996, MCS has incurred substantial costs to develop its technology and products, to recruit and train personnel for MCS's engineering, sales and marketing and technical support departments, and to establish an administrative organization. MCS anticipates that MCS's operating expenses will increase substantially in the future as MCS increases its sales and marketing operations, develops new distribution channels, funds greater levels of research and development, broadens MCS's technical support and improves its operational and financial systems. Accordingly, MCS will need to generate significant quarterly revenues to maintain profitability. In addition, its limited operating history makes it difficult for MCS to predict future operating results and, accordingly, there can be no assurance in future quarters that MCS will achieve or sustain revenue growth or profitability.

   Total revenue was $10.4 million in the three months ended December 31, 1999, attributable primarily to sales in North America. In the three months ended December 31, 1999, license revenue attributable to sales outside of North America accounted for approximately 23% of MCS's total license revenue. MCS plans to expand MCS's international operations significantly as it believes international markets represent a substantial growth opportunity. Consequently, MCS anticipates that international revenue will increase as a percentage of total revenue in the future. If international revenue continues to increase as a percentage of total revenue, MCS may experience a corresponding increase in cost of sales, because of higher personnel costs for overseas locations and commission expenses related to distributions that may impact MCS's operating results. MCS's sales are generally denominated in United States dollars and, as a result, MCS's current exposure to foreign exchange fluctuations is minimal. As MCS's international sales and operations expand, MCS anticipates that its exposure to foreign currency fluctuations will increase.

   In the three months ended December 31, 1999, maintenance revenue comprised 18% of MCS's total revenue. MCS expects maintenance revenue to continue to increase as a percentage of total revenue if the number of MCS customers increases and if the number of customers entering into annual maintenance agreements increases. If maintenance revenue increases as a percentage of total revenue, MCS's gross margin as a percentage of total revenue will decrease because of lower margins on maintenance revenue due to incremental maintenance support costs.

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

   In view of the rapidly changing nature of MCS's business and MCS's limited operating history, MCS believes that period-to-period comparisons of its revenue and operating results are not necessarily meaningful and should not be relied upon as indications of its future performance. Additionally, despite its revenue growth for all but one quarter since inception, MCS does not believe that historical growth rates are necessarily sustainable or indicative of future growth.

   During fiscal 1999, MCS recorded deferred stock compensation of $2.8 million in connection with certain stock option grants. MCS amortizes deferred stock compensation over the vesting period of the related award. MCS records this amortization as a noncash expense in accordance with Accounting Principles Board Opinion No. 25. This charge included $475,000 related to stock option grants to three former directors. These directors resigned from MCS's board of directors in the quarter ended June 30, 1999 and became consultants. In the three months ended September 30, 1999, the Board of Directors vested these options in full. MCS consequently recognized the remaining $436,000 of deferred stock compensation during the quarter ended September 30, 1999. Such compensation expense was allocated to sales and marketing, research and development, and general and administrative expenses.

   MCS had 206 employees at December 31, 1999, a substantial increase from 100 at December 31, 1998. This rapid growth has placed significant demands on MCS's management and operational resources. In order to manage MCS's growth effectively, MCS must implement and improve its operational systems, procedures and controls on a timely basis. In addition, MCS expects that future expansion will continue to challenge its ability to hire, train, motivate and manage MCS employees. Competition is intense for highly qualified technical, sales and marketing and management personnel. If MCS's total revenue does not increase relative to its operating expenses, MCS's management systems do not expand to meet increasing demands, MCS fails to attract, assimilate and retain qualified personnel or MCS's management otherwise fails to manage its expansion effectively, MCS would experience a decline in its revenue and operating results.

   In August 1999, MCS issued 3,312,500 shares of its common stock in connection with its initial public offering at a per share price of $16.00 per share. Immediately prior to the closing of the offering, all outstanding shares of redeemable convertible preferred stock were converted to 6,968,650 shares of common stock.

   On November 10, 1999, MCS sold 2,100,000 shares in a public offering pursuant to an effective Registration Statement with the Securities and Exchange Commission. MCS's existing stockholders sold 2,500,000 shares in the offering. MCS raised $113.8 million, net of related costs including the underwriters discounts and commissions. MCS did not receive any of the proceeds of the sale of shares by the selling stockholders.

Recent Developments

   On February 26, 2000, MCS entered into an agreement to acquire Ganymede. MCS has already acquired 90% of Ganymede pursuant to the merger agreement, and it expects to complete the merger in April of 2000. Under the terms of the agreement, MCS will issue 2,466,882 shares of its common stock for all the outstanding common stock of Ganymede, and it will issue 283,118 options to purchase MCS common shares to assume all options to purchase Ganymede stock under the terms of Ganymede's current stock option plan. Stockholders of Ganymede will own roughly 7% of Newco upon completion of the mergers.


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

Results of Operations

   The following table sets forth the results of MCS's operations expressed as a percentage of total revenues. MCS's historical operating results are not necessarily indicative of the results for any future period.

                                   Period from    Year         Six Months
                                  July 19, 1996   Ended           Ended
                                   (inception)  June 30,      December 31,
                                   to June 30,  -----------   ----------------
                                      1997      1998   1999    1998      1999
                                  ------------- ----   ----   ------    ------
Statement of Operations Data:
 Revenue:
  Software license revenue......        96%      89%    85%       85%       82%
  Service revenue...............         4       11     15        14        18
                                       ---      ---    ---    ------    ------
    Total revenue...............       100      100    100       100       100
                                       ---      ---    ---    ------    ------
 Cost of Revenue:
  Cost of software license
   revenue......................         5        3      2         2         1
  Cost of service revenue.......         3        7      4         4         3
                                       ---      ---    ---    ------    ------
    Total cost of revenue.......         8       10      6         6         4
                                       ---      ---    ---    ------    ------
 Gross Margin...................        92       90     94        94        96
                                       ---      ---    ---    ------    ------
Operating expenses:
  Sales and marketing...........        84       65     54        53        53
  Research and development......        30       25     24        26        24
  General and administration....        23       15     10        12        10
  Amortization of deferred stock
   compensation.................        --       --      2         1         3
  Abandoned lease costs
   (recovery)...................        --       --      4        --        (1)
  Acquired in-process research
   and development..............        37       --     --        --        --
                                       ---      ---    ---    ------    ------
    Total operating expenses....       174      106     94        92        89
                                       ---      ---    ---    ------    ------
Income (loss) from operations...       (82)     (16)    --         2         7
                                       ---      ---    ---    ------    ------
Interest and other income, net..        --       --      1         1         8
Income tax expense (benefit)....        (4)      --     --        --         2
Excess of consideration paid to
 redeem preferred stock and
 increase in dividends on
 convertible preferred stock....        (4)     (26)    (4)       (5)       --
                                       ---      ---    ---    ------    ------
Net income (loss)...............       (82)%    (42)%   (3)%      (2)%      13%
                                       ===      ===    ===    ======    ======

Comparison of Six Months Ended December 31, 1998 and 1999

Revenue

   MCS's revenue was $10.2 million and $19.5 million for the six months ended December 31, 1998 and 1999, respectively, representing an increase of $9.3 million, or 91%. This increase was attributable to additional sales to MCS's existing customers, as well as an increase in MCS's customer base.

   License. License revenue was $8.8 million and $16.0 million for the six months ended December 31, 1998 and 1999, respectively. License revenue represented 86.5% and 82.0% of total revenue for the six months ended December 31, 1998 and 1999, respectively. License revenue increased 81% from the six months ended December 31, 1998 to the six months ended December 31, 1999. The increase in license revenue in absolute dollars was primarily attributable to increased unit sales of MCS products. The decrease of license revenue as a percentage of total revenue was primarily due to an increase in first year maintenance sold with the product licenses and, to a lesser extent, the number of renewal maintenance agreements purchased.

   Maintenance. Maintenance revenue was $1.4 and $3.5 million for the six months ended December 31, 1998 and 1999, respectively. Maintenance revenue represented 13.5% and 18.0% of total revenue for the six months ended December 31, 1998 and 1999, respectively. Maintenance revenue increased 155% from the six months ended December 31, 1998 to the six months ended December 31, 1999. This increase resulted primarily from the growth in software license revenue, as new software licenses are generally sold with one year of maintenance, and, to a lesser extent, renewals of maintenance agreements by existing customers.

Cost of Revenue

   License. License costs were $192,000 and $151,000 in the six months ended December 31, 1998 and 1999, respectively. License costs represented 2.2% and 1.0% of license revenue in the six months ended December 31, 1998 and 1999, respectively. The 21.4% decrease in absolute dollars was attributable to a reduction in amortization cost as acquired technology became fully amortized. The decrease as a percentage of revenue was primarily a result of increased growth of revenue in relation to amortization expense for acquired technology. MCS expects license costs to decrease in the future due to the reduction in amortization expense as acquired technology becomes fully amortized.

   Maintenance. Maintenance costs were $441,000 and $602,000 in the six months ended December 31, 1998 and 1999, respectively. Maintenance costs represented 32.1% and 17.2% of maintenance revenue in the six months ended December 31, 1998 and 1999, respectively. The 36.5% increase in absolute dollars was attributable to the increase of MCS's average headcount. The decrease in maintenance costs as a percentage of maintenance revenue was primarily attributable to increased growth of revenue in relation to maintenance costs and increased utilization of MCS's technical support staff. MCS expects maintenance costs to increase in the future as MCS continues to expand its customer base.

Operating Expenses

   Sales and Marketing Expenses. Sales and marketing expenses were $5.4 million and $10.4 million in the six months ended December 31, 1998 and 1999, respectively. Sales and marketing expenses represented 53.0%, and 53.3% of total revenue in the six months ended December 31, 1998 and 1999, respectively. The increases in the absolute dollar level of sales and marketing expenses were primarily due to increases in sales and marketing personnel and commission expense as a result of MCS's revenue growth. To a lesser extent, increases in marketing expenditures for tradeshows and marketing brochures and related materials also contributed to the absolute dollar increases. Discretionary marketing expense for the six months ended December 31, 1999 increased 39% from the six months ended December 31, 1998 as compared to MCS's revenue increases of 91% for the same respective periods. MCS expects sales and marketing expenses to increase as MCS continues to hire additional sales and marketing personnel.

   Research and Development Expenses. Research and development expenses were $2.6 million and $4.6 million in the six months ended December 31, 1998 and 1999, respectively. Research and development expenses represented 26.0% and 23.5% of total revenue in the six months ended December 31, 1998 and 1999, respectively. The increases in the absolute dollar level of research and development expense were attributable to recruiting costs, salaries and benefits associated with hiring of additional research and development staff. To a lesser extent, the absolute dollar level of research and development expense increased as a result of additional infrastructure, such as office space, computer equipment and development software used to support these employees. The infrastructure cost increased by 86% from the six months ended December 31, 1998 to the six months ended December 31, 1999, compared to an overall increase in research and development expense of 74% for the same respective periods. The declines in research and development expense as a percentage of total revenue reflected the increase of revenue at a faster rate than the increase in research and development expenses. MCS expects research and development expenses to increase as MCS continues to hire additional research and development personnel to develop new OnePoint products.

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

   General and Administrative Expenses. General and administrative expenses were $1.2 and $2.0 million in the six months ended December 31, 1998 and 1999, respectively. General and administrative expenses represented 11.7% and 10.1% of total revenue in the six months ended December 31, 1998 and 1999, respectively. The absolute dollar increase was primarily related to approximately $200,000 in consulting costs associated with vesting of deferred stock compensation, $250,000 in legal fees associated with the settlement of a lawsuit involving Commerce Funding Corporation and costs associated with expansion and relocation of MCS's facilities and related infrastructure and the recruiting costs, salaries and benefits associated with the hiring of additional administrative personnel to support MCS's increased sales, marketing and development activities. The decreases in general and administrative expenses as a percentage of total revenue reflected increased absorption of fixed costs over a larger revenue base. MCS expects general and administrative expenses to increase as MCS expands its infrastructure and incurs additional costs as a result of being a public company.

   Amortization of Deferred Stock Compensation. MCS amortized approximately $78,000 and $521,000 of deferred employee stock compensation in the six months ended December 31, 1998 and 1999, respectively. MCS expects to amortize the remaining $1.4 million of deferred stock compensation through fiscal 2003.

   Abandoned Lease Costs (Recovery). During fiscal 1999, MCS took a charge of $1,034,000 for the abandonment of an office facility leased through January 2003 and write-off of its related infrastructure. This charge was primarily for the future lease costs and required exit fees. At the time of the charge, it was determined that potential recovery or avoidance of these costs would be remote. On September 15, 1999, MCS was released from a portion of the lease and consequently reduced the amount accrued by $295,000 for amounts no longer due.

Interest and Other Income, Net

   Interest and other income, net, was $123,000 and $1.5 million in the six months ended December 31, 1998 and 1999, respectively. The growth in other income, net was primarily the result of increased cash and cash equivalent balances from the proceeds of MCS's initial and secondary public offerings.

Income Taxes

   MCS did not record a provision for income taxes in the six months ended December 31, 1998, because MCS had generated net operating loss carryforwards of approximately $3.5 million since MCS's inception. A full valuation allowance was recorded due to the uncertainty of MCS's ability to recognize the future benefits of such losses. MCS's net operating loss carryforwards begin to expire 2012. In the future, MCS's utilization of the net operating loss carryforwards may be subject to substantial annual limitations due to the ownership change regulations contained in the Internal Revenue Code of 1986 and similar state provisions. These annual limitations may result in the expiration of the net operating loss carryforwards and other tax credits before MCS is able to use them.

   The provision for income tax expense for the six months ended December 31, 1999 was $455,000, or 15% of pre-tax income. The difference in the effective rate versus the statutory U.S. tax rate is primarily due to the impact of tax benefits associated with the anticipated utilization of net operating loss carryforwards during fiscal 2000.

   During the three months ended December 31, 1999, employees exercised stock options and sold the related shares generating approximately $6.0 million in tax benefits for MCS. At December 31, 1999, approximately $430,000 of the tax benefits resulting from stock option exercises and sales were realized by MCS and accordingly, MCS recorded a decrease in income taxes payable and an increase in additional paid-in capital for such amount. A full valuation allowance has been recorded for the remaining unutilized tax benefits, including net operating loss carryforwards, due to the uncertainty of MCS's ability to recognize the future benefits of such amounts.

Comparison of Fiscal Years Ended June 30, 1997, 1998 and 1999

Revenue

   MCS's revenue was $4.3 million, $14.4 million, and $24.8 million in fiscal 1997, 1998 and 1999, respectively, representing increases of $10.1 million or 237% from fiscal 1997 to 1998 and $10.5 million or 73% from fiscal 1998 to 1999. These increases were attributable to an increase in MCS's customer base resulting in substantial growth in product license and maintenance revenue, as well as additional sales to our existing customers. In fiscal 1997, one customer accounted for approximately 11% of total revenue. No one customer accounted for greater than 10% of total revenue during fiscal 1998 or fiscal 1999.

   License. License revenue was $4.1 million, $12.8 million and $21.1 million in fiscal 1997, 1998 and 1999, respectively. License revenue represented 96%, 89% and 86% of total revenue in fiscal 1997, 1998 and 1999, respectively. License revenue increased 212% from fiscal 1997 to 1998 and 65% from fiscal 1998 to 1999. The increases in license revenue in absolute dollars were primarily attributable to increased unit sales of MCS's product. The decreases of license revenue as a percentage of total revenue were primarily due to an increase in first year maintenance sold with the product licenses and, to a lesser extent, the number of renewal maintenance agreements purchased.

   Maintenance. Maintenance revenue was $180,000, $1.6 million and $3.8 million in fiscal 1997, 1998 and 1999, respectively. Maintenance revenue represented 4%, 11% and 15% of total revenue for fiscal 1997, 1998 and 1999, respectively. Maintenance revenue increased 794% from fiscal 1997 to 1998 and 134% from fiscal 1998 to 1999. These increases resulted primarily from the growth in software license revenue, as new software licenses are generally sold with one year of maintenance, and, to a lesser extent, renewals of maintenance agreements by existing customers.

Cost of Revenue

   License. License costs were $206,000, $392,000 and $380,000 in fiscal 1997, 1998 and 1999, respectively. License costs represented 5%, 3% and 2% of license revenue in fiscal 1997, 1998 and 1999, respectively. A majority of license costs relates to the amortization of acquired technology that is being expensed over periods ranging from three to five years. The 90% increase in absolute dollars from fiscal 1997 to fiscal 1998 was attributable to amortization of technology acquired in June 1997. The decreases as a percentage of revenue were primarily a result of increased growth of revenues relative to the growth in amortization expense for acquired technology.

   Maintenance. Maintenance costs were $142,000, $933,000 and $914,000 in fiscal 1997, 1998 and 1999, respectively. Maintenance costs represented 79%, 58% and 24% of maintenance revenue in fiscal 1997, 1998 and 1999, respectively. The 557% increase in the absolute dollars from fiscal 1997 to 1998 was attributable to the increase of MCS's average headcount from two to 10 in our technical support department. The declines in maintenance costs as a percentage of maintenance revenue were primarily attributable to increased maintenance revenue and, to a lesser extent, increased utilization of our technical support staff.

Operating Expenses

   Sales and Marketing Expenses. Sales and marketing expenses were $3.6 million, $9.6 million and $13.5 million in fiscal 1997, 1998 and 1999, respectively. Sales and marketing expenses represented 83%, 66% and 54% of total revenue in fiscal 1997, 1998 and 1999, respectively. The increases in the absolute dollar level of sales and marketing expenses were primarily due to increases in sales and marketing personnel, which increased from 24 as of June 30, 1997 to 42 at June 30, 1998 and to 72 at June 30, 1999, and commission expense as a result of MCS's revenue growth. To a lesser extent, increases in marketing expenditures for tradeshows and marketing brochures and related materials also contributed to the absolute dollar increases. The increase in discretionary marketing expense was 238% from fiscal 1997 to 1998 and 145% from fiscal 1998 to

1999 as compared to MCS's revenue increases of 237% and 73% for the same respective periods. The decreases in sales and marketing expenses as a percentage of total revenue reflected the increased productivity of MCS's sales force.

   Research and Development Expenses. Research and development expenses were $1.3 million, $3.6 million and $6.0 million in fiscal 1997, 1998 and 1999, respectively. Research and development expenses represented 31%, 25% and 24% of total revenue in fiscal 1997, 1998 and 1999, respectively. The increases in the absolute dollar level of research and development expenses were attributable to recruiting costs, salaries and benefits associated with hiring of additional research and development staff, which increased from 11 as of June 30, 1997, to 21 at June 30, 1998 and to 61 as of June 30, 1999. To a lesser extent, the absolute dollar level of research and development expense increased as a result of additional infrastructure, such as additional office space required by the personnel growth, and additional computer equipment and development software, to support these employees. The infrastructure cost increased by 129% from fiscal 1997 to 1998 and 70% from fiscal 1998 to 1999 compared to an overall increase in research and development expense of 174% and 66% for the same respective periods. The declines in research and development expense as a percentage of total revenue reflected the increase of revenue at a faster rate than the increase in research and development expenses.

   General and Administrative Expenses. General and administrative expenses were $973,000, $2.2 million and $2.5 million in fiscal 1997, 1998 and 1999, respectively. General and administrative expenses represented 23%, 15% and 10% of total revenue in fiscal 1997, 1998 and 1999, respectively. The absolute dollar increases were primarily related to costs associated with the expansion of MCS's facilities and related infrastructure and the recruiting costs, salaries and benefits associated with the hiring of additional administrative personnel to support MCS's increased sales, marketing and development activities. General and administrative personnel increased from eight as of June 30, 1997, to 18 at June 30, 1998, and to 19 at June 30, 1999. MCS's
facility rent cost increased 317% from fiscal 1997 to 1998 and 31% from fiscal 1998 to 1999. The decreases in general and administrative expenses as a percentage of total revenue reflected increased absorption of fixed costs over a larger revenue base.

   Amortization of Deferred Stock Compensation. MCS amortized approximately $532,000 of deferred stock compensation in fiscal 1999. MCS did not have any deferred stock compensation amortization in fiscal 1997 or 1998.

Other Income, Net

   Other income, net, was $2,000, $63,000 and $299,000 in fiscal 1997, 1998 and
1999, respectively. The growth in other income, net, was primarily the result of increased cash and cash equivalent balances.

Income Taxes

   In fiscal 1997, MCS recorded an income tax benefit of $175,000 related to the purchase of MCS's OnePoint Administrator product line. MCS did not record a provision for federal or state income taxes in either fiscal 1998 or 1999, because MCS generated net operating loss carryforwards of approximately $2.4 million from inception through June 30, 1999. As of June 30, 1998 and 1999, MCS recorded a full valuation allowance for the deferred tax assets related to the future benefits, if any, of these net operating loss carryforwards.

Write-off of Acquired In-Process Research and Development

   In June 1997, MCS acquired in-process research and development from Serverware, Ltd. for $2.7 million consisting of cash of $100,000, a $2.5 million note payable, a warrant to purchase 333,333 shares of MCS common stock at an exercise price of $1.50 per share that is exercisable until 2007, and $75,000 of direct costs incurred. No value was allocated to the warrant, as the amount was not significant.

   MCS intended to utilize the acquired in-process research and development to develop an event management product for Windows NT that MCS did not possess at the time. MCS's intention was to develop a product that monitored and managed Windows NT and that provided real-time event and problem detection. In order to capitalize on the event management market, MCS's intention was to complete the in-process research and development as quickly as possible and sell and market that product under the name SeNTry. From the date of acquisition to June 30, 1998, MCS expended approximately 80 person months, or approximately $800,000, to complete and enhance the in-process research and development. In June 1998, MCS completed SeNTry, which represented the first completed and enhanced version of the acquired technology. MCS then began internal development of an entirely new event management product, OnePoint Event Manager, the design of which was intended to be more consistent with MCS's long-term product strategy.

   A significant amount of uncertainty existed surrounding the successful development and completion of the research and development acquired, which was estimated to be 70% complete at the date of the acquisition. This was MCS's first attempt to develop event management technology. MCS was uncertain of its ability to complete the development of a new product within a timeframe acceptable to the market and ahead of competitors. At the time of purchase, the in-process research and development effort had not reached technological feasibility as it lacked many key elements, including standardized implementation capabilities, a scalable and extensible architecture, enhanced user interfaces, broad functionality and extensive reporting capabilities.

   MCS assigned values of $1.5 million to the in-process research and development and $1.1 million to the core technology based on a discounted cash flow model. MCS based the cash flow projections for revenue on the projected incremental increase in revenue that we expected to receive from the completed acquired in-process research and development. MCS expected revenue derived from the completed in-process research and development to commence after it completed development of the SeNTry product. MCS expected revenue from the in-process research and development to continue until the release of OnePoint Operations Manager, which we expect to release in fiscal 2000. MCS deducted estimated operating expenses and income taxes from estimated revenue to arrive at estimated after-tax cash flows. Projected operating expenses included cost of revenue and general and administrative, customer support and sales and marketing expenses. MCS estimated operating expenses as a percentage of revenue and based its estimates primarily on projections it prepared.

   The cash flow projections attributable to the core technology included 50% of the net income before tax expense MCS expected to generate from the completed in-process technology and 15% from the net income before tax expense MCS expected to generate from OnePoint Operations Manager, an entirely new and internally developed product. MCS estimated that it would derive revenue from OnePoint Operations Manager through 2004. MCS deducted estimated operating expenses and income taxes from estimated revenue to arrive at estimated after-tax cash flows. Projected operating expenses included cost of revenue, general and administrative, customer support and sales and marketing expenses. MCS estimated operating expenses as a percentage of revenue and based such estimates primarily on projections we prepared.

   MCS used a rate to discount the net cash flows to present value based on the weighted average cost of capital. MCS used a discount rate of 35% for valuing the in-process research and development and 25% for the core technology. These discount rates are higher than the implied weighted average cost of capital due to the inherent uncertainties surrounding the successful development of the acquired in-process research and development, the useful life of such in-process research and development, the profitability levels of such in-process research and development, and the uncertainty of technological advances that were unknown at the time.

Liquidity and Capital Resources

   MCS has funded its operations primarily from license and maintenance revenue received from inception to December 31, 1999 and the proceeds of approximately $162.8 million from the sale of common stock and the exercise of stock options and warrants. At December 31, 1999, MCS had cash and cash equivalents of $178.7 million. As of December 31, 1999, MCS had an accumulated deficit of $5.6 million and working capital of $175.1 million, net of a short-term component of deferred revenue of $6.8 million.

   MCS's operating activities used net cash of $1.7 million in fiscal 1997 and $439,000 in fiscal 1998 and provided net cash of $7.9 million in fiscal 1999 and $7.2 million in the six months ended December 31, 1999. Net cash used by operating activities in fiscal 1997 and fiscal 1998 was due primarily to net operating losses and increases in accounts receivable. MCS's operations generated net cash in fiscal 1999 and the six months ended December 31, 1999 primarily due to increased revenue, improved accounts receivable collection efforts, interest earned on cash deposits and increased liabilities. The increase in liabilities during fiscal 1999 was the result of an accrual for abandoned lease costs and expansion of MCS's operations, including increased commissions, marketing programs, recruiting fees, benefit costs and other infrastructure costs. The increase in liabilities for the six months ended December 31, 1999 was primarily due to increases in deferred maintenance and accounts payable. Deferred maintenance increases are due to higher revenues which typically include initial maintenance and increased amounts of renewal maintenance due to larger amount of cumulative licenses revenue. Accrued liabilities increases related to payroll withholding associated with our Employee Stock Purchase Plan.

   MCS's investing activities used net cash of $1.2 million, $492,000, $1.4 million and $2.3 million in fiscal 1997, 1998, 1999 and the six months ended December 31, 1999, respectively. MCS's investing activities consisted primarily of net purchases of property and equipment.

   MCS's financing activities provided cash of $3.1 million, $5.2 million, $47.9 million and $162.7 million in fiscal 1997, 1998, 1999 and the six months ended December 31, 1999, respectively. In fiscal 1997 and fiscal 1998, financing activities consisted primarily of sales of redeemable convertible preferred stock partially offset in fiscal 1998 by the repurchase of 950,000 shares of Series A preferred stock for $2,850,000 and net repayments on debt facilities. In fiscal 1999, MCS used $124,000 for financing activities as the repayments on MCS's debt facilities exceeded the generation of cash from the sales of MCS common stock to employees in connection with the exercise of stock options. In the six months ended December 31, 1999, cash provided from finance activities consisted of net proceeds from MCS's initial and secondary public offerings.

   MCS anticipates spending at least $1.1 million for office lease payments and approximately $3.0 million for capital expenditures over the next 12 months. MCS expects capital expenditures to increase over the next several years as MCS expands facilities and acquires equipment to support its planned expansion in sales and marketing and research and development.

   In November 1999, MCS completed the sale of 4,600,000 shares of Common Stock, including 2,500,000 shares on behalf of selling stockholders, at a per share price of $57.00 in a firm commitment underwritten public offering pursuant to a Registration Statement on Form S-1, which the Securities and Exchange Commission declared effective on November 10, 1999.

   MCS realized net proceeds from the offering of approximately $113.8 million after deducting the underwriting discounts and expenses of the offering, including legal, accounting, printing, filing and other fees. MCS is currently investing the net offering proceeds in interest-bearing, investment-grade securities for future use as additional working capital.

   In January 1998, MCS obtained a revolving credit facility of $3.0 million from a commercial bank. MCS renewed this credit facility in March 2000, and it expires on February 5, 2001. Borrowings under the credit facility bear interest at the bank's prime rate. Under the terms of the loan agreement, all borrowings are collateralized by substantially all of MCS's assets, and MCS must maintain certain financial ratios and comply with other covenants. There was $197,000 outstanding at December 31, 1999. MCS was in compliance with all covenants as of December 31, 1999, but it can give no assurance that it will be able to continue to comply with its loan covenants in the future.

   MCS intends to continue to invest heavily in the development of new products and enhancements to MCS's existing products. MCS's future liquidity and capital requirements will depend upon numerous factors, including the costs and timing of expansion of product development efforts and the success of these development efforts, the costs and timing of expansion of sales and marketing activities, the extent to which MCS's existing and new products gain market acceptance, market developments, the costs involved in maintaining and enforcing intellectual property rights, the level and timing of license revenue, available borrowings under line of credit arrangements and other factors. MCS believes that its current cash and investment balances and any cash generated from operations and from available or future debt financing, will be sufficient to meet MCS's operating and capital requirements for at least the next 12 months. However, it is possible that MCS may require additional financing within this period. MCS has no current plans, and MCS is not currently negotiating, to obtain additional financing. The factors described in this paragraph will affect MCS's future capital requirements and the adequacy of MCS's available funds. MCS may be required to raise additional funds through public or private financing, strategic relationships or other arrangements. MCS cannot ensure that such funding, if needed, will be available to MCS on terms attractive to MCS, or at all. Furthermore, any additional equity financing may be dilutive to stockholders, and debt financing, if available, may involve restrictive covenants. Strategic arrangements, if necessary to raise additional funds, may require MCS to relinquish its rights to certain of its technologies or products. If MCS fails to raise capital when needed, the failure could have a negative impact on its operating results and financial condition.

Quantitative and Qualitative Disclosure about Market Risks

   MCS does not use derivative financial instruments in its investment portfolio and has no foreign exchange contracts. MCS's financial instruments consist of cash and cash equivalents, trade accounts receivable and accounts payable. MCS's exposure to market risk for changes in interest rates relates primarily to its cash equivalents and obligations; thus, fluctuations in interest rates would not have a material effect on the fair value of these securities.

   Sales to customers in foreign countries accounted for approximately 23% of total revenue during the quarter ended December 31, 1999. MCS invoices sales in United States dollars and does not currently engage in currency hedging activities. Although exposure to currency fluctuations to date has been insignificant, future fluctuations in currency exchange rates may adversely affect MCS's future revenue from international sales.

                                 MCS MANAGEMENT

                        EXECUTIVE OFFICERS AND DIRECTORS
                              OF MCS JOINING NETIQ

Executive Officers And Directors

   The following table sets forth information regarding MCS's executive officers and directors who will serve as executive officers and directors of the combined company subsequent to the merger.

Name                              Age                     Position
----                              ---                     --------
Michael S. Bennett...............  48 Chairman of the Board, President and Chief
                                      Executive Officer
Thomas P. Bernhardt..............  46 Chief Technology Officer and Director
Stephen E. Odom..................  48 Chief Operating Officer, Chief Financial
                                      Officer, Treasurer and Secretary
Brian J. McGrath.................  61 Vice President of Sales
Richard J. Pleczko...............  42 Vice President of Marketing and Product
                                      Management
Stephen Kangas...................  46 Vice President of Strategic Alliances
Olivier J. Thierry...............  44 Vice President of Marketing Communications
D. Von Jones.....................  36 Vice President of Development
Janell Heathcock.................  48 Vice President North American Sales
Leslie Willard...................  36 Vice President, Finance
Simon Church.....................  34 Director, International Sales
Michael Rovner...................  30 Director of Business Development
Michael J. Maples................  57 Director
Scott D. Sandell.................  35 Director

   Michael S. Bennett has served as the President, Chief Executive Officer and a member of the board of directors of MCS since May 1998. He was appointed Chairman of the Board in February 1999. From August 1996 until April 1998, he served as President and Chief Executive Officer of Learmonth & Burchett Management Systems plc, a provider of process management tools for software development. Prior to joining Learmonth & Burchett in August 1996, Mr. Bennett served as President and Chief Executive Officer of Summagraphics from June 1993 to July 1996, until its acquisition by Lockheed Martin's CalComp subsidiary. Prior to that time, Mr. Bennett served as a senior executive with Dell Computer Corporation and as chief executive officer of several high technology organizations.

   Thomas P. Bernhardt is a founder of MCS and has served as a director since July 1996. Mr. Bernhardt was a consultant to MCS from September 1996 to January 1997, when he joined MCS on a full time basis as MCS's Chief Technology Officer, which is his current role. From February 1998 to May 1998, he also served as MCS's interim President and Chief Executive Officer. From January 1989 to December 1996, Mr. Bernhardt was a consultant with RCG International, an information technology consulting services company. Mr. Bernhardt holds a B.S. degree in Experimental Psychology from the University of Notre Dame.

   Stephen E. Odom has served as MCS's Chief Financial Officer, Treasurer and Secretary since May 1998. In January 1999, Mr. Odom was also appointed MCS's Chief Operating Officer. From April 1995 until April 1998, he served as Chief Financial Officer, Senior Vice President of Finance and Secretary of Learmonth & Burchett. From July 1988 to April 1995, Mr. Odom was a Partner with PricewaterhouseCoopers LLP. Mr. Odom holds a B.B.A. degree in Accounting from Georgia State University.

   Brian J. McGrath joined MCS as a consultant in January 1997 and has served as MCS's Vice President of Sales since January 1998. From June 1980 until present, Mr. McGrath also served as a principal of McGrath & Associates, a contract software selling firm.

   Richard Pleczko has served as MCS's Vice President of Marketing and Product Management since December 1998. From May 1998 to December 1998, Mr. Pleczko served as Senior Vice President of World Wide Marketing at PLATINUM Technology, Inc., a software company. From April 1985 until May 1998, Mr. Pleczko served in various managerial positions with Learmonth & Burchett, the most recent of which was Senior Vice President--Marketing and Product Development.

   Stephen Kangas has served as MCS's Vice President of Strategic Alliances since February 1999. From May 1998 to February 1999, Mr. Kangas was the President, Chief Executive Officer and a founder at SendDocs.com, an Internet-based services company. From August 1996 to May 1998, Mr. Kangas served as the President, Chief Operating Officer and a founder of Exodus Technologies, Inc., a software company. From December 1995 to August 1996, Mr. Kangas served as the Vice President of Marketing for Intertech Imaging, Inc., a software company. From January 1994 to December 1995, Mr. Kangas served as the General Manager of Wall Data, Inc., a software company.

   D. Von Jones has served as MCS's Vice President of Development since April 1997. From October 1995 to April 1997, Mr. Jones served as Manager--Systems Management at Compaq Computer Corporation, a personal computer manufacturer. From May 1994 to September 1995, Mr. Jones served as Senior Development Manager at Legent Corp., a software company. Prior to that time, Mr. Jones served in various capacities at Microsoft Corporation and Pocket Soft, Inc. Mr. Jones holds a B.S. degree in Computer Science from Rice University.

   Olivier J. Thierry has served as MCS's Vice President of Marketing Communications since February 1998. Mr. Thierry also served as MCS's Vice President of Product Management from February 1998 to December 1998. From December 1993 until joining MCS, Mr. Thierry was Vice President of Antares Alliance Group, a provider of enterprise development tools jointly owned by Amdahl Corporation and EDS. Mr. Thierry holds a Bachelor of Commerce degree in Marketing and Computer Systems from McGill University.

   Janell H. Heathcock has served as MCS's Vice President, North America Sales since July 1999. From January 1997 to July 1999, Ms. Heathcock served in various capacities at Peregrine Systems, Inc., an infrastructure management software company, the most recent of which was Regional Director of Sales.
Ms. Heathcock served as Director of Sales for Co-Counsel, Inc., a legal staffing company, from January 1996 to December 1996. From December 1992 until September 1995, Ms. Heathcock served as a Regional Manager of Sales at Lexis-Nexis, a legal and information technology company.

   Leslie Willard has served as MCS's Vice President of Finance since June 1998. From October 1995 until May 1998, he served as Vice President of Finance for Learmonth & Burchett. From January 1986 until September 1995, Mr. Willard served in various positions, including Senior Manager, with PricewaterhouseCoopers LLP. Mr. Willard holds a B.B.A. in Accounting and Finance from Texas Tech University.

   Simon Church has served as MCS's Director of International Sales since August 1998. From August 1996 to July 1998, Mr. Church owned and operated ADM Solutions, Ltd., a software company. From June 1994 to July 1996, Mr. Church served in various capacities at Learmonth & Burchett, the most recent of which was as Director of Channel Sales.

   Michael Rovner has served as MCS's Director of Business Development since March 1999. From June 1998 to February 1999, Mr. Rovner served as the Director of Product Management at ClearCommerce Corporation, an electronic commerce software company. From July 1997 to June 1998, Mr. Rovner served as a consultant to Federal Express Corporation specializing in global logistics and electronic commerce strategies. From November 1995 to June 1997, Mr. Rovner served as Product Manager for Data Warehousing and Online Analytical Processing at Informix Software, Inc., a database software company. From June 1993 to November 1995, Mr. Rovner served as a product manager for Empart, Inc., a software company. Mr. Rovner holds B.A. degrees in English and Political Science from the University of California at Los Angeles.

   Michael J. Maples has served as a director of MCS since April 1999. Mr. Maples manages private investments. From April 1988 to July 1995, Mr. Maples held various management positions at Microsoft Corporation, the most recent of which was Executive Vice President of the Worldwide Products Group and a member of the office of the president. Prior to that, he served as a Director of Software Strategy for IBM. He also serves as a director of J.D. Edwards & Company, an enterprise software company, Lexmark International, Inc., a laser and inkjet printer company, and PSW Technologies, a software company. Mr. Maples is also a member of the Board of Visitors for the Engineering School at the University of Oklahoma and the College of Engineering Foundation Advisory Council at the University of Texas at Austin. Mr. Maples holds a B.S. degree in electrical engineering from the University of Oklahoma and an M.B.A. degree from Oklahoma City University.

   Scott D. Sandell has served as a director of MCS since September 1996. Mr. Sandell is a partner of New Enterprise Associates, a venture capital firm, and has served in other capacities at such firm since January 1996. Prior to joining New Enterprise Associates, Mr. Sandell was the President of Yankee Pacific Company, a marketing and business strategy consulting firm from March 1994 to December 1995. He is also a member of the boards of directors of several privately held companies. Mr. Sandell holds a B.S. degree in Engineering Sciences from Dartmouth College and a M.B.A. degree from the Stanford Graduate School of Business.

   MCS's board of directors is divided into three classes, with each director serving a three-year term and one class being elected at each year's annual meeting of stockholders. Messrs. Bennett and Sandell are in the class of directors whose term expires at the 2002 annual meeting of stockholders. Messrs. Bernhardt and Maples are in the class of directors whose term expires at the 2001 annual meeting of stockholders. MCS's bylaws provide that the authorized number of directors may be changed by a resolution of the board of directors.

   Executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified.

Board Committees

   MCS has established an audit committee and a compensation committee. The audit committee reviews MCS's internal accounting procedures and consults with and reviews the services provided by MCS's independent accountants. The compensation committee reviews and recommends to the board of directors the compensation and benefits of all of MCS's officers and establishes and reviews general policies relating to compensation and benefits of MCS's other employees.

Compensation Committee Interlocks and Insider Participation

   MCS's board of directors established its compensation committee in December 1997. Prior to establishing the compensation committee, MCS's board of directors as a whole performed the functions delegated to the compensation committee. No interlocking relationship exists between any member of MCS's compensation committee and any member of any other company's board of directors or compensation committee.

Director Compensation

   Directors do not currently receive any cash compensation from MCS for their service as members of the board of directors, although they are reimbursed for travel expenses in connection with attendance at board and committee meetings. Under MCS's 1997 Stock Plan, nonemployee directors are eligible to receive stock option grants at the discretion of the board of directors, and all nonemployee directors are eligible to receive stock options pursuant to the automatic option grant program in effect under the 1999 Director Option Plan. See "--Incentive Stock Plans" on page [ ] of this proxy statement/prospectus for more about the automatic grant program.

Executive Compensation

   Summary Compensation Table. The following table sets forth the compensation earned for services rendered to MCS's in all capacities by MCS's Chief Executive Officer and MCS's four next most highly compensated executive officers who earned more than $100,000--collectively, the "Named Executive Officers"--for the fiscal year ended June 30, 1999.

                                                        Securities
                                              All Other Underlying
Name and Principal Positions        Salary($) Bonus($)  Options(#) Compensation
----------------------------        --------- --------- ---------- ------------
Michael S. Bennett................. $200,016  $134,167   250,000      $1,696
 President and Chief Executive
 Officer
Thomas P. Bernhardt................  172,916    30,000   160,000       1,696
 Chief Technology Officer
Stephen E. Odom....................  200,016    28,000   100,000       1,696
 Chief Operating Officer, Chief
 Financial Officer, Treasurer and
 Secretary
Brian McGrath......................  200,016   718,801       --        7,371
 Vice President of Sales
Olivier J. Thierry.................  175,008    46,667       --       80,999
 Vice President of Marketing
 Communications

   Mr. McGrath received sales commissions of $718,801. Commissions are variable cash-based incentive compensation that are payable as a percentage of revenue cash collected.

   All other compensation represents excess compensation associated with premiums for life insurance of $1,696 for each of Messrs. Bennett, Bernhardt, Odom and Thierry and $7,371 for Mr. McGrath. Mr. Thierry also received $79,303 for moving expenses paid in connection with his relocation agreement.

   Option Grants in Fiscal Year Ended June 30, 1999. The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during the fiscal year ended June 30, 1999.

                                                                          Potential Realizable Value at
                                                                             Assumed Annual Rates of
                                                                            Stock Price Appreciation
                                          Individual Grants                        Option Term
                             -------------------------------------------- ------------------------------
                             Number of   % of Total
                             Securities   Options/
                             Underlying    Rights
                              Options/   Granted to  Exercise
                               Rights   Employees in Price Per Expiration
Name and Principal Position   Granted   Fiscal Year    Share      Date          5%            10%
---------------------------  ---------- ------------ --------- ---------- -------------- ---------------
Michael S. Bennett......      250,000       11.7       15.00    06/21/09       2,358,355      5,976,634
 President and Chief
 Executive Officer
Thomas P. Bernhardt.....      160,000        7.5        2.75    08/27/03       3,469,347      5,784,982
 Chief Technology
 Officer
Stephen E. Odom.........      100,000        4.7       15.00    06/21/09         943,342      2,390,614
 Chief Operating
 Officer, Chief
 Financial Officer,
 Treasurer and Secretary
Brian McGrath...........           --         --          --          --              --             --
 Vice President of Sales
Olivier J. Thierry......           --         --          --          --              --             --
 Vice President of
 Marketing
 Communications

   The potential realizable value assumes a fair market value of $15.00 per share over the 10 year term of the options based on assumed rates of stock appreciation of 5% and 10%, compounding annually less the total option exercise price.

   In fiscal 1999, MCS granted options to purchase an aggregate of 2,131,510 shares to employees and consultants.

   The exercise price of the option grant to Thomas P. Bernhardt was equal to 110% of the fair market value of the common stock on the date of grant, as determined by the board of directors.

   Options under the stock option plan generally vest over four years with 25% of the shares subject to the option vesting on the first anniversary of the grant date, and the remaining option shares vesting ratably monthly thereafter. Mr. Bennett's option vests as to 1/36th of the initial 125,000 shares per month over the first three years and as to 1/12th of the remaining shares per month in months 37 through 48. Mr. Odom's option vests as to 1/48th of the shares per month for 48 months.

   Option Exercises in Last Fiscal Year. The following table sets forth information with respect to the Named Executive Officers concerning option exercises for the fiscal year ended June 30, 1999 and exercisable and unexercisable options held as of June 30, 1999.

                                                       Number of Securities          Value of Unexercised in-
                                                      Underlying Unexercised           the- Money Options at
                                                    Options at Fiscal Year End            Fiscal Year End
                                                    ------------------------------   -------------------------
                              Number of
                               Shares
                             Acquired on   Value
Name and Principal Position   Exercise    Realized  Exercisable     Unexercisable    Exercisable Unexercisable
---------------------------  ----------- ---------- -------------   --------------   ----------- -------------
Michael S. Bennett......       200,000   $2,400,000         136,378          850,270 $1,977,481   $8,703,915
 President and Chief
 Executive Officer
Thomas P. Bernhardt.....            --           --          16,875          173,125    244,688    2,150,313
 Chief Technology
 Officer
Stephen E. Odom.........        50,184      602,208           8,364          242,188    121,278    2,061,726
 Chief Operating
 Officer, Chief
 Financial Officer,
 Treasurer and Secretary
Brian McGrath...........        70,623      415,314          15,002           94,375    217,529    1,368,438
 Vice President of Sales
Olivier J. Thierry......        69,999      839,988          10,000          160,001    145,000    2,320,015
 Vice President of
 Marketing
 Communications

   The value realized is calculated on the basis of the fair market value of the common stock on the date of exercise minus the exercise price. It does not necessarily indicate that the optionee sold the stock for the amount listed. The value of in-the-money options represents the positive spread between the exercise price of the stock options and the fair market value of the common stock on the date of exercise as determined by MCS's board of directors. The fair market value of the common stock was $15.00 per share as of June 30, 1999.

Incentive Stock Plans

   1997 Stock Option Plan. MCS's 1997 stock option plan was adopted by MCS's board of directors in March 1997 and approved by MCS's stockholders in July 1997. The stock option plan was amended in May 1999. A total of 8,795,000 shares of common stock has been reserved for issuance under MCS's stock option plan, together with an annual increase in the number of shares reserved thereunder beginning on the first day of MCS's fiscal year--commencing July 1, 2000--in an amount equal to the lesser of:

  . 750,000 shares;

  . five percent of MCS's outstanding shares of common stock on the last day of the prior fiscal year; or

  . an amount determined by MCS's board of directors.

   The 1997 stock option plan provides for grants of incentive stock options to MCS' employees including officers and employee directors, and nonstatutory stock options to MCS's consultants, including nonemployee directors. The purposes of MCS's stock option plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to MCS employees and consultants and to promote the success of MCS's business. At the request of the board of directors, the compensation committee administers MCS's stock option plan and determines the optionees and the terms of options granted, including the exercise price, number of shares subject to the option and the exercisability thereof.

   The term of an option granted under the 1997 stock option plan is stated in the option agreement. However, the term of an incentive stock option may not exceed ten years and, in the case of an option granted to an optionee who owns more than 10 percent of MCS's outstanding stock at the time of grant, the term of an option may not exceed five years. Options granted under the 1997 stock option plan vest and become exercisable as set forth in each option agreement.

   With respect to any optionee who owns more than 10 percent of MCS's outstanding stock, the exercise price of any stock option granted must be at least 110% of the fair market value on the grant date.

   No incentive stock options may be granted to an optionee, which, when combined with all other incentive stock options becoming exercisable in any calendar year that are held by that person, would have an aggregate fair market value in excess of $100,000. In any fiscal year, MCS may not grant any employee options to purchase more than 500,000 shares, or 1,000,000 shares in the case of an employee's initial employment.

   The 1997 stock option plan will terminate in March 2007, unless MCS's board of directors terminates it sooner.

   1999 Employee Stock Purchase Plan. MCS's 1999 employee stock purchase plan was adopted by MCS's board of directors in May 1999 and the initial offering period began on August 4, 1999. MCS has reserved a total of 600,000 shares of common stock for issuance under the 1999 employee stock purchase plan, together with an annual increase in the number of shares reserved thereunder beginning on the first day of MCS's fiscal year commencing July 1, 2000 in an amount equal to the lesser of:

  . 500,000 shares;

  . four percent of MCS's outstanding common stock on the last day of the prior fiscal year; or

  . an amount determined by MCS's board of directors.

   MCS's employee stock purchase plan is administered by the board of directors and is intended to qualify under Section 423 of the Internal Revenue Code. MCS's employees, including MCS's officers and employee directors but excluding MCS's five percent or greater stockholders, are eligible to participate if they are customarily employed for at least 20 hours per week and for more than five months in any calendar year. MCS's employee stock purchase plan permits eligible employees to purchase common stock through payroll deductions, which may not exceed the lesser of 15% of an employee's compensation, as compensation is defined on Form W-2, or $25,000.

   MCS's employee stock purchase plan will be implemented in a series of overlapping 24 month offering periods, and each offering period consists of four six month purchase periods. The initial offering period under MCS's employee stock purchase plan began on August 4, 1999, and the subsequent offering periods will begin on the first trading day on or after February 1 and August 1 of each year. Each participant will be granted an option on the first day of the offering period and the option will be automatically exercised on the date six months later, the end of a purchase period, throughout the offering period. If the fair market value of MCS's common stock on any purchase date is lower than such fair market value on the start date of that offering period, then all participants in that offering period will be automatically withdrawn from such offering period and re-enrolled in the immediately following offering period. The purchase price of MCS's common stock under MCS's employee stock purchase plan will be 85 percent of the lesser of the fair market value per share on the start date of the offering period or at the end of the purchase period. Employees may end their participation in an offering period at any time, and their participation ends automatically on termination of employment with MCS.

   MCS's employee stock purchase plan will terminate in May 2009, unless MCS's board of directors terminates it sooner.

   1999 Director Option Plan. MCS's 1999 director option plan became effective upon the closing of MCS's initial public offering. MCS has reserved a total of 250,000 shares of common stock for issuance under the 1999 director option plan, together with an annual increase in the number of shares reserved thereunder beginning on the first day of MCS's fiscal year commencing July 1, 2000 equal to the lesser of:

  . 250,000 shares;

  . two percent of the outstanding shares of MCS's common stock on the last day of the prior fiscal year; or

  . an amount determined by the board of directors.

   The option grants under the 1999 director option plan are automatic and non-discretionary, and the exercise price of the options is 100% of the fair market value of MCS common stock on the grant date.

   The 1999 director option plan provides for an initial grant to a nonemployee director of an option to purchase 37,500 shares on the date on which he or she becomes a member of the board of directors. Each nonemployee director will thereafter automatically be granted an additional option to purchase 12,500 shares of common stock at the next meeting of the board of directors following the annual meeting of stockholders, if on the date of the annual meeting the director has served on the board of directors for at least six months.

   The term of the options granted under the 1999 director plan is ten years, but the options expire three months following the termination of the optionee's status as a director or twelve months if the termination is due to death or disability. The initial 37,500 share grants will become exercisable at a rate of one-third of the shares on the first anniversary of the grant date and at a rate of 1/36th of the remaining shares per month thereafter. The subsequent 12,500 share grants will become exercisable at the rate of one-half of the shares on the first anniversary of the grant date and at a rate of 1/24th of the remaining shares per month thereafter.

   As of February 29, 2000, MCS had issued 1,820,258 shares of common stock upon the exercise of options granted under the two MCS's stock option plans, MCS had outstanding options to purchase 4,083,805 shares of common stock at a weighted average exercise price of $11.25 per share, and 3,140,937 shares remain available for future option grants under MCS's stock option plans.

   401(k) Plan. In September 1996, MCS adopted a Retirement Savings and Investment Plan, the 401(k) Plan, covering MCS full-time employees located in the United States. The 401(k) Plan is intended to qualify under Section 401(k) of the Internal Revenue Code, so that contributions to the 401(k) Plan by employees or by MCS and the investment earnings thereon are not taxable to the employees until withdrawn. If MCS's 401(k) Plan qualifies under Section 401(k) of the Internal Revenue Code, MCS's contributions will be deductible by it when made. MCS employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit of $10,000 in 1999 and to have those funds contributed to the 401(k) Plan. The 401(k) Plan permits MCS, but does not require MCS, to make additional matching contributions on behalf of all participants. To date, MCS has not made any contributions to the 401(k) Plan.

Employment Agreements and Change in Control Arrangements

   MCS has entered into the following employment, non-compete and change in control arrangements and agreements with its current officers. For a description of arrangements with its former officers, directors and substantial stockholders, see "Certain MCS Transactions."

   Michael S. Bennett, MCS's Chairman of the Board, Chief Executive Officer and President, entered into an offer letter with MCS dated April 13, 1998 under which he is entitled to acceleration of 100% of his then unvested option grants if after the first anniversary of his employment and prior to the fourth such anniversary, MCS is acquired by another company and he is:

  . terminated;

  . assigned a position of lesser responsibility or compensation in the resulting organization; or

  . required to relocate.

   Mr. Bennett will have twelve months following his separation from MCS or its successor, regardless of whether his termination is voluntary or involuntary, to exercise his vested options. Mr. Bennett is also entitled to severance payments of $200,000 in the event that he is terminated other than for cause.

   Stephen E. Odom, MCS's Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary, entered into an offer letter with MCS dated April 13, 1998 under which he is entitled to acceleration of 100% of his then unvested options if after the first anniversary of his employment and prior to the fourth such anniversary, MCS is acquired by another company and he is (1) terminated or (2) assigned a position of lesser responsibility or compensation in the resulting organization. Mr. Odom will have twelve months following his separation from MCS or MCS's successor to exercise his vested options, regardless of whether his termination is voluntary or involuntary. Mr. Odom is also entitled to severance payments of six months of his then-current salary in the event that he is terminated other than for cause.

   Thomas P. Bernhardt, MCS's Chief Technology Officer, entered into an employment agreement with MCS dated January 1, 1997. This agreement provides that Mr. Bernhardt is entitled to severance equal to six months salary in the event he is terminated without cause by MCS. Mr. Bernhardt has agreed that for a period of one year after his separation from MCS, regardless of the reason, he will not:

  . engage in direct competition with MCS;

  . conduct a business of the type or character engaged in by MCS's at the time of his separation; or

  . develop, market, sell and/or distribute products or services directly competitive with MCS.

   Mr. Bernhardt has also agreed to not employ any of MCS employees or induce or attempt to influence any of MCS employees to voluntarily terminate his or her employment with MCS other than those employees not directly involved in the development, marketing, sales and/or distribution of MCS products or services during Mr. Bernhardt's employment.

   Brian J. McGrath, MCS's Vice President of Sales, entered into an employment agreement with MCS dated August 6, 1997 and a letter agreement dated January 13, 1999 intended to clarify the terms of his employment agreement. These agreements provide that Mr. McGrath is entitled to severance equal to six months salary upon his termination by MCS, other than for cause. In addition, the January 1999 amendment provides that effective July 1, 1999, Mr. McGrath's compensation consists of a base salary of $200,000 and an additional $200,000 in commissions contingent upon meeting specified operating targets. Prior to July 1, 1999, Mr. McGrath's commission plan depended on meeting specific operating targets and sales to specified customers. MCS has agreed with Mr. McGrath that for a six month period after his separation from MCS, he will not compete with MCS and will not solicit a list of customers set forth in the January 1999 agreement as amended by MCS from time to time. Mr. McGrath agreed for a period of one year not to employ any of MCS employees or induce or attempt to influence any of MCS's employees to voluntarily terminate his or her employment with MCS. In the event Mr. McGrath is terminated without cause, his warrant to purchase shares of MCS common stock will continue to vest during the notice period and severance periods set forth in his August 6, 1997 employment agreement.

   Olivier J. Thierry, MCS's Vice President--Marketing Communications, has entered into an employment agreement with MCS dated February 23, 1998. This agreement provides that Mr. Thierry is entitled to severance equal to six months salary upon his termination by MCS, other than for cause. Mr. Thierry has agreed that for a period of one year after his separation from MCS, regardless of the reason, he will not (1) engage in direct competition with MCS or (2) develop, market, sell and/or distribute products or services directly competitive with MCS. Mr. Thierry has also agreed for a period of two years not to employ any of MCS's employees or induce or attempt to influence any of MCS's employees to voluntarily terminate his or her employment with MCS.

   Under the February 23, 1998 agreement, MCS also agreed to grant Mr. Thierry a relocation loan of $80,000. The noninterest bearing relocation loan is due and payable in February 2002. MCS agreed to forgive the principal and interest due on the relocation loan in the amount of 1/48th per month for each month Mr. Thierry remains MCS's employee. In addition, MCS also agreed to provide additional payments to make Mr. Thierry whole for any taxes payable upon the income realized from the loan forgiveness, net of any deductions Mr. Thierry is entitled to claim for moving expenses. MCS also agreed to forgive the balance of the relocation loan in the event that:

  . Mr. Thierry is terminated other than for cause or he voluntarily leaves
    MCS;

  . MCS is acquired by another company and Mr. Thierry's position is eliminated, downgraded, modified or geographically transferred; or

  . new senior management replaces Mr. Thierry with another individual in the same position other than for cause.

   In the fiscal year ended June 30, 1999, MCS paid $79,303 to Mr. Thierry in loan forgiveness and tax reimbursement.

   Richard Pleczko, MCS's Vice President of Marketing and Product Management, has entered into an employment agreement with MCS dated December 21, 1998. This agreement provides that Mr. Pleczko is entitled to an advance equal to $31,250, which will be forgiven over his first twelve months of employment with MCS, if his quarterly bonus from PLATINUM technologies inc. is not paid to him. Mr. Pleczko is also entitled to (1) severance payments of six months of his then current salary in the event he is terminated without cause and (2) acceleration of 25% of his then unvested options in the event he is terminated without cause during his first twelve months employment with MCS. Mr. Pleczko has agreed that for a period of two years, in the event of any voluntary or involuntary termination or resignation, he will not directly or indirectly compete with MCS. Mr. Pleczko also agreed for a period of two years not to employ any of MCS's employees or induce or influence any of MCS's employees to voluntarily terminate his or her employment with MCS.

   Stephen Kangas, MCS's Vice President of Strategic Alliances, entered into an employment agreement with MCS dated February 8, 1999. This agreement provides that Mr. Kangas is entitled to acceleration of 25% of his then unvested options to purchase shares of MCS's common stock in the event that Mr. Kangas is terminated without cause as a result of a merger or acquisition of MCS prior to the first anniversary of his employment with MCS. Mr. Kangas is also entitled to severance payments of six months of his then current salary in the event that he is terminated other than for cause. Mr. Kangas has agreed that for a period of two years, in the event of any voluntary or involuntary termination or resignation, he will not directly or indirectly compete with MCS. Mr. Kangas has also agreed for a period of two years not to employ any of MCS employees or induce or influence any of MCS's employees to voluntarily terminate his or her employment with MCS.

   Leslie D. Willard, MCS's Vice President--Finance, entered into an employment agreement with MCS dated May 26, 1998. Under the agreement, Mr. Willard is entitled to acceleration of 100% of his then unvested options if, after the first anniversary of his employment, MCS is acquired by another company and he is (1) terminated or (2) assigned to a position of lesser responsibility or compensation in the resulting corporation.

   Michael Rovner, MCS's Director of Business Development, entered into an employment agreement with MCS dated March 24, 1999. This agreement provides that Mr. Rovner is entitled to (1) acceleration of 25% of his then unvested options and (2) severance payments of six months of his then current salary in the event he is terminated without cause as a result of a merger or acquisition of MCS during the first twelve months of his employment. Mr. Rovner has agreed that for a period of two years, in the event of any voluntary or involuntary termination or resignation, he will not directly or indirectly compete with MCS. Mr. Rovner has also agreed for a period of two years not to employ any of MCS's employees or induce or influence any of MCS's employees to voluntarily terminate his or her employment with MCS.

Limitations on Directors' Liability and Indemnification

   MCS's certificate of incorporation limits the liability of MCS's directors and executive officers to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

  . any breach of their duty of loyalty to MCS or MCS's stockholders;

  . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . unlawful payments of dividends or unlawful stock repurchases or redemptions; or

  . any transaction from which the director derived an improper personal benefit.

   The limits on a director or officer's liability in MCS's certificate of incorporation do not apply to liabilities arising under the federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

   MCS's certificate of incorporation together with MCS's bylaws provide that MCS must indemnify MCS's directors and executive officers and may indemnify MCS's other officers and employees and other agents to the fullest extent permitted by law. MCS believes that indemnification under MCS's bylaws covers at least negligence and gross negligence on the part of indemnified parties. MCS's bylaws also permit MCS to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether MCS's bylaws would permit indemnification.

   MCS has entered into agreements to indemnify MCS directors and executive officers. These agreements provide for indemnification of MCS directors and executive officers for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding. MCS believes that these provisions and agreements are necessary to attract and retain qualified persons as MCS directors and executive officers.

                           MCS PRINCIPAL STOCKHOLDERS

   The following table sets forth information known to MCS with respect to the beneficial ownership of MCS common stock as of February 29, 2000, by:

  . each stockholder known by MCS to own beneficially more than five percent of MCS common stock,

  . each of the executive officers listed in MCS's Summary Compensation
    Table,

  . each director of MCS, and

  . all directors and executive officers as a group.

                                                   Shares of Common Stock
                                                     Beneficially Owned
                                                   ---------------------------
Name of Beneficial Owner                             Number      Percentage
------------------------                           ------------- -------------
New Enterprise Associates Entities................     1,237,302         7.2%
 2490 Sand Hill Rd.
 Menlo Park, California 94025
Zesiger Capital Group LLC. .......................       853,650         5.0%
 320 Park Avenue
 New York, New York 10022
Michael S. Bennett................................       314,448         1.8%
Thomas P. Bernhardt...............................       867,322         5.1%
Stephen E. Odom...................................        68,985           *
Oliver J. Thierry.................................        91,000           *
Brian J. McGrath..................................       196,123         1.1%
Scott D. Sandell..................................     1,237,302         7.1%
John D. Thornton..................................        24,765           *
Douglas L. Ayer...................................       113,803           *
Michael J. Maples.................................        25,000           *
John J. Moores....................................        18,906           *
All executive officers and directors as a group
 (13 persons).....................................     3,010,223        17.6%

--------
*  Less than 1% of the outstanding shares of common stock.

   Except as otherwise noted above, the address of each person listed on the table is 13939 Northwest Freeway, Houston, Texas 77040.

   As of February 29, 2000, 17,109,434 shares of MCS common stock were outstanding.

   MCS has determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, MCS has included the shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after February 29, 2000, but MCS has not included those shares for purposes of computing percentage ownership of any other person. MCS has assumed unless otherwise indicated below that the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

   The beneficial ownership of the persons set forth in the table above includes the following options to purchase MCS's common stock that may be exercised by such person within 60 days of February 29, 2000:

                                                                         Options
                                                                         -------
   Michael S. Bennett...................................................  63,318
   Thomas P. Bernhardt..................................................  86,457
   Stephen E. Odom......................................................  18,801
   Olivier J. Thierry...................................................  15,000
   Brian J. McGrath.....................................................  42,500
   Scott D. Sandell.....................................................  28,906
   John D. Thornton.....................................................   5,469
   Douglas L. Ayer......................................................  28,906
   Michael J. Maples....................................................  25,000
   John J. Moores.......................................................  18,906
   All directors and officers........................................... 333,263

   The beneficial ownership reported for New Enterprise Associates entities and Mr. Sandell includes 957,455 shares held by New Enterprise Associates VII Ltd. Partnership, 242,132 shares held by New Enterprise Associates Partners VII Ltd., 2,691 shares held by NEA President's Fund, L.P., NEA General Partners 812, and 5,306 shares held by NEA Ventures 1996, L.P. Mr. Sandell disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. New Enterprise Associates VII Ltd. Partnership has one general partner, NEA Partners VII, L.P. The general partners of NEA Partners VII, L.P. are Peter J. Barris, Nancy L. Dorman, Ronald H. Kase, C. Richard Kramlich, Arthur C. Marks, Thomas C. McConnell, Peter T. Morris, Charles W. Newhall, John
M. Niera and Mark W. Perry. The general partner of NEA Presidents Fund, L.P. is NEA General Partners, L.P. The general partners of NEA General Partners, L.P. are Peter J. Barris, Frank A. Bonsol, Jr., Nancy L. Dorman, Ronald H. Kase, C. Richard Kramlich, Arthur C. Marks, Thomas C. McConnell, Charles W. Newhall, John M. Niera and Mark W. Perry. These numbers and percentages also include 28,906 shares subject to options exercisable within 60 days from February 29, 2000 held by Mr. Sandell.

   The beneficial ownership reported for Mr. Thornton includes 2,037 shares held by Austin Venture V, L.P. and 7,998 shares held by Austin Ventures V Affiliates Fund, L.P. Mr. Thornton disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. Austin Ventures V, L.P. and Austin Ventures V Affiliates Fund, L.P. have one general partner, Austin Ventures Partners V, L.P. The general partners of Austin Ventures Partners V, L.P. are Joseph Aragona, Kenneth P. DeAngelis, John D. Thornton, Blaine F. Werner and Jeff Gravy. These numbers and percentages also include 5,469 shares subject to options exercisable within 60 days from February 29, 2000 held by Mr. Thornton.

   Mr. Moores' sole interest is in 18,906 shares subject to options exercisable within 60 days of February 29, 2000 held by Mr. Moores.

   The beneficial ownership reported for Mr. Ayers includes 94,897 shares held by International Capital Partners, Inc. The managing partners of International Capital Partners, Inc. are Douglas L. Ayer, president and managing partner, Ajit G. Hutheesing, chairman and managing partner and Nicholas E. Sinacori, managing partner. Mr. Ayers disclaims beneficial ownership of these shares except to the extent of his pecuniary interest. These numbers and percentages also include 28,906 shares subject to options exercisable within 60 days from February 29, 2000 held by Mr. Ayers.

   The beneficial ownership reported for Zesiger Capital includes 548,800 shares over which Zesiger has voting power and 853,650 shares over which Zesiger has dispositive power, but the shares are held in the names of the individuals for whom Zesiger acts as an investment advisor.

                            CERTAIN MCS TRANSACTIONS

   In September 1996, MCS issued 2,431,350 shares of common stock to six individuals for aggregate proceeds of $3,000. Of such shares, MCS issued 1,045,480 shares to Thomas P. Bernhardt and 1,045,480 shares to Louis R. Woodhill. MCS acquired MCS's OnePoint Administrator software product from MCS Software I, Inc., an entity held by James R. Woodhill, in September 1996 in exchange for 1,697,082 shares of its Series A preferred stock. MCS also issued 121,568 shares of Series A Preferred Stock to E. Alexander Goldstein for aggregate proceeds of $25,000. In September 1996, MCS also issued 2,650,000 shares of Series B preferred stock for aggregate proceeds of $2,650,000. MCS repurchased 950,000 shares of the Series A preferred stock issued to MCS Software I, Inc. in July 1997 for an aggregate of $2,850,000 in connection with MCS's Series C preferred stock financing. The purpose was to reallocate some shares between MCS's classes of capital stock as agreed by MCS's existing stockholders and new investors. In July 1997, MCS issued 3,450,000 shares of Series C preferred stock for aggregate proceeds of $10,350,000. All shares of outstanding preferred stock converted automatically into shares of common stock on a one for one basis upon the closing of its initial public offering in August 1999. Listed below are those persons who participated in the financings described above who are MCS's executive officers, directors or stockholders who beneficially own five percent or more of MCS's securities.

                                                Aggregate
                          -----------------------------------------------------
                           Common   Series A  Series B  Series C  Consideration
Stockholder                 Stock   Preferred Preferred Preferred     Paid
-----------               --------- --------- --------- --------- -------------
Austin Ventures Enti-
 ties...................         --        --        -- 1,250,000  $3,750,000
Thomas P. Bernhardt.....  1,045,480        --        --        --       1,045
E. Alexander Goldstein..         --   121,568        --    30,000      90,000
International Capital
 Partners, Inc..........         --        --    62,500    27,333     144,499
JMI Equity Fund III,
 L.P....................         --        --        --   666,667   2,000,001
Brian J. McGrath........     70,625        --    50,000    20,000     145,313
Mission Critical Soft-
 ware I, Inc. (James R.
 Woodhill)..............     97,254 1,697,082        --        --     349,187
New Enterprise Associ-
 ates Entities..........         --        -- 1,250,000   683,333   3,299,999
Louis R. Woodhill.......  1,045,480        --        --        --       1,045
Zesiger Capital.........         --        -- 1,140,000   656,000   3,764,000

   The entities listed above as Austin Ventures entities include Austin Venture V, L.P. and Austin Ventures V Affiliates Fund, L.P. Mr. Thornton, a director of MCS, is a general partner of each of the entities. Mr. Thornton disclaims beneficial ownership of the shares held by each entity, except to the extent of his pecuniary interest therein.

   Mr. Ayer, a director of MCS, is a managing partner of International Capital Partners, Inc. Mr. Ayer disclaims beneficial ownership of the shares held by International Capital Partners, except to the extent of his pecuniary interest therein.

   The entities listed above as New Enterprise Associates entities include New Enterprise Associates VII Ltd. Partnership, NEA President's Fund and NEA Ventures 1996. Mr. Sandell, a director of MCS, is a partner of each of the entities. Mr. Sandell disclaims beneficial ownership of the shares held by each entity, except to the extent of his pecuniary interest therein.

   Of the 1,796,000 shares originally issued to persons for whom Zesiger Capital serves as an investment advisor, Zesiger Capital currently has voting power over 548,800 shares and dispositive power over 853,650 shares. The shares listed under Zesiger are held in the names of the individuals for whom Zesiger acts as an investment advisor.

Employment, Severance Agreements with MCS's Former Founders, Directors and Officers

   MCS was founded by Thomas P. Bernhardt, Louis R. Woodhill, Paul M. Koffend, Jr. and James R. Woodhill. Of these founders, Mr. Bernhardt is still an employee and director of MCS. By mutual agreement,

Louis Woodhill, Paul Koffend and James Woodhill each left MCS during fiscal 1998 and fiscal 1999 because each of the former founders wanted to participate in a start-up stage company and MCS had matured to a larger enterprise requiring management with different skill sets and experience. The following analysis sets forth the terms of MCS's employment and severance agreements with each of Messrs. L. Woodhill, Koffend and J. Woodhill and describes amounts paid to each of them in the fiscal year ended June 30, 1999.

   Employment Agreement with Louis R. Woodhill. On September 4, 1996, MCS entered into an employment agreement with Louis R. Woodhill, then MCS's Chief Executive Officer and President. Under the terms of the September 4, 1996 agreement, Mr. Woodhill was entitled to severance payments equal to six months of his salary in the event he was terminated without cause.

   Mr. Woodhill agreed that for a period of one year after his separation from MCS, regardless of the reason, he would not:

  . engage in direct competition with MCS;

  . conduct a business of the type or character engaged in by MCS at the time
    Mr. Woodhill's employment ceased; or

  . develop, market, sell and/or distribute products or services directly competitive with MCS.

   This non-competition period will expire in November 1999.

   Mr. Woodhill also agreed that for a period of two years not to employ any of MCS's employees or induce or attempt to influence any of MCS's employees to voluntarily terminate his or her employment with MCS other than those employees not directly involved in the development, marketing, sales and/or distribution of MCS products or services during Mr. Woodhill's employment with the company. Mr. Woodhill agreed that for a two year period after his separation from MCS he would not solicit, divert or take away or attempt to divert or take away the business or patronage of any clients, customers or accounts, or prospective clients, customers or accounts that were contacted, solicited or served by Mr. Woodhill during his employment by MCS in connection with the products or services that were developed or under active development, consideration for development, marketed, sold and/or distributed by MCS.

   On May 21, 1998, MCS entered into an amended and restated employment agreement with Mr. Woodhill. The May 1998 employment agreement provided for a term of employment of six months and required Mr. Woodhill to serve in the position of Chairman of the Board of Directors of MCS during that six month period. Mr. Woodhill was entitled to salary payments of $13,750 per month during the six month period plus customary benefits and an office rental allowance of $1,000 per month.

   In connection with the May 1998 agreement, Mr. Woodhill was also entitled to receive a lump-sum severance payment of six months salary plus accrued and unused vacation time and unreimbursed travel expenses upon termination of his employment. Mr. Woodhill left MCS's employ in November 1998 and in connection with the May 1998 employment agreement, Mr. Woodhill received gross salary payments of $82,500, health and dental benefits of $534 and a lump-sum severance payment of $82,500.

   MCS also agreed to and granted Mr. Woodhill an option to purchase 15,000 shares of MCS common stock at an exercise price of $0.50 per share. One-fourth of the shares subject to such option will vest on November 28, 1999 and at a rate of 1/48th of the original share amount per month thereafter.

   Mr. Woodhill is also bound by non-competition, nonsolicitation and non-hiring provisions similar to those set forth in the September 1996 agreement. These non-competition provisions terminate in November 1999 and the nonsolicitation and non-hiring provisions terminate in November 2000.

   Employment Agreement with James R. Woodhill. On September 4, 1996, MCS entered into an employment agreement with James R. Woodhill, then MCS's Vice President--Marketing. Pursuant to the September 4, 1996 agreement, Mr. Woodhill was entitled to severance payments equal to six months of his salary in the event he was terminated without cause.

   Mr. Woodhill agreed that for a period of one year after his separation from MCS, regardless of the reason, he would not:

  . engage in direct competition with MCS;

  . conduct a business of the type or character engaged in by MCS at the time
    Mr. Woodhill's employment ceased; or

  . develop, market, sell and/or distribute products or services directly competitive with MCS.

   Mr. Woodhill also agreed for a period of two years not to employ any of MCS's employees or induce or attempt to influence any of MCS's employees to voluntarily terminate his or her employment with MCS other than those employees not directly involved in the development, marketing, sales and/or distribution of MCS products or services during Mr. Woodhill's employment. Mr. Woodhill agreed that for a two-year period after his separation from MCS, he would not solicit, divert or take away or attempt to divert or take away the business or patronage of any clients, customers or accounts, or prospective clients, customers or accounts that were contacted, solicited or served by Mr. Woodhill during his employment with MCS in connection with the products or services that were developed or under active development, consideration for development, marketed, sold and/or distributed by MCS.

   Mr. Woodhill left MCS's employ on May 15, 1998, and the Company paid him severance and related payments of $60,000. Mr. Woodhill's non-competition, nonsolicitation and non-hiring provisions will terminate in May 2000.

   Employment Agreement with Paul F. Koffend, Jr. On September 4, 1996, MCS entered into an employment agreement with Paul F. Koffend, Jr., then MCS's Chief Financial Officer. Mr. Koffend agreed that for a period of one year after his separation from MCS, regardless of the reason, he would not:

  . engage in direct competition with MCS;

  . conduct a business of the type or character engaged in by MCS at the time
    Mr. Koffend's employment ceased; or

  . develop, market, sell and/or distribute products or services directly competitive with MCS.

   Mr. Koffend also agreed for a period of two years not to employ any of MCS's employees or induce or attempt to influence any of MCS's employees to voluntarily terminate his or her employment with MCS, other than those employees not directly involved in the development, marketing, sales and/or distribution of MCS products or services during Mr. Koffend's employment. Mr. Koffend agreed that for a two-year period after his separation from MCS, he would not solicit, divert or take away or attempt to divert or take away the business or patronage of any clients, customers or accounts, or prospective clients, customers or accounts that were contacted, solicited or served by Mr. Koffend during his employment by MCS in connection with the products or services that were developed or under active development, consideration for development, marketed, sold and/or distributed by MCS.

   Mr. Koffend left MCS's employ effective June 30, 1998, and MCS paid him severance and related payments of $60,000.

   Consulting Agreements with Former Directors. Effective April 16, 1999, May 21, 1999 and May 21, 1999, Paul F. Koffend, Jr., Louis R. Woodhill and E. Alexander Goldstein resigned as directors of MCS. Each of Messrs. Koffend, Woodhill and Goldstein entered into a consulting agreement with MCS that provides for the former director to provide continued services to MCS as requested from time to time by MCS's board of directors or Chief Executive Officer for a period of two years for Mr. Koffend, one year for Mr. Woodhill and one year for Mr. Goldstein. There is no minimum number of hours of service required. During the term of the consulting agreement, the directors will receive no other compensation for these services but each former director's stock options was vested in full in August 1999.

                    ADDITIONAL MATTERS BEING SUBMITTED TO A
                        VOTE OF ONLY NETIQ STOCKHOLDERS

                                 Proposal No. 1

          Changing the Name of NetIQ Corporation to Newco Corporation

   NetIQ stockholders are being asked to approve an amendment to the certificate of incorporation to change the corporation's name from NetIQ Corporation to Newco Corporation. The new name has been selected by the managements of MCS and NetIQ to reflect the strategic positioning of the combined company following the merger. The change of name will not be effected if the merger is not completed, but the name change is not required for completion or effectiveness of the merger.

   Regardless of whether this proposal is approved, you will not need to exchange your NetIQ stock certificate, because if the name change is approved, your shares of NetIQ will become shares of Newco by operation of law.

   The affirmative vote of a majority of the outstanding shares of NetIQ is required to approve the name change.

   The board of directors recommends that stockholders vote "FOR" the amendment to the certificate of incorporation.

                                 Proposal No. 2

                    Approval of amendment to 1995 Stock Plan

   NetIQ stockholders are being asked to approve an amendment to the 1995 Stock Plan to provide for an increase in the number of shares of common stock reserved for issuance from 5,333,332 shares to 8,000,000 shares. In addition, NetIQ stockholders are being asked to approve an amendment to the provision of the stock plan that provides for an annual increase in the number of shares reserved for issuance in the amount that is the lowest of (i) 2,600,000 shares,
(ii) 5% of the number of shares of NetIQ outstanding on the first day of the fiscal year (July 1), and (iii) an amount determined by the board. Currently, the plan provides that the annual increase shall be the lowest of (i) 1,333,333 shares, 4% of the number of shares of NetIQ outstanding on the first day of the fiscal year, and (iii) an amount determined by the board.

   The board believes that if the merger is completed, adding shares to the plan is in the best interests of NetIQ because it will permit NetIQ to accommodate the increase in employees as a result of the merger and to attract and retain employees by providing them with appropriate equity incentives. The plan plays an important role in NetIQ's efforts to attract and retain employees of outstanding ability.

   Set forth below is a summary of the principal features of the 1995 Stock Plan. NetIQ will provide, without charge, to each person to whom a proxy statement is delivered, upon request of such person and by first class mail within three business days of receipt of such request, a copy of the incentive plan. Any such request should be directed as follows: Secretary, NetIQ Corporation, 5410 Betsy Ross Drive, Santa Clara, CA 95054; telephone number
(408) 330-7000.

NetIQ's 1995 Stock Plan

   NetIQ's 1995 Stock Plan was adopted by its board of directors in November 1995 and was approved by the stockholders in April 1996. The board of directors approved the amendment and restatement of the plan in May 1999, and the stockholders approved the amendment and restatement in July 1999. A total of 5,333,332 shares of common stock, plus annual increases beginning on July 1, 2000, currently equal to the lowest of 1,333,333 shares, 4% of its shares on that date or an amount determined by the board of directors are currently reserved for issuance under the 1995 Stock Plan. Unless terminated sooner, the 1995 Stock Plan will terminate automatically in November 2005.

   The 1995 Stock Plan provides for the discretionary grant of incentive stock options to employees within the meaning of Section 422 of the United States tax code, and for the grant of nonstatutory stock options and stock purchase rights to employees, directors and consultants.

Stock Purchase Rights

   The 1995 Stock Plan may be administered by the board of directors or a committee of the board. In the case of options intended to qualify as "performance-based compensation" within the meaning of the United States tax code, the committee will consist of two or more "outside directors" within the meaning of the United States tax code. The administrator has the power to determine the terms of the options stock purchase right granted, including:

  . the exercise price of the option or stock purchase right;

  . the number of shares subject to each option or stock purchase right;

  . the exercisability thereof; and

  . the form of consideration payable upon exercise.

   The exercise price of all incentive stock options granted under the 1995 Stock Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of nonstatutory stock options and stock purchase rights granted under the 1995 Stock Plan is determined by the administrator, but with respect to nonstatutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, the exercise price must be at least equal to the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of its outstanding capital stock, the exercise price of any incentive stock option granted must be at least equal 110% of the fair market value on the grant date and the term of this incentive stock option must not exceed five years. The term of all other incentive stock options granted under the 1995 Stock Plan may not exceed ten years.

   In the case of stock purchase rights, unless the administrator determines otherwise, the restricted stock purchase agreement will grant NetIQ a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with NetIQ for any reason, including death or disability. The purchase price for shares repurchased under the restricted stock purchase agreement will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The repurchase option will lapse at a rate determined by the administrator.

   Options and stock purchase rights granted under the 1995 Stock Plan are generally not transferable by the optionee, except by will or the laws of descent or distribution, and are exercisable during the lifetime of the optionee only by that optionee. Options granted under the 1995 Stock Plan must generally be exercised within the period of time set forth in the optionee's option agreement after the end of optionee's status as an employee, director or consultant of its company, or within 12 months after the optionee's termination by disability or death, but in no event later than the expiration of the option's term.

   The 1995 Stock Plan also provides for an initial automatic grant of an option to purchase 8,333 shares of common stock to a director who first becomes a non-employee director after NetIQ's initial public offering, and who does not beneficially hold 1% or more of the total voting power of NetIQ's voting securities on the date of grant. Each non-employee director who has served on the board for at least the six previous months will be granted an option to purchase 8,333 shares of common stock on the date of NetIQ's annual meeting. However, if the first annual meeting following NetIQ's initial public offering falls within six months of the effective date of the initial public offering, no grants will be made until the following annual meeting. Each option granted to a non-employee director under the 1995 Stock Plan will have a term of five years and the shares purchasable under such options are fully vested on the date of grant. The exercise price of those options will be 100% of the fair market value per share of common stock on the date of grant.

   The 1995 Stock Plan provides that in the event of a merger of NetIQ with or into another corporation, or a sale of substantially all of its assets, each outstanding option and stock purchase right must be assumed or an equivalent option substituted for by the successor corporation or a parent or subsidiary of the successor corporation. If the outstanding options and stock purchase rights are not assumed or substituted for, the optionee will fully vest in and have the right to exercise the option or stock purchase right to all of the optioned stock, including shares as to which it would not otherwise be exercisable. The administrator shall notify the optionee that the option or stock purchase right shall be fully exercisable for a period of 15 days from the date of this notice, and the option or stock purchase right will terminate upon the expiration of this period. If an optionee's employment with the successor corporation is terminated other than for cause or if a director's service with the successor corporation is terminated other than for voluntary resignation, which will not be considered voluntary if requested by the acquiring company, within twelve months after a change of control, the optionee will fully vest in the right to exercise all of the shares subject to the option or stock purchase rights, including shares which would not otherwise be exercisable.

   The board of directors recommends that stockholders vote "FOR" the amendment to the 1995 Stock Plan.

                                 Proposal No. 3

           Approval of amendment to 1999 Employee Stock Purchase Plan

   NetIQ stockholders are being asked to approve an amendment to the 1999 Employee Stock Purchase Plan to provide for an increase in the number of shares of common stock reserved for issuance from 500,000 shares to 1,000,000 shares. In addition, NetIQ stockholders are being asked to approve an amendment to the provision of the stock purchase plan that provides for an annual increase in the number of shares reserved for issuance in the amount that is the lowest of 800,000 shares, 2% of the outstanding shares on the first day of NetIQ's fiscal year, and an amount determined by the board of directors. The board believes that if the merger is completed, adding shares to the plan is in the best interests of NetIQ because it will permit NetIQ to attract and retain employees by providing them with appropriate equity incentives. The plan plays an important role in NetIQ's efforts to attract and retain employees of outstanding ability.

   Set forth below is a summary of the principal features of the 1999 Employee Stock Purchase Plan. NetIQ will provide, without charge, to each person to whom a proxy statement is delivered, upon request of such person and by first class mail within three business days of receipt of such request, a copy of the incentive plan. Any such request should be directed as follows: Secretary, NetIQ Corporation, 5410 Betsy Ross Drive, Santa Clara, CA 95054; telephone number (408) 330-7000.

NetIQ's 1999 Employee Stock Purchase Plan

   NetIQ's 1999 Stock Purchase Plan was adopted by its board of directors in May 1999 and was approved by the stockholders in July 1999. A total of 500,000 shares of common stock, plus annual increases beginning on July 1, 2000, currently equal to the lowest of 666,666 shares, 2% of its shares on that date or a lesser amount determined by the board of directors are currently reserved for issuance under the 1999 Stock Purchase Plan. Unless terminated sooner, the 1999 Stock Purchase Plan will terminate automatically in May 2009.

   The board of directors or a committee appointed by the board administers the stock purchase plan. The board or its committee has full and exclusive authority to interpret the terms of the stock purchase plan and determine eligibility.

   Employees are eligible to participate if they are customarily employed by NetIQ or any participating subsidiary for at least 20 hours per week and more than five months in any calendar year. However, an employee may not be granted an option to purchase stock under the stock purchase plan if such an employee:

  . immediately after grant owns stock possessing 5% or more of the total combined voting power or value of all classes of NetIQ"s capital stock; or

  . whose rights to purchase stock under all NetIQ"s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock for each calendar year.

   The 1999 Stock Purchase Plan is intended to qualify under Section 423 of the United States tax code. It contains consecutive, overlapping 24-month offering periods. Each offering period includes four six-month purchase periods. The offering periods generally start on the first trading day on or after May 1 and November 1 of each year, except that the first such offering period commenced on July 29, 1999 and will end on the last trading day on or before October 30, 2001.

   The 1999 Stock Purchase Plan permits participants to purchase common stock through payroll deductions of up to 15% of the participant's "compensation." Compensation is defined as the participant's base straight time gross earnings and commissions but excludes payments for overtime, shift premium payments, incentive compensation, incentive payments, bonuses and other compensation. The maximum number of shares a participant may purchase during a single purchase period is 3,333 shares.

   Amounts deducted and accumulated by the participant are used to purchase shares of common stock at the end of each purchase period. The price of stock purchased under the stock purchase plan is 85% of the lower of the fair market value of the common stock at the beginning of the offering period or end of the purchase period. In the event the fair market value at the end of a purchase period is less than the fair market value at the beginning of the offering period, participants will withdraw from the current offering period following the exercise and will automatically re-enroll in a new offering period. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with NetIQ.

   A participant may not transfer rights granted under the 1999 Stock Purchase Plan other than by will, the laws of descent and distribution or as otherwise provided under the 1999 Stock Purchase Plan.

   The 1999 Stock Purchase Plan provides that, in the event of the merger of NetIQ with or into another corporation or a sale of substantially all of its assets, a successor corporation may assume or substitute for each outstanding option an option of its own. If the successor corporation refuses to assume or substitute its own options for the outstanding option, the offering period then in progress will be shortened, an a new exercise date will be set.

   The 1999 Stock Purchase Plan will terminate in 2009. However, the board of directors has the authority to amend or terminate the 1999 Stock Purchase Plan at any time, except that, subject to exceptions described in the stock purchase plan, no such action may adversely affect any outstanding rights to purchase stock under the 1999 Stock Purchase Plan.

   The board of directors recommends that stockholders vote "FOR" the amendment to the 1999 Stock Purchase Plan.

                                 LEGAL MATTERS

   The validity of the shares of NetIQ common stock offered by this proxy statement/prospectus will be passed upon for NetIQ by Wilson Sonsini Goodrich & Rosati, Professional Corporation. Davis Polk & Wardwell is representing MCS. It is a condition to the completion of the merger that MCS and NetIQ each receive opinions from its counsel, to the effect that, among other things, the merger will be a reorganization for federal income tax purposes. See "The Merger-- Material United States federal income tax considerations of the merger."

                                    EXPERTS

   The consolidated financial statements of NetIQ as of June 30, 1999 and 1998 and for each of the three years in the period ended June 30, 1999 included in this proxy statement/prospectus and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein and have been so included in reliance on the reports of such firm, given upon their authority as experts in auditing and accounting.

   Ernst & Young LLP, independent auditors, have audited the financial statements of Mission Critical Software, Inc. at June 30, 1998 and 1999 and for the period from July 19, 1996 (date of inception) to June 30, 1997, and the years ended June 30, 1998 and 1999, as set forth in their report, which is included in this prospectus. The financial statements of Mission Critical Software, Inc. are included in this prospectus in reliance on their report, given on their authority as experts in accounting and auditing.

   The financial statements of Ganymede Software, Inc. as of March 31, 1999 and 1998 and for each of the years then ended in this proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             STOCKHOLDER PROPOSALS

   Under Rule 14a-8 of the Exchange Act, NetIQ stockholders may present proper proposals for inclusion in NetIQ's proxy statement and for consideration at the next annual meeting of its stockholders by submitting such proposals to NetIQ in a timely manner. In order to be so included for the 2000 annual meeting,
stockholder proposals must have been received by NetIQ no later than      , and
must have otherwise complied with the requirements of Rule 14a-8.

   Under Rule 14a-8 of the Exchange Act, MCS stockholders may present proper proposals for inclusion in MCS's proxy statement and for consideration at the next annual meeting of its stockholders by submitting such proposals to MCS in a timely manner. In order to be so included for the 2000 annual meeting, stockholder proposals must have been received by MCS a reasonable time in advance of the meeting, and must have otherwise complied with the requirements of Rule 14a-8.

                      WHERE YOU CAN FIND MORE INFORMATION

            Reports, proxy                Reports, proxy
            statements and other          statements and other
            information concerning        information regarding
            NetIQ may be inspected        MCS may be inspected at:
            at:


                                          The National Association of
            The National Association of   Securities Dealers
            Securities Dealers            1735 K Street, N.W.
            1735 K Street, N.W.           Washington, D.C. 20006

            Washington, D.C. 20006

                                          Requests for documents
            Requests for documents        relating to MCS should
            relating to NetIQ should      be directed to:
            be directed to:


                                          Mission Critical Software, Inc.
            NetIQ Corporation             13939 Northwest Freeway
            5410 Betsy Ross Drive         Houston, Texas 77040
            Santa Clara, California 95054 (713) 548-1700
            (408) 330-7000

   NetIQ files reports, proxy statements and other information with the SEC. Copies of its reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC:

    Judiciary Plaza            Citicorp Center        Seven World Trade Center
    Room 1024                  500 West Madison Street13th Floor
    450 Fifth Street, N.W.     Suite 1400             New York, New York 10048
    Washington, D.C. 20549     Chicago, Illinois 60661

   Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding each of MCS and NetIQ. The address of the SEC website is http://www.sec.gov.

   NetIQ has filed a registration statement under the Securities Act with the SEC with respect to NetIQ's common stock to be issued to MCS stockholders in the merger. This proxy statement/prospectus constitutes the prospectus of NetIQ filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. You may inspect and copy the registration statement at any of the addresses listed above.

   This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the NetIQ common stock or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make the offer, solicitation of an offer or proxy solicitation in that jurisdiction. Neither the delivery of this proxy statement/prospectus nor any distribution of securities means, under any circumstances, that there has been no change in the information set forth or incorporated in this document by reference or in its affairs since the date of this proxy statement/prospectus. The information contained in this document with respect to MCS and its subsidiaries was provided by MCS. The information contained in this document with respect to NetIQ was provided by NetIQ.

                               NetIQ CORPORATION

                        MISSION CRITICAL SOFTWARE, INC.

                             GANYMEDE SOFTWARE INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
NetIQ's Audited Financial Statements for Fiscal Years Ended June 30,
 1997, 1998 and 1999
Independent Auditors' Report.............................................   F-2
Consolidated Balance Sheets..............................................   F-3
Consolidated Statements of Operations....................................   F-4
Consolidated Statements of Stockholders' Equity..........................   F-5
Consolidated Statements of Cash Flows....................................   F-6
Notes to Consolidated Financial Statements...............................   F-7

NetIQ's Unaudited Condensed Financial Statements for Three and Six Months
 Ended December 31, 1998 and 1999
Condensed Consolidated Balance Sheets....................................  F-18
Condensed Consolidated Statements of Operations and Comprehensive
 Income..................................................................  F-19
Condensed Consolidated Statements of Cash Flows..........................  F-20
Notes to Condensed Consolidated Financial Statements.....................  F-21

MCS's Audited Financial Statements for Fiscal Years Ended June 30, 1997,
 1998 and 1999
Report of Independent Auditors...........................................  F-23
Balance Sheets...........................................................  F-24
Statements of Operations.................................................  F-25
Statements of Stockholders' Deficit......................................  F-26
Statements of Cash Flows.................................................  F-27
Notes to Financial Statements............................................  F-28

MCS's Unaudited Condensed Financial Statements for Three and Six Months
 Ended December 31, 1998 and 1999
Condensed Balance Sheets.................................................  F-42
Statements of Operations.................................................  F-43
Statement of Stockholders' Equity (Deficit)..............................  F-44
Statements of Cash Flows.................................................  F-45
Notes to Condensed Financial Statements..................................  F-46

Ganymede's Audited Financial Statements for Fiscal Years Ended March 31,
 1999 and 1998 and Unaudited Financial Statements as of and for the Nine
 Months Ended December 31, 1999 and 1998
Report of Independent Accountants .......................................  F-49
Balance Sheets...........................................................  F-50
Statements of Operations.................................................  F-52
Statements of Stockholders' Equity.......................................  F-53
Statements of Cash Flows.................................................  F-54
Notes to Financial Statements............................................  F-55

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of NetIQ Corporation:

   We have audited the accompanying consolidated balance sheets of NetIQ Corporation and subsidiaries (the Company) as of June 30, 1998 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of NetIQ Corporation and subsidiaries as of June 30, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1999 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

San Jose, California
July 9, 1999
(August 4, 1999 as to Note 13)

                               NetIQ CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                             June 30, 1998 and 1999
               (In thousands, except share and per share amounts)

                                                               1998     1999
                                                              -------  -------
ASSETS
Current assets:
  Cash and cash equivalents.................................. $ 3,358  $ 9,634
  Accounts receivable, net of allowance for uncollectible
   accounts of $307 and $650 in 1998 and 1999................   4,055    6,395
  Prepaid expenses...........................................     167      764
                                                              -------  -------
    Total current assets.....................................   7,580   16,793
Property and equipment, net..................................     527    1,465
Other assets.................................................      98       96
                                                              -------  -------
    Total Assets............................................. $ 8,205  $18,354
                                                              =======  =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt............................................ $   --   $ 5,144
  Accounts payable...........................................     535      326
  Accrued compensation and related benefits..................     809    1,100
  Other liabilities..........................................     375    1,839
  Deferred revenue...........................................   1,547    3,941
                                                              -------  -------
    Total current liabilities................................   3,266   12,350
Long-term debt...............................................     --       205
                                                              -------  -------
    Total liabilities........................................   3,266   12,555
                                                              -------  -------
Commitments and contingencies (Note 8)
Stockholders' equity:
  Convertible preferred stock-$0.001 (aggregate liquidation
   preference of $11,000,000): 11,100,000 shares authorized
   and 7,399,977 outstanding.................................  10,955   10,955
  Common stock-$0.001; 30,000,000 shares authorized; shares
   outstanding: 1998, 3,217,833; 1999, 4,115,494.............   1,302    4,909
  Note receivable from stockholder...........................      (6)     --
  Deferred stock-based compensation..........................  (1,011)  (2,122)
  Accumulated deficit........................................  (6,301)  (7,943)
                                                              -------  -------
    Total stockholders' equity...............................   4,939    5,799
                                                              -------  -------
    Total liabilities and stockholders' equity............... $ 8,205  $18,354
                                                              =======  =======

                See notes to consolidated financial statements.

                               NetIQ CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    Years Ended June 30, 1997 1998 and 1999
                    (In thousands, except per share amounts)

                                                      1997     1998     1999
                                                     -------  -------  -------
Software license revenue...........................  $   369  $ 6,603  $18,433
Service revenue....................................       19      467    3,136
                                                     -------  -------  -------
    Total revenue..................................      388    7,070   21,569
                                                     -------  -------  -------
Cost of software license revenue...................        9      235      755
Cost of service revenue............................       46      407    1,260
                                                     -------  -------  -------
    Total cost of revenue..........................       55      642    2,015
                                                     -------  -------  -------
Gross profit.......................................      333    6,428   19,554
Operating expenses:
  Sales and marketing..............................    1,238    5,748   11,685
  Research and development.........................    1,003    2,192    4,344
  General and administrative.......................      479    1,611    2,983
  Stock-based compensation.........................       10      250    1,928
  Settlement of litigation.........................      --       --       364
                                                     -------  -------  -------
    Total operating expenses.......................    2,730    9,801   21,304
                                                     -------  -------  -------
Loss from operations...............................   (2,397)  (3,373)  (1,750)
Interest income (expense):
  Interest income..................................      119      262      219
  Interest expense.................................       (3)     --      (111)
                                                     -------  -------  -------
  Interest income, net.............................      116      262      108
                                                     -------  -------  -------
Net loss...........................................  $(2,281) $(3,111) $(1,642)
                                                     =======  =======  =======
Basic and diluted net loss per share...............  $ (1.62) $ (1.34) $ (0.47)
Shares used to compute basic and diluted net loss
 per share.........................................    1,411    2,325    3,476
Pro forma basic and diluted net loss per share (See
 Note 1)...........................................                    $ (0.15)
Shares used to compute pro forma basic and diluted
 net loss per share (See Note 1)...................                     10,876


                See notes to consolidated financial statements.

                               NetIQ CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    Years Ended June 30, 1997, 1998 and 1999
                      (In thousands, except share amounts)

                                    Convertible Preferred
                                            Stock              Common Stock
                                   ------------------------ ------------------
                                     Shares       Amount      Shares    Amount
                                   ----------- ------------ ----------- ------
Balances, July 1, 1996............  4,666,656    $ 2,786     2,882,665  $    9
 Issuance of Series B preferred
  stock, at $3.00 per share, net
  of issuance costs of $31........  2,733,321      8,169           --      --
 Exercise of stock options........        --         --        144,918       9
 Deferred stock-based
  compensation....................        --         --            --       30
 Amortization of deferred stock-
  based compensation..............        --         --            --      --
 Net loss.........................        --         --            --      --
                                    ---------    -------     ---------  ------
Balances, June 30, 1997...........  7,399,977     10,955     3,027,583      48
 Exercise of stock options........        --         --        190,250      13
 Deferred stock-based
  compensation....................        --         --            --    1,241
 Amortization of deferred stock-
  based compensation..............        --         --            --      --
 Net loss.........................        --         --            --      --
                                    ---------    -------     ---------  ------
Balances, June 30, 1998...........  7,399,977     10,955     3,217,833   1,302
 Exercise of stock options........        --         --        929,325     254
 Repurchase of common stock.......        --         --        (58,331)     (3)
 Issuance of stock................        --         --         26,667     320
 Deferred stock-based
  compensation....................        --         --            --    3,036
 Amortization of deferred stock-
  based compensation..............        --         --            --      --
 Net loss.........................        --         --            --      --
                                    ---------    -------     ---------  ------
Balances, June 30, 1999...........  7,399,977    $10,955     4,115,494  $4,909
                                    =========    =======     =========  ======
                                      Note
                                   Receivable    Deferred
                                      From     Stock-based  Accumulated
                                   Stockholder Compensation   Deficit   Total
                                   ----------- ------------ ----------- ------
Balances, July 1, 1996............  $      (6)   $   --      $    (909) $1,880
 Issuance of Series B preferred
  stock, at $3.00 per share, net
  of issuance costs of $31........        --         --            --    8,169
 Exercise of stock options........        --         --            --        9
 Deferred stock-based
  compensation....................        --         (30)          --      --
 Amortization of deferred stock-
  based compensation..............        --          10           --       10
 Net loss.........................        --         --         (2,281) (2,281)
                                    ---------    -------     ---------  ------
Balances, June 30, 1997...........         (6)       (20)       (3,190)  7,787
 Exercise of stock options........        --         --            --       13
 Deferred stock-based
  compensation....................        --      (1,241)          --      --
 Amortization of deferred stock-
  based compensation..............        --         250           --      250
 Net loss.........................        --         --         (3,111) (3,111)
                                    ---------    -------     ---------  ------
Balances, June 30, 1998...........         (6)    (1,011)       (6,301)  4,939
 Exercise of stock options........        --         --            --      254
 Repurchase of common stock.......          6        --            --        3
 Issuance of stock................        --         --            --      320
 Deferred stock-based
  compensation....................        --      (3,036)          --      --
 Amortization of deferred stock-
  based compensation..............        --       1,925           --    1,925
 Net loss.........................        --         --         (1,642) (1,642)
                                    ---------    -------     ---------  ------
Balances, June 30, 1999...........  $     --     $(2,122)    $  (7,943) $5,799
                                    =========    =======     =========  ======

                See notes to consolidated financial statements.

                               NetIQ CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    Years Ended June 30, 1997, 1998 and 1999
                                 (In thousands)

                                                      1997     1998     1999
                                                     -------  -------  -------
Cash flows from operating activities:
  Net loss.......................................... $(2,281) $(3,111) $(1,642)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Depreciation....................................      70      198      406
    Stock-based compensation........................      10      250    1,928
    Stock issued in lieu of compensation............     --       --       320
    Gain on sale of property and equipment..........     --       --        11
    Changes in:
      Accounts receivable...........................    (159)  (3,896)  (2,340)
      Prepaid expenses..............................      10     (166)    (597)
      Accounts payable..............................     199      308     (209)
      Accrued compensation and related benefits.....      46      731      291
      Other liabilities.............................      38      337    1,464
      Deferred revenue..............................      72    1,475    2,394
                                                     -------  -------  -------
      Net cash provided by (used in) operating
       activities...................................  (1,995)  (3,874)   2,026
                                                     -------  -------  -------
Cash flows from investing activities:
  Purchases of property and equipment...............    (220)    (453)  (1,366)
  Proceeds from sales of property and equipment.....     --       --        11
  Purchases/maturities of short-term investments....   2,085      --       --
  Other.............................................     (18)     (76)       2
                                                     -------  -------  -------
      Net cash provided by (used in) investing
       activities...................................   1,847     (529)  (1,353)
                                                     -------  -------  -------
Cash flows from financing activities:
  Proceeds from borrowings..........................     --       --     5,433
  Payments on borrowings............................     --       --       (84)
      Net repayments on line of credit facility.....    (314)     --       --
  Proceeds from sale of common stock................       9       13      254
  Proceeds from issuance of preferred stock.........   8,169      --       --
                                                     -------  -------  -------
      Net cash provided by financing activities.....   7,864       13    5,603
                                                     -------  -------  -------
Net increase (decrease) in cash and cash
 equivalents........................................   7,716   (4,390)   6,276
Cash and cash equivalents, beginning of year........      32    7,748    3,358
                                                     -------  -------  -------
Cash and cash equivalents, end of year.............. $ 7,748  $ 3,358  $ 9,634
                                                     =======  =======  =======
Noncash investing and financing activities:
  Receipt of common stock for stockholder's note
   receivable....................................... $   --   $   --   $    (6)
Supplemental disclosure of cashflow information--
 cash paid for:
  Interest.......................................... $     3  $   --   $    20
  Income taxes...................................... $     1  $     3  $    37

                See notes to consolidated financial statements.

                               NETIQ CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    Years Ended June 30, 1997, 1998 and 1999

1. Organization and Summary of Significant Accounting Policies

   Organization -- NetIQ Corporation (the Company) was incorporated in California in June 1995 to develop, market and support performance and availability management software for the Microsoft Windows NT environment. In July 1999 the Company was reincorporated in the state of Delaware (See Note
13). The Company markets its products through its field and inside sales organization and reseller channel partners, which are focused on customers primarily located in the United States, Europe and Asia.

   Basis of Presentation -- The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly-owned. All significant intercompany accounts and transactions have been eliminated in consolidation.

   Use of Estimates -- The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

   Cash Equivalents -- The Company considers all highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash equivalents.

   Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives, generally three to five years.

   Software Development Costs -- Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Computer Software To Be Sold, Leased or Otherwise Marketed. The costs to develop such software have not been capitalized as the Company believes its current software development process is essentially completed concurrent with the establishment of technological feasibility.

   Revenue Recognition -- Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), was issued in October 1997 by the American Institute of Certified Public Accountants (AICPA) and was amended by Statement of Position 98-4 (SOP 98-4). The Company adopted SOP 97-2 effective July 1, 1997 and SOP 98-4 effective March 31, 1998. The Company believes its current revenue recognition policies and practices are consistent with SOP 97-2 and SOP 98-4. Additionally, the AICPA issued SOP 98-9 in December 1998, which provides certain amendments to SOP 97-2, and is effective for transactions entered into by the Company beginning July 1, 1999. The Company does not believe that adoption of this amendment will have a material impact on its financial position, results of operations or cash flows.

   Software license revenue is recognized upon meeting all of the following criteria: execution of a written purchase order, license agreement or contract; delivery of software and authorization keys; the license fee is fixed and determinable; collectibility of the proceeds within six months is assessed as being probable; and vendor-specific objective evidence exists to allocate the total fee to elements of the arrangement. Vendor-specific objective evidence is based on the price generally charged when an element is sold separately, or if not yet sold separately, is established by authorized management. All elements of each order are valued at the time of revenue recognition. For sales made through distributors, resellers and original equipment manufacturers the Company recognizes revenue at the time these partners report to the Company that they have sold the software to the end user and all revenue recognition criteria have been met. Service revenue includes maintenance

                               NETIQ CORPORATION

                    Years Ended June 30, 1997, 1998 and 1999

revenue, which is deferred and recognized ratably over the maintenance period, and revenue from consulting and training services, which is recognized as services are performed.

   Income Taxes -- Deferred tax assets and liabilities are recorded for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. A valuation allowance is recorded to reduce net deferred tax assets to amounts that are more likely than not to be recognized.

   Stock-based Compensation -- The Company accounts for its employees stock option plan in accordance with provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees.

   Net Loss Per Share -- Basic loss per share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding, less shares subject to repurchase by the Company. Diluted net loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock (convertible preferred stock, warrants and common stock options) were exercised or converted into common stock. Common share equivalents are excluded from the computation in loss periods, as their effect would be antidilutive.

   Pro forma Net Loss Per Share -- Pro forma basic and diluted net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding for the period, less shares subject to repurchase by the Company, and the weighted average number of common shares resulting from the automatic conversion of all outstanding shares of convertible preferred stock upon the closing of the initial public offering (See Note 13).

   Foreign Currency Transactions -- The functional currency of the Company's foreign subsidiaries is the U.S. dollar. For those foreign subsidiaries whose books and records are not maintained in the functional currency, all monetary assets and liabilities are remeasured at the current exchange rate at the end of each period reported, nonmonetary assets are remeasured at historical rates and revenues and expenses are remeasured at average exchange rates in effect during the period, except for those expenses related to balance sheet amounts that are remeasured at historical exchange rates. Transaction gains and losses, which are included in other income (expense) in the accompanying consolidated statements of operations, have not been significant.

   Concentration of Credit Risk -- Financial instruments, which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company sells its products to companies in diverse industries and generally does not require its customers to provide collateral to support accounts receivable. To reduce credit risk, management performs ongoing credit evaluations of its customers' financial condition. The Company maintains allowances for potential credit losses.

   Certain Significant Risks and Uncertainties -- The Company operates in the software industry, and accordingly, can be affected by a variety of factors. For example, management of the Company believes that changes in any of the following areas could have significant negative effect on the Company's future financial position, results of operations and cash flows; demand for performance and availability management software solutions, including any adverse purchasing patterns caused by Year 2000 related concerns; new product introductions by competitors; development of distribution channels; demand for Windows NT-based systems and applications; ability to implement and expand operational customer support and financial control systems to manage rapid growth, both domestically and internationally; the hiring, training and retention of key employees; the Company's relationship with Microsoft; fundamental changes in technology underlying software products; litigation or other claims against the Company.

                               NETIQ CORPORATION

                    Years Ended June 30, 1997, 1998 and 1999


   Recently Issued Accounting Standards -- In June 1997, the Financial Accounting Standards Board (FASB) issued SFAS No.130, Reporting Comprehensive Income, which requires an enterprise to report, by major components and as a single total, the changes in its net assets during the period from nonowner sources; and SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, which establishes annual and interim reporting standards for an enterprise's business segments and related disclosures about its products, services, geographic areas and major customers. The Company's comprehensive loss was equal to its net loss for all periods presented. The Company currently operates in one reportable segment under SFAS No. 131.

   In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which defines derivatives, requires that all derivatives be carried at fair value, and provides for hedge accounting when certain conditions are met. SFAS No. 133 is effective for the Company in fiscal 2001. Although the Company has not fully assessed the implications of SFAS No. 133, the Company does not believe that adoption of this statement will have a material impact on the Company's financial position or results of operations.

2. Property and Equipment

   Property and equipment at June 30 consist of (in thousands):

                                                                  1998    1999
                                                                  -----  ------
   Computer equipment and software............................... $ 760  $1,587
   Furniture and fixtures........................................    55     448
   Construction in progress......................................     6     113
                                                                  -----  ------
                                                                    821   2,148
   Less accumulated depreciation.................................  (294)   (683)
                                                                  -----  ------
   Property and equipment, net................................... $ 527  $1,465
                                                                  =====  ======

3. Settlement of Litigation

   In September 1996, Compuware Corporation filed a complaint against the Company alleging misappropriation of certain trade secrets, copyright infringement, unfair competition and other claims. A settlement of these claims was reached in January 1999 and final documentation (the Settlement Agreement) was entered into and the charges dismissed in March 1999.

   In March 1999, as a part of the Settlement Agreement, the Company received a loan of $5,000,000 under a subordinated secured promissory note. The loan bears interest at 6% per year and principal and accrued interest are payable on the earliest of (i) an initial public offering of the Company's securities raising in excess of $10,000,000, (ii) a change in control meeting certain criteria,
(iii) in the event of the Company filing for bankruptcy or insolvency or other specified events of default or (iv) January 1, 2002. The note is secured by security agreements covering all of the Company's assets and is subordinated to any bank credit facility.

   Also in March 1999, as a part of the Settlement Agreement, the Company issued a warrant to purchase up to 2% of the total outstanding common stock and common stock equivalents of the Company, calculated immediately prior to the events described in (i) or (ii) as follows, (i) the filing of a registration statement relating to the public offering of the Company's common stock or (ii) the signing of a definitive agreement regarding a change in control occurring prior to the initial public offering of the Company's common stock. The warrant is exercisable either upon (i) the effectiveness of a registration statement or
(ii) the closing of a change in control transaction. The exercise price, in the case of (i), is 90% of the price to the public or, in the

                               NETIQ CORPORATION

                    Years Ended June 30, 1997, 1998 and 1999

case of (ii), is 80% of the cash value of a share of common stock if the event takes place before December 31, 1999 or 90% of the cash value of a share of common stock if the event takes place on or after January 1, 2000. On June 16, 1999 Compuware executed an agreement to exercise its warrant to purchase 280,025 shares of common stock upon the effectiveness of the registration statement relating to the initial public offering. The value of such warrant, approximately $364,000 based on the initial public offering price of $13.00 per share, was charged to operating results in June 1999. The fair value of the warrant approximates the intrinsic value due to the diminimus life of the warrant.

4. Debt

   The Company had a Loan and Security Agreement (the Agreement) with a financial institution, which provided for a maximum credit facility of $2,000,000. This facility expired in May 1999.

   The Agreement also provided for equipment advances of $500,000 and during the year ended June 30, 1999, the Company obtained advances of $433,000 for capital acquisitions. Advances bear interest at the bank's prime rate (7.75% at June 30, 1999) plus 0.75%, which is payable monthly. Commencing December 1998, payments of principal and interest are due in equal monthly installments over a 36-month period. At June 30, 1999, the outstanding obligation was $349,000. Borrowings on the facility are due as follows: 2000, $144,000; 2001, $144,000; and 2002, $61,000. Borrowings under the Agreement are collateralized by a lien on all of the Company's assets.

5. Stockholders' Equity

   At June 30, 1999, convertible preferred stock consists of:

                                                        Amount (Net  Aggregate
                         Shares     Shares    Price Per of Issuance Liquidation
                       Designated Outstanding   Share     Costs)    Preference
                       ---------- ----------- --------- ----------- -----------
   Series A........... 4,666,656   4,666,656    $0.60   $ 2,786,304 $ 2,800,000
   Series B........... 2,733,321   2,733,321    $3.00     8,169,049   8,200,000
                       ---------   ---------            ----------- -----------
                       7,399,977   7,399,977            $10,955,353 $11,000,000
                       =========   =========            =========== ===========

   Significant terms of the convertible preferred stock are as follows:

  . Each share is convertible, at the option of the holder, into one share of common stock (subject to adjustments for events of dilution). Shares of Series A and B will be automatically converted into common stock upon the closing of a public offering yielding proceeds in excess of $7,500,000 and at a price of not less than $2.40 and $6.00 per share, respectively, or upon approval (by vote or written consent) of at least 66 2/3% of the then outstanding shares of series A or at least a majority of the then outstanding shares of Series B.

  . Each share has the same voting rights as the number of shares of common stock into which it is convertible.

  . In the event of liquidation, dissolution or winding up of the Company, the preferred shareholders of Series A and Series B shall receive an amount equal to $0.60 and $3.00 per share, respectively, plus an amount equal to all declared but unpaid dividends on each share. Any remaining assets will be distributed among the holders of Series A and Series B preferred stock and common stock, pro rata, based on the number of shares of common stock held by each shareholder on an as-converted basis. In total, the holders of Series A and Series B preferred stock shall not be entitled to receive more than $1.50 and $7.50 per share, respectively.

                               NETIQ CORPORATION

                   Years Ended June 30, 1997, 1998 and 1999


  . Holders of preferred stock are entitled to annual noncumulative dividends of $0.06 and $0.24 per share for Series A and Series B, respectively, when and if declared by the Board of Directors, prior to any dividends declared on common stock. No such dividends have been declared.

  See Note 13 concerning the subsequent conversion of preferred stock into common stock.

   Restricted Stock -- During fiscal year 1996 and 1999, the Company issued 2,882,667 and 53,333 shares of common stock at a total price of $9,035 and $80,000, respectively, to officers and employees of the Company. The shares are subject to repurchase by the Company at the original purchase price per share upon termination of employment prior to vesting of such shares. The restricted shares vest over periods ranging from one to four years in accordance with the terms of the original stock purchase agreement. At June 30, 1999, approximately 26,667 outstanding shares of such stock were subject to repurchase.

   The exercise price of $1.50 was less than the deemed fair value of the 53,333 shares issued during fiscal year 1999. Accordingly, the Company recorded $138,000 as deferred compensation and amortized $74,000 to expense during fiscal year 1999.

   Stock-Based Compensation -- In connection with options granted to purchase common stock, the Company recorded deferred stock compensation of $30,000, $1,241,000 and $3,036,000 in fiscal years 1997, 1998 and 1999, respectively.
Such amounts represent, for employee stock options, the difference between the exercise price and the fair value of the Company's common stock at the date of grant, and, for non-employee options, the deemed fair value of the option at the date of vesting. The deferred charges for employee options are being amortized to expense through fiscal year 2003 and the deferred charges for non-employee options were being amortized to expense through the end of the fiscal year 1999. Stock-based compensation expense of $10,000, $250,000 and $1,928,000 was recognized during fiscal years 1997, 1998 and 1999, respectively.

   Options granted to non-employees -- The Company has granted options to non-employees for consulting and legal services performed. The initial vesting period for these options ranged from immediate vesting to vesting over 4 years and the option exercise period ranges from 6 months to 10 years. Stock options issued to non-employees are accounted for in accordance with provisions of SFAS No. 123, Accounting for Stock-Based Compensation and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments That Are Issued To Other Than Employees for Acquiring, or in Conjunction With Selling, Goods or Services. The fair value of stock options issued to non-employees was calculated using a risk free interest rate of 6%, expected volatility of 50% and actual length of the option.

   During fiscal year 1996, options for 150,667 shares were granted at an exercise price of $0.03 and no compensation related to these options was recorded in fiscal 1996. At June 30, 1996, unvested options totaled 104,167 shares.

   During fiscal year 1997, options for 142,833 shares were granted at an exercise price of $0.03. In connection with these options, the Company recorded deferred stock compensation of $30,000 and amortized $10,000 as an expense during fiscal year 1997. At June 30, 1997, unvested options totaled 142,306 shares and unamortized deferred stock-based compensation related to unvested options totaled $20,000.

   During fiscal year 1998, options for 133,333 shares were granted at an exercise price of $0.13. In connection with these options, the Company recorded deferred stock compensation of $285,000 and amortized $152,000 as an expense during fiscal year 1998. At June 30, 1998, unvested options totaled 142,306 shares and unamortized deferred stock-based compensation related to unvested options totaled $153,000.

                               NETIQ CORPORATION

                    Years Ended June 30, 1997, 1998 and 1999


   During fiscal year 1999, options for 20,333 shares were granted at an exercise price of $0.13, options for 108,333 shares were granted at an exercise price of $0.67 and 58,333 shares were granted at an exercise price of $9.00. In connection with these options, the Company recorded deferred stock compensation of $1,041,000 and amortized $1,194,000 as an expense during fiscal year 1999. At June 30, 1999, all non-employee options were fully vested and deferred stock-based compensation was fully amortized.

   Common Shares Reserved for Issuance -- At June 30, 1999, the Company had reserved shares of common stock for issuance as follows.

   Conversions of convertible preferred stock........................  7,399,977
   Issuance under stock option plan..................................  2,719,521
   Issuance under Employee Stock Purchase Plan.......................    500,000
   Exercise of common stock warrants.................................    280,025
                                                                      ----------
     Total........................................................... 10,899,523
                                                                      ==========

   Stock Option Plan -- Under the Company's 1995 Stock Option Plan (the Plan) 5,333,332 shares are reserved for issuance to employees, consultants and directors. Incentive stock options are granted at fair market value (as determined by the Board of Directors) at the date of grant; nonstatutory options and stock sales may be offered at not less than 85% of fair market value. Generally, options become exercisable over four years and expire ten years after the date of grant.

   A summary of stock option activity under the Plan is as follows:

                                                                  Weighted-
                                                                   Average
                                                      Shares    Exercise Price
                                                     ---------  --------------
   Outstanding, July 1, 1996 (53,333 shares
    exercisable at $0.06)...........................   767,329      $0.06
     Granted (weighted-average fair value of
      $0.03)........................................   951,156       0.11
     Exercised......................................  (144,918)      0.06
     Canceled.......................................  (149,992)      0.06
                                                     ---------      -----
   Outstanding, June 30, 1997 (249,705 shares
    exercisable at $0.06)........................... 1,423,575       0.09
     Granted (weighted-average fair value of
      $1.26)........................................ 1,005,627       0.30
     Exercised......................................  (190,250)      0.08
     Canceled.......................................    (2,657)      0.30
                                                     ---------      -----
   Outstanding, June 30, 1998 (631,723 shares
    exercisable at $0.13)........................... 2,236,295       0.20
     Granted (weighted-average fair value of
      $3.15)........................................ 1,299,216       6.03
     Exercised......................................  (929,325)      0.27
     Canceled.......................................   (57,165)      0.30
                                                     ---------      -----
   Outstanding, June 30, 1999....................... 2,549,021      $3.13
                                                     =========      =====

   At June 30, 1999, 153,169 shares were available under the Plan for future grant.

                               NETIQ CORPORATION

                    Years Ended June 30, 1997, 1998 and 1999


   The following table summarizes information concerning options outstanding as of June 30, 1999:

                                Options Outstanding            Options Vested
                       ------------------------------------- ------------------
                                   Weighted-Average Weighted           Weighted
                        Number of     Remaining     Average  Vested at Average
        Range of         Options   Contractual Life Exercise June 30,  Exercise
     Exercise Prices   Outstanding     (Years)       Price     1999     Price
     ---------------   ----------- ---------------- -------- --------- --------
   $0.06 - $0.30......  1,441,174        8.04        $0.22    522,252   $0.20
   $1.50 - $3.00......    449,683        9.43         1.78    145,375    1.50
   $9.00 - $12.00.....    658,164        9.81        10.43     64,744    9.12
                        ---------        ----        -----    -------   -----
   $0.06 - $12.00.....  2,549,021        8.74        $3.13    732,371   $1.25
                        =========        ====        =====    =======   =====

   SFAS 123, Accounting for Stock-Based Compensation, requires the disclosure of pro forma net income or loss had the Company adopted the fair value method since the Company's inception. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of the Black-Scholes options pricing model, even though such model was developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. The Black-Scholes model also requires subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values.

   The weighted-average fair value of the Company's stock-based awards to employees was estimated using the minimum value method and assuming no dividends will be declared and the following additional assumptions:

                                                       Year Ended June 30,
                                                     -------------------------
                                                      1997     1998     1999
                                                     -------  -------  -------
   Estimated life (in years)........................    3.67     4.00     4.00
   Risk-free interest rate..........................     6.0%     5.6%     6.0%

   For pro forma purposes, the estimated fair value of the Company's stock-based awards to employees is amortized, using the straight-line method over the options' vesting period. The Company's pro forma results are as follows:

                                                       Year Ended June 30,
                                                     -------------------------
                                                      1997     1998     1999
                                                     -------  -------  -------
   Net loss:
     As reported.................................... $(2,281) $(3,111) $(1,642)
     Pro forma......................................  (2,281)  (3,395)  (2,936)
   Basic and diluted net loss per share:
     As reported.................................... $ (1.62) $ (1.34) $ (0.47)
     Pro forma......................................   (1.62)   (1.46)   (0.84)

                               NETIQ CORPORATION

                    Years Ended June 30, 1997, 1998 and 1999


6. Net Loss Per Share

   The following is a reconciliation of the numerators and denominators used in computing basic and diluted net loss per share (in thousands, except per share amounts).

                                                      Year Ended June 30,
                                                    -------------------------
                                                     1997     1998     1999
                                                    -------  -------  -------
   Net loss (numerator), basic and diluted......... $(2,281) $(3,111) $(1,642)
                                                    -------  -------  -------
   Shares (denominator):
     Weighed average common shares outstanding.....   2,944    3,095    3,654
     Weighed average common shares outstanding
      subject to repurchase........................  (1,533)    (770)    (178)
                                                    -------  -------  -------
   Shares used in computation, basic and diluted...   1,411    2,325    3,476
                                                    =======  =======  =======
   Net loss per share, basic and diluted........... $ (1.62) $ (1.34) $ (0.47)
                                                    =======  =======  =======

   For the above mentioned periods, the Company had securities outstanding which could potentially dilute basic earnings per share in the future, but were excluded in the computation of diluted net loss per share in the periods presented, as their effect would have been antidilutive. Such outstanding securities consist of the following (in thousands):

                                                               Year Ended June
                                                                     30,
                                                              ------------------
                                                              1997  1998   1999
                                                              ----- ----- ------
   Convertible preferred stock............................... 7,400 7,400  7,400
   Shares of common stock subject to repurchase.............. 1,048   293     27
   Outstanding options....................................... 1,424 2,236  2,549
   Warrants..................................................   --    --     280
                                                              ----- ----- ------
     Total................................................... 9,872 9,929 10,256
                                                              ===== ===== ======

7. Income Taxes

   The Company's deferred income tax assets at June 30 are comprised of the following (in thousands):

                                                              1998     1999
                                                             -------  -------
   Net deferred tax assets:
     Net operating loss carryforwards....................... $ 2,897  $ 1,833
     Stock-based compensation...............................     --       593
     Research and development and alternative minimum tax
      credit................................................     140      576
     Accurals deductible in different periods...............    (373)     231
     Other..................................................    (173)     (91)
                                                             -------  -------
                                                               2,491    3,142
   Valuation allowance......................................  (2,491)  (3,142)
                                                             -------  -------
   Total.................................................... $   --   $   --
                                                             =======  =======

   Deferred income taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as net operating loss and tax credit carryforwards. Due to the uncertainty surrounding the realization of the benefits of its favorable tax attributes in future tax returns, the Company has fully reserved its net deferred tax assets.

                               NETIQ CORPORATION

                   Years Ended June 30, 1997, 1998 and 1999


   The valuation allowance increased by $869,000, $1,286,000 and $651,000, in fiscal years 1997, 1998 and 1999, respectively.

   The Company's effective tax rate differs from the expected benefit at the federal statutory rate as follows:

                                                         Year Ended June 30
                                                         ---------------------
                                                         1997    1998    1999
                                                         -----  -------  -----
   Federal statutory tax benefit........................ $(776) $(1,057) $(565)
   State tax benefit....................................  (139)    (180)   (73)
   Stock-based compensation expense.....................   --       100    225
   Valuation allowance..................................   869    1,286    651
   Other................................................    46     (149)  (238)
                                                         -----  -------  -----
                                                         $ --   $   --   $ --
                                                         =====  =======  =====

   At June 30, 1999, the Company had net operating loss (NOL) carryforwards of approximately $3,215,000 for federal and $886,000 for state income tax purposes and $1,845,000 for foreign income tax purposes. The federal NOL carryforwards expire through 2018 and the state NOL carryforwards expire through 2003. In addition, at June 30, 1999, the Company had $278,000 of research and development tax credit carryforwards for federal and $231,000 for state income tax purposes and $67,000 of alternative minimum tax carryforwards. The extent to which the loss carryforwards can be used to offset future taxable income may be limited, depending on the extent of ownership changes within any three-year period as provided in the Tax Reform Act of 1986 and the California Conformity Act of 1987. Additionally, loss carryforwards generated in fiscal 1997 are required to be amortized over six years, as the Company elected to change its tax fiscal year end to June 30.

8. Commitments and Contingencies

   Operating Leases -- The Company leases its principal facility under a noncancelable operating lease which expires in July 2003, and certain equipment under an operating lease. Under the terms of the facility lease, the Company is responsible for its proportionate share of maintenance, property tax and insurance expenses. The agreement provides an option to extend the lease for two years and a second option to extend for an additional 28 months. Future minimum annual lease commitments are as follows: 2000, $781,000; 2001, $707,000; 2002, $730,000; 2003, $759,000; 2004, $63,000.

   Rent expense under operating leases was approximately $79,000, $224,000 and $888,000, for fiscal years 1997, 1998 and 1999, respectively.

   Royalty Agreement -- In August 1996, the Company entered into a Software License and Distribution Agreement which provides the Company a non-exclusive worldwide license to certain third-party technology. The Company is required to pay specified royalties based on a percentage of revenue from products incorporating the technology. Total royalty expense under the Agreement for fiscal year 1998 and 1999 was $103,000 and $262,000, respectively. No royalties were payable in fiscal 1997.

9. Employee Benefit Plan

   The Company sponsors a 401(k) Savings and Retirement Plan (the Plan) for all eligible employees who meet certain eligibility requirements. Participants may contribute, on a pre-tax basis, between 1% and 15% of their annual compensation, but not to exceed a maximum contribution amount pursuant to
Section 401(k) of the Internal Revenue Code. The Company is not required to contribute, nor has it contributed, to the Plan for any of the periods presented.

                               NETIQ CORPORATION

                    Years Ended June 30, 1997, 1998 and 1999


10. Major Customers

   One customer accounted for 11% of accounts receivable at June 30, 1998. Two other customers accounted for 15% and 10% of accounts receivable at June 30, 1999. Two customers accounted for 45% and 12% of total revenue in fiscal 1997. No single customer accounted for greater than 10% of total revenue in fiscal 1998 or 1999.

11. Segment and Geographical Information

   As discussed in Note 1, the Company follows requirements of SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. As defined in SFAS No. 131, the Company operates in one reportable segment: the design, development, marketing, support and sales of performance and availability management software for the Microsoft Windows NT environment. No individual foreign country accounted for greater than 10% of total revenue or long-lived assets in any of the periods presented. The following table summarizes total net revenue and long-lived assets attributed to significant countries (in thousands).

                                                            Year Ended June 30,
                                                            -------------------
                                                            1997  1998   1999
                                                            ---- ------ -------
   Total revenue:
     United States......................................... $388 $6,342 $17,999
     Foreign...............................................  --     728   3,570
                                                            ---- ------ -------
       Total revenue*...................................... $388 $7,070 $21,569
                                                            ==== ====== =======
   Long-lived assets:
     United States......................................... $294 $  528 $ 1,445
     Foreign...............................................  --      97     116
                                                            ---- ------ -------
       Total long-lived assets............................. $294 $  625 $ 1,561
                                                            ==== ====== =======

--------
* Revenue is attributed to countries based on location of customer invoiced.

12. Related Party Transaction

   During each of the fiscal years 1997, 1998 and 1999, a member of the Company's board of directors earned $60,000 in consulting fees.

13. Subsequent Events

   On July 9, 1999 the board of directors and stockholders approved an increase in the number of shares of common stock of the Company available for issuance under the 1995 Stock Option Plan from 3,966,666 to 5,333,332 shares, plus annual increases, effective on the first day of each fiscal year, beginning July 1, 2000, equal to the lesser of (i) 4% of the shares of common stock outstanding on the last day of the preceding fiscal year, (ii) 1,333,333 shares or (iii) an amount determined by the Company's board of directors. Additionally, the stock plan includes an automatic nondiscretionary grant mechanism that provides that options will be granted to non-employee directors who on the date of grant do not beneficially own 1% or more of the total voting power of the Company's voting securities. The stock plan specifically provides for an initial automatic grant of an option to purchase 8,333 shares of common stock to a non-employee director who first becomes a director after the Company's initial public offering. Each non-employee director who has served on the board for at least six months will subsequently be granted an option to purchase 8,333 shares of common stock on the date of the

                               NETIQ CORPORATION

                    Years Ended June 30, 1997, 1998 and 1999

annual meeting of stockholders. However, if the first annual meeting following the Company's initial public offering falls within six months of the effective date of the initial public offering no grants will be made until the following annual meeting. Each option granted to an outside director under this program will have a term of five years and the shares subject to these options will be fully vested on the date of grant. The exercise price of these options will be 100% of the fair market value per share of common stock on the date of grant.

   On July 9, 1999, the board of directors and stockholders approved the 1999 Employee Stock Purchase Plan (the Purchase Plan). Under the Purchase Plan, eligible employees are allowed to have salary withholding of up to 15% of their base compensation to purchase shares of common stock at a price equal to 85% of the lower of the market value of common stock at the beginning or end of defined purchase periods. The initial purchase period commences upon the effective date for the initial public offering of the Company's common stock. The Company has initially reserved 500,000 shares of common stock under this plan, plus an annual increase to be added on the first day of the Company's fiscal year beginning July 1, 2000 equal to the lesser of (i) 666,666 shares,
(ii) 2% of the shares of common stock outstanding on the last day of the preceding fiscal year or (iii) an amount determined by the Company's board of directors.

   Concurrent with the reincorporation in the State of Delaware, the Company authorized 5,000,000 shares of preferred stock, no par value, of which none were issued or outstanding at June 30, 1999. The preferred stock may be issued from time to time in one or more series. The board of directors is authorized to determine or alter the rights, preferences, privileges and restrictions of such preferred stock.

   Effective July 27, 1999, the shareholders approved an increase in the number of authorized shares to 100,000,000 and a two-for-three reverse stock split of its common and preferred stock outstanding as of July 27, 1999. All share and per share information, in the accompanying financial statements, have been adjusted to retroactively give effect to the stock split for all periods presented.

   In an initial public offering closed on August 4, 1999, the Company issued 3,000,000 shares of common stock at $13.00 per share and raised proceeds of $36,270,000, net of underwriting discounts and commissions. In connection with the initial public offering, all outstanding shares of convertible preferred stock were converted into common stock on a share-for-share basis.

                               NetIQ CORPORATION

                     CONDENSED CONSOLIDATED BALANCE SHEETS
               (In thousands, except share and per share amounts)

                                                           December 31 June 30,
                                                              1999     1999(1)
                                                           ----------- --------
                                                           (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents...............................  $  4,631   $ 9,634
  Short-term investments..................................   125,616       --
  Accounts receivable, net of allowance for uncollectible
   accounts...............................................     6,200     6,395
  Prepaid expenses........................................       825       764
                                                            --------   -------
    Total current assets..................................   137,272    16,793
Property and equipment, net...............................     1,895     1,465
Other assets..............................................       361        96
                                                            --------   -------
    Total assets..........................................  $139,528   $18,354
                                                            ========   =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt.........................................  $    --    $ 5,144
  Accounts payable........................................       964       326
  Accrued compensation and related benefits...............     2,082     1,100
  Other liabilities.......................................     1,790     1,839
  Deferred revenue........................................     5,892     3,941
                                                            --------   -------
    Total current liabilities.............................    10,728    12,350
Long-term debt............................................       --        205
                                                            --------   -------
    Total liabilities.....................................    10,728    12,555
                                                            --------   -------
Stockholders' equity:
  Convertible preferred stock--$0.001; 5,000,000 shares
   authorized,
   zero outstanding at December 31, 1999; 11,100,000
    shares authorized,
   7,399,977 outstanding at June 30, 1999.................       --     10,955
  Common stock--$0.001; 100,000,000 shares authorized,
   17,106,396 shares outstanding at December 31, 1999;
   30,000,000 shares authorized, 4,115,494 outstanding at
    June 30, 1999.........................................   136,451     4,909
  Deferred stock-based compensation.......................    (1,643)   (2,122)
  Accumulated deficit.....................................    (6,038)   (7,943)
  Accumulated other comprehensive income..................        30       --
                                                            --------   -------
    Total stockholders' equity............................   128,800     5,799
                                                            --------   -------
    Total liabilities and stockholders' equity............  $139,528   $18,354
                                                            ========   =======

--------
(1) Derived from audited consolidated financial statements.

           See notes to condensed consolidated financial statements.

                               NetIQ CORPORATION

    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
                    (In thousands, except per share amounts)
                                  (Unaudited)

                                                Three Months     Six Months
                                                    Ended          Ended
                                                December 31,    December 31,
                                                -------------  ---------------
                                                 1999   1998    1999     1998
                                                ------ ------  -------  ------
Software license revenue......................  $7,379 $4,519  $13,600  $8,159
Service revenue...............................   1,743    628    3,108   1,078
                                                ------ ------  -------  ------
  Total revenue...............................   9,122  5,147   16,708   9,237
                                                ------ ------  -------  ------
Cost of software license revenue..............     173    158      329     245
Cost of service revenue.......................     397    384      816     560
                                                ------ ------  -------  ------
  Total cost of revenue.......................     570    542    1,145     805
                                                ------ ------  -------  ------
Gross profit..................................   8,552  4,605   15,563   8,432
Operating expenses:
  Sales and marketing.........................   4,851  2,864    8,975   4,989
  Research and development....................   1,879    806    3,588   1,690
  General and administrative..................     754    742    1,507   1,265
  Stock-based compensation....................     174    661      352   1,025
                                                ------ ------  -------  ------
  Total operating expenses....................   7,658  5,073   14,422   8,969
                                                ------ ------  -------  ------
Income (loss) from operations.................     894   (468)   1,141    (537)
Interest income (expense):
  Interest income.............................     901     66    1,283      85
  Interest expense and other..................      17    (28)     (18)    (28)
                                                ------ ------  -------  ------
  Interest income, net........................     918     38    1,265      57
                                                ------ ------  -------  ------
Income (loss) before income taxes.............   1,812   (430)   2,406    (480)
Income taxes..................................     379    --       501     --
                                                ------ ------  -------  ------
Net income (loss).............................   1,433   (430)   1,905    (480)
                                                ------ ------  -------  ------
Other comprehensive income:
  Foreign currency translation adjustments....      26    --         1     --
  Unrealized gain on short-term investments...      29    --        29     --
                                                ------ ------  -------  ------
Comprehensive income (loss)...................  $1,488 $ (430) $ 1,935  $ (480)
                                                ====== ======  =======  ======
Basic net income (loss) per share.............  $ 0.09 $(0.13) $  0.14  $(0.15)
Shares used to compute basic net income (loss)
 per share....................................  15,709  3,397   13,832   3,235
Diluted net income (loss) per share...........  $ 0.08 $(0.13) $  0.11  $(0.15)
Shares used to compute diluted net income
 (loss) per share.............................  17,556  3,397   16,868   3,235

           See notes to condensed consolidated financial statements.

                               NetIQ CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                  (Unaudited)

                                                             Six Months Ended
                                                               December 31,
                                                             ------------------
                                                               1999      1998
                                                             ---------  -------
Cash flows from operating activities:
  Net income (loss)........................................  $   1,905  $  (480)
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
    Depreciation...........................................        347      155
    Stock-based compensation...............................        352    1,025
    Stock issued in lieu of compensation...................         80      --
    Gain on sale of property and equipment.................        --         8
    Changes in:
      Accounts receivable..................................        176   (1,597)
      Prepaid expenses.....................................        (59)      18
      Accounts payable.....................................        636      126
      Accrued compensation and related benefits............        981      (98)
      Other liabilities....................................        690      244
      Deferred revenue.....................................      1,958    1,727
                                                             ---------  -------
      Net cash provided by operating activities............      7,066    1,128
                                                             ---------  -------
Cash flows from investing activities:
  Purchases of property and equipment......................       (769)    (570)
  Proceeds from sales of property and equipment............        --        11
  Purchases of short-term investments......................   (206,288)     --
  Proceeds from maturities of short-term investments.......     80,708      --
  Other....................................................       (257)     (24)
                                                             ---------  -------
      Net cash used in investing activities................   (126,606)    (583)
                                                             ---------  -------
Cash flows from financing activities:
  Repayments on short-term debt............................     (1,724)     --
  Proceeds from borrowings.................................        --       433
  Repayments on long-term debt.............................       (349)     (12)
  Proceeds from sale of common stock, net of expenses......    116,601       47
                                                             ---------  -------
      Net cash provided by financing activities............    114,528      468
                                                             ---------  -------
Effect of exchange rate changes............................          9      --
                                                             ---------  -------
Net increase (decrease) in cash and cash equivalents.......     (5,003)   1,013
Cash and cash equivalents, beginning of period.............      9,634    3,358
                                                             ---------  -------
Cash and cash equivalents, end of period...................  $   4,631  $ 4,371
                                                             =========  =======
Noncash investing and financing activities:
  Conversion of preferred stock to common stock............  $  10,955  $   --
  Benefit from disqualifying dispositions of stock.........  $     310  $   --
Supplemental disclosure of cash flow information--cash paid
 for:
  Interest.................................................  $     125  $     4
  Income taxes.............................................  $     185  $     2

           See notes to condensed consolidated financial statements.

                               NetIQ CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  Six Months Ended December 31, 1999 and 1998
                                  (Unaudited)

1. Basis of Presentation

   Interim Financial Information--The accompanying unaudited condensed consolidated financial statements of NetIQ Corporation (the Company) have been prepared in accordance with generally accepted accounting principles for interim financial information and the rules and regulations of the Securities and Exchange Commission for interim financial statements. In the opinion of management, the condensed consolidated financial statements include all adjustments (consisting only of normal recurring accruals) that management considers necessary for a fair presentation of its financial position, operating results and cash flows for the interim periods presented. All significant intercompany accounts and transactions have been eliminated in consolidation. Operating results and cash flows for interim periods are not necessarily indicative of results for the entire year.

   These interim financial statements and notes should be read in conjunction with the audited consolidated financial statements and notes thereto included elsewhere in this proxy statement/prospectus.

2. Short-term Investments

   Short-term investments consist primarily of highly liquid debt instruments purchased with remaining maturity dates of greater than 90 days. Short-term investments are classified as available-for-sale securities and are stated at market value with unrealized gains and losses included in stockholders' equity, net of income taxes.

3. Income Taxes

   Deferred tax assets and liabilities are recorded for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. A valuation allowance is recorded to reduce net deferred tax assets to amounts that are more likely than not to be recognized. The income tax provision for the period ended December 31, 1999 reflects the expected tax expense based on the projected effective tax rate for fiscal year 2000.

4. Foreign Currency Translation

   Prior to July 1, 1999, the functional currency of our foreign subsidiaries was the U.S. dollar. For those subsidiaries whose books and records were not maintained in the functional currency, all monetary assets and liabilities were remeasured at the current exchange rate at the end of each period reported, nonmonetary assets and liabilities were remeasured at historical exchange rates and revenues and expenses were remeasured at average exchange rates in effect during the period. Transaction gains and losses, which are included in general and administrative expenses in the accompanying condensed consolidated statements of operations, have not been significant.

   Effective July 1, 1999 the Company determined that the functional currencies of the foreign subsidiaries changed from the U.S. dollar to the local currencies. Accordingly, starting July 1, 1999, assets and liabilities of the foreign subsidiaries are translated to U.S. dollars at the exchange rates in effect as of the balance sheet date and results of operations for each subsidiary are translated using average rates in effect for the period presented. Translation adjustments are included in stockholders' equity as accumulated other comprehensive income and as part of our comprehensive income or loss. The effect of the change in functional currencies did not have a material impact on our consolidated financial position, results of operations or cash flows.

                               NetIQ CORPORATION

                  Six Months Ended December 31, 1999 and 1998
                                  (Unaudited)


5. Net Income (Loss) Per Share

   Basic net income (loss) per share is computed by dividing net income by the number of weighted average common shares outstanding. Diluted net income per share reflects potential dilution from preferred shares, warrants and outstanding stock options using the treasury stock method.

   The following is a reconciliation of weighted average shares used in computing net income (loss) per share for the three- and six-months ended December 31, 1999 and 1998 (in thousands):

                                                 Three months    Six months
                                                    ended          ended
                                                 December 31,   December 31,
                                                 -------------  -------------
                                                  1999   1998    1999   1998
                                                 ------  -----  ------  -----
   Weighted average common shares outstanding... 15,731  3,580  13,867  3,473
   Weighted average common shares outstanding
    subject to repurchase.......................    (22)  (183)    (35)  (238)
                                                 ------  -----  ------  -----
   Shares used in computing basic net income
    (loss) per share............................ 15,709  3,397  13,832  3,235
                                                 ======  =====  ======  =====
   Weighted average common shares outstanding... 15,731         13,867
   Dilutive effect of options outstanding.......  1,825          1,807
   Dilutive effect of preferred shares
    outstanding.................................    --           1,166
   Dilutive effect of warrants outstanding......    --              28
                                                 ------         ------
   Shares used in computing diluted net income
    per share................................... 17,556         16,868
                                                 ======         ======

   The Company had a net loss for the three- and six-months ended December 31, 1998; therefore shares used in computing diluted net loss per share are equal to shares used for computing basic net loss per share.

6. Public Offerings

   In July 1999, the Company sold 3,000,000 shares of common stock in an underwritten public offering and in August 1999 sold an additional 450,000 shares through the exercise of the underwriters' over-allotment option for net proceeds of approximately $40.4 million. Simultaneously with the closing of the public offering, all 7,399,977 shares of the Company's preferred stock were converted to common stock on a share for share basis. Additionally, Compuware Corporation exercised its warrant in full and purchased 280,025 shares of common stock. Proceeds from the warrant and cash of $1.8 million were used to pay off the $5.0 million note plus accrued interest due to Compuware and cash of $349,000 was used to pay off the equipment note to a financial institution.

   In December 1999, the Company sold 1,500,000 shares of common stock in an underwritten offering for net proceeds of approximately $75.5 million.

   In January 2000, the underwriters exercised their over-allotment option and the Company issued 387,000 additional shares for net proceeds of approximately $19.6 million.

                         REPORT OF INDEPENDENT AUDITORS

   The Board of Directors and Stockholders
   Mission Critical Software, Inc.

   We have audited the accompanying balance sheets of Mission Critical Software, Inc. (the "Company") as of June 30, 1999 and 1998, and the related statements of operations, stockholders' deficit, and cash flows for the years ended June 30, 1999 and 1998, and the period from July 19, 1996 (date of inception) to June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mission Critical Software, Inc. at June 30, 1999 and 1998, and the results of its operations and its cash flows for the years ended June 30, 1999 and 1998, and the period from July 19, 1996 (date of inception) to June 30, 1997, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Ernst & Young LLP

Austin, Texas
July 7, 1999 except for Note 14, as to
which the date is August 4, 1999

                        MISSION CRITICAL SOFTWARE, INC.

                                 BALANCE SHEETS

                (in thousands, except share and per share data)

                                                                  June 30,
                                                               ----------------
                                                                1998     1999
                                                               -------  -------
                           ASSETS
Current assets:
Cash and cash equivalents....................................  $ 4,575  $11,031
Accounts receivable, net of allowance of $150 and $395,
 respectively................................................    3,912    3,299
Prepaid and other current assets.............................      202      758
                                                               -------  -------
  Total current assets.......................................    8,689   15,088
Property and equipment, net..................................    1,199    2,048
Acquired technology, net of accumulated amortization of $598
 and $959, respectively......................................      968      607
Other assets.................................................      102       43
                                                               -------  -------
  Total assets...............................................  $10,958  $17,786
                                                               =======  =======
            LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Revolving line of credit and current maturities of long-term
 debt........................................................  $   536  $   265
Accounts payable.............................................      288      918
Accrued liabilities..........................................    2,154    5,429
Deferred revenue.............................................    2,470    4,300
                                                               -------  -------
  Total current liabilities..................................    5,448   10,912
Long-term debt, less current maturities......................      352       81
Deferred revenue, less current portion.......................      495      838
                                                               -------  -------
  Total liabilities..........................................    6,295   11,831
Redeemable convertible preferred stock, Series A, $0.001 par value, authorized and outstanding--868,650 shares; ($.205647
 per share liquidation preference)...........................      179      179
Redeemable convertible preferred stock, Series B, $0.001 par value, authorized and outstanding--2,650,000 shares; ($1 per
 share liquidation preference)...............................    2,650    2,650
Redeemable convertible preferred stock, Series C, $0.001 par value, authorized 3,450,000 shares, outstanding--3,450,000
 shares; ($3 per share liquidation preference)...............   10,350   10,350
Stockholders' deficit:
Common stock, $0.001 par value, authorized--50,000,000
 shares, outstanding 2,484,971 and 3,307,511 shares,
 respectively................................................        2        3
Additional paid-in capital...................................       26    3,290
Deferred stock compensation..................................       --   (2,315)
Accumulated deficit..........................................   (8,544)  (8,202)
                                                               -------  -------
  Total stockholders' deficit................................   (8,516)  (7,224)
                                                               -------  -------
  Total liabilities and stockholders' deficit................  $10,958  $17,786
                                                               =======  =======


   The accompanying notes are an integral part of these financial statements.

                        MISSION CRITICAL SOFTWARE, INC.

                            STATEMENTS OF OPERATIONS

                     (in thousands, except per share data)

                                          Period From
                                         July 19, 1996    Year Ended June 30,
                                      (date of inception) --------------------
                                       to June 30, 1997     1998       1999
                                      ------------------- ---------  ---------
Revenue:
  License...........................        $ 4,087       $  12,767  $  21,067
  Maintenance.......................            180           1,609      3,760
                                            -------       ---------  ---------
  Total revenue.....................          4,267          14,376     24,827
Cost of revenue:
  Cost of license...................            206             392        380
  Cost of maintenance...............            142             933        914
                                            -------       ---------  ---------
  Total cost of revenue.............            348           1,325      1,294
                                            -------       ---------  ---------
    Gross margin....................          3,919          13,051     23,533
                                            -------       ---------  ---------
Operating expenses:
  Sales and marketing...............          3,554           9,590     13,480
  Research and development..........          1,317           3,612      5,986
  General and administrative........            973           2,228      2,458
  Amortization of deferred stock
   compensation.....................             --              --        532
  Abandoned lease costs.............             --              --      1,034
  Acquired in-process research and
   development......................          1,575              --         --
                                            -------       ---------  ---------
  Total operating expenses..........          7,419          15,430     23,490
                                            -------       ---------  ---------
    Operating income (loss).........         (3,500)         (2,379)        43
                                            -------       ---------  ---------
Interest income.....................             35             149        365
Interest expense....................             (6)            (59)       (50)
Other expense, net..................            (27)            (27)       (16)
                                            -------       ---------  ---------
  Income (loss) before income
   taxes............................         (3,498)         (2,316)       342
Income tax benefit..................            175              --         --
                                            -------       ---------  ---------
    Net income (loss)...............         (3,323)         (2,316)       342
Excess of consideration paid to re-
 deem preferred stock and dividends
 in arrears.........................           (181)         (3,714)    (1,059)
                                            -------       ---------  ---------
Net loss applicable to common
 stockholders (Note 8)..............        $(3,504)      $  (6,030) $    (717)
                                            =======       =========  =========
Basic and diluted net loss per share
 applicable to common stockholders..        $ (1.44)      $   (2.47) $   (0.25)
                                            =======       =========  =========
Pro forma basic net income per share
 (unaudited)........................                                 $    0.04
                                                                     =========
Pro forma diluted net income per
 share (unaudited)..................                                 $    0.03
                                                                     =========

   The accompanying notes are an integral part of these financial statements.

                        MISSION CRITICAL SOFTWARE, INC.

                      STATEMENTS OF STOCKHOLDERS' DEFICIT

                       (in thousands, except share data)

                            Common Stock   Additional   Deferred
                          ----------------  Paid-in      Stock     Accumulated
                           Number   Amount  Capital   Compensation   Deficit    Total
                          --------- ------ ---------- ------------ ----------- -------
Common stock issued for
 cash...................  2,431,350  $ 2     $    1     $    --      $    --   $     3
Effect of deferred tax
 liability recorded for
 acquired technology....         --   --         --          --         (175)     (175)
Cost of issuance of
 Series B Preferred
 Stock..................         --   --         --          --          (25)      (25)
Net loss................         --   --         --          --       (3,323)   (3,323)
                          ---------  ---     ------     -------      -------   -------
  Balance at June 30,
   1997.................  2,431,350    2          1          --       (3,523)   (3,520)
                          ---------  ---     ------     -------      -------   -------
Common stock issued upon
 exercise of stock
 options................     53,621   --         25          --           --        25
Redemption of Series A
 Preferred Stock in
 excess of issue price..         --   --         --          --       (2,655)   (2,655)
Cost of issuance of
 Series C Preferred
 Stock..................         --   --         --          --          (50)      (50)
Net loss................         --   --         --          --       (2,316)   (2,316)
                          ---------  ---     ------     -------      -------   -------
  Balance at June 30,
   1998.................  2,484,971    2         26          --       (8,544)   (8,516)
                          ---------  ---     ------     -------      -------   -------
Common stock issued upon
 exercise of stock
 options................    822,540    1        417          --           --       418
Deferred stock
 compensation relating
 to stock options.......         --   --      2,847      (2,847)          --        --
Amortization of deferred
 stock compensation.....         --   --         --         532           --       532
Net income..............         --   --         --          --          342       342
                          ---------  ---     ------     -------      -------   -------
  Balance at June 30,
   1999.................  3,307,511  $ 3     $3,290     $(2,315)     $(8,202)  $(7,224)
                          =========  ===     ======     =======      =======   =======


   The accompanying notes are an integral part of these financial statements.

                        MISSION CRITICAL SOFTWARE, INC.

                            STATEMENTS OF CASH FLOWS

                                 (in thousands)

                                           Period From
                                          July 19, 1996    Year Ended June 30,
                                       (date of inception) --------------------
                                        to June 30, 1997     1998       1999
                                       ------------------- ---------  ---------
Cash flows from operating activities:
 Net income (loss)...................        $(3,323)      $  (2,316) $     342
 Adjustments to reconcile net income
  (loss) to net cash provided by
  (used in) operating activities:
  Depreciation and amortization......            332             860        878
  Deferred tax benefit...............           (175)             --         --
  Noncash compensation expense.......             --              --        532
  Acquired in-process research and
   development.......................          1,400              --         --
  (Gain) loss on disposal of assets..              3              18         (6)
  Changes in operating assets and li-
   abilities:
   Accounts receivable...............         (1,613)         (2,298)       613
   Prepaid and other current assets..            (37)           (128)      (556)
   Other assets......................            (55)            (46)        59
   Accounts payable and accrued lia-
    bilities.........................            786           1,514      3,905
   Deferred revenue..................          1,008           1,957      2,173
                                             -------       ---------  ---------
Net cash provided by (used in) oper-
 ating activities....................         (1,674)           (439)     7,940
Cash flows from investing activities:
 Proceeds from sale of property and
  equipment..........................              5              18         52
 Purchase of property and equipment..           (821)           (860)    (1,412)
 Payment from (loan to) stockholder
  under promissory note..............           (350)            350         --
                                             -------       ---------  ---------
Net cash used in investing activi-
 ties................................         (1,166)           (492)    (1,360)
Cash flows from financing activities:
 Net payments (borrowings) on revolv-
  ing line of credit.................            500             275       (275)
 Borrowings on long-term debt........             --             642         --
 Payments on long-term debt..........             (4)         (3,020)      (267)
 Redemption of Series A preferred
  stock..............................             --          (2,850)        --
 Issuance of common stock, net of
  cost...............................              3              25        418
 Issuance of Series B preferred
  stock, net of cost.................          2,475              --         --
 Issuance of Series C preferred
  stock, net of cost.................             --          10,135         --
 Subscription of Series C preferred
  stock..............................            165              --         --
                                             -------       ---------  ---------
Net cash provided by (used in) fi-
 nancing activities:.................          3,139           5,207       (124)
                                             -------       ---------  ---------
Net increase in cash and cash equiva-
 lents...............................            299           4,276      6,456
                                             -------       ---------  ---------
Beginning cash and cash equivalents..             --             299      4,575
                                             -------       ---------  ---------
Ending cash and cash equivalents.....        $   299       $   4,575  $  11,031
                                             =======       =========  =========

   The accompanying notes are an integral part of these financial statements.

                        MISSION CRITICAL SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS

                                 June 30, 1999

1. Description of Business and Summary of Significant Accounting Policies

   Mission Critical Software, Inc. (the "Company") is a leading provider of systems administration and operations management software products for corporate and Internet-based Windows NT networks. The Company was incorporated on July 19, 1996, as a Delaware corporation, and commenced operations on September 4, 1996.

Revenue Recognition

   The Company derives revenue from the sale of product licenses and maintenance.

   The Company recognizes product license revenue when persuasive evidence of an agreement exists, the product and the permanent license key have been delivered, the Company has no remaining significant obligations, customer acceptance periods, if any, have been completed, the license fee is fixed or determinable and collection of the fee is probable.

   The Company recognizes revenue from maintenance agreements ratably over the term of the agreement, typically one year. Customers purchasing maintenance agreements receive unspecified product upgrades and electronic, Internet-based technical support and telephone support. Maintenance agreements are purchased separately by customers at their discretion.

   The Company adopted Statement of Position ("SOP") 97-2, Software Revenue Recognition, and SOP 98-4, Deferral of the Effective Date of a Provision of SOP 97-2, Software Revenue Recognition, as of July 1, 1997. Prior to July 1, 1997, the Company recognized revenue in accordance with SOP 91-1, Software Revenue Recognition. The adoption of SOP 97-2 and SOP 98-4 did not have a material impact on the Company's financial results.

   In December 1998, the American Institute of Certified Public Accountants ("AICPA") issued SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions. SOP 98-9 amends SOP 98-4 to extend the deferral of the application of certain passages of SOP 97-2 provided by SOP 98-4 through fiscal years beginning on or before March 15, 1999. All other provisions of SOP 98-9 are effective for transactions entered into in fiscal years beginning after March 15, 1999. The Company believes that the adoption of SOP 98-9 will not have a material effect on the Company's results of operations or financial condition.

Cash and Cash Equivalents

   The Company considers instruments with an original maturity date of three months or less when purchased to be cash equivalents.

Property and Equipment

   Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line method over the shorter of the estimated useful life or the lease term. The cost of ordinary maintenance and repairs is charged to expense as incurred.

Research and Development

   Research and development expenditures are expensed as incurred. Statement of Financial Accounting Standards ("SFAS") 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, requires capitalization of certain software development costs subsequent to the establishment of

                        MISSION CRITICAL SOFTWARE, INC.

technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working model and the point at which the product is ready for general release have been insignificant. Through June 30, 1999, all software development costs have been expensed as incurred.

Acquired Technology

   Acquired technology is recorded at cost and amortized on the straight-line method over the products' estimated useful lives, generally three to five years.

Stock-Based Compensation

   SFAS 123, Accounting for Stock-Based Compensation, prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options. As allowed by SFAS 123, the Company has elected to continue to account for its employee stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees.

Income Taxes

   Income taxes have been provided in accordance with the liability method of accounting for income taxes. Accordingly, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts. A valuation allowance is provided, if necessary, to reduce deferred tax assets to their estimated net realizable value.

Comprehensive Income

   In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS 130, Reporting Comprehensive Income. SFAS 130 establishes standards for the reporting and display of comprehensive income and its components. For the periods ended June 30, 1997, 1998 and 1999, comprehensive income or loss was the same as net income or loss.

Advertising Costs

   Advertising costs are expensed as incurred. Advertising expense was $181,000, $613,000, and $1,502,000 for the periods ended June 30, 1997, 1998 and 1999, respectively.

                        MISSION CRITICAL SOFTWARE, INC.

Concentrations of Credit Risk

   Financial instruments that subject the Company to credit risk consist of cash and cash equivalents and accounts receivable. The Company's investment policy limits its exposure to credit risk for cash and cash equivalents. The Company licenses its software products primarily to major corporations in a number of industries. Collateral or deposits generally are not required from customers who demonstrate creditworthiness. Credit risk is considered limited for accounts receivable. The following table summarizes the changes in the allowance for doubtful accounts receivable (in thousands):

      Balance at July 19, 1996 (date of inception)........................ $ --
      Additions charged to costs and expenses.............................   --
      Write-off of uncollectible accounts.................................   --
                                                                           ----
      Balance at June 30, 1997............................................   --
      Additions charged to costs and expenses.............................  150
      Write-off of uncollectible accounts.................................   --
                                                                           ----
      Balance at June 30, 1998............................................  150
      Additions charged to costs and expenses.............................  290
      Write-off of uncollectible accounts.................................  (45)
                                                                           ----
      Balance at June 30, 1999............................................ $395
                                                                           ====

   The Company's products are sold through a network of sales offices and distribution partners. Approximately 16%, 17%, and 22% of the Company's license revenue in the periods ended June 30, 1997, 1998 and 1999, respectively, were represented by customers outside of North America. During the period ended June 30, 1997, one customer accounted for approximately 11% of total revenue. No one customer accounted for greater than 10% of total revenue during the periods ended June 30, 1998 and 1999.

   The Company maintains cash demand deposits with major financial institutions. Balances exceed the $100,000 level covered by federal depository insurance; however, the Company has experienced no losses.

Earnings Per Share

   The Company follows the provisions of SFAS No. 128, Earnings Per Share. Basic net loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding during the period. Securities that could potentially dilute basic earnings per share in the future and were not included in the diluted computation as they were antidilutive to the Company's net loss applicable to common stockholders total 1,764,600, 3,906,000 and 4,968,000 for the period ended June 30, 1997, 1998 and
1999, respectively. Accordingly, basic and diluted net loss per share are the same for all periods presented. Such shares, had they been dilutive, would have been included in the computation of diluted net loss per share using the treasury stock method.

                        MISSION CRITICAL SOFTWARE, INC.

   The following table presents the calculation of basic and diluted net loss per share and pro forma basic and diluted net income per share (in thousands, except per share data):

                                        Period From July
                                            19, 1996       Year Ended June 30,
                                       (date of inception) --------------------
                                        to June 30, 1997     1998       1999
                                       ------------------- ---------  ---------
Net income (loss)....................        $(3,323)      $  (2,316) $     342
Excess of consideration paid to
 redeem preferred stock over carrying
 amount..............................             --          (2,655)        --
Increase in cumulative dividends in
 arrears on redeemable convertible
 preferred stock.....................           (181)         (1,059)    (1,059)
                                             -------       ---------  ---------
Net loss applicable to common
 stockholders........................        $(3,504)      $  (6,030) $    (717)
                                             =======       =========  =========
Pro forma net income applicable to
 common stockholders.................                                 $     342
                                                                      =========
Shares used in computing:
  Basic and diluted net loss per
   share.............................          2,431           2,440      2,814
                                             =======       =========  =========
  Pro forma basic net income per
   share (unaudited).................                                     9,783
                                                                      =========
  Pro forma diluted net income per
   share (unaudited).................                                    12,827
                                                                      =========
Computation of:
  Basic and diluted net loss per
   share applicable to common
   stockholders......................        $ (1.44)      $   (2.47) $   (0.25)
                                             =======       =========  =========
  Pro forma basic net income per
   share (unaudited).................                                 $    0.04
                                                                      =========
  Pro forma diluted net income per
   share (unaudited).................                                 $    0.03
                                                                      =========

   The Company's historical capital structure is not indicative of its prospective structure due to the automatic conversion of all shares of redeemable convertible preferred stock into common stock concurrent with the closing of the Company's anticipated initial public offering. Accordingly, a pro forma calculation for the period ended June 30, 1999 assuming the conversion of all outstanding shares of redeemable convertible preferred stock into common stock upon the Company's initial public offering using the if-converted method from their respective dates of issuance is presented. As the pro forma calculation results in net income applicable to common stockholders, the shares used in computing pro forma diluted net income per share include 3,044,000 common stock equivalents using the treasury stock method.

Financial Instruments

   The Company records all financial instruments at cost. The fair values of accounts receivable, accounts payable, accrued liabilities and indebtedness approximate cost due to their short-term nature or adjustable interest rates.

Segments

   Effective July 1, 1998, the Company adopted SFAS 131, Disclosures about Segments of an Enterprise and Related Information. The adoption of SFAS 131 did not have a significant effect on the disclosure of segment information as the Company continues to consider its business activities to be in a single segment.

Management Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                        MISSION CRITICAL SOFTWARE, INC.

Recent Pronouncements

   In March 1998, the AICPA issued SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires entities to capitalize certain costs related to internal-use software once certain criteria have been met. The Company expects that the adoption of SOP 98-1 will not have a material impact on its financial position or results of operations. The Company will adopt SOP 98-1 for its fiscal year beginning July 1, 2000.

   In April 1998, the AICPA issued SOP 98-5, Reporting on the Costs of Start-up Activities. SOP 98-5 requires that all start-up costs related to new operations be expensed as incurred. In addition, all start-up costs that were capitalized in the past must be written off when SOP 98-5 is adopted. The Company expects that the adoption of SOP 98-5 will not have a material impact on its financial position or results of operations. The Company will be required to implement SOP 98-5 for its fiscal year beginning July 1, 2000.

   In June 1998, the FASB issued SFAS 133, Accounting for Derivative Instruments and Hedging Activities. SFAS 133 establishes methods for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. Because the Company does not currently hold any derivative instruments and does not engage in hedging activities, it expects that the adoption of SFAS 133 will not have a material impact on its financial position or results of operations. The Company will adopt SFAS 133 for its fiscal year beginning July 1, 2000.

2. Note Receivable From Shareholder

   At June 30, 1997, the Company held a note receivable of $350,000 from a shareholder which earned interest at 6% per year. The promissory note and all remaining accrued interest were collected on July 28, 1997. The Company recognized interest income of approximately $15,000 and $3,000 for the periods ended June 30, 1997 and June 30, 1998, respectively.

3. Technology Acquisitions

   On September 4, 1996, the Company acquired various assets and liabilities from a related party through the issuance of 1,697,082 shares of Series A Preferred Stock. The related party was a company wholly-owned by a brother of the individual then serving as the Company's president. The related party had approximately a 4% ownership interest in the Company prior to the transaction. The most significant asset acquired was a developed software product which had reached technological feasibility. Accordingly, the assets acquired and liabilities assumed were recorded at their fair values as follows (in thousands):

      Property and equipment.............................................. $113
      Acquired technology.................................................  515
      Other assets........................................................   37
                                                                           ----
      Total assets acquired...............................................  665
      Notes payable.......................................................  175
      Other liabilities...................................................  141
                                                                           ----
      Total liabilities assumed...........................................  316
                                                                           ----
      Net assets acquired................................................. $349
                                                                           ====

                        MISSION CRITICAL SOFTWARE, INC.

   On June 27, 1997, the Company purchased in-process research and development for $2,625,000, consisting of cash of $100,000, issuance of a note payable in the principal amount of $2,450,000, other direct costs of $75,000 and a warrant to purchase 333,333 shares of the Company's common stock at $1.50 per share. The warrant may be exercised at any time up until June 26, 2007. No value was assigned to the warrant in determining the total purchase price since the estimated fair value of the warrant at the purchase date was insignificant, as determined using the Black-Scholes Model with a volatility factor of .6, a risk-free interest rate of 6%, a dividend yield of 0%, an expected life of 3 years and a fair value of the Company's common stock at the time of the transaction of $.50 per share. The Company allocated $1,050,000 to acquired technology which was capitalized and the remaining $1,575,000 was allocated to acquired in-process research and development. See Note 10 for further discussion of Acquired In-Process Research and Development.

4. Property and Equipment

   Property and equipment consisted of the following (in thousands):

                                                       Estimated
                                                        Useful     June 30,
                                                        Life in  --------------
                                                         Years    1998    1999
                                                       --------- ------  ------
Computer software and equipment.......................      3    $1,427  $2,620
Furniture and fixtures................................      7        84     185
Leasehold improvements................................      5       152     191
Office and telephone equipment........................      5       118     125
                                                                 ------  ------
                                                                  1,781   3,121
Accumulated depreciation and amortization.............             (582) (1,073)
                                                                 ------  ------
Property and equipment, net...........................           $1,199  $2,048
                                                                 ======  ======

5. Accrued Liabilities

   Accrued liabilities are summarized as follows (in thousands):

                                                                    June 30,
                                                                  -------------
                                                                   1998   1999
                                                                  ------ ------
Accrued sales and use and other taxes............................ $  424 $  756
Accrued compensation and related cost............................  1,080  1,411
Accrued abandoned lease cost.....................................     --  1,034
Other accrued expenses...........................................    650  2,228
                                                                  ------ ------
                                                                  $2,154 $5,429
                                                                  ====== ======

                        MISSION CRITICAL SOFTWARE, INC.

6. Indebtedness

   Indebtedness consists of the following (in thousands):

                                                                    June 30,
                                                                   ------------
                                                                   1998   1999
                                                                   -----  -----
Revolving line of credit facility with a bank ($3,000 and $3,000, respectively) which matures in January 2000, interest payable monthly at prime (7.75% at June 30, 1999) collateralized by all assets of the Company...........................................  $ 275  $  --
Note payable to a bank, monthly principal installment of $21, interest payable monthly at prime (7.75% at June 30, 1999), maturing in September 2000, collateralized by all assets of the
 Company.........................................................    579    322
Note payable to a finance company, monthly principal and interest of $1, interest rate of 13%, maturing in November 2001, collat-
 eralized by certain
 equipment.......................................................     34     24
                                                                   -----  -----
                                                                     888    346
Less current maturities..........................................   (536)  (265)
                                                                   -----  -----
                                                                   $ 352  $  81
                                                                   =====  =====

   The revolving line of credit facility subjects the Company to certain restrictive and financial covenants including limitations of dividends and maintenance of certain financial ratios. The Company was in compliance with all the restrictive and financial covenants at June 30, 1999.

   Future principal payments of indebtedness for the fiscal years ending June 30 are as follows (in thousands):

      2000................................................................. $265
      2001.................................................................   76
      2002.................................................................    5
                                                                            ----
                                                                            $346
                                                                            ====

   Total interest paid for the periods ended June 30, 1997, June 30, 1998, and June 30, 1999 was $6,000, $59,000 and $50,000, respectively.

   As described in Note 3, the Company issued a note payable in the principal amount of $2,450,000 to finance the purchase of in-process research and development. The note bore interest at 10.5% per year and matured on December 31, 1997. The Company retired the note on July 11, 1997.

7. Income Taxes

   At June 30, 1999, the Company had net operating loss carryforwards of approximately $2.4 million available to offset future taxable income and which begin expiring in 2012, if not utilized. Special limitations exist under the tax law related to cumulative changes in ownership that may restrict the utilization of the regular tax net operating loss carryforwards.

                        MISSION CRITICAL SOFTWARE, INC.

   The components of deferred taxes were as follows (in thousands):

                                                                  June 30,
                                                               ----------------
                                                                1998     1999
                                                               -------  -------
      Acquired in-process technology.......................... $   389  $   195
      Net operating loss carryforward.........................   1,263      890
      Accrued liabilities.....................................     324      457
      Allowance for doubtful accounts.........................      55      146
                                                               -------  -------
      Gross deferred tax assets...............................   2,031    1,688
      Purchased software costs................................     (99)     (84)
      Property and equipment..................................     (11)     (34)
                                                               -------  -------
      Gross deferred tax liabilities..........................    (110)    (118)
      Valuation allowance.....................................  (1,921)  (1,570)
                                                               -------  -------
      Net deferred tax asset.................................. $    --  $    --
                                                               =======  =======

   A valuation allowance has been recorded to completely offset the carrying value of the deferred tax asset due to the uncertainty surrounding its realization, including a lack of earnings history and the variability of operating results. The valuation allowance was increased by $828,000 during the period ended June 30, 1998 and decreased by $351,000 for the period ended
 June 30, 1999.

   The difference between the Company's effective tax rate and the statutory rate of 34% was as follows:

                                                              Year Ended
                                                               June 30,
                                                            ------------------
                                                            1997   1998   1999
                                                            ----   ----   ----
      Statutory tax rate................................... (34)%  (34)%   34 %
      State taxes, net of federal benefit..................  (3)    (3)     4
      Nondeductible expenses...............................   1      1     10
      Amortization of deferred stock compensation .........  --     --     44
      Valuation allowance..................................  31     36    (92)
                                                            ---    ---    ---
                                                             (5)%   -- %   -- %
                                                            ===    ===    ===

   In connection with the acquisition of various assets and liabilities from a related party on September 4, 1996 (see Note 3), the Company recorded a deferred tax liability of approximately $175,000 for the tax effect of the difference in the recorded basis for book and tax purposes. Consequently, during the period ended June 30, 1997, the Company was able to recognize a $175,000 tax benefit for deferred tax assets generated subsequent to the acquisition to the extent of such deferred tax liability.

8. Redeemable Convertible Preferred Stock

   On September 4, 1996, the Company's board of directors authorized the issuance of 1,818,650 shares of Series A Redeemable Convertible Preferred Stock (Series A Preferred Stock), $.001 par value, of which 121,568 shares were issued to a member of the board of directors as satisfaction of a note payable to the board member in the principal amount of $25,000, and 1,697,082 shares were issued to a related party in exchange for assets and liabilities as described in Note 3.

                        MISSION CRITICAL SOFTWARE, INC.

   On July 2, 1997, the Company entered into an agreement to redeem 950,000 shares of Series A Preferred Stock at $3 per share in cash for a total redemption price of $2,850,000. The excess of the redemption price over the carrying amount of the redeemed shares of preferred stock, in the amount of $2,655,000, has been subtracted from net loss to arrive at net loss applicable to common stockholders. The redeemed shares were subsequently canceled.

   On September 4, 1996, the Company's board of directors authorized the issuance of 2,650,000 shares of Series B Redeemable Convertible Preferred Stock (Series B Preferred Stock), $.001 par value, of which 150,000 shares were issued as satisfaction of a note payable in the principal amount of $150,000, and 2,500,000 shares were issued for cash of $2,475,000, net of issuance costs of $25,000.

   On July 2, 1997, the Company sold 3,450,000 shares of Series C Redeemable Convertible Preferred Stock (Series C Preferred Stock) at $3 per share, resulting in cash proceeds of $10,300,000, after issuance costs of approximately $50,000. The Company received $165,000 prior to June 30, 1997, as a cash subscription to 55,000 shares of the stock issued.

   Series A, B and C Preferred Stock (the "Preferred Stock") are convertible into shares of common stock at the option of the holder or in the event the Company completes an initial public offering of common stock. The conversion rate is initially one to one and is subject to adjustment if the Company issues additional shares of common stock.

   The holders of the Preferred Stock are entitled to vote upon any matter submitted to the common stockholders for a vote as though the common stock and the Preferred Stock constituted a single class of stock. The holders of Preferred Stock have the number of votes per share which equals the number of shares of common stock into which each such share of preferred stock held by such holder is then convertible.

   The holders of the Preferred Stock are entitled to receive, when and as declared by the board of directors, cumulative dividends at the annual rate of $.01645, $.08 and $.24 per share for Series A, B and C, respectively. Such dividends accrue on a quarterly basis commencing with the first calendar quarter ending after the issuance of the preferred stock. No dividends were declared or paid on the Company's preferred stock during the periods ended June 30, 1997, 1998 or 1999, and dividends in arrears totaled $181,000, $1,240,000 and $2,299,000 as of June 30, 1997, 1998 and 1999, respectively.

   On July 2, 2002, the Company is required to redeem all outstanding shares of Series A, B and C Preferred Stock at a per share price of $.205647, $1 and $3 per share, respectively, plus cumulative dividends in arrears if not previously converted into common stock.

9. Stock Option Plan

   Effective March 20, 1997, the board of directors adopted the Company's 1997 Stock Option Plan. On May 21, 1999, the board of directors approved an amendment to the Company's 1997 Stock Option Plan, subject to stockholder approval. A total of 4,000,000 shares of common stock have been added to the 1997 Stock Option Plan for issuance to eligible participants under the 1997 Stock Option Plan, plus, commencing on July 1, 2000, annual increases equal to the lesser of (i) 750,000 shares, (ii) 5% of the outstanding common shares on the last day of the prior fiscal year or (iii) such amount as determined by the board of directors. The number of shares of common stock authorized under the 1997 Stock Option Plan at June 30, 1999 was 8,795,000. Options generally have a ten year term and generally vest over four years. The types of awards that may be made under the 1997 Stock Option Plan are incentive and nonqualified options to purchase shares of common stock. The exercise price for incentive stock options may not be less than 100% of the fair market value of the Company's common stock on the date of grant or 85% of fair market value for nonstatutory options. In the event of a

                        MISSION CRITICAL SOFTWARE, INC.

change in control of the Company, an option or award under the 1997 Stock Option Plan will become fully exercisable and fully vested if the option or award is not assumed by the surviving corporation or the surviving corporation does not substitute comparable awards for the awards granted under the 1997 Stock Option Plan.

   Additionally, in January 1998, in connection with an employment agreement, the Company granted a warrant to purchase 100,000 shares of the Company's Common Stock at an exercise price of $1 per share. No amount was allocated to the value of the warrant as the amount was not significant (as determined using the Black-Scholes model with a volatility factor of .6, a risk-free interest rate of 6%, a dividend yield of 0%, an expected life of 3 years and a fair value of the Company's common stock at the time of the transaction of $.50 per share).

1999 Director Option Plan

   On May 21, 1999, the board of directors approved the adoption of the Company's 1999 Director Option Plan, subject to the closing of the Offering. A total of 250,000 shares of common stock have been reserved for issuance to non-employee members of the board of directors, plus, commencing on July 1, 2000, annual increases equal to the lesser of (i) 250,000 shares, (ii) 2% of the outstanding common shares on the last day of the prior fiscal year or (iii) such amount as determined by the board of directors.

   In connection with the grant of certain stock options to employees through June 30, 1999, the Company recorded deferred stock compensation of $2,372,000 for the aggregate differences between the exercise prices of options at their date of grant and the deemed fair value for accounting purposes of the common stock subject to such options. The amortization of deferred compensation cost of $493,000 for the fiscal year ended June 30, 1999 relates to options awarded to employees in all operating expense categories. This amount has not been separately allocated to these categories.

   In April and May 1999, three individuals resigned as members of the Board of Directors and entered into consulting agreements with the Company. The consulting agreements allow the individuals to continue to vest in their stock options in accordance with their original terms during the period of the consulting agreements, which range in length from one to two years. The Company has accounted for this event as a new measurement date for the effected stock options and recorded a deferred compensation charge of $475,000 (as determined by the Black-Scholes model using a volatility factor of .5, a risk-free interest rate of 5.75%, a dividend yield of 0%, an expected life of 1 and 2 years and a fair value of the Company's common stock at the time of the transaction of $14 and $15 per share for the months of April and May 1999, respectively). The amortization of this charge for the period ended June 30, 1999 was approximately $39,000.

                        MISSION CRITICAL SOFTWARE, INC.

   The following table summarizes activity under the stock option plan for the periods ended June 30, 1999:

                                                          Weighted
                                                          Average    Range of
                                                          Exercise   Exercise
                                                Options    Price      Prices
                                               ---------  -------- ------------
  Options granted............................. 1,495,000   $0.50   $       0.50
  Options forfeited...........................   (64,000)   0.50           0.50
  Options exercised...........................        --      --             --
                                               ---------   -----   ------------
Options outstanding, June 30, 1997............ 1,431,000    0.50           0.50
  Options granted............................. 2,361,934    0.50           0.50
  Options forfeited...........................  (266,502)   0.50           0.50
  Options exercised...........................   (53,621)   0.50           0.50
                                               ---------   -----   ------------
Options outstanding, June 30, 1998............ 3,472,811    0.50           0.50
  Options granted............................. 2,131,510    9.59     2.50-15.00
  Options forfeited...........................  (247,401)   0.65     0.50-12.50
  Options exercised...........................  (822,540)   0.50           0.50
                                               ---------   -----   ------------
Options outstanding, June 30, 1999............ 4,534,380   $4.77   $0.50-$15.00
                                               =========   =====   ============
Exercisable at:
  June 30, 1997...............................        --   $  --
                                               =========   =====
  June 30, 1998...............................   338,620   $0.50
                                               =========   =====
  June 30, 1999...............................   560,796   $0.50
                                               =========   =====

   The following tables summarize information concerning outstanding options as of June 30, 1999:

                Options Outstanding                     Options Exercisable
----------------------------------------------------- ------------------------
Range of            Weighted-Average
Exercise               Remaining     Weighted-Average         Weighted-Average
 Prices    Number   Contractual Life  Exercise Price  Number   Exercise Price
--------  --------- ---------------- ---------------- ------- ----------------
$  0.50   2,415,370    8.4 years          $ 0.50      560,796      $0.50
$ 2.50-
 3.00       792,510    9.3 years          $ 2.64           --         --
$12.00-
  15.00   1,326,500    9.9 years          $13.79           --         --
          ---------
          4,534,380
          =========

                                                               For the period
                                                               ended June 30,
                                                              ----------------
                                                              1997 1998  1999
                                                              ---- ----- -----
Weighted-average deemed fair value of stock options granted
 during the year:
  Exercise price equal to fair value of stock on date of
   grant..................................................... $--  $0.18 $4.66
  Exercise price less than fair value of stock on date of
   grant.....................................................  --     --  2.42

   The fair value of stock based compensation was calculated in accordance with SFAS 123, Accounting for Stock-Based Compensation, utilizing the minimum value option pricing model with the following assumptions:

                                                                  For the period
                                                                  ended June 30,
                                                                  --------------
                                                                  1997 1998 1999
                                                                  ---- ---- ----
      Expected life (in years)...................................  8    8    8
      Risk free interest rate.................................... 5.0% 5.8% 5.5%
      Volatility.................................................  0%   0%   0%
      Dividend yield.............................................  0%   0%   0%

                        MISSION CRITICAL SOFTWARE, INC.

   The Company's pro-forma stock based compensation is as follows (in thousands):

                                                     For the period ended
                                                           June 30,
                                                    -------------------------
                                                     1997     1998     1999
                                                    -------  -------  -------
      Pro-forma stock based compensation expense... $    --  $    60  $ 1,433
      Pro-forma net loss applicable to common
       stockholders................................ $(3,504) $(6,090) $(2,111)
      Pro-forma basic and diluted net loss per
       share....................................... $ (1.44) $ (2.50) $ (0.80)

   Because options vest over several years and additional option grants are expected, the above pro-forma effects of FAS 123 are not likely to be representative of the effects of reported net income (loss) for future periods.

1999 Employee Stock Purchase Plan

   On May 21, 1999, the board of directors approved the adoption of the Company's 1999 Employee Stock Purchase Plan (the "1999 Purchase Plan"), subject to the closing of the Offering. A total of 600,000 shares of common stock has been reserved for issuance under the 1999 Purchase Plan, plus, commencing on July 1, 2000, annual increases equal to the lesser of (i) 500,000 shares, (ii) 4% of the outstanding common shares on the last day of the prior fiscal year or
(iii) such amount as determined by the board of directors. The 1999 Purchase Plan permits eligible employees to acquire shares of the Company's common stock through periodic payroll deductions, which may not exceed the lesser of 15% of an employee's compensation or $25,000, where compensation is defined on Form W-
2. Each offering period will have a maximum duration of 24 months, comprising four purchase periods of six months each. The price at which the common stock may be purchased is 85% of the lesser of the fair market value of the Company's common stock on the first day of the applicable offering period or on the last day of the respective purchase period. The initial offering period will commence on the effectiveness of the initial public offering and will end on July 31, 2001.

10. Acquired In-Process Research and Development


   In June 1997, the Company acquired from Serverware, Ltd. in-process research and development for $2.7 million consisting of cash of $100,000, a $2.5 million note payable, a warrant to purchase 333,333 shares of common stock at an exercise price of $1.50 per share and $75,000 of direct costs incurred. No value was allocated to the warrant as such amount was not significant.

   The Company intended to utilize the acquired in-process research and development to develop an event management product for Windows NT that it did not possess at the time. In order to capitalize on the event management market, the Company intended to complete the in-process research and development as quickly as possible and sell and market that product under the name SeNTry. From the date of acquisition to June 30, 1998, the Company expended approximately 80 person months, or approximately $800,000, to complete and enhance the in-process research and development. In June 1998, the Company completed SeNTry, which represented the first completed and enhanced version of the acquired technology. The Company then began internal development of an entirely new event management product, OnePoint Event Manager, the design of which was to be more consistent with its long-term product strategy.

   A significant amount of uncertainty existed surrounding the successful development and completion of the research and development acquired, which was estimated to be 70% complete at the date of the acquisition. This was the Company's first attempt to develop event management technology. The Company was uncertain of its ability to complete the development of a new product within a timeframe acceptable to the market and ahead of competitors. The in-process research and development effort, at the time of purchase, had not reached

                        MISSION CRITICAL SOFTWARE, INC.

technological feasibility as it lacked many key elements including: standardized implementation capabilities, a scalable and extensible architecture, enhanced user interfaces, broad functionality and extensive reporting capabilities.

   The Company assigned a value to the in-process research and development of $1.5 million and to the core technology of $1.1 million based on a discounted cash flow model. The Company based the cash flow projections for revenue on the projected incremental increase in revenue that it expected to receive from the completed acquired in-process research and development. Revenue derived from the completed in-process research and development was expected to commence after completion of the SeNTry product. The Company expected revenue from the in-process research and development to continue until the release of OnePoint Event Manager, which was expected to be released in fiscal 2000. The Company deducted estimated operating expenses and income taxes from estimated revenue to arrive at estimated after-tax cash flows. Projected operating expenses included: cost of revenue and general and administrative, customer support and sales and marketing expenses. The Company estimated operating expenses as a percentage of revenue and based such estimates primarily on projections it prepared.

   The cash flow projections attributable to the core technology included 50% of the net income before tax expense anticipated to be generated from the completed in-process technology and 15% from the net income before tax expense anticipated to be generated from OnePoint Event Manager, an entirely new and internally developed product. Revenue derived from OnePoint Event Manager was estimated through 2004. The Company deducted estimated operating expenses and income taxes from estimated revenue to arrive at estimated after-tax cash flows. Projected operating expenses included: cost of revenue and general and administrative, customer support and sales and marketing expenses. The Company estimated operating expenses as a percentage of revenue and based such estimates primarily on projections it prepared.

   The rate used to discount the net cash flows to present value was based on the weighted average cost of capital ("WACC"). The Company used a discount rate of 35% for valuing the in-process research and development and 25% for the core technology. These discount rates are higher than the implied WACC due to the inherent uncertainties surrounding the successful development of the acquired in-process research and development, the useful life of such in-process research and development, the profitability levels of such in-process research and development, and the uncertainty of technological advances that were unknown at the time.

11. Employee Benefit Plan

   The Company sponsors a defined contribution 401(k) plan to provide substantially all U.S. employees an opportunity to accumulate personal funds for their retirement. Under the terms of the plan, employees may make pre-tax contributions to the plan of up to 20% of their annual salary, subject to annual limitations imposed by the Internal Revenue Code. The Company, in the sole discretion of the board of directors, may make contributions to the plan. The Company made no contributions to the plan during the periods ended June 30, 1997, 1998 and 1999.

                        MISSION CRITICAL SOFTWARE, INC.

12. Commitments and Contingencies

   The Company has entered into certain noncancelable operating leases for office space with terms through year 2005. Rent expense totaled $104,000, $434,000 and $570,000 for the periods ended June 30, 1997, 1998 and 1999, respectively. Remaining future minimum lease commitments (including $402,000 and $511,000 in 2000 and 2001, respectively, for payments required pertaining to the lease abandonment discussed below) related to these lease agreements for the years ended June 30 are as follows (in thousands):

      2000............................................................... $1,018
      2001...............................................................  1,503
      2002...............................................................  1,044
      2003...............................................................  1,065
      2004 and thereafter................................................  1,245
                                                                          ------
                                                                          $5,875
                                                                          ======

   In February 1999, the board of directors approved the relocation of the Company's corporate offices. As a result, the Company gave notification of its intent to abandon the related office space lease effective August 1, 1999 in accordance with a cancellation option in the lease agreement. During the period ended March 31, 1999, the Company recorded a nonrecurring charge of $1,034,000 for lease abandonment, which represents the required payment for cancellation of the lease.

   The Company is subject to litigation claims and assessments arising in the ordinary course of business. In the opinion of management, the ultimate outcome of these claims is not expected to have a material adverse effect on the financial statements.

13. Segments of Business and Geographic Area Information

   The Company considers its business activities to constitute a single segment. The Company determined that it operates in a single segment based upon management's decision to organize and operate the Company based its total product suite rather than around differences in products and services. Also, the Company has not organized its business by geographic areas. A summary of the Company's operations by geographic area follows (in thousands):

                                                         Periods ended June 30,
                                                         ----------------------
                                                          1997   1998    1999
                                                         ------ ------- -------
Revenue:
  Domestic customers.................................... $3,593 $11,997 $19,465
  Customers outside North America.......................    674   2,379   5,362
                                                         ------ ------- -------
                                                         $4,267 $14,376 $24,827
                                                         ====== ======= =======

14. Stock Offering

   In August 1999, the Company issued 3,312,500 shares of its common stock in connection with its initial public offering at a per share price of $16.00 per share. Immediately prior to the closing of the offering, all outstanding shares of redeemable convertible preferred stock were converted to 6,968,650 shares of common stock.

                        MISSION CRITICAL SOFTWARE, INC.

                            CONDENSED BALANCE SHEETS
                       (In thousands, except share data)

                                                           June
                                                            30,    December 31,
                                                           1999        1999
                                                          -------  ------------
                                                                   (Unaudited)
                         ASSETS
                         ------
Current assets:
  Cash and cash equivalents.............................  $11,031    $178,705
  Receivables, net......................................    3,299       3,771
  Other current assets..................................      758         611
                                                          -------    --------
    Total current assets................................   15,088     183,087
Property and equipment, net.............................    2,048       3,780
Acquired technology, net................................      607         463
Other assets............................................       43          50
                                                          -------    --------
    Total assets........................................  $17,786    $187,380
                                                          =======    ========

     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
     ----------------------------------------------
Current liabilities:
  Accounts payable......................................  $   918    $  1,180
  Accrued liabilities...................................    5,429       6,594
  Short-term borrowings.................................      265         197
  Deferred revenue......................................    4,300       6,800
                                                          -------    --------
    Total current liabilities...........................   10,912      14,771
Deferred revenue, less current portion..................      838         265
Long-term notes payable, less current maturities........       81
                                                          -------    --------
    Total liabilities...................................   11,831      15,036
Redeemable convertible preferred stock, Series A, $0.001
 par value, 868,650 and no shares authorized and
 outstanding, respectively..............................      179         --
Redeemable convertible preferred stock, Series B, $0.001
 par value, 2,650,000 and no shares authorized and
 outstanding respectively...............................    2,650         --
Redeemable convertible preferred stock, Series C, $0.001
 par value, 3,450,000 and no shares authorized and
 outstanding, respectively..............................   10,350         --

             STOCKHOLDERS' EQUITY (DEFICIT)
             ------------------------------
Preferred Stock, $0.001 par value, 5,000,000 shares
 authorized, no shares issued or outstanding............
Common stock, $0.001 par value, 50,000,000 shares
 authorized, 3,307,511 and 16,470,277 shares
 outstanding, respectively..............................        3          16
Additional paid-in capital..............................    3,290     179,317
Deferred stock compensation.............................   (2,315)     (1,359)
Accumulated deficit.....................................   (8,202)     (5,630)
                                                          -------    --------
    Total stockholders' equity (deficit)................   (7,224)    172,344
                                                          -------    --------
    Total liabilities and stockholders' equity
     (deficit)..........................................  $17,786    $187,380
                                                          =======    ========

   The accompanying notes are an integral part of these financial statements.

                        MISSION CRITICAL SOFTWARE, INC.

                            STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)

                                                               Six Months
                                        Three Months Ended   Ended December
                                           December 31,            31,
                                        -------------------  ----------------
                                          1998      1999      1998     1999
                                        --------- ---------  -------  -------
                                           (Unaudited)         (Unaudited)
Revenue:
  License.............................. $  4,744  $   8,521  $ 8,796  $15,963
  Maintenance..........................      760      1,921    1,373    3,499
                                        --------  ---------  -------  -------
    Total revenues.....................    5,504     10,442   10,169   19,462
                                        --------  ---------  -------  -------
Cost of revenue:
  Cost of license......................       96         61      192      151
  Cost of maintenance..................      215        346      441      602
                                        --------  ---------  -------  -------
    Total cost of revenue..............      311        407      633      753
                                        --------  ---------  -------  -------
Gross margin...........................    5,193     10,035    9,536   18,709
                                        --------  ---------  -------  -------
Operating expenses:
  Sales and marketing..................    2,912      5,601    5,391   10,375
  Research and development.............    1,418      2,422    2,641    4,583
  General and administrative...........      621      1,007    1,197    1,965
  Amortization of deferred stock
   compensation........................       46        231       78      521
                                        --------  ---------  -------  -------
  Abandoned lease recovery.............                                  (295)
    Total operating expenses...........    4,997      9,261    9,307   17,149
                                        --------  ---------  -------  -------
Operating income.......................      196        774      229    1,560
                                        --------  ---------  -------  -------
Interest income........................       92      1,056      150    1,476
Interest expense.......................      (13)        (4)     (32)    (13)
Other income, net......................        1          3        5        4
                                        --------  ---------  -------  -------
Income before income taxes.............      276      1,829      352    3,027
Income tax expense.....................                 275               455
                                        --------  ---------  -------  -------
Net income.............................      276      1,554      352    2,572
Increase in dividends in arrears on
 redeemable convertible preferred
 stock.................................     (264)        --     (528)      --
                                        --------  ---------  -------  -------
Net income (loss) applicable to common
 stockholders.......................... $     12  $   1,554  $  (176) $ 2,572
                                        ========  =========  =======  =======
Earnings (loss) per common share:
  Basic................................ $   0.00  $    0.10  $ (0.07) $  0.20
  Diluted.............................. $   0.00  $    0.08  $ (0.07) $  0.15

   The accompanying notes are an integral part of these financial statements.

                        MISSION CRITICAL SOFTWARE, INC.

                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                  (Unaudited)
                       (In thousands, except share data)

                            Common Stock    Additional   Deferred
                          -----------------  Paid-In      Stock     Accumulated
                            Number   Amount  Capital   Compensation   Deficit    Total
                          ---------- ------ ---------- ------------ ----------- --------
Balance at June 30,
 1999...................   3,307,511  $ 3    $  3,290    $(2,315)     $(8,202)  $ (7,224)
Amortization of deferred
 stock compensation.....          --   --          --        956           --        956
Common stock issued upon
 exercise of stock
 options including tax
 benefit................     538,283    1       1,212         --           --      1,213
Common stock issued upon
 exercise of stock
 warrants...............     243,333   --         316         --           --        316
Common stock issued in
 initial public
 offering, net..........   3,312,500    3      47,486         --           --     47,489
Conversion of preferred
 stock..................   6,968,650    7      13,172         --           --     13,179
Common stock issued in
 secondary offering,
 net....................   2,100,000    2     113,841         --           --    113,843
Net income..............          --   --          --         --        2,572      2,572
                          ----------  ---    --------    -------      -------   --------
Balance at December 31,
 1999...................  16,470,277  $16    $179,317    $(1,359)     $(5,630)  $172,344
                          ==========  ===    ========    =======      =======   ========


   The accompanying notes are an integral part of these financial statements.

                        MISSION CRITICAL SOFTWARE, INC.

                            STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                Six Months
                                                              Ended December
                                                                    31,
                                                              ----------------
                                                               1998     1999
                                                              ------  --------
                                                                (Unaudited)
Cash flows from operating activities:
  Net income................................................. $  352  $  2,572
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization............................    415       569
    Noncash compensation expense.............................     78       956
    Gain on disposal of assets...............................     (1)       --
  Changes in operating assets and liabilities:
    Accounts receivable......................................  1,427      (472)
    Prepaid and other current assets.........................     86       147
    Other assets.............................................     80        (7)
    Accounts payable.........................................     89       262
    Accrued liabilities and other............................  1,084     1,286
    Deferred revenue.........................................  1,040     1,927
                                                              ------  --------
Net cash provided by operating activities....................  4,650     7,240
Cash flows from investing activities:
  Proceeds from sale of property and equipment...............      6        27
  Purchase of property and equipment.........................   (301)   (2,305)
                                                              ------  --------
Net cash used in investing activities........................   (295)   (2,278)
Cash flows from financing activities:
  Proceeds from initial stock offering, net..................     --    47,489
  Proceeds from secondary stock offering, net................     --   113,843
  Proceeds from exercise of stock options, including related
   tax benefits..............................................    141     1,213
  Proceeds from exercise of warrants, net....................     --       316
  Payments on long-term debt.................................   (129)     (322)
  Repayment of capital lease.................................     (4)      (24)
  Proceeds from short-term borrowings........................     --       197
  Repayment of short-term borrowings.........................   (275)       --
                                                              ------  --------
Net cash provided by (used in) financing activities..........   (267)  162,712
                                                              ------  --------
Net increase in cash and cash equivalents....................  4,088   167,674
                                                              ------  --------
Beginning cash and cash equivalents..........................  4,575    11,031
                                                              ------  --------
Ending cash and cash equivalents............................. $8,663  $178,705
                                                              ======  ========

   The accompanying notes are an integral part of these financial statements.

                        MISSION CRITICAL SOFTWARE, INC.

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                               December 31, 1999
                                  (Unaudited)

1. BASIS OF PRESENTATION

   The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and in accordance with Form 10-Q and Rule 10.01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited financial statements contained in this report reflect all adjustments, consisting of only normal recurring adjustments considered necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. Operating results for interim periods are not necessarily indicative of results for the full year. These unaudited financial statements, footnote disclosures and other information should be read in conjunction with the financial statements and the notes thereto included in the Company's audited financial statements for the year ended June 30, 1999 which are included in the Company's Registration Statement on Form S-1, as amended, (Registration No. 333-89635).

2. STOCKHOLDERS' EQUITY

   In the period July 1, 1999 through December 31, 1999, options to purchase 538,283 shares of common stock at exercise prices of $0.50 to $15.00 per share were exercised. At December 31, 1999, there were options outstanding to purchase 4,161,537 shares of common stock.

   On November 10, 1999, the Company sold 2,100,000 shares of its common stock and existing stockholders of the Company sold 2,500,000 shares of common stock pursuant to a Registration Statement on Form S-1, as amended, (Registration No. 333-89635) as filed with the Securities and Exchange Commission and declared effective on November 10, 1999.

   For the periods ended December 31, 1998 and 1999, comprehensive income was the same as net income.

3. INCOME TAXES

   The provision for income tax expense for the three and six months ended December 31, 1999 was 15% of pre-tax income. The difference in the effective rate versus the statutory U.S. tax rate is primarily due to the impact of tax benefits associated with the anticipated utilization of net operating loss carryforwards during fiscal 2000. The net operating loss carryforwards begin to expire in 2012 and may be subject to various IRS code limitations.

   During the three months ended December 31, 1999, employees exercised stock options and sold the related shares generating approximately $6.0 million in tax benefits for the Company. At December 31, 1999, approximately $430,000 of the tax benefits resulting from stock option exercises and sales were realized by the Company and accordingly, the Company recorded a decrease in income taxes payable and an increase in additional paid-in capital for such amount. A full valuation allowance has been recorded for the remaining unutilized tax benefits, including net operating loss carryforwards, due to the uncertainty of the Company's ability to recognize the future benefits of such amounts.

   The Company did not record a provision for income taxes in the three or six month periods ended December 31, 1998, because it had generated net operating loss carryforwards of approximately $3.5 million since the Company's inception. A full valuation allowance was recorded due to the uncertainty of its ability to recognize the future benefits of such losses.

                        MISSION CRITICAL SOFTWARE, INC.

4. EARNINGS PER SHARE

   The Company follows the provisions of SFAS No. 128, Earnings Per Share. Basic net income (loss) per share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding, adjusted to reflect common stock equivalents, such as convertible preferred stock, stock options and warrants to purchase common stock, to the extent they are dilutive, less the number of shares that could have been repurchased with the exercise proceeds using the treasury stock method.

   The following table presents the calculation of basic and diluted net income
(loss) per share and pro forma basic and diluted net income per share (in thousands, except share and per share data):

                                 Three Months Ended        Six Months Ended
                                    December 31,             December 31,
                               ------------------------ ------------------------
                                  1998         1999        1998         1999
                               -----------  ----------- -----------  -----------
Net income...................  $       276  $     1,554 $       352  $     2,572
Increase in dividends in
 arrears on redeemable
 convertible preferred
 stock.......................         (264)          --        (528)          --
                               -----------  ----------- -----------  -----------
Net income (loss) applicable
 to common stockholders......  $        12  $     1,554 $      (176) $     2,572
                               ===========  =========== ===========  ===========
Pro forma net income
 applicable to common
 stockholders................  $       276              $       352
                               ===========              ===========
Shares used in computing:
Basic net income (loss) per
 share.......................    2,678,188   15,277,509   2,613,963   12,658,534
                               ===========  =========== ===========  ===========
Diluted net income (loss) per
 share.......................    5,315,190   18,856,716   2,613,963   17,381,989
                               ===========  =========== ===========  ===========
Pro forma basic net income
 per share...................    9,646,838                9,582,613
                               ===========              ===========
Pro forma diluted net income
 per share...................   12,283,840               12,382,936
                               ===========              ===========
Computation of:
  Basic net income (loss) per
   share applicable to common
   stockholders..............  $      0.00  $      0.10 $     (0.07) $      0.20
                               ===========  =========== ===========  ===========
  Diluted net income (loss)
   per share applicable to
   common stockholders.......  $      0.00  $      0.08 $     (0.07) $      0.15
                               ===========  =========== ===========  ===========
  Pro forma basic net income
   per share.................  $      0.03              $      0.04
                               ===========              ===========
  Pro forma diluted net
   income per share..........  $      0.02              $      0.03
                               ===========              ===========

   The Company's historical capital structure is not indicative of its prospective structure due to the automatic conversion of all shares of redeemable convertible preferred stock into common stock concurrent with the closing of the Company's initial public offering in August 1999. Accordingly, a pro forma calculation for the three and six month periods ended December 31, 1998 assuming the conversion of all outstanding shares of redeemable convertible preferred stock into common stock upon the Company's initial public offering using the if-converted method from their respective dates of issuance is presented.

                        MISSION CRITICAL SOFTWARE, INC.

5. SEGMENT REPORTING

   Effective July 1, 1998, the Company adopted SFAS No. 131 Disclosures About Segments of an Enterprise and Related Information. The adoption of SFAS 131 did not have a significant effect on the disclosure of segment information as the Company continues to consider its business activities to be in a single segment.

6. LITIGATION

   The Company received correspondence from Commerce Funding Corporation, one of its stockholders, alleging that the Company failed to give it proper notice of its right of first refusal with respect to the proposed resale of 250,000 shares of its common stock by two of its stockholders. The Company filed a petition on July 1, 1999 seeking a declaratory judgment that the Company had no liability with respect to Commerce Funding Corporation's claims. On August 2, 1999, the Company, its Chief Executive Officer and Chief Financial Officer were named as defendants in a complaint filed by Commerce Funding Corporation. On December 8, 1999, the parties to these actions entered into a Settlement Agreement and resolved all claims against each other. Total litigation costs to the Company were approximately $250,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of Ganymede Software Inc.

   In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Ganymede Software Inc. at March 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          /s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
May 12, 1999, except as to Note 10,
which is as of March 9, 2000

                             GANYMEDE SOFTWARE INC.

                                 BALANCE SHEETS

                                                   March 31,
                                             --------------------- December 31,
                                                1999       1998        1999
                                             ---------- ---------- ------------
                                                                   (Unaudited)
Assets
Current assets:
  Cash and cash equivalents................. $3,059,135 $1,377,550  $2,159,436
  Accounts receivable, net of allowance for
   uncollectible accounts and returns of
   $81,890, $51,000 and $160,000,
   respectively.............................  1,556,186    863,317   1,471,067
  Prepaid expenses and other assets.........    278,318    287,300     302,760
                                             ---------- ----------  ----------
    Total current assets....................  4,893,639  2,528,167   3,933,263
                                             ---------- ----------  ----------
Property and equipment, at cost:
  Computer and office equipment.............  1,035,527    744,120   1,253,799
  Furniture and fixtures....................    418,799    317,860     424,614
  Software..................................    393,170    244,619     411,516
  Leashold improvements.....................     25,683     25,683      36,072
                                             ---------- ----------  ----------
    Total cost..............................  1,873,179  1,332,282   2,126,001
Less accumulated depreciation and
 amortization...............................    880,917    328,018   1,349,343
                                             ---------- ----------  ----------
    Net property and equipment..............    992,262  1,004,264     776,658
                                             ---------- ----------  ----------
Other assets:
  Intangible assets, net....................     50,595     29,872      43,108
  Security deposits.........................      2,800      7,484       2,800
                                             ---------- ----------  ----------
    Total other assets......................     53,395     37,356      45,908
                                             ---------- ----------  ----------
    Total Assets............................ $5,939,296 $3,569,787  $4,755,829
                                             ========== ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                             GANYMEDE SOFTWARE INC.

                                             March 31,
                                      ------------------------   December 31,
                                         1999         1998         1999
Liabilities and Stockholders' Equity  -----------  -----------  -----------
                                                                (Unaudited)
Current liabilities:
  Accounts payable..................  $   228,462  $   422,085  $   123,135
  Accrued expenses..................      376,626      240,735      682,766
  Capital lease obligations.........        4,187       40,167        4,495
  Current portion of long-term
   debt.............................      386,218      149,985      472,843
  Deferred revenue..................    1,196,302      680,802    1,686,112
  Deferred rent.....................       14,718       11,012       17,504
  Sales tax payable.................       40,917        3,860       45,125
                                      -----------  -----------  -----------
    Total current liabilities.......    2,247,430    1,548,646    3,031,980
                                      -----------  -----------  -----------
Long-term liabilities:
  Capital lease obligations,
   excluding current portion........        8,786       12,973        5,375
  Long-term debt, excluding current
   portion..........................      650,093      299,969      509,020
  Deferred revenue..................       73,874       41,459       81,549
  Other non-current liabilities.....       34,525       63,888       21,356
                                      -----------  -----------  -----------
    Total long-term liabilities.....      767,278      418,289      617,300
                                      -----------  -----------  -----------
    Total liabilities...............    3,014,708    1,966,935    3,649,280
                                      -----------  -----------  -----------
Commitments and contingencies (Note
 6).................................           --           --           --
Stockholders' equity:
  Preferred stock, authorized
   5,000,000 shares:
    Series A convertible preferred
     stock at $.001 par value per
     share, 1,000,000 shares
     designated as Series A
     convertible preferred stock,
     656,000 shares issued and
     outstanding at March 31, 1999
     and 1998 and December 31,
     1999...........................          656          656          656
    Series B convertible preferred
     stock at $.001 par value per
     share, 1,055,300 shares
     designated as Series B
     convertible preferred stock,
     1,021,516 shares issued and
     outstanding at March 31, 1999
     and 1998 and December 31,
     1999...........................        1,022        1,022        1,022
    Series C convertible preferred
     stock at $.001 par value per
     share, 618,375 shares
     designated as Series C
     convertible preferred stock,
     604,995 shares issued and
     outstanding at March 31, 1999
     and 1998 and December 31,
     1999...........................          605          605          605
    Series D convertible preferred
     stock at $.001 par value per
     share, 1,322,663 shares
     designated as Series D
     convertible preferred stock,
     1,322,663 shares issued and
     outstanding at March 31, 1999
     and December 31, 1999..........        1,323           --        1,323
Common stock at $.001 par value per
 share, 10,000,000 shares
 authorized, 3,087,238 and 2,975,392
 shares issued and outstanding at
 March 31, 1999 and 1998,
 respectively and 3,203,566 at
 December 31, 1999..................        3,087        2,975        3,204
Additional paid-in capital..........   10,014,775    4,550,957   10,069,900
Accumulated deficit.................   (7,093,895)  (2,950,378)  (8,967,176)
                                      -----------  -----------  -----------
                                        2,927,573    1,605,837    1,109,534
Stock subscriptions receivable......       (2,985)      (2,985)      (2,985)
                                      -----------  -----------  -----------
    Total stockholders' equity......    2,924,588    1,602,852    1,106,549
                                      -----------  -----------  -----------
    Total liabilities and
     stockholders' equity...........  $ 5,939,296  $ 3,569,787  $ 4,755,829
                                      ===========  ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                             GANYMEDE SOFTWARE INC.

                            STATEMENTS OF OPERATIONS

                                  Year Ended             Nine Months Ended
                                   March 31,               December 31,
                            ------------------------  ------------------------
                               1999         1998         1999         1998
                            -----------  -----------  -----------  -----------
                                                      (Unaudited)  (Unaudited)
Revenue:
  Software................. $ 6,688,029  $ 3,704,873  $ 6,142,823  $ 4,722,819
  Services.................   1,314,060      510,403    1,764,413      894,635
                            -----------  -----------  -----------  -----------
    Total revenue..........   8,002,089    4,215,276    7,907,236    5,617,454
                            -----------  -----------  -----------  -----------
Costs and expenses:
  Cost of revenue..........     343,557      112,602      475,125      242,626
  Sales and marketing......   7,352,151    3,538,178    5,599,922    5,560,540
  Research and
   development.............   3,615,959    2,068,048    2,907,387    2,638,991
  General and
   administrative..........     919,840      503,289      805,486      675,702
                            -----------  -----------  -----------  -----------
    Total costs and
     expenses..............  12,231,507    6,222,117    9,787,920    9,117,859
                            -----------  -----------  -----------  -----------
    Loss from operations...  (4,229,418)  (2,006,841)  (1,880,684)  (3,500,405)
                            -----------  -----------  -----------  -----------
Other income (expenses):
  Interest income..........     165,754       61,428       76,890      128,547
  Interest expense.........     (79,853)     (32,923)     (69,487)     (58,618)
                            -----------  -----------  -----------  -----------
    Total other income.....      85,901       28,505        7,403       69,929
                            -----------  -----------  -----------  -----------
    Net loss............... $(4,143,517) $(1,978,336) $(1,873,281) $(3,430,476)
                            ===========  ===========  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                            GANYMEDE SOFTWARE INC.
                      STATEMENTS OF STOCKHOLDERS' EQUITY

                  For the years ended March 31, 1999 and 1998

                                        Preferred
                                          Stock          Preferred       Preferred       Preferred
                                         Series A      Stock Series B  Stock Series C  Stock Series D
                     Common Stock      Convertible      Convertible     Convertible     Convertible    Additional
                   -----------------  --------------- ---------------- -------------- ----------------   Paid-in    Accumulated
                    Shares    Amount  Shares   Amount  Shares   Amount Shares  Amount  Shares   Amount   Capital      Deficit
                   ---------  ------  -------  ------ --------- ------ ------- ------ --------- ------ -----------  -----------
Balance,
March 31, 1997...  3,000,000  $3,000  665,000   $665    623,151 $  623      --  $ --         -- $   -- $ 2,090,287  $  (972,042)
Purchase and
retirement of
common stock.....    (25,774)    (26)                                                                      (65,698)
Issuance of
common stock
through the
exercise of
options..........      1,166       1                                                                           349
Purchase and
retirement of
Series A
convertible
preferred stock..                      (9,000)    (9)                                                      (21,141)
Issuance of
Series B
convertible
preferred stock,
less $2,857 of
issuance costs...                                       289,365    290                                     676,861
Exercise of
warrants to
purchase Series B
convertible
preferred stock..                                       109,000    109                                     165,571
Issuance of
Series C
convertible
preferred stock,
less $6,803......                                                      604,995   605                     1,704,728
Net loss.........                                                                                                    (1,978,336)
                   ---------  ------  -------   ----  --------- ------ -------  ----  --------- ------ -----------  -----------
Balance, March
31, 1998.........  2,975,392   2,975  656,000    656  1,021,516  1,022 604,995   605         --     --   4,550,957   (2,950,378)
Issuance of
Series D
convertible
preferred stock,
less $35,957 of
issuance costs...                                                                     1,332,663  1,323   5,438,545
Issuance of
common stock
through the
exercise of
options..........    111,846     112                                                                        25,273
Net loss.........                                                                                                    (4,143,517)
                   ---------  ------  -------   ----  --------- ------ -------  ----  --------- ------ -----------  -----------
Balance, March
31, 1999.........  3,087,238   3,087  656,000    656  1,021,516  1,022 604,995   605  1,332,663  1,323  10,014,775   (7,093,895)
Issuance of
common stock
through the
exercise of
options
(unaudited)......    116,328     117                                                                        55,125
Net loss
(unaudited)......                                                                                                    (1,873,281)
                   ---------  ------  -------   ----  --------- ------ -------  ----  --------- ------ -----------  -----------
 Balance,
 December 31,
 1999
 (unaudited).....  3,203,566  $3,204  656,000   $656  1,021,516 $1,022 604,995  $605  1,332,663 $1,323 $10,069,900  $(8,967,176)
                   =========  ======  =======   ====  ========= ====== =======  ====  ========= ====== ===========  ===========
                       Stock         Total
                   Subscriptions Stockholders'
                    Receivable      Equity
                   ------------- -------------
Balance,
March 31, 1997...     $(2,985)    $ 1,119,548
Purchase and
retirement of
common stock.....                     (65,724)
Issuance of
common stock
through the
exercise of
options..........                         350
Purchase and
retirement of
Series A
convertible
preferred stock..                     (21,150)
Issuance of
Series B
convertible
preferred stock,
less $2,857 of
issuance costs...                     677,151
Exercise of
warrants to
purchase Series B
convertible
preferred stock..                     165,680
Issuance of
Series C
convertible
preferred stock,
less $6,803......                   1,705,333
Net loss.........                  (1,978,336)
                   ------------- -------------
Balance, March
31, 1998.........      (2,985)      1,602,852
Issuance of
Series D
convertible
preferred stock,
less $35,957 of
issuance costs...                   5,439,868
Issuance of
common stock
through the
exercise of
options..........                      25,385
Net loss.........                  (4,143,517)
                   ------------- -------------
Balance, March
31, 1999.........      (2,985)      2,924,588
Issuance of
common stock
through the
exercise of
options
(unaudited)......                      55,242
Net loss
(unaudited)......                  (1,873,281)
                   ------------- -------------
 Balance,
 December 31,
 1999
 (unaudited).....     $(2,985)    $ 1,106,545
                   ============= =============

  The accompanying notes are an integral part of these financial statements.

                             GANYMEDE SOFTWARE INC.

                            STATEMENTS OF CASH FLOWS

                                  Year Ended             Nine Months Ended
                                   March 31,               December 31,
                            ------------------------  ------------------------
                               1999         1998         1999         1998
                            -----------  -----------  -----------  -----------
                                                      (Unaudited)  (Unaudited)
Cash flows from operating
 activities:
 Net loss.................  $(4,143,517) $(1,978,336) $(1,873,281) $(3,430,476)
 Adjustments to reconcile
  net loss to net cash
  used in operating
  activities:
 Depreciation.............      552,899      256,671      468,426      410,020
 Amortization.............        9,997        8,283       10,036        5,936
 Changes in assets and
  liabilities:
  Accrued expenses........      135,891      162,367      306,140       (7,403)
  Accounts receivable.....     (692,869)    (676,752)      85,119     (454,227)
  Prepaid expenses and
   other assets...........        8,982     (170,243)     (24,442)     (60,682)
  Security deposits.......        4,684       62,949           --        3,184
  Accounts payable........     (193,623)     292,032     (105,327)    (185,144)
  Deferred revenue........      547,915      459,017      497,485      315,685
  Deferred rent...........        3,706       34,459        2,786        2,779
  Other non-current
   liabilities............      (29,363)          --      (13,169)     (10,382)
  Sales tax payable.......       37,057        3,073        4,208       49,635
                            -----------  -----------  -----------  -----------
   Net cash used in
    operating activities..   (3,758,241)  (1,546,480)    (642,019)  (3,361,075)
                            -----------  -----------  -----------  -----------
Cash flows from investing
 activities:
 Investment in intangible
  assets..................      (30,719)      (1,254)      (2,549)     (10,697)
 Purchase of property and
  equipment...............     (540,898)    (883,160)    (252,822)    (509,343)
                            -----------  -----------  -----------  -----------
   Net cash used in
    investing activities..     (571,617)    (884,414)    (255,371)    (520,040)
                            -----------  -----------  -----------  -----------
Cash flows from financing
 activities:
 Proceeds from issuance of
  stock:
 Common stock.............       25,385          350       55,242       12,550
 Series B convertible
  preferred stock, net....           --      842,831           --           --
 Series C convertible
  preferred stock, net....           --    1,705,333           --           --
 Series D convertible
  preferred stock, net....    5,439,868           --           --    5,439,868
 Payments for the
  repurchase of stock:
 Common stock.............           --      (65,724)          --           --
 Series A convertible
  preferred stock.........           --      (21,150)          --           --
 Repayment of notes
  payable to founders.....           --      (40,000)          --           --
 Proceeds from issuance of
  long-term debt..........      586,357      449,954      (54,448)     487,512
 Principal payments on
  capital lease
  obligations.............      (40,167)     (44,557)      (3,103)     (38,857)
                            -----------  -----------  -----------  -----------
   Net cash provided by
    (used in) financing
    activities............    6,011,443    2,827,037       (2,309)   5,901,073
                            -----------  -----------  -----------  -----------
   Net change in cash and
    cash equivalents......    1,681,585      396,143     (899,699)   2,019,958
Cash and cash equivalents
 at beginning of period...    1,377,550      981,407    3,059,135    1,377,550
                            -----------  -----------  -----------  -----------
Cash and cash equivalents
 at end of period.........  $ 3,059,135  $ 1,377,550  $ 2,159,436  $ 3,397,508
                            ===========  ===========  ===========  ===========
Supplemental disclosure of
 cash flow information:
 Cash paid during the
  period for interest.....  $    79,853  $    39,419  $    69,487  $    58,618
                            ===========  ===========  ===========  ===========
Supplemental schedule of
 non-cash investing and
 financing activities:
 Property and equipment
  included in accounts
  payable.................  $    10,869  $   181,132  $    13,815  $     7,025
                            ===========  ===========  ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                            GANYMEDE SOFTWARE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. Nature of Business and Summary of Significant Accounting Policies

Description of Business

   Ganymede Software Inc. (the "Company") develops, sells and supports enterprise performance management application software. The Company's first product, Chariot (R), was released in February 1996, to measure application traffic performance across network hardware and software systems. The Company"s second product, Pegasus(TM), an application for active, end-to-end network response time monitoring, was released in June 1998. The Pegasus product provides network managers a user's view of network performance and alerts network managers of performance problems as they arise.

   The Company markets its products primarily through both a direct sales force domestically and indirect channels internationally, though some sales are made through domestic indirect channels. During fiscal 1999, the Company expanded its sales organization, placing territory managers and system engineers in the field to sell directly to customers and manage indirect channels. Domestic indirect channels include systems integrators, independent sales representatives and major corporate partners. Internationally, the Company has built a distribution network by engaging established distributors in various countries throughout Europe and Asia, which are selling complementary networking products.

Unaudited Interim Financial Statements

   The financial statements as of December 31, 1999 and for the nine month periods ended December 31, 1999 and 1998 are unaudited and in the opinion of Company management reflect all adjustments, consisting of only normal recurring adjustments considered necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. Operating results for interim periods are not necessarily indicative of results for the full year.

Business Risk

   The Company faces business risks associated with developing products in a highly competitive market. The Company's success will be dependent on delivering high quality products that continue to meet its customers' needs.

Concentration of Credit Risk

   The Company's principal financial instruments subject to potential concentration of credit risk are cash and cash equivalents and accounts receivable. The Company places cash deposits with federally insured financial institutions; however, at times deposits have exceeded the amounts insured by the Federal Deposit Insurance Corporation. Although the Company does not require collateral for unpaid accounts receivable balances, the Company performs ongoing credit evaluations to reduce credit risk. The Company provided an allowance for doubtful accounts and returns of $81,890 and $51,000 at March 31, 1999 and 1998, respectively.

   Sales to international customers comprised 16% and 7% of total product sales during the years ended March 31, 1999 and 1998, respectively. Sales to a single customer did not exceed 10% of total sales in 1999 or 1998.

                             GANYMEDE SOFTWARE INC.

Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from those estimates.

Revenue Recognition

   Revenue consists primarily of fees for licenses of the Company's software products and software maintenance fees for these products. Revenues from software license sales are generally recognized upon shipment, provided that no significant obligations remain and collection of the resulting receivable is probable. Maintenance revenues from customer support and software updates are deferred and recognized ratably over the term of the maintenance period, generally one year. Revenue from customer training, technical support, and other services is recognized as the service is performed.

Cost of Revenue

   Cost of revenue includes the cost of providing software maintenance services, license fee related royalties, documentation, packaging and shipping costs.

Software Development Costs

   Direct labor costs and related payroll taxes of producing product masters incurred subsequent to establishing technological feasibility are capitalized. Those costs include coding and testing performed subsequent to establishing technological feasibility. Software production costs for computer software that is to be used as an integral part of a product or process is charged to expense until both (a) technological feasibility has been established for the software and (b) all research and development activities for the other components of the product or process have been completed. Capitalization of computer software costs is discontinued when the product is available for general release to customers. Software development costs are recorded at the lower of unamortized capitalized costs or net realizable value.

   Realization of these costs requires considerable judgment from management related to the estimated useful lives and anticipated future sales. During fiscal year 1996, the Company capitalized $6,904 of software costs that are amortized over five years. There were no software costs capitalized during fiscal year 1998 or 1999 since costs incurred subsequent to establishment of technological feasibility were not significant. Amortization of software development costs for the years ended March 31, 1999 and 1998 was $1,381 each year and is included in cost of revenue in the statements of operations.

Cash and Cash Equivalents

   For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost and the carrying amount approximates fair value.

Advertising Expenses

   Advertising expenses for the year ended March 31, 1999 and 1998 were $1,190,886 and $895,050, respectively and were expensed as incurred. Advertising expenses, as defined in SOP 93-7, include direct mail, print advertisements, tradeshows, public relations, and promotions.

                             GANYMEDE SOFTWARE INC.

Income Taxes

   Deferred income tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Property and Equipment

   Property and equipment is stated at cost and depreciated using the straight-line method over estimated useful lives, primarily three years. Expenditures for maintenance and repairs are charged to operations as incurred; major expenditures for renewals and betterments are capitalized and depreciated over their useful lives. The cost and related accumulated depreciation of property and equipment are removed from the accounts upon retirement or other disposition and any resulting gain or loss is reflected in operations

Intangible Assets

   Intangible assets are recorded at cost, net of accumulated amortization and consist primarily of patents and trademarks. Patent costs are amortized over five years beginning with the patent application date. Trademark costs are amortized over seventeen years beginning with the trademark application date.

Accounting for Stock Based Compensation

   In October 1995, the Financial Accounting Standards Board issued Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS No. 123"), which was effective for the year ended December 31, 1996. FAS No. 123 allows companies to either account for stock-based compensation under the provisions of FAS No. 123 or under the provisions of Accounting Principles Board Opinion No. 25 ("APB No. 25"). The Company accounts for its stock-based compensation in accordance with the provisions of APB No. 25; however, the Company has disclosed in Note 7 the pro forma effects as if the measurement provisions of FAS No. 123 had been adopted.

Recent Accounting Pronouncement

   In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB" 101), "Revenue Recognition," which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Management believes that the impact of SAB 101 would have no material effect on the financial position or results of operations of the Company.

2. Working Capital Line of Credit

   A $1,500,000 working capital line of credit ("Working Capital Line") was executed on October 20, 1998. Borrowings under the Working Capital Line are permitted through October 28, 1999. Accrued unpaid interest at prime plus .5% is payable monthly. All outstanding principal plus all accrued unpaid interest will be payable on October 28, 1999. Advances are secured by equipment that is being financed as described in Note 3 and accounts receivable. The Working Capital Line agreement requires the Company to comply with certain restrictive covenants, which include the maintenance of a minimum tangible net worth, quick ratio and liquidity ratio, if amounts are outstanding under this line. There were no advances under this line of credit as of March 31, 1999.

                             GANYMEDE SOFTWARE INC.

3. Accrued Expenses

   Accrued expenses are summarized as follows:

                                                    March 31,
                                                ----------------- December 31,
                                                  1999     1998       1999
                                                -------- -------- ------------
                                                                  (Unaudited)
   Accrued compensation and related costs...... $185,863 $128,692   $288,459
   Manufacturer commissions....................   44,926   68,214     96,312
   Accrued sales events........................    5,000       --     80,231
   Software update shipment costs..............   34,377       --     57,916
   Relocation expenses.........................    3,672       --     49,021
   Accounting and legal expenses...............   16,638    8,981     23,558
   Other.......................................   86,150   34,848     86,503
                                                -------- --------   --------
       Total accrued expenses.................. $376,626 $240,735   $682,000
                                                ======== ========   ========

4. Long-Term Debt

   During fiscal 1998, the Company borrowed $449,954 against a $450,000 line of credit for the purchase of equipment under a loan agreement executed on March 19, 1997 (the "Loan Agreement"). Advances were available for 90% of the base invoice amount of equipment acceptable to the bank through March 19, 1998. The unpaid principal balance of advances plus interest at prime plus 1.0%, is payable over thirty-six months beginning April 19, 1998.

   On February 28, 1998 the Loan Agreement was modified to allow for an additional $600,000 line of credit for the purchase of equipment. Advances were available for 100% of the base invoice amount of equipment acceptable to bank through December 31, 1998. The unpaid principal balance of advances plus interest at prime plus 1.0%, is payable over thirty-six months beginning January 31, 1999. During fiscal 1999, the Company borrowed $600,000 against the line of credit for the purchase of equipment.

   On December 17, 1998, the Company modified the Loan Agreement to allow for an additional $600,000 line of credit for the purchase of equipment. Advances are available for 100% of the base invoice amount of equipment approved by the bank. Up to $120,000 of the aggregate advances is allowable for the purchases of software assets. Advances are available through June 17, 1999. The unpaid principal balance of advances plus interest at prime plus 1.0%, is payable over thirty-six months beginning July 17, 1999. Advances on the loan through March 31, 1999 were $186,341. The lines of credit under the Loan Agreement are collateralized by the equipment being financed and accounts receivable and are cross-secured with the working capital line described in Note 2. Upon default of payments on any of the lines, all will be due in full. The Loan Agreement requires the Company to comply with certain restrictive covenants which include the maintenance of a minimum tangible net worth, liquidity ratio and quick ratio. The Company was in compliance with these covenants at March 31, 1999.

   Aggregate maturities of long-term debt are as follows:

   Years ending March 31,
   ----------------------
   2000.............................................................. $  386,218
   2001..............................................................    422,451
   2002..............................................................    212,114
   2003..............................................................     15,528
                                                                      ----------
                                                                      $1,036,311
                                                                      ==========

                             GANYMEDE SOFTWARE INC.

5. Retirement Plan

   During the year ended March 31, 1997, the Company adopted a 401(k) retirement plan, which allows employees to participate after certain periods of service with the Company. The Company may voluntarily contribute to the Plan a discretionary amount of matching contributions as determined by the board of directors. No company contributions have been made since the adoption of the plan.

6. Lease Commitments

   As of March 31, 1999, the Company leased office space and certain equipment under various non-cancelable operating and capital leases. Future minimum lease payments required under the operating and capital leases at March 31, 1999 are as follows:

                                                             Capital Operating
   Year ending March 31,                                     Leases    Leases
   ---------------------                                     ------- ----------
   2000..................................................... $ 5,241 $  267,397
   2001.....................................................   5,241    270,332
   2002.....................................................   4,367    276,518
   2003.....................................................      --    260,524
                                                             ------- ----------
   Total minimum lease payments.............................  14,849 $1,074,771
                                                                     ==========
   Less amount representing interest........................   1,876
                                                             -------
   Present value of capital lease obligations...............  12,973
   Less current maturity....................................   4,187
                                                             -------
   Capital lease obligations, less current maturity......... $ 8,786
                                                             =======

   As of March 31, 1999 and 1998, the Company has equipment purchased under non-cancelable capital leases with a cost of $17,520 and $148,126, respectively, and accumulated amortization of $5,110 and $95,651, respectively. Rent expense under operating leases was $248,956 and $185,774 for the years ended March 31, 1999 and 1998, respectively.

                             GANYMEDE SOFTWARE INC.

7. Income Taxes

   No provision for federal or state income taxes has been recorded as the Company has incurred net operating losses since inception.

   Significant components of the Company's deferred tax assets and liabilities at March 31, 1999 and 1998 consists of the following:

                                                            1999        1998
                                                         ----------  ----------
   Deferred tax assets:
   Domestic net operating loss carryforwards............ $2,655,712  $1,085,599
   Accounts receivable..................................     32,031      19,949
   Accrued expenses.....................................     42,452      42,216
   Research and development credit......................    301,824      42,113
   Fixed assets.........................................      8,503          --
   Other................................................         17          --
                                                         ----------  ----------
     Total deferred tax assets..........................  3,040,539   1,189,877
     Valuation allowance for deferred assets............ (3,039,504) (1,174,197)
                                                         ----------  ----------
     Deferred tax assets................................      1,035      15,680
                                                         ----------  ----------
   Deferred tax liabilities:
   Capitalized software.................................      1,035       1,575
   Fixed assets.........................................         --      14,105
                                                         ----------  ----------
     Total deferred tax liabilities.....................      1,035      15,680
                                                         ----------  ----------
     Net deferred tax asset (liability)................. $       --  $       --
                                                         ==========  ==========

   For the years ended March 31, 1999 and 1998, the Company provided a full valuation allowance against its net deferred tax assets since realization of these benefits could not be reasonably assured.

   As of March 31, 1999, the Company has federal net operating loss carryforwards of approximately $6,785,000 and state net economic loss carryforwards of approximately $6,817,000 to offset future taxable income. The federal and state loss carryforwards begin to expire in 2012. The federal net operating loss carryforwards may be subject to limitation under the rules regarding a change in stock ownership as determined by the Internal Revenue Code.

   At March 31, 1999, the Company had available approximately $302,000 of research and development credits. These credits begin to expire in 2012.

   Taxes computed at the statutory federal income tax rate of 34% are reconciled to the provision for income taxes as follows:

                                                            1999        1998
                                                         -----------  ---------
   Effective rate.......................................           0%         0%
                                                         ===========  =========
   United States Federal tax at statutory rate.......... $(1,408,796) $(672,634)
   State taxes (net of Federal benefit).................    (209,961)  (100,110)
   Change in valuation reserves.........................   1,865,307    796,931
   Research and development credit......................    (259,711)   (42,113)
   Other................................................      13,161     17,926
                                                         -----------  ---------
   Provision for income taxes........................... $        --  $      --
                                                         ===========  =========

                             GANYMEDE SOFTWARE INC.

8. Stockholders' Equity

Capital Structure

   On April 17, 1997, the Company amended its capital structure and authorized 10,000,000 shares of common stock with a par value of $.001 per share and 5,000,000 shares of preferred stock. The preferred stock includes 1,000,000 shares designated as Series A convertible preferred stock, 1,055,300 shares designated as Series B convertible preferred stock, 618,375 shares designated as Series C convertible preferred stock, and 1,328,503 Series D convertible preferred stock, all with a par value of $.001 per share. The holders of each share of common and preferred stock are entitled to voting rights. Incentive stock options vest 25% in twelve months, after the employee's hire date or the grant date for additional grants and 2.083% per month thereafter.

Common Stock

   Common stock purchased by the founders are subject to a right of first refusal in favor of the Company before they may be sold.

   Common stock purchased by the founders and directors is subject to stock subscriptions receivable.

Preferred Stock

   During the year ended March 31, 1996, the Company issued 665,000 shares of the 1,000,000 designated shares of Series A convertible preferred stock for $1.00 per share plus warrants to purchase up to 133,000 shares of common stock or those securities issued in a subsequent qualified financing at $1.52 per share. During the years ended March 31, 1998 and 1997, 109,000 and 20,000 warrants were exercised at $1.52 per share, respectively, for the purchase of Series B preferred stock, while the remaining 4,000 warrants were forfeited.

   Between December 26, 1996 and November 21, 1997, the Company issued 1,021,516 shares of the 1,055,300 designated shares of Series B convertible preferred stock. The shares issued to investors include 892,516 shares issued at $2.35 per share and 129,000 shares issued through the exercise of warrants held by Series A preferred stockholders at $1.52 per share as described in the above note.

   Between December 5, 1997 and January 21, 1998, the Company issued 604,995 shares of the 618,375 designated shares of Series C convertible preferred stock at $2.83 per share.

   On June 30, 1998, the Company issued 1,322,663 shares of the 1,328,503 designated shares of Series D convertible preferred stock, convertible into 1,654,327 shares of common, for an effective price of $3.31; however, if certain performance goals were met by the Company by September 30, 1999, the conversion rate would be changed such that the effective price per share would be $4.14. Performance goals were not met by the Company.

   The holders of Series A, B, C and D preferred stock are entitled to receive, before any amount is paid to the holders of common stock, an amount equal to initial sales price per share plus all accumulated and unpaid dividends declared by the board of directors in the event of a liquidation. Dividends on all preferred stock are non-cumulative and declared at the discretion of the board of directors.

   Each share of Series A, B, C and D preferred stock can be converted to common stock at the option of the holder. Each share together with accumulated dividends is convertible to common stock at a conversion price of one for one, subject to adjustment for certain events including the issuance of common stock at a price less than $1.00 per share.

                             GANYMEDE SOFTWARE INC.

   Each share of Series A, B, C and D preferred stock, together with accumulated dividends, is automatically converted into shares of common stock at the effective conversion rate upon closing of an underwritten public offering.

   The holders of Series C and D preferred stock have the right of first refusal to purchase newly issued stock on a pro rata basis until the date of an initial public offering. In addition, the Series A, B, C and D preferred shares are subject to a right of first refusal in favor of the Company and then major stockholders, before they can be sold.

Common Stock Options

   On June 30, 1998 the Company amended its stock option plan (the "Plan") to reserve 975,000 shares of common stock for incentive and non-statutory stock option grants to employees, directors or consultants. The option price of each grant is equal to the fair market value of the Company's common stock at the date of the grant as determined by the board of directors. Terms of the stock purchase or stock option agreements, including vesting requirements, are determined by the board of directors. The maximum term of options granted is ten years. Incentive stock options vest 25% in twelve months, after the employee's hire date or the grant date for additional grants and 2.083% per month thereafter.

   A summary of the Plan's activity is as follows:

                                                                        Weighted
                                                                        Average
                                                                        Exercise
                                                               Shares    Price
                                                              --------  --------
   Outstanding at March 31, 1997.............................  307,500   $ .11
   Granted...................................................  331,700     .69
   Exercised.................................................   (1,166)    .30
   Forfeited.................................................  (17,834)    .24
                                                              --------
   Outstanding at March 31, 1998.............................  620,200     .42
   Granted...................................................  286,800    2.68
   Exercised................................................. (111,846)    .23
   Forfeited.................................................  (81,818)   1.46
                                                              --------
   Outstanding at March 31, 1999.............................  713,336   $1.24
                                                              ========

   The weighted average fair value of options granted, as calculated under the Black-Scholes option pricing model, was $.45 for the year ended March 31, 1999. As of March 31, 1999, options for 305,797 shares were vested and 148,652 shares were available for grant after considering options exercised, respectively.

                      Options Outstanding              Options Exercisable
               -------------------------------------  -----------------------
                                         Weighted
                             Weighted     Average                   Weighted
  Range of                   Average     Remaining                  Average
  Exercise       Number      Exercise   Contractual     Number      Exercise
   Price       Outstanding    Price        Life       Exercisable    Price
  --------     -----------   --------   -----------   -----------   --------
$0.10--$0.50     426,136      $ .27     7.97 years      297,266       $.12
$2.55            238,650       2.55     9.38 years        8,531       2.55
$3.31             48,550       3.31     9.98 years           --         --
                 -------      -----                     -------       ----
                 713,336      $1.24                     305,797       $.24
                 =======      =====                     =======       ====

   Had compensation cost been recognized based on the fair value of the options at the grant date for awards under the Plan consistent with the method of FAS No. 123, the Company's net loss would have increased to

                             GANYMEDE SOFTWARE INC.

$4,154,813 and $1,983,487 for the years ended March 31, 1999 and March 31, 1998, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants.

                                                                  1999    1998
                                                                 ------- -------
   Dividend yield...............................................      0%      0%
   Expected volatility..........................................      0%      0%
   Risk-free interest rate......................................    4.8%   6.25%
   Weighted-average expected life............................... 4 years 4 years

   The Company has reserved 4,467,162 common shares as of March 31, 1999 for possible future issuance in the event that convertible preferred stock is converted and common stock options are exercised.

9. Related Party Transactions

   During the year ended March 31, 1998, the Company was party to a distribution and license agreement with Network Associates, Inc. (NAI) which was a stockholder of the Company. The agreement appoints NAI as a non-exclusive reseller. Total product sales to NAI for the year ended March 31, 1998 was $1,012,537. Accounts receivable from NAI as of March 31, 1998 was $118,033. This relationship was terminated during the year ended March 31, 1999.

10. Subsequent Event

   On February 26, 2000, the Company entered into a letter of intent to be acquired by Mission Critical Software, Inc. ("Mission Critical"). The letter of intent provides for the Company to receive 2.75 million shares of Mission Critical stock. Such transaction is to be accounted for as a purchase. One the same date, Mission Critical announced that they would merge with NetIQ, whereby Mission Critical Shareholders would receive 0.9413 shares of NetIQ common stock for each Mission Critical Common Share.

                                                                         Annex A
                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                                  NETIQ CORP.,
                            PLANET ACQUISITION CORP.
                                      AND
                         MISSION CRITICAL SOFTWARE INC.

                         Dated as of February 26, 2000

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
 ARTICLE I THE MERGER....................................................   2
    1.1  The Merger.....................................................    2
    1.2  Effective Time; Closing........................................    2
    1.3  Effect of the Merger...........................................    2
    1.4  Formation of Merger Sub; Certificate of Incorporation and
         Bylaws of Surviving Corporation................................    2
    1.5  Board of Directors; Officers...................................    2
    1.6  Headquarters...................................................    4
    1.7  Effect on Capital Stock........................................    4
    1.8  Surrender of Certificates......................................    5
    1.9  No Further Ownership Rights in MCS Common Stock................    6
    1.10 Lost, Stolen or Destroyed Certificates.........................    6
    1.11 Tax Consequences...............................................    6
    1.12 Taking of Necessary Action; Further Action.....................    6

 ARTICLE II REPRESENTATIONS AND WARRANTIES OF MCS........................   6
    2.1  Organization of MCS............................................    6
    2.2  MCS Capital Structure..........................................    7
    2.3  Obligations With Respect to Capital Stock......................    7
    2.4  Authority......................................................    7
    2.5  SEC Filings; MCS Financial Statements..........................    8
    2.6  Absence of Certain Changes or Events...........................    9
    2.7  Taxes..........................................................    9
    2.8  MCS Intellectual Property......................................   10
    2.9  Compliance; Permits; Restrictions..............................   12
    2.10 Litigation.....................................................   12
    2.11 Brokers' and Finders' Fees.....................................   12
    2.12 Employee Benefit Plans.........................................   13
    2.13 Absence of Liens and Encumbrances..............................   14
    2.14 Environmental Matters..........................................   14
    2.15 Labor Matters..................................................   15
    2.16 Agreements, Contracts and Commitments..........................   15
    2.17 Statements; Proxy Statement/Prospectus.........................   16
    2.18 Board Approval.................................................   16
    2.19 State Takeover Statutes........................................   16
    2.20 Fairness Opinion...............................................   17

 ARTICLE III REPRESENTATIONS AND WARRANTIES OF NETIQ AND MERGER SUB......  17
    3.1  Organization of NetIQ..........................................   17
    3.2  NetIQ Capital Structure........................................   17
    3.3  Obligations With Respect to Capital Stock......................   18
    3.4  Authority......................................................   18
    3.5  SEC Filings; NetIQ Financial Statements........................   19
    3.6  Absence of Certain Changes or Events...........................   19
    3.7  Taxes..........................................................   19
    3.8  NetIQ Intellectual Property....................................   20
    3.9  Compliance; Permits; Restrictions..............................   22
    3.10 Litigation.....................................................   22
    3.11 Brokers' and Finders' Fees.....................................   22
    3.12 Employee Benefit Plans.........................................   22
    3.13 Absence of Liens and Encumbrances..............................   24

    3.14 Environmental Matters..........................................   24
    3.15 Labor Matters..................................................   24
    3.16 Agreements, Contracts and Commitments..........................   24
    3.17 Statements; Proxy Statement/Prospectus.........................   25
    3.18 Board Approval.................................................   26
    3.19 State Takeover Statutes........................................   26
    3.20 Fairness Opinion...............................................   26

 ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..........................  26
    4.1  Conduct of Business............................................   26

 ARTICLE V ADDITIONAL AGREEMENTS.........................................  29
    5.1  Proxy Statement/Prospectus; Registration Statement; Other
         Filings........................................................   29
    5.2  Meetings of Stockholders.......................................   29
    5.3  Access to Information; Confidentiality.........................   31
    5.4  No Solicitation................................................   31
    5.5  Public Disclosure..............................................   34
    5.6  Legal Requirements.............................................   34
    5.7  Third Party Consents...........................................   34
    5.8  FIRPTA.........................................................   34
    5.9  Notification of Certain Matters................................   34
    5.10 Commercially Reasonable Efforts and Further Assurances.........   35
    5.11 Stock Options; Employee Stock Purchase Plans...................   35
    5.12 Form S-8.......................................................   35
    5.13 Service Credit.................................................   35
    5.14 Indemification.................................................   35
    5.15 Tax-Free Reorganization........................................   36
    5.16 Nasdaq Listing.................................................   36
    5.17 Action by Boards of Directors..................................   36
    5.18 MCS Affiliate Agreement........................................   36
    5.19 Regulatory Filings; Reasonable Efforts.........................   36
    5.20 Rights Under the LOI...........................................   36

 ARTICLE VI CONDITIONS TO THE MERGER.....................................  37
    6.1  Conditions to Obligations of Each Party to Effect the Merger...   37
    6.2  Additional Conditions to Obligations of MCS....................   37
    6.3  Additional Conditions to the Obligations of NetIQ and Merger
         Sub............................................................   38

 ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...........................  38
    7.1  Termination....................................................   38
    7.2  Notice of Termination; Effect of Termination...................   40
    7.3  Fees and Expenses..............................................   40
    7.4  Amendment......................................................   41
    7.5  Extension; Waiver..............................................   41

 ARTICLE VIII GENERAL PROVISIONS.........................................  42
    8.1  Non-Survival of Representations and Warranties.................   42
    8.2  Notices........................................................   42
    8.3  Interpretation; Knowledge......................................   43
    8.4  Counterparts...................................................   43
    8.5  Entire Agreement...............................................   43
    8.6  Severability...................................................   43
    8.7  Other Remedies; Specific Performance...........................   43
    8.8  Governing Law..................................................   44
    8.9  Rules of Construction..........................................   44
    8.10 Assignment.....................................................   44
    8.11 WAIVER OF JURY TRIAL...........................................   44

                               INDEX OF EXHIBITS

 Exhibit A  NetIQ Stock Option Agreement

 Exhibit B  MCS Stock Option Agreement

 Exhibit C  NetIQ Voting Agreement

 Exhibit D  MCS Voting Agreement

 Exhibit E  MCS Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

  This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of February 26, 2000 among NetIQ Corp., a Delaware corporation ("NetIQ"), Planet Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of NetIQ ("Merger Sub"), and Mission Critical Software Inc., a Delaware corporation ("MCS").

                                    RECITALS

  A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), NetIQ and MCS will enter into a business combination transaction pursuant to which Merger Sub will merge with and into MCS (the "Merger").

  B. The Board of Directors of NetIQ (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of NetIQ and fair to, advisable and in the best interests of, NetIQ and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of NetIQ vote to approve the issuance of shares of NetIQ Common Stock (as defined below) to the stockholders of MCS pursuant to the terms of the Merger.

  C. The Board of Directors of MCS (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of MCS and fair to, advisable and in the best interests of, MCS and its stockholders,
(ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend the approval of this Agreement and the Merger by the stockholders of MCS.

  D. Concurrently with the execution of this Agreement, and as a condition and inducement to NetIQ's and MCS's willingness to enter into this Agreement, NetIQ shall execute and deliver a Stock Option Agreement in favor of MCS in substantially the form attached hereto as Exhibit A (the "NetIQ Stock Option Agreement") and MCS shall execute and deliver a Stock Option Agreement in favor of NetIQ in substantially the form attached hereto as Exhibit B (the "MCS Stock Option Agreement" and, together with the NetIQ Stock Option Agreement, the "Stock Option Agreements"). The Board of Directors of NetIQ and MCS have each approved the Stock Option Agreements.

  E. Concurrently with the execution of this Agreement, and as a condition and inducement to NetIQ's and MCS's willingness to enter into this Agreement, certain affiliates of NetIQ shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit C (the "NetIQ Voting Agreements"), and certain affiliates of MCS shall enter into a Voting Agreement in substantially the form attached hereto as Exhibit D (the "MCS Voting Agreements" and, collectively with the NetIQ Voting Agreements, the "Voting Agreements").

  F. NetIQ, MCS and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

  G. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

  H. MCS is contemporaneously entering into a letter of intent (the "LOI"), which contemplates MCS's acquisition of Gannymede Software, Inc. The Board of Directors of MCS has determined that the transactions contemplated by the LOI are consistent with and in furtherance of its long-term business strategy.

  NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

  1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into MCS, the separate corporate existence of Merger Sub shall cease and MCS shall continue as the surviving corporation. MCS as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

  1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The closing of the Merger (the "Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

  1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of MCS and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of MCS and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

  1.4 Formation of Merger Sub; Certificate of Incorporation and Bylaws of Surviving Corporation.

  (a) Prior to the Effective Time, MCS and NetIQ agree to take such action as is necessary to amend this Agreement to add Merger Sub as a party. NetIQ agrees to take such action as is necessary to cause Merger Sub to perform the various covenants and agreements contained herein which are contemplated herein to be performed by Merger Sub. Any covenants or agreements of Merger Sub contained herein shall be binding on such entity as of the time such entity becomes a party to this Agreement.

  (b) The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that the name of the Surviving Corporation shall be changed to Mission Critical Software Inc.

  (c) The Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended.

  (d) At the Effective Time, NetIQ shall take all necessary actions to change its name to such name as shall be agreed by MCS and NetIQ.

  1.5 Board of Directors; Officers.

  (a) At or prior to the Effective Time, each of MCS and NetIQ agrees to take such action as is necessary to cause the number of directors comprising the full Board of Directors of NetIQ to be nine (9) persons, including (i) four of the current members of NetIQ's Board of Directors (or, if fewer than four of the current members of NetIQ's Board of Directors are available or willing to serve as a director of NetIQ after the Effective Time, such replacement directors as may be nominated by the remaining members of NetIQ's Board of Directors in accordance with the Bylaws of NetIQ) (the "NetIQ Designees"), (ii) four of MCS's current directors nominated by MCS (or, if fewer than four of the current members of MCS's Board of Directors are available or willing to serve as a director of NetIQ after the Effective Time, such replacement directors as may be nominated by the remaining directors of MCS) (the "MCS Designees") and (iii) one additional independent director either (A) mutually selected by the Chairman of MCS and the Chief Executive Officer of NetIQ at or prior to the Effective Time or (B) selected by the Committee (as defined in Section 1.5(b)) after the Effective Time (the "Joint Designee").

  (b) At the Effective Time, NetIQ's Board of Directors shall constitute a Compensation and Nominating committee (the "Committee"), which shall include four members, of whom two shall be MCS Designees (who shall be designated by Mr. Michael Bennett as Chairman of NetIQ after the Effective Time) and two shall be NetIQ Designees (who shall be designated by Mr. Ching-Fa Hwang as Chief Executive Officer of NetIQ after the Effective Time). The Committee shall have the customary responsibilities of the compensation committee of a publicly owned company, and shall in addition have the responsibility for recommending to the NetIQ Board of Directors the renomination of incumbent directors and the nomination of new candidates.

  (c) At or prior to the Effective Time, NetIQ shall take all necessary action to assure that the MCS Designees and the Joint Designee, if then designated, shall be appointed to the Board of Directors of NetIQ, and shall be directors of NetIQ as of the Effective Time.

  (d) The NetIQ Board of Directors shall be classified so that each of the three classes contains at least one MCS Designee and at least one NetIQ Designee, and so that the Joint Designee is in the class to be elected at the next annual meeting of NetIQ.

  (e) From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of the Surviving Corporation shall be the same as those of NetIQ, and (ii) the directors of subsidiaries of NetIQ and MCS shall be such persons who were serving in such capacities immediately prior to the Effective Time.

  (f) From and after the Effective Time, and until successors are duly elected or appointed and qualified in accordance with applicable law, the following persons shall hold the titles indicated at NetIQ and shall serve at the pleasure of the Board of Directors of NetIQ:

     Executive Chairman       Michael Bennett
     Chief Executive Officer  Ching-Fa Hwang
     Chief Operating Officer  Steve Odom
     Chief Financial Officer  James Barth
     Chief Technical Officer  Tom Bernhardt

  These persons shall also hold the same offices in the Surviving Corporation. Other management positions of NetIQ shall be determined by agreement between Mr. Bennett and Mr. Hwang in consultation with their respective boards of directors. In the absence of such agreement, the positions will be filled by the Board of Directors of NetIQ after the Effective Time.

  (g) At or prior to the Effective Time, NetIQ will amend its Bylaws to delineate the responsibilities associated with the positions described in the prior paragraph in accordance with the joint recommendation of Mr. Bennett and Mr. Hwang. In particular, the description of the role of Executive Chairman shall reflect the parties' agreement that it shall be a full-time position with active operational responsibilities determined from time to time by the Board of Directors in consultation with the Chief Executive Officer.

  (h) From and after the Effective Time, the existing officers of the subsidiaries of NetIQ and MCS shall continue to serve in such capacities at the pleasure of their respective boards of directors.

  (i) The Board of Directors of NetIQ after the Effective Time shall use its best efforts to preserve the proportion and classification of NetIQ and MCS Designees on the Board of Directors of NetIQ and the Committee as described in this Section 1.5 for a period of three years from the Effective Time.

  1.6 Headquarters. Following the Effective Time, the headquarters of NetIQ and the Surviving Corporation shall be maintained at the current headquarters of NetIQ.

  1.7 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, MCS or the holders of any of the following securities, the following shall occur:

  (a) Conversion of MCS Common Stock. Each share of Common Stock, $0.001 par value per share, of MCS (the "MCS Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of MCS Common Stock to be canceled pursuant to Section 1.7(b)) will be canceled and extinguished and automatically converted (subject to Sections 1.7(e) and (f)) into the right to receive 0.9413 (the "Exchange Ratio") shares of Common Stock, par value $0.001 per share, of NetIQ (the "NetIQ Common Stock") upon surrender of the certificate representing such share of MCS Common Stock in the manner provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10).

  (b) Cancellation of NetIQ-Owned Stock. Each share of MCS Common Stock held in the treasury of MCS or owned by Merger Sub, NetIQ or any direct or indirect wholly-owned subsidiary of MCS or of NetIQ immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

  (c) Stock Options; Employee Stock Purchase Plan. At the Effective Time, all options to purchase MCS Common Stock then outstanding under MCS's 1997 Stock Option Plan and 1999 Director Option Plan (collectively, the "MCS Stock Option Plans") shall be assumed by NetIQ in accordance with Section 5.11 hereof. At the Effective Time, in accordance with the terms of MCS's 1999 Employee Stock Purchase Plan (the "MCS ESPP"), all rights to purchase shares of MCS Common Stock under the MCS ESPP shall be converted (in accordance with the Exchange Ratio) into rights to purchase shares of NetIQ Common Stock (with the number of shares rounded down to the nearest whole share and the purchase price rounded up to the nearest whole cent) and all such converted rights shall be assumed by NetIQ and the offering periods in effect under the MCS ESPP immediately prior to the Effective Time shall be continued substantially in accordance with the terms of the MCS ESPP until the end of the offering periods in effect as of the Effective Time.

  (d) Capital Stock of Merger Sub. Each share of Common Stock, $0.001 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

  (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into NetIQ Common Stock or MCS Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to NetIQ Common Stock or MCS Common Stock occurring on or after the date hereof and prior to the Effective Time.

  (f) Fractional Shares. No fraction of a share of NetIQ Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of MCS Common Stock who would otherwise be entitled to a fraction of a share of NetIQ Common Stock (after aggregating all fractional shares of NetIQ Common Stock to be received by such holder) shall receive from NetIQ an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of
(i) such fraction, multiplied by (ii) the average closing price of one share of NetIQ Common Stock for the five (5) most recent days that NetIQ Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market System ("Nasdaq").

  1.8 Surrender of Certificates.

  (a) Exchange Agent. NetIQ shall select an institution reasonably satisfactory to MCS to act as the exchange agent (the "Exchange Agent") in the Merger.

  (b) NetIQ to Provide Common Stock. Promptly after the Effective Time, NetIQ shall make available to the Exchange Agent for exchange in accordance with this
Article I, the shares of NetIQ Common Stock issuable pursuant to Section 1.7 in exchange for outstanding shares of MCS Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.7(f) and any dividends or distributions to which holders of shares of MCS Common Stock may be entitled pursuant to Section 1.8(d).

  (c) Exchange Procedures. Promptly after the Effective Time, NetIQ shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of MCS Common Stock whose shares were converted into the right to receive shares of NetIQ Common Stock pursuant to Section 1.7, cash in lieu of any fractional shares pursuant to
Section 1.7(f) and any dividends or other distributions pursuant to Section 1.8(d), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as NetIQ may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of NetIQ Common Stock, cash in lieu of any fractional shares pursuant to Section 1.7(f) and any dividends or other distributions pursuant to Section 1.8(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by NetIQ, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of NetIQ Common Stock, payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.7(f) and any dividends or distributions payable pursuant to Section 1.8(d), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 1.8(d) as to the payment of dividends, to evidence the ownership of the number of full shares of NetIQ Common Stock into which such shares of MCS Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.7(f) and any dividends or distributions payable pursuant to Section 1.8(d).

  (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to NetIQ Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of NetIQ Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of NetIQ Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.7(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of NetIQ Common Stock.

  (e) Transfers of Ownership. If certificates for shares of NetIQ Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to NetIQ or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of NetIQ Common Stock in any name other than that of the registered holders of the Certificates surrendered, or established to the satisfaction of NetIQ or any agent designated by it that such tax has been paid or is not payable.

  (f) No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither the Exchange Agent, NetIQ, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of NetIQ Common Stock or MCS Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

  1.9 No Further Ownership Rights in MCS Common Stock. All shares of NetIQ Common Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.7(f) and 1.8(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of MCS Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of MCS Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

  1.10 Lost, Stolen or Destroyed Certificates. In the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of NetIQ Common Stock, cash for fractional shares, if any, as may be required pursuant to Section 1.7(f) and any dividends or distributions payable pursuant to
Section 1.8(d); provided, however, that NetIQ may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against NetIQ or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

  1.11 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

  1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of MCS and Merger Sub, the officers and directors of MCS and Merger Sub will take all such lawful and necessary action.

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF MCS

  MCS represents and warrants to NetIQ and Merger Sub, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by MCS to NetIQ (the "MCS Schedules"), as follows:

  2.1 Organization of MCS.

  (a) MCS and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 8.3) on MCS.

  (b) MCS has delivered to NetIQ a true and complete list of all of MCS's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and MCS's equity interest therein.

  (c) MCS has delivered or made available to NetIQ a true and correct copy of the Certificate of Incorporation and Bylaws of MCS and similar governing instruments of each of its material subsidiaries, each

]as amended to date, and each such instrument is in full force and effect. Neither MCS nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

  2.2 MCS Capital Structure. The authorized capital stock of MCS consists of 50,000,000 shares of Common Stock, par value $0.001 per share, of which there were 17,088,809 shares issued and outstanding as of February 22, 2000, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding. All outstanding shares of MCS Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of MCS or any agreement or document to which MCS is a party or by which it is bound. As of February 22, 2000, MCS had reserved an aggregate of 7,273,370 shares of MCS Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the MCS Stock Option Plans, under which options are outstanding for an aggregate of 4,176,392 shares and under which 3,096,978 shares are available for grant as of February 22, 2000. All shares of MCS Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Section 2.2 of the MCS Schedules lists each outstanding option to acquire shares of MCS Common Stock at February 22, 2000, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date, the vesting schedule for such option and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicates the extent of acceleration, if any.

  2.3 Obligations With Respect to Capital Stock. Except as set forth in Section 2.2, there are no equity securities, partnership interests or similar ownership interests of any class of MCS, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities MCS owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of MCS, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which MCS or any of its subsidiaries is a party or by which it is bound obligating MCS or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of MCS or any of its subsidiaries or obligating MCS or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. There are no registration rights and, to the knowledge of MCS there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of MCS or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

  2.4 Authority.

  (a) MCS has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the execution and delivery of the Stock Option Agreements and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of MCS, subject only to the approval and adoption of this Agreement and the approval of the Merger by MCS's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the MCS Common Stock is required for MCS's stockholders to approve and adopt this Agreement and approve the Merger. This Agreement and the MCS Stock Option Agreements have been duly executed and delivered by MCS and, assuming the due authorization, execution and delivery by NetIQ and, if applicable, Merger Sub, constitute the valid and binding obligations of MCS, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the Stock Option Agreements by MCS do not, and the performance of this Agreement and the Stock Option Agreements by MCS will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of MCS or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by NetIQ's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to MCS or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair MCS's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of MCS or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which MCS or any of its subsidiaries is a party or by which MCS or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not, in the case of clause (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on MCS.

  (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to MCS in connection with the execution and delivery of this Agreement and the Stock Option Agreements or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a Form S-4 Registration Statement (the "Registration Statement") with the Securities and Exchange Commission ("SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware, (iii) the filing of the Proxy Statement (as defined in Section 2.18) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be material to MCS or NetIQ or have a material adverse effect on the ability of the parties to consummate the Merger.

  2.5 SEC Filings; MCS Financial Statements.

  (a) MCS has filed all forms, reports and documents required to be filed with the SEC since August 5, 1999, and has made available to NetIQ such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that MCS may file subsequent to the date hereof) are referred to herein as the "MCS SEC Reports." As of their respective dates, the MCS SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such MCS SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of MCS's subsidiaries is required to file any forms, reports or other documents with the SEC.

  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the MCS SEC Reports (the "MCS Financials"), including any MCS SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of MCS and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of MCS contained in the MCS SEC Reports as of December 31, 1999 is hereinafter referred to as the "MCS Balance Sheet." Except as disclosed in the MCS Financials, neither MCS nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of MCS and its subsidiaries taken as a whole, except liabilities (i) provided for in the MCS Balance Sheet, or (ii) incurred since the date of the MCS Balance Sheet in the ordinary course of business consistent with past practices and immaterial in the aggregate.

  (c) MCS has heretofore furnished to NetIQ a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by MCS with the SEC pursuant to the Securities Act or the Exchange Act.

  2.6 Absence of Certain Changes or Events. Since the date of the MCS Balance Sheet, there has not been: (i) any Material Adverse Effect on MCS, (ii) any material change by MCS in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any revaluation by MCS of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

  2.7 Taxes.

  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

  (b) Tax Returns and Audits.

    (i) MCS and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by MCS and each of its subsidiaries with any Tax authority, except such Returns which are not material to MCS. MCS and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

    (ii) MCS and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to MCS.

    (iii) Neither MCS nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against MCS or any of its subsidiaries, nor has MCS or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

    (iv) No audit or other examination of any Return of MCS or any of its subsidiaries by any Tax authority is presently in progress, nor has MCS or any of its subsidiaries been notified of any request for such an audit or other examination.

    (v) No adjustment relating to any Returns filed by MCS or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to MCS or any of its subsidiaries or any representative thereof.

    (vi) Neither MCS nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on MCS Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to MCS, other than any liability for unpaid Taxes that may have accrued since December 31, 1999 in connection with the operation of the business of MCS and its subsidiaries in the ordinary course.

    (vii) There is no contract, agreement, plan or arrangement to which MCS or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of MCS or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which MCS is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

    (viii) Neither MCS nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by MCS or any of its subsidiaries.

    (ix) Neither MCS nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

    (x) None of MCS's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

  2.8 MCS Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

  "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

  "MCS Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, MCS.

  "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

  "MCS Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, MCS or any of its subsidiaries.

  (a) Section 2.8(a) of the MCS Schedules is a complete and accurate list of all MCS Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of MCS Registered Intellectual Property has been issued or registered.

  (b) No MCS Intellectual Property or product or service of MCS or any of its subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by MCS or any of its subsidiaries, or which may affect the validity, use or enforceability of such MCS Intellectual Property.

  (c) MCS owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), each material item of MCS Intellectual Property or other Intellectual Property used by MCS free and clear of any lien or encumbrance (excluding licenses and related restrictions); and MCS is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of MCS and its subsidiaries, including the sale of any products or the provision of any services by MCS and its subsidiaries.

  (d) MCS owns exclusively, and has good title to, all copyrighted works that are MCS products or which MCS or any of its subsidiaries otherwise expressly purports to own.

  (e) To the extent that any material Intellectual Property has been developed or created by a third party for MCS or any of its subsidiaries, MCS has a written agreement with such third party with respect thereto and MCS thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

  (f) Neither MCS nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material MCS Intellectual Property, to any third party.

  (g) To the knowledge of MCS, the operation of the business of MCS and its subsidiaries as such business currently is conducted, including MCS's and its subsidiaries' design, development, manufacture, marketing and sale of the products or services of MCS and its subsidiaries (including products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

  (h) Neither MCS nor any of its subsidiaries has received notice from any third party that the operation of the business of MCS or any of its subsidiaries or any act, product or service of MCS or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

  (i) To the knowledge of MCS, no person has or is infringing or misappropriating any MCS Intellectual Property.

  (j) MCS and each of its subsidiaries has taken reasonable steps to protect MCS's and its subsidiaries' rights in MCS's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to MCS or any of its subsidiaries, and, without limiting the foregoing, each of MCS and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to NetIQ and all current and former employees and contractors of MCS and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to MCS.

  (k) All of MCS's and its subsidiaries' products (including products currently under development) (i) will record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as the products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates (collectively, "Year 2000 Compliant"), (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, and (iii) will be interoperable with other products used and distributed by NetIQ that may reasonably deliver records to MCS's or any of its subsidiaries' products or receive records from MCS's or any of its subsidiaries' products, or interact with MCS's or any of its subsidiaries' products. All of MCS's or its subsidiaries' Information Technology (as defined below) is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of MCS's or any of its subsidiaries' business on or after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by MCS or any of its subsidiaries in the conduct of their business, or purchased by MCS or any of its subsidiaries from third-party suppliers.

  2.9 Compliance; Permits; Restrictions.

  (a) Neither MCS nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to MCS or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which MCS or any of its subsidiaries is a party or by which MCS or any of its subsidiaries or its or any of their respective properties is bound or affected. To the knowledge of MCS, no investigation or review by any Governmental Entity is pending or threatened against MCS or its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon MCS or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of MCS or any of its subsidiaries, any acquisition of material property by MCS or any of its subsidiaries or the conduct of business by MCS as currently conducted.

  (b) MCS and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of MCS (collectively, the "MCS Permits"). MCS and its subsidiaries are in compliance in all material respects with the terms of the MCS Permits.

  2.10 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which MCS or any of its subsidiaries has received any notice of assertion nor, to MCS's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against MCS or any of its subsidiaries which reasonably would be likely to be material to MCS, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

  2.11 Brokers' and Finders' Fees. Except for fees payable to Chase Securities Inc. pursuant to engagement letters dated December 7, 1999 and February 21, 2000, copies of which have been provided to NetIQ, MCS has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  2.12 Employee Benefit Plans.

  (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments, agreements or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active or former employee, director or consultant of MCS ("MCS Employee" which shall for this purpose mean an employee of MCS or an Affiliate (as defined below)), any subsidiary of MCS or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with MCS within the meaning of Section 414 of the Code (an "Affiliate"), or with respect to which MCS has or, to its knowledge, may in the future have liability, are listed in Section 2.12(a) of the MCS Schedules (the "MCS Plans"). MCS has provided or will make available to NetIQ: (i) correct and complete copies of all documents embodying each MCS Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such MCS Plan; (ii) the most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each MCS Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each MCS Plan; (iv) all IRS determination, opinion, notification and advisory letters; (v) all material correspondence to or from any governmental agency relating to any MCS Plan; (vi) all forms and related notices required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); (vii) the most recent discrimination tests for each MCS Plan; (viii) the most recent actuarial valuations, if any, prepared for each MCS Plan; (ix) if the MCS Plan is funded, the most recent annual and periodic accounting of the MCS Plan assets; and (x) all communication to MCS Employees relating to any MCS Plan and any proposed MCS Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules, or other events which would result in any material liability to MCS or any Affiliate.

  (b) Each MCS Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such MCS Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of MCS Plan activities) has been brought, or to the knowledge of MCS, is threatened, against or with respect to any such MCS Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of MCS, threatened by the Internal Revenue Service (the "IRS") or Department of Labor (the "DOL") with respect to any MCS Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the MCS Plans have been timely made or accrued. Any MCS Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. To the knowledge of MCS, no condition or circumstance exists giving rise to a material likelihood that any such MCS Plan would not be treated as qualified by the IRS. MCS does not have any plan or commitment to establish any new MCS Plan, to modify any MCS Plan (except to the extent required by law or to conform any such MCS Plan to the requirements of any applicable law, in each case as previously disclosed to NetIQ in writing, or as required by the terms of any MCS Plan or this Agreement), or to enter into any new MCS Plan. Each MCS Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to NetIQ, MCS or any of its Affiliates (other than ordinary administration expenses).

  (c) Neither MCS, any of its subsidiaries, nor any of their Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has MCS contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA. Neither MCS, any of its subsidiaries, nor any officer or director of MCS or any of its subsidiaries is subject to any material liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code and Section 408 of ERISA, has occurred with respect to any MCS Plan which could subject MCS or its Affiliates to material liability.

  (d) None of the MCS Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither MCS nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any MCS Employee, former employee, director, consultant or other person, except to the extent required by statute.

  (e) Except as would not have a material effect, MCS is in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

  (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or MCS Employee or any of its subsidiaries under any MCS Plan or otherwise, (ii) materially increase any benefits otherwise payable under any MCS Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

  (g) Each MCS International Employee Plan (as defined below) has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such MCS International Employee Plan. Furthermore, no MCS International Employee Plan has unfunded liabilities that, as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent MCS or NetIQ from terminating or amending any MCS International Employee Plan at any time for any reason. For purposes of this Section "MCS International Employee Plan" shall mean each MCS Plan that has been adopted or maintained by MCS or any of its subsidiaries, whether informally or formally, for the benefit of current or former employees of MCS or any of its subsidiaries outside the United States.

  2.13 Absence of Liens and Encumbrances. MCS and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the MCS Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not be material to MCS.

  2.14 Environmental Matters.

  (a) Hazardous Materials Activities. Except as would not reasonably be likely to result in a material liability to MCS (in any individual case or in the aggregate), (i) neither MCS nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to pollutants, contaminants, wastes, any toxic, radioactive or otherwise hazardous materials ("Hazardous Materials") in violation of any law in effect on or before the Closing Date, and (ii) neither MCS nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

  (b) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to MCS's knowledge, threatened concerning any MCS Permit relating to any environmental matter, Hazardous Material or any Hazardous Materials Activity of MCS or any of its subsidiaries. MCS is not aware of any fact or circumstance which could involve MCS or any of its subsidiaries in any environmental litigation or impose upon MCS or any of its subsidiaries any environmental liability.

  2.15 Labor Matters. (i) There are no controversies pending or, to the knowledge of each of MCS and its respective subsidiaries, threatened, between MCS or any of its subsidiaries and any of their respective employees; (ii) as of the date of this Agreement, neither MCS nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by MCS or its subsidiaries nor does MCS or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, neither MCS nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of MCS or any of its subsidiaries.

  2.16 Agreements, Contracts and Commitments. Neither Company nor any of its subsidiaries is a party to or is bound by:

  (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of MCS's Board of Directors, other than those that are terminable by MCS or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to MCS;

  (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

  (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business;

  (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of MCS or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

  (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by MCS or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which MCS has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than MCS's subsidiaries;

  (f) any dealer, distributor, joint marketing or development agreement currently in force under which MCS or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which MCS or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by MCS or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

  (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to MCS and its subsidiaries taken as a whole;

  (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any MCS product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any MCS products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to NetIQ;

  (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

  (j) any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

  (k) any other agreement, contract or commitment that has a value of $2,000,000 or more individually, other than the transactions contemplated by the LOI.

  Neither MCS nor any of its subsidiaries, nor to MCS's knowledge any other party to a MCS Contract (as defined below), is in breach, violation or default under, and neither MCS nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which MCS or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the MCS Schedules (any such agreement, contract or commitment, a "MCS Contract") in such a manner as would permit any other party to cancel or terminate any such MCS Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

  2.17 Statements; Proxy Statement/Prospectus. None of the information supplied or to be supplied by MCS for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 2.4(b)) will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the proxy statement/prospectus to be sent to the stockholders of MCS and stockholders of NetIQ in connection with the meeting of MCS's stockholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "MCS Stockholders' Meeting") and in connection with the meeting of NetIQ's stockholders to consider the approval of the issuance of shares of NetIQ Common Stock pursuant to the terms of the Merger (the "NetIQ Stockholders' Meeting") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is first mailed to MCS's stockholders and NetIQ's stockholders, at the time of the MCS Stockholders' Meeting or the NetIQ Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the MCS Stockholders' Meeting or the NetIQ Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to MCS or any of its affiliates, officers or directors should be discovered by MCS which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, MCS shall promptly inform NetIQ.

  Notwithstanding the foregoing, MCS makes no representation or warranty with respect to any information supplied by NetIQ or Merger Sub which is contained in any of the foregoing documents.

  2.18 Board Approval. The Board of Directors of MCS has, as of the date of this Agreement, (i) determined that the Merger is fair to, advisable and in the best interests of MCS and its stockholders, (ii) determined to recommend that the stockholders of MCS approve this Agreement and (iii) duly approved the Merger, this Agreement and the transactions contemplated hereby.

  2.19 State Takeover Statutes. The Board of Directors of MCS has approved the Merger, this Agreement, the Stock Option Agreements, the NetIQ Voting Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Stock Option Agreements, the NetIQ Voting Agreement and the transactions contemplated hereby and thereby the provisions of Section 203 of Delaware Law to the extent, if any, such section is applicable to the Merger, this Agreement, the Stock Option Agreements, the NetIQ Voting Agreement and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Stock Option Agreements, the NetIQ Voting Agreement or the transactions contemplated hereby and thereby.

  2.20 Fairness Opinion. MCS has received a written opinion from Chase Securities Inc., dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to MCS's stockholders from a financial point of view and has delivered to NetIQ a copy of such opinion.

                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF NETIQ AND MERGER SUB

  NetIQ and Merger Sub represent and warrant to MCS, subject to the exceptions specifically disclosed in the disclosure letter supplied by NetIQ to MCS (the "NetIQ Schedules"), as follows:

  3.1 Organization of NetIQ.

  (a) NetIQ and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined in Section 8.3) on NetIQ.

  (b) NetIQ has delivered to MCS a true and complete list of all of NetIQ's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and NetIQ's equity interest therein.

  (c) NetIQ has delivered or made available to MCS a true and correct copy of the Certificate of Incorporation and Bylaws of NetIQ and similar governing instruments of each of its material subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither NetIQ nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

  3.2 NetIQ Capital Structure. The authorized capital stock of NetIQ consists of 100,000,000 shares of Common Stock, par value $0.001 per share, of which 17,609,978 shares are issued and outstanding as of February 24, 2000 and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which no shares are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, par value $0.001 per share, all of which, as of the date hereof, are issued and outstanding and are held by NetIQ. All outstanding shares of NetIQ Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of NetIQ or any agreement or document to which NetIQ is a party or by which it is bound. As of February 24, 2000, NetIQ had reserved an aggregate of 3,614,938 shares of NetIQ Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to NetIQ's 1995 Stock Plan (the "NetIQ Stock Option Plan"), under which options are outstanding for 2,638,531 shares and under which 976,407 shares are available for grant as of February 24, 2000. All shares of NetIQ Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Section 3.2 of NetIQ Schedules lists each outstanding option to acquire shares of NetIQ Common Stock at February 24, 2000, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date, the vesting schedule for such option and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, and indicates the extent of acceleration, if any.

  3.3 Obligations With Respect to Capital Stock. Except as set forth in Section 3.2, there are no equity securities, partnership interests or similar ownership interests of any class of NetIQ, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities NetIQ owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of NetIQ, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which NetIQ or any of its subsidiaries is a party or by which it is bound obligating NetIQ or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of NetIQ or any of its subsidiaries or obligating NetIQ or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. There are no registration rights and, to the knowledge of NetIQ there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of NetIQ or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

  3.4 Authority. (a) NetIQ has all requisite corporate power and authority to enter into this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and the execution and delivery of the Stock Option Agreements and the consummation of the transactions contemplated thereby, have been duly authorized by all necessary corporate action on the part of NetIQ, subject only to the approval and adoption of this Agreement and the approval or the Merger by NetIQ's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the NetIQ Common Stock is required for NetIQ's stockholders to approve and adopt this Agreement and approve the Merger. This Agreement and the Stock Option Agreements have been duly executed and delivered by NetIQ and, assuming the due authorization, execution and delivery by MCS and, if applicable, Merger Sub, constitute the valid and binding obligations of NetIQ, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement and the Stock Option Agreements by NetIQ do not, and the performance of this Agreement and the Stock Option Agreements by NetIQ will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of NetIQ or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by NetIQ's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to NetIQ or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair NetIQ's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of NetIQ or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which NetIQ or any of its subsidiaries is a party or by which NetIQ or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not, in the case of clause (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on NetIQ.

  (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to NetIQ in connection with the execution and delivery of this Agreement and the Stock Option Agreements or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a Registration Statement with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware, (iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the HSR Act and the laws of any foreign country and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be material to NetIQ or MCS or have a material adverse effect on the ability of the parties to consummate the Merger.

  3.5 SEC Filings; NetIQ Financial Statements. (a) NetIQ has filed all forms, reports and documents required to be filed with the SEC since July 30, 1999, and has made available to MCS such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that NetIQ may file subsequent to the date hereof) are referred to herein as the "NetIQ SEC Reports." As of their respective dates, the NetIQ SEC Reports
(i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such NetIQ SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of NetIQ's subsidiaries is required to file any forms, reports or other documents with the SEC.

  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the NetIQ SEC Reports (the "NetIQ Financials"), including any NetIQ SEC Reports filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented the consolidated financial position of NetIQ and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of NetIQ contained in the NetIQ SEC Reports as of December 31, 1999 is hereinafter referred to as the "NetIQ Balance Sheet." Except as disclosed in the NetIQ Financials, neither NetIQ nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of NetIQ and its subsidiaries taken as a whole, except liabilities (i) provided for in the NetIQ Balance Sheet, or (ii) incurred since the date of the NetIQ Balance Sheet in the ordinary course of business consistent with past practices and immaterial in the aggregate.

  (c) NetIQ has heretofore furnished to MCS a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by NetIQ with the SEC pursuant to the Securities Act or the Exchange Act.

  3.6 Absence of Certain Changes or Events. Since the date of the NetIQ Balance Sheet, there has not been: (i) any Material Adverse Effect on NetIQ, (ii) any material change by NetIQ in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (iii) any revaluation by NetIQ of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

  3.7 Taxes. (a) NetIQ and each of its subsidiaries have timely filed all Returns relating to Taxes required to be filed by NetIQ and each of its subsidiaries with any Tax authority, except such Returns which are not material to NetIQ. NetIQ and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

  (b) NetIQ and each of its subsidiaries as of the Effective Time will have withheld with respect to its employees all federal and state income taxes, Taxes pursuant to the Federal Insurance Contribution Act, Taxes pursuant to the Federal Unemployment Tax Act and other Taxes required to be withheld, except such Taxes which are not material to NetIQ.

  (c) Neither NetIQ nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against NetIQ or any of its subsidiaries, nor has NetIQ or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

  (d) No audit or other examination of any Return of NetIQ or any of its subsidiaries by any Tax authority is presently in progress, nor has NetIQ or any of its subsidiaries been notified of any request for such an audit or other examination.

  (e) No adjustment relating to any Returns filed by NetIQ or any of its subsidiaries has been proposed in writing formally or informally by any Tax authority to NetIQ or any of its subsidiaries or any representative thereof.

  (f) Neither NetIQ nor any of its subsidiaries has any liability for any material unpaid Taxes which has not been accrued for or reserved on NetIQ Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, which is material to NetIQ, other than any liability for unpaid Taxes that may have accrued since December 31, 1999 in connection with the operation of the business of NetIQ and its subsidiaries in the ordinary course.

  (g) There is no contract, agreement, plan or arrangement to which NetIQ or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of NetIQ or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangement to which NetIQ is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

  (h) Neither NetIQ nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by NetIQ or any of its subsidiaries.

  (i) Neither NetIQ nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

  (j) None of NetIQ's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the Code.

  3.8 NetIQ Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

  "NetIQ Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, NetIQ.

  "NetIQ Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, NetIQ or any of its subsidiaries.

  (a) Section 3.8(a) of the NetIQ Schedules is a complete and accurate list of all NetIQ Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of NetIQ Registered Intellectual Property has been issued or registered.

  (b) No NetIQ Intellectual Property or product or service of NetIQ or any of its subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by NetIQ or any of its subsidiaries, or which may affect the validity, use or enforceability of such NetIQ Intellectual Property.

  (c) NetIQ owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), each material item of NetIQ Intellectual Property or other Intellectual Property used by NetIQ free and clear of any lien or encumbrance (excluding licenses and related restrictions); and NetIQ is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of NetIQ and its subsidiaries, including the sale of any products or the provision of any services by NetIQ and its subsidiaries.

  (d) NetIQ owns exclusively, and has good title to, all copyrighted works that are NetIQ products or which NetIQ or any of its subsidiaries otherwise expressly purports to own.

  (e) To the extent that any material Intellectual Property has been developed or created by a third party for NetIQ or any of its subsidiaries, NetIQ has a written agreement with such third party with respect thereto and NetIQ thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

  (f) Neither NetIQ nor any of its subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material NetIQ Intellectual Property, to any third party.

  (g) To the knowledge of NetIQ, the operation of the business of NetIQ and its subsidiaries as such business currently is conducted, including NetIQ's and its subsidiaries' design, development, manufacture, marketing and sale of the products or services of NetIQ and its subsidiaries (including products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

  (h) Neither NetIQ nor any of its subsidiaries has received notice from any third party that the operation of the business of NetIQ or any of its subsidiaries or any act, product or service of NetIQ or any of its subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

  (i) To the knowledge of NetIQ, no person has or is infringing or misappropriating any NetIQ Intellectual Property.

  (j) NetIQ and each of its subsidiaries has taken reasonable steps to protect NetIQ's and its subsidiaries' rights in NetIQ's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to NetIQ or any of its subsidiaries, and, without limiting the foregoing, each of NetIQ and its subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to MCS and all current and former employees and contractors of NetIQ and any of its subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to be material to NetIQ.

  (k) All of NetIQ's and its subsidiaries' products (including products currently under development) (i) are Year 2000 Compliant, (ii) will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000, and (iii) will be interoperable with other products used and distributed by MCS that may reasonably deliver records to NetIQ's or any of its subsidiaries' products or receive records from NetIQ's or any of its subsidiaries' products, or interact with NetIQ's or any of its subsidiaries' products. All of NetIQ's or its subsidiaries' Information Technology (as defined below) is Year 2000 Compliant, and will not cause an interruption in the ongoing operations of NetIQ's or any of its subsidiaries' business on or after

January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, firmware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by NetIQ or any of its subsidiaries in the conduct of their business, or purchased by NetIQ or any of its subsidiaries from third-party suppliers.

  3.9 Compliance; Permits; Restrictions.

  (a) Neither NetIQ nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to NetIQ or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which NetIQ or any of its subsidiaries is a party or by which NetIQ or any of its subsidiaries or its or any of their respective properties is bound or affected. To the knowledge of NetIQ, no investigation or review by any Governmental Entity is pending or threatened against NetIQ or its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same. There is no material agreement, judgment, injunction, order or decree binding upon NetIQ or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of NetIQ or any of its subsidiaries, any acquisition of material property by NetIQ or any of its subsidiaries or the conduct of business by NetIQ as currently conducted.

  (b) NetIQ and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of NetIQ (collectively, the "NetIQ Permits"). NetIQ and its subsidiaries are in compliance in all material respects with the terms of the NetIQ Permits.

  3.10 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which NetIQ or any of its subsidiaries has received any notice of assertion nor, to NetIQ's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against NetIQ or any of its subsidiaries which reasonably would be likely to be material to NetIQ, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

  3.11 Brokers' and Finders' Fees. Except for fees payable to Credit Suisse First Boston Corporation pursuant to an engagement letter dated February 1, 2000, a copy of which has been provided to MCS, NetIQ has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

  3.12 Employee Benefit Plans.

  (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments, agreements or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of ERISA) covering any active or former employee, director or consultant of NetIQ ("NetIQ Employee" which shall for this purpose mean an employee of MCS or any Affiliate (as defined below)), any subsidiary of NetIQ or any trade or business (whether or not incorporated) which is an Affiliate, or with respect to which NetIQ has or, to its knowledge, may in the future have liability, are listed in Section 3.12(a) of the NetIQ Schedules (the "NetIQ Plans"). NetIQ has provided or will make available to MCS: (i) correct and complete copies of all documents embodying each NetIQ Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such NetIQ Plan; (ii) the most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each NetIQ Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each NetIQ Plan; (iv) all IRS determination, opinion, notification and advisory letters; (v) all material correspondence to or from any governmental agency relating to any NetIQ Plan; (vi) all forms and related notices required by COBRA; (vii) the most recent discrimination tests for each NetIQ Plan; (viii) the most recent actuarial valuations, if any, prepared for each NetIQ Plan;
(ix) if the NetIQ Plan is funded, the most recent annual and periodic accounting of the NetIQ Plan assets; and (x) all communication to NetIQ Employees relating to any NetIQ Plan and any proposed NetIQ Plan, in each case relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules, or other events which would result in any material liability to NetIQ or any Affiliate.

  (b) Each NetIQ Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (foreign or domestic), including but not limited to ERISA and the Code, which are applicable to such NetIQ Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of NetIQ Plan activities) has been brought, or to the knowledge of NetIQ, is threatened, against or with respect to any such NetIQ Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of NetIQ, threatened by the IRS or the DOL with respect to any NetIQ Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the NetIQ Plans have been timely made or accrued. Any NetIQ Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. To the knowledge of NetIQ, no condition or circumstance exists giving rise to a material likelihood that any such NetIQ Plan would not be treated as qualified by the IRS. NetIQ does not have any plan or commitment to establish any new NetIQ Plan, to modify any NetIQ Plan (except to the extent required by law or to conform any such NetIQ Plan to the requirements of any applicable law, in each case as previously disclosed to MCS in writing, or as required by the terms of any NetIQ Plan or this Agreement), or to enter into any new NetIQ Plan. Each NetIQ Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to MCS, NetIQ or any of its Affiliates (other than ordinary administration expenses).

  (c) Neither NetIQ, any of its subsidiaries, nor any of their Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has NetIQ contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA. Neither NetIQ, any of its subsidiaries, nor any officer or director of NetIQ or any of its subsidiaries is subject to any material liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code and Section 408 of ERISA, has occurred with respect to any NetIQ Plan which could subject NetIQ or its Affiliates to material liability.

  (d) None of the NetIQ Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither NetIQ nor any of its subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any NetIQ Employee, former employee, director, consultant or other person, except to the extent required by statute.

  (e) Except as would not have a material effect, NetIQ is in compliance in all material respects with all applicable material foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours.

  (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or NetIQ Employee or any of its subsidiaries under any NetIQ Plan or otherwise, (ii) materially increase any benefits otherwise payable under any NetIQ Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

  (g) Each NetIQ International Employee Plan (as defined below) has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such NetIQ International Employee Plan. Furthermore, no NetIQ International Employee Plan has unfunded liabilities that, as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent NetIQ or MCS from terminating or amending any International Employee Plan at any time for any reason. For purposes of this Section "NetIQ International Employee Plan" shall mean each NetIQ Plan that has been adopted or maintained by NetIQ or any of its subsidiaries, whether informally or formally, for the benefit of current or former employees of NetIQ or any of its subsidiaries outside the United States.

  3.13 Absence of Liens and Encumbrances. NetIQ and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the NetIQ Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not be material to NetIQ.

  3.14 Environmental Matters.

  (a) Hazardous Materials Activities. Except as would not reasonably be likely to result in a material liability to NetIQ (in any individual case or in the aggregate), (i) neither NetIQ nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither NetIQ nor any of its subsidiaries has engaged in Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

  (b) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to NetIQ's knowledge, threatened concerning any NetIQ Permit relating to any environmental matter, Hazardous Material or any Hazardous Materials Activity of NetIQ or any of its subsidiaries. NetIQ is not aware of any fact or circumstance which could involve NetIQ or any of its subsidiaries in any environmental litigation or impose upon NetIQ or any of its subsidiaries any environmental liability.

  3.15 Labor Matters. (i) There are no controversies pending or, to the knowledge of each of NetIQ and its respective subsidiaries, threatened, between NetIQ or any of its subsidiaries and any of their respective employees; (ii) as of the date of this Agreement, neither NetIQ nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by NetIQ or its subsidiaries nor does NetIQ or its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and (iii) as of the date of this Agreement, neither NetIQ nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of NetIQ or any of its subsidiaries.

  3.16 Agreements, Contracts and Commitments. Neither Company nor any of its subsidiaries is a party to or is bound by:

  (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of NetIQ's Board of Directors, other than those that are terminable by NetIQ or any of its subsidiaries on no more than thirty (30) days' notice without liability or financial obligation to NetIQ;

  (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

  (c) any agreement of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business;

  (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of NetIQ or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

  (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by NetIQ or any of its subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which NetIQ has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than NetIQ's subsidiaries;

  (f) any dealer, distributor, joint marketing or development agreement currently in force under which NetIQ or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less, or any material agreement pursuant to which NetIQ or any of its subsidiaries have continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by NetIQ or any of its subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

  (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology that is material to NetIQ and its subsidiaries taken as a whole;

  (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any NetIQ product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any NetIQ products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to MCS;

  (i) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

  (j) any settlement agreement entered into within five (5) years prior to the date of this Agreement; or

  (k) any other agreement, contract or commitment that has a value of $2,000,000 or more individually, other than in the event of an assignment of the LOI pursuant to Section 5.20, the transactions contemplated by the LOI.

  Neither NetIQ nor any of its subsidiaries, nor to NetIQ's knowledge any other party to a NetIQ Contract (as defined below), is in breach, violation or default under, and neither NetIQ nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which NetIQ or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the NetIQ Schedules (any such agreement, contract or commitment, a "NetIQ Contract") in such a manner as would permit any other party to cancel or terminate any such NetIQ Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

  3.17 Statements; Proxy Statement/Prospectus. None of the information supplied or to be supplied by NetIQ for inclusion or incorporation by reference in (i) the Registration Statement will at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) the Proxy Statement shall not, on the date the Proxy Statement is first mailed to NetIQ's stockholders and MCS's stockholders, at the time of the NetIQ Stockholders' Meeting or the MCS Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the NetIQ Stockholders' Meeting or the MCS Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to NetIQ or any of its affiliates, officers or directors should be discovered by NetIQ which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, NetIQ shall promptly inform MCS. Notwithstanding the foregoing, NetIQ makes no representation or warranty with respect to any information supplied by MCS which is contained in any of the foregoing documents.

  3.18 Board Approval. The Board of Directors of NetIQ has, as of the date of this Agreement, (i) determined that the Merger is fair to and in the best interests of NetIQ and its stockholders, (ii) determined to recommend that the stockholders of NetIQ approve this Agreement and (iii) duly approved the Merger, this Agreement and the transactions contemplated hereby.

  3.19 State Takeover Statutes. The Board of Directors of NetIQ has approved the Merger, this Agreement, the Stock Option Agreements, and the MCS Voting Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Stock Option Agreements, the MCS Voting Agreement and the transactions contemplated hereby and thereby the provisions of Section 203 of Delaware Law to the extent, if any, such section is applicable to the Merger, this Agreement, the Stock Option Agreements, the MCS Voting Agreement and the transactions contemplated hereby and thereby. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement, the Stock Option Agreements, the MCS Voting Agreement or the transactions contemplated hereby and thereby.

  3.20 Fairness Opinion. NetIQ has received a written opinion from Credit Suisse First Boston Corporation, dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to NetIQ's stockholders from a financial point of view and has delivered to MCS a copy of such opinion.

                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

  4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, MCS (which for the purposes of this Article IV shall include MCS and each of its subsidiaries) and NetIQ (which for the purposes of this Article IV shall include NetIQ and each of its subsidiaries) agree, except (i) in the case of MCS as provided in Article IV of the MCS Schedules and in the case of NetIQ as provided in Article IV of the NetIQ Schedules, or (ii) to the extent that the other party shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings. In furtherance of the foregoing and subject to applicable law, MCS and NetIQ agree to confer, as promptly as practicable, prior to taking any material actions or making any material management decisions with respect to the conduct of business. In addition, except (i) in the case of MCS as provided in Article IV of the MCS Schedules; (ii) in the case of NetIQ as provided in Article IV of the NetIQ Schedules; and (iii) in connection with the transactions contemplated by the LOI, without the prior written consent of the other, neither MCS nor NetIQ shall do any of the following, and neither MCS nor NetIQ shall permit its subsidiaries to do any of the following:

  (a) Except as required by law or pursuant to the terms of a MCS Plan or a NetIQ Plan, as the case may be, in effect as of the date hereof, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

  (b) Enter into any material partnership arrangements, joint development agreements or strategic alliances other than in the ordinary course of business consistent with past practice;

  (c) Grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

  (d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the MCS Intellectual Property or the NetIQ Intellectual Property, as the case may be, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

  (e) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

  (f) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of MCS or its subsidiaries, or NetIQ or its subsidiaries, as the case may be, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

  (g) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance, delivery and/or sale of shares of MCS Common Stock or NetIQ Common Stock, as the case may be, pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement, (ii) the granting of options to purchase shares of MCS Common Stock or NetIQ Common Stock, as the case may be, to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with existing stock option plans in an amount not to exceed options to purchase 500,000 shares in the aggregate, (iii) shares of MCS Common Stock or NetIQ Common Stock, as the case may be, issuable upon the exercise of the options referred to in clause (ii), and (iv) shares of MCS Common Stock or NetIQ Common Stock, as the case may be, issuable to participants in NetIQ's 1999 Employee Stock Purchase Plan (the "NetIQ ESPP") or the MCS ESPP consistent with the terms thereof;

  (h) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

  (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of MCS or NetIQ, as the case may be, or enter into any joint ventures, strategic partnerships or alliances, other than in the ordinary course of business consistent with past practice;

  (j) Adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization;

  (k) Sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of MCS or NetIQ, as the case may be;

  (l) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of MCS or NetIQ, as the case may be, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or
(ii) pursuant to existing credit facilities in the ordinary course of business;

  (m) Adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee other than in the ordinary course of business consistent with past practice, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants;

  (n) Make any individual or series of related payments outside of the ordinary course of business in excess of $1,000,000;

  (o) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which MCS or any of its subsidiaries or NetIQ or any of its subsidiaries, as the case may be, is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;

  (p) Enter into or materially modify any contracts, agreements or obligations relating to the distribution, sale, license or marketing by third parties of MCS's or NetIQ's products, as the case may be, or products licensed by MCS or NetIQ, as the case may be;

  (q) Revalue any of its assets or, except as required by GAAP, make any change in accounting methods, principles or practices;

  (r) Incur or enter into any agreement or commitment, other than any agreement with a customer entered into in the ordinary course of business consistent with past practice, in excess of $1,000,000 individually;

  (s) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Article IV;

  (t) Make any tax election or settle or compromise any material tax liability;

  (u) Hire any employee with an annual compensation level in excess of $125,000;

  (v) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

  (w) Make any grant of exclusive rights to any third party; or

  (x) Agree in writing or otherwise to take any of the actions described in
Section 4.1 (a) through (w) above.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

  5.1 Proxy Statement/Prospectus; Registration Statement; Other Filings.

  (a) As promptly as practicable after the execution of this Agreement, MCS and NetIQ will prepare and file with the SEC the Proxy Statement, and NetIQ will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included as a prospectus. Each of MCS and NetIQ will respond to any comments of the SEC, will use its respective best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, MCS and NetIQ will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each party will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, MCS or NetIQ, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of MCS or stockholders of NetIQ, such amendment or supplement.

  (b) Subject to Sections 5.2(c) and 5.2(d), the Proxy Statement will also include the recommendations of (i) the Board of Directors of MCS in favor of adoption and approval of this Agreement and the Merger, and (ii) the Board of Directors of NetIQ in favor of the issuance of shares of NetIQ Common Stock in the Merger and in favor of adoption and approval of this Agreement and the Merger.

  5.2 Meetings of Stockholders.

  (a) Promptly after the date hereof, MCS will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the MCS Stockholders' Meeting to be held as promptly as practicable, for the purpose of voting upon this Agreement. MCS will consult with NetIQ and use its commercially reasonable efforts to hold the MCS Stockholders' Meeting on the same day as the NetIQ Stockholders' Meeting. Promptly after the date hereof, NetIQ will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the NetIQ Stockholders' Meeting to be held as promptly as practicable for the purpose of voting upon the issuance of shares of NetIQ Common Stock by virtue of the Merger. NetIQ will consult with MCS and will use its commercially reasonable efforts to hold the NetIQ Stockholders' Meeting on the same day as the MCS Stockholders' Meeting. Subject to

Sections 5.2(c) and 5.2(d), NetIQ and MCS will each use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of their respective stockholders or stockholders required by the rules of the National Association of Securities Dealers, Inc. or Delaware Law and all other applicable legal requirements to obtain such approvals.

  (b) Subject to Sections 5.2(c) and 5.2(d): (i) the Board of Directors of MCS shall unanimously recommend that MCS's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the MCS Stockholders' Meeting, and the Board of Directors of NetIQ shall unanimously recommend that NetIQ's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the NetIQ Stockholders' Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Board of Directors of MCS has unanimously recommended that MCS's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the MCS Stockholders' Meeting, and a statement to the effect that the Board of Directors of NetIQ has unanimously recommended that NetIQ's stockholders vote in favor of and adopt and approve this Agreement and the Merger at the NetIQ Stockholders' Meeting; and (iii) neither the Board of Directors of MCS, the Board of Directors of NetIQ, nor any committee of either shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the unanimous recommendation of the Board of Directors of MCS or the Board of Directors of NetIQ that MCS's stockholders or NetIQ's stockholders, as the case may be, vote in favor of and adopt and approve this Agreement and approve the Merger. For purposes of this Agreement, said recommendation of the Board of Directors shall be deemed to have been modified in a manner adverse to the other party if said recommendation shall no longer be unanimous.

  (c) Nothing in this Agreement shall prevent the Board of Directors of MCS from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a MCS Superior Offer (as defined below) is made to MCS and is not withdrawn, (ii) neither MCS nor any of its representatives shall have violated any of the restrictions set forth in
Section 5.4(a), and (iii) the Board of Directors of MCS concludes in good faith, after consultation with its outside counsel, that, in light of such MCS Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of MCS to comply with its fiduciary obligations to MCS's stockholders under applicable law. Nothing contained in this Section 5.2 shall limit MCS's obligation to hold and convene the MCS Stockholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of MCS shall have been withdrawn, amended or modified). For purposes of this Agreement, "MCS Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving MCS, pursuant to which the stockholders of MCS immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by MCS of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the fair market value of MCS's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by MCS), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the MCS, in each case on terms that the Board of Directors of MCS determines, in its reasonable judgment (after consultation with its financial advisor) to be more favorable to the MCS stockholders from a financial point of view than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "MCS Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of MCS's Board of Directors to be obtained by such third party on a timely basis.

  (d) Nothing in this Agreement shall prevent the Board of Directors of NetIQ from withholding, withdrawing, amending or modifying its unanimous recommendation in favor of the Merger if (i) a NetIQ Superior Offer (as defined below) is made to NetIQ and is not withdrawn, (ii) neither NetIQ nor any of its representatives shall have violated any of the restrictions set forth in
Section 5.4(b), and (iii) the Board of

Directors of NetIQ concludes in good faith, after consultation with its outside counsel, that, in light of such NetIQ Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of NetIQ to comply with its fiduciary obligations to NetIQ's stockholders under applicable law. Nothing contained in this Section 5.2 shall limit NetIQ's obligation to hold and convene the NetIQ Stockholders' Meeting (regardless of whether the unanimous recommendation of the Board of Directors of NetIQ shall have been withdrawn, amended or modified). For purposes of this Agreement, "NetIQ Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving NetIQ, pursuant to which the stockholders of NetIQ immediately preceding such transaction hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by NetIQ of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 50% of the fair market value of NetIQ's business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by NetIQ), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of the NetIQ, in each case on terms that the Board of Directors of NetIQ determines, in its reasonable judgment (after consultation with its financial advisor) to be more favorable to the NetIQ stockholders from a financial point of view than the terms of the Merger; provided, however, that any such offer shall not be deemed to be a "NetIQ Superior Offer" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely in the judgment of NetIQ's Board of Directors to be obtained by such third party on a timely basis.

  5.3 Access to Information; Confidentiality.

  (a) Each party will afford the other party and its accountants, counsel and other representatives reasonable access during normal business hours to the properties, books, records and personnel of the other party during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of such party, as the other party may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

  (b) The parties acknowledge that MCS and NetIQ have previously executed a Confidentiality Agreement, dated February 4, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

  5.4 No Solicitation.

  (a) Restrictions on MCS.

    (i) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, MCS and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any MCS Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any MCS Acquisition Proposal, (iii) engage in discussions with any person with respect to any MCS Acquisition Proposal, except as to the existence of these provisions, (iv) subject to Section 5.2(c), approve, endorse or recommend any MCS Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any MCS Acquisition Transaction (as defined below); provided, however, until the date on which this Agreement is approved by the required vote of the MCS stockholders, this Section 5.4(a) shall not prohibit MCS from furnishing nonpublic information regarding MCS and its subsidiaries to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a MCS Superior Offer submitted by such person or group (and not withdrawn) if (1) neither MCS nor any representative of MCS and its subsidiaries shall have violated any of the restrictions set forth in this
  Section 5.4(a), (2) the Board of Directors of MCS concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of MCS to comply with its fiduciary obligations to MCS's stockholders under applicable law, (3) (x) at least three (3) days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, MCS gives NetIQ written notice of the identity of such person or group and of MCS's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and (y) MCS receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of MCS and containing terms no less favorable to the disclosing party than the terms of the Confidentiality Agreement, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, MCS furnishes such nonpublic information to NetIQ (to the extent such nonpublic information has not been previously furnished by MCS to NetIQ). MCS and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any MCS Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of MCS or any of its subsidiaries or any investment banker, attorney or other advisor or representative of MCS or any of its subsidiaries shall be deemed to be a breach of this Section 5.4(a) by MCS. In addition to the foregoing, MCS shall (i) provide NetIQ with at least forty-eight (48) hours prior notice (or such lesser prior notice as provided to the members of MCS's Board of Directors but in no event less than eight hours) of any meeting of MCS's Board of Directors at which MCS's Board of Directors is reasonably expected to consider a MCS Superior Offer and (ii) provide NetIQ with at least three
  (3) business days prior written notice of a meeting of MCS's Board of Directors at which MCS's Board of Directors is reasonably expected to recommend a MCS Superior Offer to its stockholders and together with such notice a copy of the definitive documentation relating to such MCS Superior Offer.

    (ii) For purposes of this Agreement, "MCS Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by NetIQ) relating to any MCS Acquisition Transaction. For the purposes of this Agreement, "MCS Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from MCS by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 5% interest in the total outstanding voting securities of MCS or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of MCS or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving MCS pursuant to which the stockholders of MCS immediately preceding such transaction hold less than 95% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of MCS; or (C) any liquidation or dissolution of MCS.

    (iii) In addition to the obligations of MCS set forth in paragraph (i) of this Section 5.4(a), MCS as promptly as practicable, and in any event within twenty-four (24) hours, shall advise NetIQ orally and in writing of any request received by MCS for non-public information which MCS reasonably believes would lead to a MCS Acquisition Proposal or of any MCS Acquisition Proposal, the material terms and conditions of such request, MCS Acquisition Proposal or inquiry, and the identity of the person or group making any such request, MCS Acquisition Proposal or inquiry. MCS will keep NetIQ informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, MCS Acquisition Proposal or inquiry.

  (b) Restrictions on NetIQ.

    (i) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to Article VII, NetIQ and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any NetIQ Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any NetIQ Acquisition Proposal, (iii) engage in discussions with any person with respect to any NetIQ Acquisition Proposal, except as to the existence of these provisions, (iv) subject to Section 5.2(d), approve, endorse or recommend any NetIQ Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any NetIQ Acquisition Transaction (as defined below); provided, however, until the date on which this Agreement is approved by the required vote of the NetIQ stockholders, this
  Section 5.4(b) shall not prohibit NetIQ from furnishing nonpublic information regarding NetIQ and its subsidiaries to, entering into a confidentiality agreement with or entering into discussions with, any person or group in response to a NetIQ Superior Offer submitted by such person or group (and not withdrawn) if (1) neither NetIQ nor any representative of NetIQ and its subsidiaries shall have violated any of the restrictions set forth in this Section 5.4(b), (2) the Board of Directors of NetIQ concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board of Directors of NetIQ to comply with its fiduciary obligations to NetIQ's stockholders under applicable law, (3) (x) at least three (3) days prior to furnishing any such nonpublic information to, or entering into discussions or negotiations with, such person or group, NetIQ gives MCS written notice of the identity of such person or group and of NetIQ's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such person or group and (y) NetIQ receives from such person or group an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of NetIQ and containing terms no less favorable to the disclosing party than the terms of the Confidentiality Agreement, and (4) contemporaneously with furnishing any such nonpublic information to such person or group, NetIQ furnishes such nonpublic information to MCS (to the extent such nonpublic information has not been previously furnished by NetIQ to MCS). NetIQ and its subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any NetIQ Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer or director of NetIQ or any of its subsidiaries or any investment banker, attorney or other advisor or representative of NetIQ or any of its subsidiaries shall be deemed to be a breach of this Section 5.4(b) by NetIQ. In addition to the foregoing, NetIQ shall (i) provide MCS with at least forty-eight (48) hours prior notice (or such lesser prior notice as provided to the members of NetIQ's Board of Directors but in no event less than eight hours) of any meeting of NetIQ's Board of Directors at which NetIQ's Board of Directors is reasonably expected to consider a NetIQ Superior Offer and (ii) provide MCS with at least three (3) business days prior written notice of a meeting of NetIQ's Board of Directors at which NetIQ's Board of Directors is reasonably expected to recommend a NetIQ Superior Offer to its stockholders and together with such notice a copy of the definitive documentation relating to such NetIQ Superior Offer.

    (ii) For purposes of this Agreement, "NetIQ Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by MCS) relating to any NetIQ Acquisition Transaction. For the purposes of this Agreement, "NetIQ Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from NetIQ by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 5% interest in the total outstanding voting securities of NetIQ or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 5% or more of the total outstanding voting securities of NetIQ or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving NetIQ pursuant to which the stockholders of NetIQ immediately preceding such transaction hold less than 95% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 5% of the assets of NetIQ; or (C) any liquidation or dissolution of NetIQ.

    (iii) In addition to the obligations of NetIQ set forth in paragraph (i) of this Section 5.4(b), NetIQ as promptly as practicable, and in any event within twenty-four (24) hours, shall advise MCS orally and in writing of any request received by NetIQ for non-public information which NetIQ reasonably believes would lead to a NetIQ Acquisition Proposal or of any NetIQ Acquisition Proposal, the material terms and conditions of such request, NetIQ Acquisition Proposal or inquiry, and the identity of the person or group making any such request, NetIQ Acquisition Proposal or inquiry. NetIQ will keep MCS informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, NetIQ Acquisition Proposal or inquiry.

  5.5 Public Disclosure. NetIQ and MCS will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement, a MCS Acquisition Proposal or a NetIQ Acquisition Proposal and will not issue any such press release or make any such public statement prior to such agreement, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement; provided, however, that no such consultation or agreement shall be required if, prior to the date of such release or public statement, either party shall have withheld, withdrawn, amended or modified its unanimous recommendation in favor of the Merger.

  5.6 Legal Requirements. Each of NetIQ, Merger Sub and MCS will take all reasonable actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals of or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. NetIQ will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of NetIQ Common Stock pursuant hereto. MCS will use its commercially reasonable efforts to assist NetIQ as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of NetIQ Common Stock pursuant hereto.

  5.7 Third Party Consents. As soon as practicable following the date hereof, NetIQ and MCS will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

  5.8 FIRPTA. At or prior to the Closing, MCS, if requested by NetIQ, shall deliver to the IRS a notice that the MCS Common Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

  5.9 Notification of Certain Matters. NetIQ and Merger Sub will give prompt notice to MCS, and MCS will give prompt notice to NetIQ, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Effective Time, such that the conditions set forth in Section 6.2(a) or 6.3(a), as the case may be, would not be satisfied as a result

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

thereof, or (b) any material failure of NetIQ and Merger Sub or MCS, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

  5.10 Commercially Reasonable Efforts and Further Assurances. Subject to the respective rights and obligations of NetIQ and MCS under this Agreement, each of the parties to this Agreement will use its commercially reasonable efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

  5.11 Stock Options; Employee Stock Purchase Plans.

  (a) Stock Options. At the Effective Time, each outstanding option to purchase shares of MCS Common Stock (each, a "MCS Stock Option") under the MCS Stock Option Plans, whether or not vested, shall by virtue of the Merger be assumed by NetIQ. NetIQ shall take all corporate action necessary to reserve for issuance a sufficient number of shares of NetIQ Common Stock for issuance upon exercise of all MCS Stock Options assumed in accordance with this Section 5.11. Each MCS Stock Option so assumed by NetIQ under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each MCS Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of NetIQ Common Stock equal to the product of the number of shares of MCS Common Stock that were issuable upon exercise of such MCS Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of NetIQ Common Stock and (ii) the per share exercise price for the shares of NetIQ Common Stock issuable upon exercise of such assumed MCS Stock Option will be equal to the quotient determined by dividing the exercise price per share of MCS Common Stock at which such MCS Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.

  (b) ESPP. NetIQ agrees that from and after the Effective Time, MCS employees may participate in the NetIQ ESPP, subject to the terms and conditions of the NetIQ ESPP.

  5.12 Form S-8. NetIQ agrees to file a registration statement on Form S-8 for the shares of NetIQ Common Stock issuable with respect to assumed MCS Stock Options as soon as is reasonably practicable after the Effective Time.

  5.13 Service Credit. Service of MCS Employees, as credited under the MCS Plans, prior to the Effective Time shall be credited against all service and waiting period requirements under NetIQ's comparable employee benefit plans.

  5.14 Indemnification.

  (a) From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of MCS pursuant to any indemnification agreements between MCS and its directors and officers existing prior to the date hereof. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain the provisions with respect to indemnification and elimination of liability for monetary damages set forth in the Certificate of Incorporation and Bylaws of MCS, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of MCS, unless such modification is required by law.

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

  (b) For a period of six years after the Effective Time, NetIQ will cause the Surviving Corporation to use its commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by MCS's directors' and officers' liability insurance policy on terms comparable to those applicable to the then current directors and officers of NetIQ; provided, however, that in no event will NetIQ or the Surviving Corporation be required to expend in excess of $500,000 in an annual premium for such coverage (or such coverage as is available for such annual premium).

  (c) This Section 5.13 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time and will be binding on all successors and assigns of the Surviving Corporation.

  5.15 Tax-Free Reorganization. NetIQ and MCS will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. NetIQ and MCS will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

  5.16 Nasdaq Listing. NetIQ agrees to authorize for listing on Nasdaq the shares of NetIQ Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

  5.17 Action by Boards of Directors. Prior to the Effective Time, the board of directors of each of NetIQ and MCS shall comply as applicable with the provisions of the SEC's no-action letter dated January 12, 1999 addressed to Skadden, Arps, Slate, Meagher and Flom LLP relating to Rule 16b of the Exchange Act.

  5.18 MCS Affiliate Agreement. Set forth on the MCS Schedules is a list of those persons who may be deemed to be, in MCS's reasonable judgment, affiliates of MCS within the meaning of Rule 145 promulgated under the Securities Act (an "MCS Affiliate"). MCS will provide NetIQ with such information and documents as NetIQ reasonably requests for purposes of reviewing such list. MCS will use its best efforts to deliver or cause to be delivered to NetIQ as promptly as practicable on or following the date hereof from each MCS Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit E (the "MCS Affiliate Agreement"), each of which will be in full force and effect as of the Effective Time. NetIQ will be entitled to place appropriate legends on the certificates evidencing any NetIQ Common Stock to be received by a MCS Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the NetIQ Common Stock, consistent with the terms of the MCS Affiliate Agreement.

  5.19 Regulatory Filings; Reasonable Efforts. As soon as may be reasonably practicable, MCS and NetIQ each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties. MCS and NetIQ each shall promptly (a) supply the other with any information which may be required in order to effectuate such filings and (b) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate.

  5.20 Rights Under the LOI. MCS shall proceed to conclude definitive agreements embodying the terms of the LOI, provided that NetIQ shall approve (which approval shall not be unreasonably withheld) the form of such definitive agreements. In addition, MCS will not enter into any material amendments or waivers of the LOI or such definitive agreements without NetIQ's prior written consent. If NetIQ and MCS determine, for tax planning or other reasons, that an assignment to NetIQ of MCS's rights under the LOI or the definitive agreements is appropriate, the parties shall effect such an assignment. If, after such an assignment, NetIQ does not execute a Merger Agreement (as defined in the LOI) by March 15, 2000 or if this Agreement shall be terminated pursuant to Article VII, the assignment of MCS's rights under the LOI shall be terminated and such rights shall revert to MCS.

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

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

  6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

  (a) Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law by the stockholders of MCS, and the issuance of shares of NetIQ Common Stock by virtue of the Merger shall have been duly approved by the requisite vote under the rules of the National Association of Securities Dealers, Inc. by the stockholders of NetIQ.

  (b) Registration Statement Effective; Proxy Statement. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened in writing by the SEC.

  (c) No Order; HSR Act. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby will have expired or terminated early.

  (d) Tax Opinions. NetIQ and MCS shall each have received substantially identical written opinions from their counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Davis Polk & Wardwell, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinions shall not have been withdrawn. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

  (e) Nasdaq Listing. The shares of NetIQ Common Stock issuable to stockholders of MCS pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance.

  6.2 Additional Conditions to Obligations of MCS. The obligation of MCS to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by MCS:

  (a) Representations and Warranties. The representations and warranties of NetIQ and Merger Sub contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement, except where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect on NetIQ. In addition, the representations and warranties of NetIQ and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 3.2 and 3.3) where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect on NetIQ. MCS shall have received a certificate with respect to the foregoing signed on behalf of NetIQ by the Chief Executive Officer and the Chief Financial Officer of NetIQ; and

  (b) Agreements and Covenants. NetIQ and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and MCS shall have received a certificate to such effect signed on behalf of NetIQ by the Chief Executive Officer and the Chief Financial Officer of NetIQ.

  6.3 Additional Conditions to the Obligations of NetIQ and Merger Sub. The obligations of NetIQ and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by
NetIQ:

  (a) Representations and Warranties. The representations and warranties of MCS contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement, except where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect on MCS. In addition, the representations and warranties of MCS contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 2.2 and 2.3) where the failure to be so true and correct would not, in the aggregate, have a Material Adverse Effect on MCS. NetIQ shall have received a certificate with respect to the foregoing signed on behalf of MCS by the President and the Chief Financial Officer of MCS; and

  (b) Agreements and Covenants. MCS shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the NetIQ shall have received a certificate to such effect signed on behalf of MCS by the President and the Chief Financial Officer of MCS.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

  7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of MCS or the approval of the issuance of NetIQ Common Stock in connection with the Merger by the stockholders of NetIQ:

  (a) by mutual written consent duly authorized by the Boards of Directors of NetIQ and MCS;

  (b) by either MCS or NetIQ if the Merger shall not have been consummated by July 31, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

  (c) by either MCS or NetIQ if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

  (d) by either MCS or NetIQ if the required approvals of the stockholders of MCS or the stockholders of NetIQ contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement;

  (e) by MCS, upon a breach of any representation, warranty, covenant or agreement on the part of NetIQ set forth in this Agreement, or if any representation or warranty of NetIQ shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in NetIQ's representations and warranties or breach by NetIQ is curable by NetIQ through the exercise of its commercially reasonable efforts, then MCS may not terminate this Agreement under this Section 7.1(e) for thirty (30) days after delivery of written notice from MCS to NetIQ of such breach, provided NetIQ continues to exercise commercially reasonable efforts to cure such breach (it being understood that MCS may not terminate this Agreement pursuant to this paragraph (e) if such breach by NetIQ is cured during such thirty (30)-day period);

  (f) by NetIQ, upon a breach of any representation, warranty, covenant or agreement on the part of MCS set forth in this Agreement, or if any representation or warranty of MCS shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in MCS's representations and warranties or breach by MCS is curable by MCS through the exercise of its commercially reasonable efforts, then NetIQ may not terminate this Agreement under this Section 7.1(f) for thirty (30) days after delivery of written notice from NetIQ to MCS of such breach, provided MCS continues to exercise commercially reasonable efforts to cure such breach (it being understood that NetIQ may not terminate this Agreement pursuant to this paragraph (f) if such breach by MCS is cured during such thirty (30)-day period);

  (g) by MCS if a MCS Triggering Event (as defined below) shall have occurred;
or

  (h) by NetIQ if a NetIQ Triggering Event (as defined below) shall have occurred.

  For the purposes of this Agreement, a "MCS Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of NetIQ or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to MCS its unanimous recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) NetIQ shall have failed to include in the Proxy Statement the unanimous recommendation of the Board of Directors of NetIQ in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) Board of Directors of NetIQ fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten (10) business days after MCS requests in writing that such recommendation be reaffirmed at any time following the announcement of an Acquisition Proposal; (iv) the Board of Directors of NetIQ or any committee thereof shall have approved or recommended any NetIQ Acquisition Proposal; (v) NetIQ shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any NetIQ Acquisition Proposal;
(vi) a tender or exchange offer relating to securities of NetIQ shall have been commenced by a person unaffiliated with MCS and NetIQ shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that NetIQ recommends rejection of such tender or exchange offer; or (vii) NetIQ shall have breached the provisions of Section 5.4(b) of this Agreement.

  For the purposes of this Agreement, a "NetIQ Triggering Event" shall be deemed to have occurred if: (i) the Board of Directors of MCS or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to NetIQ its unanimous recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) MCS shall have failed to include in the Proxy Statement the unanimous recommendation of the Board of Directors of MCS in favor of the adoption and approval of the Agreement and the approval of the Merger; (iii) Board of Directors of MCS fails to reaffirm its unanimous recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within ten (10) business days after NetIQ requests in writing that such recommendation be reaffirmed at any time following the announcement of an Acquisition Proposal; (iv) the Board of Directors of MCS or any committee thereof shall have approved or recommended any MCS Acquisition Proposal; (v) MCS shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any MCS Acquisition Proposal; (vi) a tender or exchange offer relating to securities of MCS shall have been commenced by a person unaffiliated with NetIQ and MCS shall not have sent to its

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

securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that MCS recommends rejection of such tender or exchange offer; or (vii) MCS shall have breached the provisions of Section 5.4(a) of this Agreement.

  7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in
Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2, Section 7.3 and Article 8 (General Provisions), each of which shall survive the termination of this Agreement, and
(ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

  7.3 Fees and Expenses.

  (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that NetIQ and MCS shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred (i) in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto or (ii) for the pre-merger notification and report forms under the HSR Act.

  (b) MCS Payments.

    (i) MCS shall pay to NetIQ in immediately available funds, within two (2) business days after demand by NetIQ, an amount equal to $53,000,000 (the "MCS Termination Fee") if this Agreement is terminated by NetIQ pursuant to
  Section 7.1(h).

    (ii) MCS shall pay NetIQ in immediately available funds, within two (2) business days after demand by NetIQ, an amount equal to the MCS Termination Fee, if this Agreement is terminated by NetIQ or MCS, as applicable, pursuant to Section 7.1(b) or Section 7.1(d) as a result of MCS's failure to obtain the required approvals of the stockholders of MCS and any of the following shall occur:

      (1) if following the date hereof and prior to the termination of this Agreement, a third party has publicly announced a MCS Acquisition Proposal and within twelve (12) months following the termination of this Agreement a MCS Acquisition (as defined below) is consummated; or

      (2) if following the date hereof and prior to the termination of this Agreement, a third party has announced a MCS Acquisition Proposal and within twelve (12) months following the termination of this Agreement MCS enters into an agreement or letter of intent providing for a MCS Acquisition.

    (iii) MCS acknowledges that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, NetIQ would not enter into this Agreement; accordingly, if MCS fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, NetIQ makes a claim that results in a judgment against MCS for the amounts set forth in this Section 7.3(b), MCS shall pay to NetIQ its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "MCS Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving MCS pursuant to which the stockholders of MCS immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by MCS of assets representing in excess of 50% of the aggregate fair market value of MCS's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by MCS), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of MCS.

  (c) NetIQ Payments.

    (i) NetIQ shall pay to MCS in immediately available funds, within two (2) business days after demand by MCS, an amount equal to $53,000,000 (the "NetIQ Termination Fee") if this Agreement is terminated by MCS pursuant to
  Section 7.1(g).

    (ii) NetIQ shall pay MCS in immediately available funds, within two (2) business days after demand by MCS, an amount equal to the NetIQ Termination Fee, if this Agreement is terminated by MCS or NetIQ, as applicable, pursuant to Section 7.1(b) or Section 7.1(d) as a result of NetIQ's failure to obtain the required approvals of the stockholders of NetIQ and any of the following shall occur:

      (1) if following the date hereof and prior to the termination of this Agreement, a third party has publicly announced a NetIQ Acquisition Proposal and within twelve (12) months following the termination of this Agreement a NetIQ Acquisition (as defined below) is consummated; or

      (2) if following the date hereof and prior to the termination of this Agreement, a third party has announced a NetIQ Acquisition Proposal and within twelve (12) months following the termination of this Agreement NetIQ enters into an agreement or letter of intent providing for a NetIQ Acquisition.

    (iii) NetIQ acknowledges that the agreements contained in this Section 7.3(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, MCS would not enter into this Agreement; accordingly, if NetIQ fails to pay in a timely manner the amounts due pursuant to this Section 7.3(c) and, in order to obtain such payment, MCS makes a claim that results in a judgment against NetIQ for the amounts set forth in this Section 7.3(c), NetIQ shall pay to MCS its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(c) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(c) shall not be in lieu of damages incurred in the event of breach of this Agreement. For the purposes of this Agreement, "NetIQ Acquisition" shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving NetIQ pursuant to which the stockholders of NetIQ immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction, (ii) a sale or other disposition by NetIQ of assets representing in excess of 50% of the aggregate fair market value of NetIQ's business immediately prior to such sale or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by NetIQ), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 50% of the voting power of the then outstanding shares of capital stock of NetIQ.

  7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

  7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

  8.1 Non-Survival of Representations and Warranties. The representations and warranties of MCS, NetIQ and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

  8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via facsimile (receipt confirmed) to the parties at the following addresses or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

  (a) if to NetIQ or Merger Sub, to:

    NetIQ Corp.
    5410 Betsy Ross Drive
    Santa Clara, California 95054
    Attention: Chief Executive Officer
    Fax No.: (408) 330-0959

    with copies to:

    Wilson Sonsini Goodrich & Rosati, Professional Corporation
    650 Page Mill Road
    Palo Alto, California 94304-1050
    Attention: Larry W. Sonsini, Esq.
Thomas C. DeFilipps, Esq.
    Fax No.: (650) 493-6811

    and to:

    Wilson Sonsini Goodrich & Rosati, Professional Corporation
    Spear Street Tower
    One Market
    San Francisco, California 94105
    Attention: Steve L. Camahort, Esq.
    Fax No.: (415) 947-2099

  (b) if to MCS, to:

    Mission Critical Software Inc.
    13939 Northwest Freeway
    Houston, Texas 77040
    Attention: Chief Financial Officer
    Fax No.: (713) 548-1829

    with a copy to:

    Davis Polk & Wardwell
    1600 El Camino Real
    Menlo Park, California 94025
    Attention: William M. Kelly, Esq.
    Fax No.: (650) 752-2111

  8.3 Interpretation; Knowledge.

  (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

  (b) For purposes of this Agreement, the term "knowledge" means, with respect to any matter in question, that the executive officers of MCS or NetIQ, as the case may be, have actual knowledge of such matter.

  (c) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole; provided, however, that in no event shall (A) a decrease in such entity's stock price or the failure to meet or exceed Wall Street research analysts' or such entity's internal earnings or other estimates or projections in and of itself constitute a Material Adverse Effect or (B) any change, event, violation, inaccuracy, circumstance or effect that results from (x) the public announcement or pendency of the transactions contemplated hereby, (y) changes affecting the software industry generally or (z) changes affecting the United States economy generally, constitute a Material Adverse Effect.

  8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

  8.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the MCS Schedules and the NetIQ Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth herein.

  8.6 Severability. In the event that any provision of this Agreement or thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

  8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

  8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

  8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the of the parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

  8.11 Waiver of Jury Trial. EACH OF NEPTUNE, MERCURY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF NEPTUNE, MERCURY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

  IN WITNESS WHEREOF, NetIQ, Merger Sub and MCS have caused this Agreement to be executed by their duly authorized respective officers, as of the date first written above.

                                          NETIQ CORP.

                                                   /s/ Ching-Fa Hwang
                                          By: _________________________________
                                             Name:     Ching-Fa Hwang
                                             Title:  President and CEO

                                          MISSION CRITICAL SOFTWARE INC.

                                                 /s/ Michael S. Bennett
                                          By: _________________________________
                                             Name:   Michael S. Bennett
                                             Title:     Chairman/CEO

                                          PLANET ACQUISITION CORP.

                                          By: _________________________________
                                             Name: ____________________________
                                             Title: ___________________________

                        ****REORGANIZATION AGREEMENT****

                                                                       EXHIBIT A

                          NETIQ STOCK OPTION AGREEMENT

  THIS NETIQ STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of February 26, 2000, among Mission Critical Software Inc., a Delaware corporation ("MCS"), and NetIQ Corp., a Delaware corporation ("NetIQ"). Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS

  A. MCS, Merger Sub (as defined below) and NetIQ have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") which provides for the merger (the "Merger") of a wholly-owned subsidiary of NetIQ ("Merger Sub") with and into MCS. Pursuant to the Merger, all outstanding capital stock of MCS will be converted into the right to receive Common Stock of NetIQ.

  B. As a condition to NetIQ's willingness to enter into the Merger Agreement, NetIQ has requested that MCS agree, and MCS has so agreed, to grant to NetIQ an option to acquire shares of MCS's Common Stock, par value $0.001 per share (the "MCS Shares"), upon the terms and subject to the conditions set forth herein.

  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

  1. Grant of Option. NetIQ hereby grants to MCS an irrevocable option (the "Option") to acquire up to 3,520,234 NetIQ Shares (the "Option Shares"), in the manner set forth below by paying cash at a price of $73.50 per share (the "Exercise Price").

  2. Exercise of Option; Maximum Proceeds.

  (a) The Option may be exercised by MCS in whole or in part, at any time or from time to time (i) if the Merger Agreement is terminated pursuant to 7.1(g) thereof and an event causing the NetIQ Termination Fee to become payable pursuant to Section 7.3(c) of the Merger Agreement occurs or (ii) immediately prior to the occurrence of any event causing the NetIQ Termination Fee to become payable pursuant to Section 7.1(b) or 7.1(d) thereof (any of the events being referred to herein as an "Exercise Event"). In the event MCS wishes to exercise the Option, MCS will deliver to NetIQ a written notice (each an "Exercise Notice") specifying the total number of Option Shares it wishes to acquire. Each closing of a purchase of Option Shares (a "Closing") will occur on a date and at a time prior to the termination of the Option designated by MCS in an Exercise Notice delivered at least two (2) business days prior to the date of such Closing, which Closing will be held at the principal offices of NetIQ.

  (b) The Option will terminate upon the earliest of (i) the Effective Time,
(ii) twelve (12) months following the date on which the Merger Agreement is terminated pursuant to Section 7.1(b) or 7.1(d) thereof, if no event causing the Termination Fee to become payable pursuant to Section 7.3(c)(ii) of the Merger Agreement has occurred, (iii) twelve (12) months following the date on which the Merger Agreement is terminated pursuant to Section 7.1(h) thereof,
(iv) in the event the Merger Agreement has been terminated pursuant to Section 7.1(b) or 7.1(d) thereof and the Termination Fee became payable pursuant to
Section 7.3(c)(ii) thereof, twelve (12) months after payment of the Termination Fee; and (v) the date on which the Merger Agreement is terminated if neither a Triggering Event nor the public announcement of a NetIQ Acquisition Proposal by a third party occurred on or prior to the date of such termination; provided, however, that if the Option cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act will not have expired or been terminated, then the Option will not terminate until the tenth (10th) business day after such impediment to exercise will have been removed or will have become final and not subject to appeal.

  (c) If MCS receives in the aggregate pursuant to Section 7.3(c) of the Merger Agreement together with either (i) proceeds in connection with any sales or other dispositions of Option Shares and any dividends received by MCS declared on Option Shares or (ii) in the aggregate pursuant to Section 6 of this Agreement, more than the sum of (x) $66,000,000 plus (y) the Exercise Price multiplied by the number of NetIQ Shares purchased by MCS pursuant to the Option, then all proceeds to MCS in excess of such sum will be remitted by MCS to NetIQ.

  3. Conditions to Closing. The obligation of NetIQ to issue Option Shares to MCS hereunder is subject to the conditions that (A) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder will have expired or been terminated; (B) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder will have been obtained or made, as the case may be; and (C) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance will be in effect. It is understood and agreed that at any time during which the Option is exercisable, the parties will use their respective best efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

  4. Closing. At any Closing, (A) NetIQ will deliver to MCS a single certificate in definitive form representing the number of NetIQ Shares designated by MCS in its Exercise Notice, such certificate to be registered in the name of MCS and to bear the legend set forth in Section 9 hereof, against delivery of (B) payment by MCS to NetIQ of the aggregate purchase price for the NetIQ Shares so designated and being purchased by delivery of a certified check or bank check.

  5. Representations and Warranties of the NetIQ. NetIQ represents and warrants to MCS that (A) NetIQ is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (B) the execution and delivery of this Agreement by NetIQ and consummation by NetIQ of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NetIQ and no other corporate proceedings on the part of NetIQ are necessary to authorize this Agreement or any of the transactions contemplated hereby; (C) this Agreement has been duly executed and delivered by NetIQ and constitutes a legal, valid and binding obligation of NetIQ and, assuming this Agreement constitutes a legal, valid and binding obligation of MCS, is enforceable against NetIQ in accordance with its terms; (D) except for any filings required under the HSR Act, NetIQ has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued NetIQ Shares for MCS to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional NetIQ Shares or other securities which may be issuable pursuant to Section 8(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (E) upon delivery of the NetIQ Shares and any other securities to MCS upon exercise of the Option, MCS will acquire such NetIQ Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by MCS; (F) the execution and delivery of this Agreement by NetIQ do not, and the performance of this Agreement by NetIQ will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of NetIQ or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to NetIQ or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair NetIQ's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of NetIQ or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which NetIQ or any of its subsidiaries is a party or by which NetIQ or any of its subsidiaries or its or any of their respective properties are bound or affected; and (G) the execution and delivery of this Agreement by NetIQ does not, and the performance of this Agreement by NetIQ will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except pursuant to the HSR Act.

  6. MCS Put. At the request of and upon notice by MCS (the "Put Notice"), at any time during the period during which the Option is exercisable pursuant to
Section 2 (the "Purchase Period"), NetIQ (or any successor entity thereof) will purchase from MCS the Option, to the extent not previously exercised, at the price set forth in subparagraph (i) below (as limited by subparagraph (iii) below), and the Option Shares, if any, acquired by MCS pursuant thereto, at the price set forth in subparagraph (ii) below (as limited by subparagraph (iii) below):

  (a) The difference between the "Market/Tender Offer Price" for the NetIQ Shares as of the date MCS gives notice of its intent to exercise its rights under this Section 6(a) (defined as the higher of (A) the highest price per share offered as of such date pursuant to any NetIQ Acquisition Proposal which was made prior to such date and (B) the average closing sale price of NetIQ Shares then on Nasdaq during the twenty (20) trading days ending on the trading day immediately preceding such date) and the Exercise Price, multiplied by the number of NetIQ Shares purchasable pursuant to the Option, but only if the Market/Tender Offer Price is greater than the Exercise Price. For purposes of determining the highest price offered pursuant to any NetIQ Acquisition Proposal which involves consideration other than cash, the value of such consideration will be equal to the higher of (x) if securities of the same class of the proponent as such consideration are traded on any national securities exchange or by any registered securities association, a value based on the closing sale price or asked price for such securities on their principal trading market on such date and (y) the value ascribed to such consideration by the proponent of such NetIQ Acquisition Proposal, or if no such value is ascribed, a value determined in good faith by the Board of Directors of NetIQ.

  (b) The Exercise Price paid by MCS for NetIQ Shares acquired pursuant to the Option plus the difference between the Market/Tender Offer Price and such Exercise Price (but only if the Market/Tender Offer Price is greater than the Exercise Price) multiplied by the number of NetIQ Shares so purchased.

  7. Payment and Redelivery of Option or Shares. In the event MCS exercises its rights under Section 6(a), NetIQ will, within five (5) business days after MCS delivers notice pursuant to Section 6(a), pay the required amount to MCS in immediately available funds and MCS will surrender to NetIQ the Option and the certificates evidencing the NetIQ Shares purchased by MCS pursuant thereto.

  8. Registration Rights.

  (a) Following the termination of the Merger Agreement, MCS (sometimes referred to herein as the "Holder") may by written notice (a "Registration Notice") to NetIQ (the "Registrant") request the Registrant to register under the Securities Act all or any part of the shares acquired by the Holder pursuant to this Agreement (such shares requested to be registered, the "Registrable Securities") in order to permit the sale or other disposition of any or all shares of the Registrable Securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision. Holder agrees to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 5.0% of the then-outstanding voting power of Registrant. Upon a request for registration, the Registrant will have the option exercisable by written notice delivered to the Holder within ten (10) business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price" equal to the product of (i) the number of Registrable Securities so purchased and (ii) the per share average of the closing sale prices of the Registrant's Common Stock on Nasdaq for the ten

(10) trading days immediately preceding the date of the Registration Notice. Any such purchase of Registrable Securities by the Registrant hereunder will take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant in such notice within ten (10) business days after delivery of such notice. The payment for the shares to be purchased will be made by delivery at the time of such closing of the Option Price in immediately available funds.

  (b) If the Registrant does not elect to exercise its option to purchase pursuant to Section 7(a) with respect to all Registrable Securities, the Registrant will use all reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities requested to be registered in the Registration Notice and to keep such registration statement effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition; provided, however, that the Holder will not be entitled to more than an aggregate of three (3) effective registration statements hereunder. The obligations of Registrant hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 90 calendar days in the aggregate if the Board of Directors of Registrant shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Registrant or otherwise interfere with or adversely affect any pending or proposed offering of securities of Registrant or any other material transaction involving Registrant. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 90 days after the filing with the SEC of the initial registration statement therefor, the provisions of this
Section 7 will again be applicable to any proposed registration. The Registrant will use all reasonable efforts to cause any Registrable Securities registered pursuant to this Section 7 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and will continue such registration or qualification in effect in such jurisdictions; provided, however, that the Registrant will not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision. If Registrant effects a registration under the Securities Act of NetIQ Common Stock for its own account or for any other stockholders of Registrant (other than on Form S-4 or Form S-8, or any successor form), it will allow Holder the right to participate in such registration by selling its Registrable Securities, and such participation will not affect the obligation of Registrant to effect demand registration statements for Holder under this Section 7; provided that, if the managing underwriters of such offering advise Registrant in writing that in their opinion the number of shares of NetIQ Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Registrant will include the shares requested to be included therein by Holder pro rata with the shares intended to be included therein by Registrant.

  (c) The registration rights set forth in this Section 7 are subject to the condition that the Holder will provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all facts required to be disclosed with respect to a registration thereunder.

  (d) A registration effected under this Section 7 will be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant will provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

  (e) Indemnification.

    (i) The Registrant will indemnify the Holder, each of its directors and officers and each person who controls the Holder within the meaning of
  Section 15 of the Securities Act, and each underwriter of the

  Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Registrant of any rule or regulation promulgated under the Securities Act applicable to the Registrant in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, that the Registrant will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by such Holder or director or officer or controlling person or underwriter seeking indemnification.

    (ii) The Holder will indemnify the Registrant, each of its directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder for use therein; provided, that in no event will any indemnity under this Section 7(e) exceed the net proceeds of the offering received by the Holder.

    (iii) Each party entitled to indemnification under this Section 7(e) (the "Indemnified Party") will give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party will pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further, however, that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Section 7(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party will be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which will not be unreasonably withheld).

  9. Adjustment Upon Changes in Capitalization.

  (a) In the event of any change in the NetIQ Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option, the Exercise Price will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction so that MCS will receive, upon exercise of the Option, the number and class of shares or other securities or property that MCS would have received in respect of the NetIQ Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

  (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, if the number of outstanding shares of NetIQ Common Stock increases or decreases after the date of this Agreement (other than pursuant to an event described in Section 9(a)), the number of shares of NetIQ Common Stock subject to the Option (including those Option Shares which may have already been exercised) will be adjusted so that it equals 19.99% of the number of shares of NetIQ Common Stock then issued and outstanding, without giving effect to any Option Shares.

  10. Restrictive Legends. Each certificate representing Option Shares issued to MCS hereunder will include a legend in substantially the following form:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF
  FEBRUARY 26, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

  It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Holder has delivered to Registrant a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Registrant and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

  11. Listing and HSR Filing. NetIQ, upon the request of MCS, will promptly file an application to list the NetIQ Shares to be acquired upon exercise of the Option for quotation on Nasdaq and will use its best efforts to obtain approval of such listing as soon as practicable. Promptly after the date hereof, each of the parties hereto will promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act to permit the acquisition of the NetIQ Shares subject to the Option at the earliest possible date.

  12. Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any shares sold by a party in compliance with the provisions of
Section 7 will, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares will not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 7 will not be required to bear the legend set forth in Section 9.

  13. Specific Performance. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party hereto agrees that in addition to other remedies the other party hereto will be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or the right to enforce any of the covenants or agreements set forth herein by specific performance. In the event that any action will be brought in equity to enforce the provisions of the Agreement, neither party hereto will allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law.

  14. Entire Agreement. This Agreement and the Merger Agreement (including the appendices thereto) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

  15. Further Assurances. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

  16. Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto will negotiate in good faith and will execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

  17. Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as will be specified by like notice):

  (a) if to MCS, to:

    Mission Critical Software Inc.
    13939 Northwest Freeway
    Houston, Texas 77040
    Attention: Chief Financial Officer
    Facsimile: (713) 548-1829

    with a copy to:

    Davis Polk & Wardwell
    1600 El Camino Real
    Menlo Park, California 94025
    Attention: William M. Kelly, Esq.
    Facsimile: (650) 752-2111

  (b) if to NetIQ, to:

    NetIQ Corp.
    5410 Betsy Ross Drive
    Santa Clara, California 95054
    Attention: Chief Executive Officer
    Facsimile: (408) 330-0959

    with copies to:

    Wilson, Sonsini, Goodrich & Rosati,
    Professional Corporation
    650 Page Mill Road
    Palo Alto, California 94304-1050
    Attention: Larry W. Sonsini, Esq.
              Thomas C. DeFilipps, Esq.
    Facsimile: (650) 493-6811

    and to:

    Wilson Sonsini Goodrich & Rosati,
    Professional Corporation
    Spear Street Tower
    One Market
    San Francisco, California 94105
    Attention: Steve L. Camahort, Esq.
    Facsimile: (415) 947-2099

  18. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

  19. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement will be paid by the party incurring such expenses.

  20. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

  21. Assignment. Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that the rights and obligations hereunder will inure to the benefit of and be binding upon any successor of a party hereto.

  22. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but both of which, taken together, will constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          MISSION CRITICAL SOFTWARE INC.

                                          By:     /s/ Michael S. Bennett
                                             __________________________________
                                          Name: Michael S. Bennett
                                          Title: Chairman/CEO

                                          NETIQ CORP.

                                          By:     /s/ Ching-Fa Hwang
                                             __________________________________
                                          Name: _______________________________
                                          Title: ______________________________

                                                                       EXHIBIT B

                           MCS STOCK OPTION AGREEMENT

  THIS MCS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of February 26, 2000, among NetIQ Corp., a Delaware corporation ("NetIQ"), Mission Critical Software Inc., a Delaware corporation ("MCS"). Capitalized terms used but not otherwise defined herein will have the meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS

  A. MCS, Merger Sub (as defined below) and NetIQ have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") which provides for the merger (the "Merger") of a wholly-owned subsidiary of NetIQ ("Merger Sub") with and into the MCS. Pursuant to the Merger, all outstanding capital stock of the MCS will be converted into the right to receive Common Stock of NetIQ.

  B. As a condition to NetIQ's willingness to enter into the Merger Agreement, NetIQ has requested that MCS agree, and MCS has so agreed, to grant to NetIQ an option to acquire shares of MCS's Common Stock, par value $0.001 per share ("MCS Shares"), upon the terms and subject to the conditions set forth herein.

  NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and in the Merger Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

  1. Grant of Option. MCS hereby grants to NetIQ an irrevocable option (the "Option") to acquire up to 3,416,052 MCS Shares (the "Option Shares"), in the manner set forth below by paying cash at a price of $69,1855 per share (the "Exercise Price").

  2. Exercise of Option; Maximum Proceeds.

  (a) The Option may be exercised by NetIQ, in whole or in part, at any time or from time to time(i) if the Merger Agreement is terminated pursuant to 7.1(h) thereof and an event causing the MCS Termination Fee to become payable pursuant to Section 7.3(b) of the Merger Agreement occurs or (ii) immediately prior to the occurrence of any event causing the MCS Termination Fee to become payable pursuant to Section 7.1(b) or 7.1(d) thereof (any of the events being referred to herein as an "Exercise Event"). In the event NetIQ wishes to exercise the Option, NetIQ will deliver to the MCS a written notice (each an "Exercise Notice") specifying the total number of Option Shares it wishes to acquire. Each closing of a purchase of Option Shares (a "Closing") will occur on a date and at a time prior to the termination of the Option designated by NetIQ in an Exercise Notice delivered at least two (2) business days prior to the date of such Closing, which Closing will be held at the principal offices of the MCS.

  (b) The Option will terminate upon the earliest of (i) the Effective Time,
(ii) twelve (12) months following the date on which the Merger Agreement is terminated pursuant to Section 7.1(b) or 7.1(d) thereof, if no event causing the Termination Fee to become payable pursuant to Section 7.3(b)(ii) of the Merger Agreement has occurred, (iii) twelve (12) months following the date on which the Merger Agreement is terminated pursuant to Section 7.1(h) thereof,
(iv) in the event the Merger Agreement has been terminated pursuant to Section 7.1(b) or 7.1(d) thereof and the Termination Fee became payable pursuant to
Section 7.3(b)(ii) thereof, twelve (12) months after payment of the Termination Fee; and (v) the date on which the Merger Agreement is terminated if neither a Triggering Event nor the public announcement of a MCS Acquisition Proposal by a third party occurred on or prior to the date of such termination; provided, however, that if the Option cannot be exercised by reason of any applicable government order or because the waiting period related to the issuance of the Option Shares under the HSR Act will not have expired or been terminated, then the Option will not terminate until the tenth (10/th/) business day after such impediment to exercise will have been removed or will have become final and not subject to appeal.

  (c) If NetIQ receives in the aggregate pursuant to Section 7.3(b) of the Merger Agreement together with either (i) proceeds in connection with any sales or other dispositions of Option Shares and any dividends received by NetIQ declared on Option Shares or (ii) in the aggregate pursuant to Section 6 of this Agreement, more than the sum of (x) $66,000,000 plus (y) the Exercise Price multiplied by the number of MCS Shares purchased by NetIQ pursuant to the Option, then all proceeds to NetIQ in excess of such sum will be remitted by NetIQ to MCS.

  3. Conditions to Closing. The obligation of MCS to issue Option Shares to NetIQ hereunder is subject to the conditions that (A) any waiting period under the HSR Act applicable to the issuance of the Option Shares hereunder will have expired or been terminated; (B) all material consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any Federal, state or local administrative agency or commission or other Federal state or local governmental authority or instrumentality, if any, required in connection with the issuance of the Option Shares hereunder will have been obtained or made, as the case may be; and (C) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance will be in effect. It is understood and agreed that at any time during which the Option is exercisable, the parties will use their respective best efforts to satisfy all conditions to Closing, so that a Closing may take place as promptly as practicable.

  4. Closing. At any Closing, (A) the MCS will deliver to NetIQ a single certificate in definitive form representing the number of MCS Shares designated by NetIQ in its Exercise Notice, such certificate to be registered in the name of NetIQ and to bear the legend set forth in Section 9 hereof, against delivery of (B) payment by NetIQ to the MCS of the aggregate purchase price for the MCS Shares so designated and being purchased by delivery of a certified check or bank check.

  5. Representations and Warranties of the MCS. MCS represents and warrants to NetIQ that (A) MCS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder; (B) the execution and delivery of this Agreement by the MCS and consummation by the MCS of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the MCS and no other corporate proceedings on the part of the MCS are necessary to authorize this Agreement or any of the transactions contemplated hereby; (C) this Agreement has been duly executed and delivered by the MCS and constitutes a legal, valid and binding obligation of the MCS and, assuming this Agreement constitutes a legal, valid and binding obligation of NetIQ, is enforceable against the MCS in accordance with its terms; (D) except for any filings required under the HSR Act, the MCS has taken all necessary corporate and other action to authorize and reserve for issuance and to permit it to issue upon exercise of the Option, and at all times from the date hereof until the termination of the Option will have reserved for issuance, a sufficient number of unissued MCS Shares for NetIQ to exercise the Option in full and will take all necessary corporate or other action to authorize and reserve for issuance all additional MCS Shares or other securities which may be issuable pursuant to
Section 8(a) upon exercise of the Option, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; (E) upon delivery of the MCS Shares and any other securities to NetIQ upon exercise of the Option, NetIQ will acquire such MCS Shares or other securities free and clear of all material claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever, excluding those imposed by NetIQ; (F) the execution and delivery of this Agreement by the MCS do not, and the performance of this Agreement by the MCS will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws or equivalent organizational documents of the MCS or any of its subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the MCS or any of its subsidiaries or by which its or any of their respective properties is bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the MCS's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the MCS or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the MCS or any of its subsidiaries is a party or by which the MCS or any of its subsidiaries or its or any of their respective properties are bound or affected; and (G) the execution and delivery of this Agreement by the MCS does not, and the performance of this Agreement by the MCS will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Entity except pursuant to the HSR Act.

  6. NetIQ Put. At the request of and upon notice by NetIQ (the "Put Notice"), at any time during the period during which the Option is exercisable pursuant to Section 2 (the "Purchase Period"), the MCS (or any successor entity thereof) will purchase from NetIQ the Option, to the extent not previously exercised, at the price set forth in subparagraph (i) below (as limited by subparagraph (iii) below), and the Option Shares, if any, acquired by NetIQ pursuant thereto, at the price set forth in subparagraph (ii) below (as limited by subparagraph
(iii) below):

  (a) The difference between the "Market/Tender Offer Price" for the MCS Shares as of the date NetIQ gives notice of its intent to exercise its rights under this Section 6(a) (defined as the higher of (A) the highest price per share offered as of such date pursuant to any MCS Acquisition Proposal which was made prior to such date and (B) the average closing sale price of MCS Shares then on the then Nasdaq National Market during the twenty (20) trading days ending on the trading day immediately preceding such date) and the Exercise Price, multiplied by the number of MCS Shares purchasable pursuant to the Option, but only if the Market/Tender Offer Price is greater than the Exercise Price. For purposes of determining the highest price offered pursuant to any MCS Acquisition Proposal which involves consideration other than cash, the value of such consideration will be equal to the higher of (x) if securities of the same class of the proponent as such consideration are traded on any national securities exchange or by any registered securities association, a value based on the closing sale price or asked price for such securities on their principal trading market on such date and (y) the value ascribed to such consideration by the proponent of such MCS Acquisition Proposal, or if no such value is ascribed, a value determined in good faith by the Board of Directors of the MCS.

  (b) The Exercise Price paid by NetIQ for MCS Shares acquired pursuant to the Option plus the difference between the Market/Tender Offer Price and such Exercise Price (but only if the Market/Tender Offer Price is greater than the Exercise Price) multiplied by the number of MCS Shares so purchased.

  7. Payment and Redelivery of Option or Shares. In the event NetIQ exercises its rights under Section 6(a), the MCS will, within five (5) business days after NetIQ delivers notice pursuant to Section 6(a), pay the required amount to NetIQ in immediately available funds and NetIQ will surrender to the MCS the Option and the certificates evidencing the MCS Shares purchased by NetIQ pursuant thereto.

  8. Registration Rights.

  (a) Following the termination of the Merger Agreement, NetIQ (sometimes referred to herein as the "Holder") may by written notice (a "Registration Notice") to the MCS (the "Registrant") request the Registrant to register under the Securities Act all or any part of the shares acquired by the Holder pursuant to this Agreement (such shares requested to be registered, the "Registrable Securities") in order to permit the sale or other disposition of any or all shares of the Registrable Securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision. Holder agrees to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee will own beneficially more than 5.0% of the then-outstanding voting power of Registrant. Upon a request for registration, the Registrant will have the option exercisable by written notice delivered to the Holder within ten (10) business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities for cash at a price (the "Option Price" equal to the product of (i) the number of Registrable Securities so purchased and (ii) the per share average of the closing sale prices of the Registrant's Common Stock on the

Nasdaq National Market for the ten (10) trading days immediately preceding the date of the Registration Notice. Any such purchase of Registrable Securities by the Registrant hereunder will take place at a closing to be held at the principal executive offices of the Registrant or its counsel at any reasonable date and time designated by the Registrant in such notice within ten (10) business days after delivery of such notice. The payment for the shares to be purchased will be made by delivery at the time of such closing of the Option Price in immediately available funds.

  (b) If the Registrant does not elect to exercise its option to purchase pursuant to Section 7(a) with respect to all Registrable Securities, the Registrant will use all reasonable efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities requested to be registered in the Registration Notice and to keep such registration statement effective for such period not in excess of 120 calendar days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition; provided, however, that the Holder will not be entitled to more than an aggregate of three (3) four effective registration statements hereunder. The obligations of Registrant hereunder to file a registration statement and to maintain its effectiveness may be suspended for up to 90 calendar days in the aggregate if the Board of Directors of Registrant shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require premature disclosure of material nonpublic information that would materially and adversely affect Registrant or otherwise interfere with or adversely affect any pending or proposed offering of securities of Registrant or any other material transaction involving Registrant. If consummation of the sale of any Registrable Securities pursuant to a registration hereunder does not occur within 90 days after the filing with the SEC of the initial registration statement therefor, the provisions of this
Section 7 will again be applicable to any proposed registration. The Registrant will use all reasonable efforts to cause any Registrable Securities registered pursuant to this Section 7 to be qualified for sale under the securities or blue sky laws of such jurisdictions as the Holder may reasonably request and will continue such registration or qualification in effect in such jurisdictions; provided, however, that the Registrant will not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision. If Registrant effects a registration under the Securities Act of MCS Common Stock for its own account or for any other stockholders of Registrant (other than on Form S-4 or Form S-8, or any successor form), it will allow Holder the right to participate in such registration by selling its Registrable Securities, and such participation will not affect the obligation of Registrant to effect demand registration statements for Holder under this Section 7; provided that, if the managing underwriters of such offering advise Registrant in writing that in their opinion the number of shares of MCS Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Registrant will include the shares requested to be included therein by Holder pro rata with the shares intended to be included therein by Registrant.

  (c) The registration rights set forth in this Section 7 are subject to the condition that the Holder will provide the Registrant with such information with respect to the Holder's Registrable Securities, the plan for distribution thereof, and such other information with respect to the Holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in a registration statement all material facts required to be disclosed with respect to a registration thereunder.

  (d) A registration effected under this Section 7 will be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and expenses of counsel to the Holder, and the Registrant will provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as are customary in connection with underwritten public offerings and as such underwriters may reasonably require. In connection with any registration, the Holder and the Registrant agree to enter into an underwriting agreement reasonably acceptable to each such party, in form and substance customary for transactions of this type with the underwriters participating in such offering.

  (e) Indemnification.

  (i) The Registrant will indemnify the Holder, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter of the Registrant's securities, with respect to any registration, qualification or compliance which has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Registrant of any rule or regulation promulgated under the Securities Act applicable to the Registrant in connection with any such registration, qualification or compliance, and the Registrant will reimburse the Holder and, each of its directors and officers and each person who controls the Holder within the meaning of Section 15 of the Securities Act, and each underwriter for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, that the Registrant will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Registrant by such Holder or director or officer or controlling person or underwriter seeking indemnification.

  (ii) The Holder will indemnify the Registrant, each of its directors and officers and each underwriter of the Registrant's securities covered by such registration statement and each person who controls the Registrant within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act applicable to the Holder in connection with any such registration, qualification or compliance, and will reimburse the Registrant, such directors, officers or control persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Registrant by the Holder for use therein; provided, that in no event will any indemnity under this Section 7(e) exceed the net proceeds of the offering received by the Holder.

  (iii) Each party entitled to indemnification under this Section 7(e) (the "Indemnified Party") will give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party will pay such expense if representation of the Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, and provided further, however, that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Section 7(e) unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party will be required to indemnify any Indemnified Party with respect to any settlement entered into without such Indemnifying Party's prior consent (which will not be unreasonably withheld).

  9. Adjustment Upon Changes in Capitalization; Rights Plans.

  (a) In the event of any change in the MCS Shares by reason of stock dividends, stock splits, reverse stock splits, mergers (other than the Merger), recapitalizations, combinations, exchanges of shares and the like, the type and number of shares or securities subject to the Option, the Exercise Price will be adjusted appropriately, and proper provision will be made in the agreements governing such transaction so that NetIQ will receive, upon exercise of the Option, the number and class of shares or other securities or property that NetIQ would have received in respect of the MCS Shares if the Option had been exercised immediately prior to such event or the record date therefor, as applicable.

  (b) Without limiting the parties' relative rights and obligations under the Merger Agreement, if the number of outstanding shares of MCS Common Stock increases or decreases after the date of this Agreement (other than pursuant to an event described in Section 9(a)), the number of shares of MCS Common Stock subject to the Option (including those Option Shares which may have already been exercised) will be adjusted so that it equals 19.99% of the number of shares of MCS Common Stock then issued and outstanding, without giving effect to any Option Shares.

  (c) At any time during which the Option is exercisable, and at any time after the Option is exercised (in whole or in part, if at all), the Company will not amend (nor permit the amendment of) the Company Rights Plan nor adopt (nor permit the adoption of) a new stockholders rights plan, that contains provisions for the distribution or exercise of rights thereunder as a result of Parent or any affiliate or transferee being the beneficial owner of shares of the Company by virtue of the Option being exercisable or having been exercised (or as a result of beneficially owning shares issuable in respect of any Option Shares).

  10. Restrictive Legends. Each certificate representing Option Shares issued to NetIQ hereunder will include a legend in substantially the following form:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK OPTION AGREEMENT DATED AS OF
  FEBRUARY 26, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER.

  It is understood and agreed that (i) the reference to restrictions arising under the Securities Act in the above legend will be removed by delivery of substitute certificate(s) without such reference if such Option Shares have been registered pursuant to the Securities Act, such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or Holder has delivered to Registrant a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Registrant and its counsel, to the effect that such legend is not required for purposes of the Securities Act and (ii) the reference to restrictions pursuant to this Agreement in the above legend will be removed by delivery of substitute certificate(s) without such reference if the Option Shares evidenced by certificate(s) containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

  11. Listing and HSR Filing. The MCS, upon the request of NetIQ, will promptly file an application to list the MCS Shares to be acquired upon exercise of the Option for quotation on the Nasdaq National Market and will use its best efforts to obtain approval of such listing as soon as practicable. Promptly after the date hereof, each of the parties hereto will promptly file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice all required premerger notification and report forms and other documents and exhibits required to be filed under the HSR Act to permit the acquisition of the MCS Shares subject to the Option at the earliest possible date.

  12. Binding Effect. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement. Any shares sold by a party in compliance with the provisions of Section 7 will, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement and any transferee of such shares will not be entitled to the rights of such party. Certificates representing shares sold in a registered public offering pursuant to Section 7 will not be required to bear the legend set forth in Section 9.

  13. Specific Performance. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party hereto agrees that in addition to other remedies the other party hereto will be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement or the right to enforce any of the covenants or agreements set forth herein by specific performance. In the event that any action will be brought in equity to enforce the provisions of the Agreement, neither party hereto will allege, and each party hereto hereby waives the defense, that there is an adequate remedy at law.

  14. Entire Agreement. This Agreement and the Merger Agreement (including the appendices thereto) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

  15. Further Assurances. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

  16. Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of this Agreement, which will remain in full force and effect. In the event any Governmental Entity of competent jurisdiction holds any provision of this Agreement to be null, void or unenforceable, the parties hereto will negotiate in good faith and will execute and deliver an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision.

  17. Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as will be specified by like notice):

  (a) if to NetIQ, to:

    NetIQ Corp.
    5410 Betsy Ross Drive
    Santa Clara, California 95054
    Attention: Chief Executive Officer
    Facsimile: (408) 330-7000
    with copies to:

    Wilson, Sonsini, Goodrich & Rosati,
    Professional Corporation
    650 Page Mill Road
    Palo Alto, California 94304-1050
    Attention: Larry W. Sonsini, Esq.
             Thomas C. DeFilipps, Esq.
    Facsimile: (650) 493-6811

    and to:

    Wilson Sonsini Goodrich & Rosati,
    Professional Corporation
    Spear Street Tower
    One Market
    San Francisco, California 94105
    Attention: Steve L. Camahort, Esq.
    Facsimile: (415) 947-2099

  (b) if to MCS to:

    Mission Critical Software Inc.
    13939 Northwest Freeway
    Houston, Texas 77040
    Attention: Chief Financial Officer
    Facsimile: (713) 548-1829

    with a copy to:

    Davis Polk & Wardwell
    1600 El Camino Real
    Menlo Park, California 94025
    Attention: William M. Kelly, Esq.
    Facsimile: (650) 752-2111

  18. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

  19. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement will be paid by the party incurring such expenses.

  20. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

  21. Assignment. Neither of the parties hereto may sell, transfer, assign or otherwise dispose of any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that the rights and obligations hereunder will inure to the benefit of and be binding upon any successor of a party hereto.

  22. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed to be an original, but both of which, taken together, will constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                             NETIQ CORP

                                                     /s/ Ching-Fa Hwang
                                             By: ______________________________
                                             Name: Ching-Fa Hwang
                                             Title: President and CEO

                                             MISSION CRITICAL SOFTWARE INC.

                                                   /s/ Michael S. Bennett
                                             By: ______________________________
                                             Name: Michael S. Bennett
                                             Title: Chairman/CEO



                 [Signature Page to MCS Stock Option Agreement]

                                                                       EXHIBIT C

                             NETIQ VOTING AGREEMENT

  THIS NETIQ VOTING AGREEMENT (this "Agreement") is made and entered into as of February 26, 2000, among Mission Critical Software Inc., a Delaware corporation ("MCS"), and the undersigned stockholder (the "Stockholder") of NetIQ Corp., a Delaware corporation ("NetIQ").

                                    RECITALS

  A. NetIQ, a subsidiary of NetIQ ("Merger Sub") and MCS have entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), which provides for the merger (the "Merger") of Merger Sub with and into MCS. Pursuant to the Merger, all outstanding capital stock of MCS shall be converted into the right to receive NetIQ Common Stock, as set forth in the Merger Agreement (the "Share Issuance");

  B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of NetIQ and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

  C. In consideration of the execution of the Merger Agreement by MCS, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of NetIQ over which Stockholder has voting power so as to facilitate consummation of the Merger.

  NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

  1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

  (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

  (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

  (c) "Shares" shall mean: (i) all securities of NetIQ (including all shares of NetIQ Common Stock and all options, warrants and other rights to acquire shares of NetIQ Common Stock) owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of NetIQ (including all additional shares of NetIQ Common Stock and all additional options, warrants and other rights to acquire shares of NetIQ Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

  (d) "Transfer." A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

  2. Transfer of Shares.

  (a) Transferee of Shares to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as MCS may reasonably request); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

  (b) Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

  3. Agreement to Vote Shares. At every meeting of the stockholders of NetIQ called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of NetIQ, Stockholder (in his or her capacity as such) shall cause the Shares to be voted (a) in favor of approval of the Merger, the Merger Agreement and the Share Issuance (the "NetIQ Approval Matters"), (b) in favor of any matter that could reasonably be expected to facilitate the NetIQ Approval Matters, and (c) in such manner as MCS may direct with respect to all other proposals submitted to the stockholders of NetIQ which, directly or indirectly, in any way relates to the NetIQ Approval Matters.

  4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to MCS a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

  5. Representations and Warranties of the Stockholder. Stockholder (i) is the beneficial owner of the shares of NetIQ Common Stock indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of the NetIQ other than the shares of NetIQ Common Stock and options and warrants to purchase shares of Common Stock of NetIQ indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

  6. Additional Documents. Stockholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of MCS, to carry out the intent of this Agreement.

  7. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

  8. Miscellaneous.

  (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

  (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

  (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

  (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that MCS shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to MCS upon any such violation, MCS shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to MCS at law or in equity.

  (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

  If to MCS:

    Mission Critical Software Inc.
    13939 Northwest Freeway
    Houston, Texas 77040
    Attention: Chief Financial Officer
    Facsimile: (713) 548-1829

  With a copy to:

    Davis Polk & Wardwell
    1600 El Camino Real
    Menlo Park, California
    Attention: William M. Kelly, Esq.
    Facsimile: (650) 752-2111

  If to Stockholder:

    To the address for notice set forth on the signature page hereof.

  (f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

  (g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

  (h) Officers and Directors. To the extent that Stockholder is or becomes (during the term hereof) a director or officer of NetIQ, he or she makes no agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to Stockholder by virtue of, any actions taken by Stockholder in his or her capacity as an officer or director of NetIQ in exercising its rights under the Merger Agreement.

  (i) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

  (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         [The remainder of this page has been intentionally left blank]

  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in its capacity as a stockholder. Such signature in no way affects its obligations as an officer or director of NetIQ.

MISSION CRITICAL SOFTWARE INC.            STOCKHOLDER

By: _________________________________     By: _________________________________
                                             Signature

Name: _______________________________     Name: _______________________________

Title: ______________________________     Title: ______________________________

                                          _____________________________________

                                          _____________________________________
                                                      Print Address

                                          _____________________________________
                                                        Telephone

                                          _____________________________________
                                                      Facsimile No.

                                          Share beneficially owned:

                                           NetIQ Common Shares

                                           NetIQ Common Shares issuable upon
                                          exercise of outstanding options or
                                          warrants



                      [Signature Page to Voting Agreement]

                                   Exhibit A

                               IRREVOCABLE PROXY

  The undersigned stockholder of NetIQ Corp., a Delaware corporation ("NetIQ"), hereby irrevocably (to the fullest extent permitted by law) appoints Michael S. Bennett and Stephen E. Odom and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of NetIQ that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of NetIQ issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of NetIQ as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

  This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Mission Critical Software Inc., a Delaware corporation ("MCS"), and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of MCS entering into that certain Agreement and Plan and Reorganization (the "Merger Agreement"), by and between NetIQ, a subsidiary of NetIQ ("Merger Sub") and MCS. The Merger Agreement provides for the merger of Merger Sub with and into MCS in accordance with its terms (the "Merger"). Pursuant to the Merger, all outstanding capital stock of MCS shall be converted into the right to receive NetIQ Common Stock, as set forth in the Merger Agreement (the "Share Issuance"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

  The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of NetIQ and in every written consent in lieu of such meeting (a) in favor of approval of the Merger, the Merger Agreement and the Share Issuance (the "NetIQ Approval Matters"), (b) in favor of any matter that could reasonably be expected to facilitate the NetIQ Approval Matters, and (c) in such manner as MCS may direct with respect to all other proposals submitted to the stockholders of NetIQ which, directly or indirectly, in any way relates to the NetIQ Approval Matters.

  The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

  Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned is executing this Proxy only in its capacity as a stockholder. Such signature in no way affects its obligations as an officer or director of NetIQ.

  This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: _______________________ , 2000

                                          Signature of Stockholder: ___________

                                          Print Name of Stockholder: __________

                                          Shares beneficially owned: __________

                                           NetIQ Common Shares

                                           NetIQ Common Shares issuable upon
                                          exercise of outstanding options or
                                          warrants





                     [Signature Page to Irrevocable Proxy]

                                                                       EXHIBIT D

                              MCS VOTING AGREEMENT

  THIS MCS VOTING AGREEMENT (this "Agreement") is made and entered into as of February 26, 2000, among NetIQ Corp., a Delaware corporation ("NetIQ"), and the undersigned stockholder (the "Stockholder") of Mission Critical Software Inc., a Delaware corporation ("MCS").

                                    RECITALS

  A. MCS and NetIQ have entered into an Agreement and Plan of Reorganization (the "Merger Agreement"), which provides for the merger (the "Merger") of a subsidiary of NetIQ with and into MCS. Pursuant to the Merger, all outstanding capital stock of MCS shall be converted into the right to receive NetIQ Common Stock, as set forth in the Merger Agreement;

  B. Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of MCS and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement; and

  C. In consideration of the execution of the Merger Agreement by NetIQ, Stockholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and other such shares of capital stock of MCS over which Stockholder has voting power so as to facilitate consummation of the Merger.

  NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

  1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement. For purposes of this
Agreement:

  (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

  (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability MCS, partnership or other entity, or (iii) governmental authority.

  (c) "Shares" shall mean: (i) all securities of MCS (including all shares of MCS Common Stock and all options, warrants and other rights to acquire shares of MCS Common Stock) owned by Stockholder as of the date of this Agreement; and
(ii) all additional securities of MCS (including all additional shares of MCS Common Stock and all additional options, warrants and other rights to acquire shares of MCS Common Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

  (d) "Transfer." A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

  2. Transfer of Shares.

  (a) Transferee of Shares to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which any of such Shares, or any interest in any of such Shares, is or may be transferred shall have: (a) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as NetIQ may reasonably request); and (b) agreed in writing to hold such Shares (or interest in such Shares) subject to all of the terms and provisions of this Agreement.

  (b) Transfer of Voting Rights. Stockholder agrees that, during the period from the date of this Agreement through the Expiration Date, Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Stockholder under this Agreement with respect to any of the Shares.

  3. Agreement to Vote Shares. At every meeting of the stockholders of MCS called, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of MCS, Stockholder (in his or her capacity as such) shall cause the Shares to be voted (a) in favor of the Merger and the Merger Agreement (the "MCS Approval Matters"), (b) in favor of any matter that could reasonably be expected to facilitate the MCS Approval Matters and (c) in such manner as NetIQ may direct with respect to all other proposals submitted to the stockholders of NetIQ which, directly or indirectly, in any way relates to the MCS Approval Matters.

  4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to NetIQ a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

  5. Representations and Warranties of the Stockholder. Stockholder (i) is the beneficial owner of the shares of MCS Common Stock indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances; (ii) does not beneficially own any securities of MCS other than the shares of MCS Common Stock and options and warrants to purchase shares of Common Stock of MCS indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

  6. Additional Documents. Stockholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of NetIQ, to carry out the intent of this Agreement.

  7. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

  8. Miscellaneous.

  (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

  (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

  (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

  (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that NetIQ shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to NetIQ upon any such violation, NetIQ shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to NetIQ at law or in equity.

  (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

  If to NetIQ:

  NetIQ Corp.
  5410 Betsy Ross Drive
  Santa Clara, California 95054
  Facsimile: (408) 330-0959
  Attention: Chief Executive Officer

  With copies to:

  Wilson Sonsini Goodrich & Rosati
  Professional Corporation
  650 Page Mill Road
  Palo Alto, California 94304-1050
  Attention: Larry W. Sonsini, Esq.
           Thomas C. DeFilipps, Esq.
  Facsimile: (650) 493-6811

  and to:

  Wilson Sonsini Goodrich & Rosati
  Professional Corporation
  Spear Street Tower
  One Market
  San Francisco, California 94105
  Attention: Steve L. Camahort, Esq.
  Facsimile: (415) 947-2099

  If to Stockholder:

  To the address for notice set forth on the signature page hereof.

  (f) Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to rules of conflicts of law.

  (g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

  (h) Officers and Directors. To the extent that Stockholder is or becomes (during the term hereof) a director or officer of MCS, he or she makes no agreement or understanding herein in his or her capacity as such director or officer, and nothing herein will limit or affect, or give rise to any liability to Stockholder by virtue of, any actions taken by Stockholder in his or her capacity as an officer or director of MCS in exercising its rights under the Merger Agreement.

  (i) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

  (j) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         [The remainder of this page has been intentionally left blank]

  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written. The undersigned is executing this Agreement only in its capacity as a stockholder. Such signature in no way affects its obligations as an officer or director of MCS.

NETIQ CORP.                               STOCKHOLDER

By: _________________________________     By: _________________________________
                                                         Signature

Name: _______________________________     Name: _______________________________

Title: ______________________________     Title: ______________________________

                                          _____________________________________

                                          _____________________________________
                                                      Print Address

                                          _____________________________________
                                                        Telephone

                                          _____________________________________
                                                      Facsimile No.

                                          Share beneficially owned:

                                               shares of MCS Common Stock

                                               shares of MCS Common Stock
                                          issuable upon exercise of
                                          outstanding options or warrants



                      [Signature Page to Voting Agreement]

                                   Exhibit A

                               IRREVOCABLE PROXY

  The undersigned stockholder of Mission Critical Software Inc., a Delaware corporation ("MCS"), hereby irrevocably (to the fullest extent permitted by law) appoints Ching-Fa Hwang and James A. Barth and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of MCS that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of MCS issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of MCS as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

  This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among NetIQ Corp., a Delaware corporation ("NetIQ"), and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of NetIQ entering into that certain Agreement and Plan of Merger (the "Merger Agreement"), by and between NetIQ, a subsidiary of NetIQ ("Merger Sub") and MCS. The Merger Agreement provides for the merger of Merger Sub with and into MCS in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement.

  The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of MCS and in every written consent in lieu of such meeting (a) in favor of the Merger and the Merger Agreement (the "MCS Approval Matters"), (b) in favor of any matter that could reasonably be expected to facilitate the MCS Approval Matters and (c) in such manner as MCS may direct with respect to all other proposals submitted to the stockholders of MCS which, directly or indirectly, in any way relates to the MCS Approval Matters.

  The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

  Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. The undersigned is executing this Proxy only in its capacity as a stockholder. Such signature in no way affects its obligations as an officer or director of MCS.

  This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: ________________________, 2000

                                          Signature of
                                           Stockholder:________________________

                                          Print Name of
                                           Stockholder:_______________________

                                          Shares beneficially owned:

                                               shares of MCS Common Stock

                                               shares of MCS Common Stock
                                           issuable
                                          upon exercise of outstanding options
                                           or warrants



                     [Signature Page to Irrevocable Proxy]

                                                                       EXHIBIT E

                            MCS AFFILIATE AGREEMENT

  THIS MCS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of February 26, 2000, by and between NetIQ Corp., a corporation organized under the laws of the State of Delaware ("Net IQ"), and the undersigned shareholder who may be deemed an affiliate ("Affiliate") of Mission Critical Software Inc., a Delaware corporation ("MCS"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS

  A. MCS, Merger Sub (as defined below) and Net IQ have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") which provides for the merger (the "Merger") of a wholly-owned subsidiary of Net IQ ("Merger Sub") with and into MCS. Pursuant to the Merger, all outstanding capital stock of MCS (the "MCS Capital Stock") shall be converted into the right to receive Common Stock of Net IQ (the "Net IQ Common Stock");

  B. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of MCS, as the term "affiliate" is used for purposes of Rule 145 of the Rules and Regulations of the Securities and Exchange Commission; and

  C. The execution and delivery of this Agreement by Affiliate is a material inducement to Net IQ to enter into the Merger Agreement.

  NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

  1. Acknowledgments by Affiliate. Affiliate acknowledges and understands that the representations, warranties and covenants by Affiliate set forth herein shall be relied upon by Net IQ, MCS and their respective affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Merger Agreement and has discussed the requirements of this Agreement with Affiliate's professional advisors, who are qualified to advise Affiliate with regard to such matters.

  2. Beneficial Ownership of MCS Capital Stock. The Affiliate is the sole record and beneficial owner of the number of shares of MCS Capital Stock set forth next to its name on the signature page hereto (the "Shares"). The Shares are not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Affiliate is party or by which it is bound obligating the Affiliate to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Shares or obligating the Affiliate to grant or enter into any such option, warrant, call, right, commitment or agreement. The Affiliate has the sole right to transfer such Shares. The Shares constitute all shares of MCS Capital Stock owned, beneficially or of record, by the Affiliate. The Shares are not subject to preemptive rights created by any agreement to which the Affiliate is party. The Affiliate has not engaged in any sale or other transfer of the Shares in contemplation of the Merger. All shares of MCS Capital Stock and Net IQ Common Stock acquired by Affiliate subsequent to the date hereof (including shares of Net IQ Common Stock acquired in the Merger) shall be subject to the provisions of this Agreement as if held by Affiliate as of the date hereof.

  3. Compliance with Rule 145 and the Securities Act.

  (a) Affiliate has been advised that (i) the issuance of shares of Net IQ Common Stock in connection with the Merger is expected to be effected pursuant to a registration statement on Form S-4 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and the resale of such shares shall be subject to restrictions set forth in Rule 145 under the Securities Act, and (ii) Affiliate may be deemed to be an affiliate of MCS. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Net IQ Common Stock issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, or (ii) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or an appropriate exemption from registration, or (iii) Affiliate delivers to Net IQ a written opinion of counsel, reasonably acceptable to Net IQ in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

  (b) Net IQ shall give stop transfer instructions to its transfer agent with respect to any Net IQ Common Stock received by Affiliate pursuant to the Merger and there shall be placed on the certificates representing such Common Stock, or any substitutions therefor, a legend stating in substance:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH
  RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Net IQ shall so instruct its transfer agent, if Affiliate delivers to Net IQ (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Net IQ, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

  4. Termination. This Agreement shall be terminated and shall be of no further force and effect in the event of the termination of the Merger Agreement pursuant to Article VII of the Merger Agreement.

  5. Miscellaneous.

  (a) Waiver; Severability. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto. In the event that any provision of this Agreement, or the application of any such provision to any person, entity or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

  (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other party hereto.

  (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

  (d) Injunctive Relief. Each of the parties acknowledge that (i) the covenants and the restrictions contained in this Agreement are necessary, fundamental and required for the protection of Net IQ and MCS and to preserve for Net IQ the benefits of the Merger; (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each of such covenants a special, unique, and extraordinary value; and (iii) a breach of any such covenants or any other provision of this Agreement shall result in irreparable harm and damages to Net IQ and MCS which cannot be adequately compensated by a monetary award. Accordingly, it is expressly agreed that in addition to all other remedies available at law or in equity, Net IQ and MCS shall be entitled to the immediate remedy of a temporary restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any such covenant or provision or to specifically enforce the provisions hereof.

  (e) Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

  (f) Entire Agreement. This Agreement, the Merger Agreement and any other agreements referred to in the Merger Agreement set forth the entire understanding of Affiliate and Net IQ relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between Affiliate and Net IQ relating to the subject matter hereof and thereof.

  (g) Attorneys' Fees. In the event of any legal actions or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

  (h) Further Assurances. Affiliate shall execute and/or cause to be delivered to Net IQ such instruments and other documents and shall take such other actions as Net IQ may reasonably request to effectuate the intent and purposes of this Agreement.

  (i) Third Party Reliance. Counsel to and independent auditors for Net IQ and MCS shall be entitled to rely upon this Affiliate Agreement.

  (j) Survival. The representations, warranties, covenants and other provisions contained in this Agreement shall survive the Merger.

  (k) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

  If to Net IQ:

  Net IQ Corp.
  5410 Betsy Ross Drive
  Santa Clara, CA 95054
  Attention: Chief Executive Officer
  Facsimile: (408) 330-0959

  With copies to:

  Wilson Sonsini Goodrich & Rosati,
  Professional Corporation
  650 Page Mill Road
  Palo Alto, California 94304
  Attention: Larry W. Sonsini, Esq.
           Thomas C. DeFilipps, Esq.
  Facsimile: (650) 493-6811
  and to:

  Wilson Sonsini Goodrich & Rosati,
  Professional Corporation
  Spear Street Tower
  One Market
  San Francisco, California 94105
  Attention: Steve L. Camahort, Esq.
  Facsimile: (415) 947-2099

  If to Affiliate:

  To the address for notice set forth on the signature page hereof.

  (l) Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

  IN WITNESS WHEREOF, the parties have caused this Affiliate Agreement to be duly executed on the day and year first above written.

NET IQ CORP.                              AFFILIATE

By: _________________________________     By: _________________________________

Name: _______________________________     Affiliate's Address for Notice:

Title: ______________________________     _____________________________________

                                          _____________________________________

                                          _____________________________________

                                          Shares beneficially owned:

                                           shares of MCS Common Stock

                                           shares of MCS Common Stock issuable
                                          upon exercise of outstanding options
                                          and warrants

                                           shares of Net IQ Common Stock


                    [Signature Page to Affiliate Agreement]

                                                                         ANNEX B


             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]


February 26, 2000

NetIQ Corporation
5410 Betsy Ross Drive
Santa Clara, California 95054

Members of the Board:

   You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of common stock of NetIQ Corporation ("NetIQ") of the Exchange Ratio (as defined below) set forth in the Agreement and Plan of Reorganization, dated as of February 26, 2000 (the "Agreement"), by and among NetIQ, Planet Acquisition Corp., a wholly owned subsidiary of NetIQ ("Merger Sub"), and Mission Critical Software, Inc. ("Mission Critical"). The Agreement provides for, among other things, the merger of Merger Sub with and into Mission Critical (the "Merger") pursuant to which each outstanding share of the common stock, par value $0.001 per share, of Mission Critical ("Mission Critical Common Stock") will be converted into the right to receive 0.9413 (the "Exchange Ratio") of a share of the common stock, par value $0.001 per share, of NetIQ (the "NetIQ Common Stock").

   In arriving at our opinion, we have reviewed the Agreement and certain related documents, and certain publicly available business and financial information relating to NetIQ and Mission Critical. We have also reviewed certain other information relating to NetIQ and Mission Critical, including financial forecasts, provided to or discussed with us by NetIQ and Mission Critical, and have met with the managements of NetIQ and Mission Critical to discuss the businesses and prospects of NetIQ and Mission Critical, including the ability to integrate the businesses of NetIQ and Mission Critical. We have also considered certain financial and stock market data of NetIQ and Mission Critical, and we have compared those data with similar data for other publicly held companies in businesses similar to NetIQ and Mission Critical, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

   In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on such information being complete and accurate in all material respects. With respect to the financial forecasts, we have been advised, and have assumed, that the managements of NetIQ and Mission Critical has reviewed publicly available financial forecasts for NetIQ and Mission Critical and that such publicly available forecasts represent reasonable estimates and judgments as to the future financial performance of NetIQ and Mission Critical and the strategic benefits anticipated to result from the merger. In addition, we have relied upon, without independent verification, the assessment of the managements of NetIQ and Mission Critical as to Mission Critical's existing technology and products, the validity of, and risks associated with, Mission Critical's future technology and products, and the ability to integrate the businesses of NetIQ and Mission Critical. We also have assumed, with your consent, that the merger will be treated as a tax-free reorganization for federal income tax purposes. We have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of NetIQ or Mission Critical, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. In addition, our opinion does not relate to any other transaction contemplated by Mission Critical or the effect of such transaction on NetIQ or the merger. We are not expressing any opinion as to what the value of the NetIQ Common Stock actually will be when issued pursuant to the merger or the prices at which the NetIQ Common Stock will trade subsequent to the merger.

   We have acted as financial advisor to NetIQ in connection with the merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the merger. We will also receive a fee upon delivery of this opinion. We have in the past provided financial services to NetIQ unrelated to the proposed merger, for which services we have received compensation. In the ordinary course of business, Credit Suisse First Boston and its affiliates may actively trade the securities of NetIQ and Mission Critical for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

   It is understood that this letter is for the information of the Board of Directors of NetIQ in connection with its evaluation of the merger, does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to any matter relating to the merger, and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

   Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of NetIQ Common Stock.

                                          Very truly yours,

                                          Credit Suisse First Boston
                                           Corporation

                              [LOGO OF CHASE H&Q]

                      A Division of Chase Securities Inc.

One Bush Street
San Francisco, CA 94104
Tel 415-371-3000

February 26, 2000

Confidential

The Board of Directors
Mission Critical Software, Inc.
13939 Northwest Freeway
Houston, TX 77040

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of common stock (the "Common Stock") of Mission Critical Software, Inc. ("Mission Critical" or the "Company") of the exchange ratio to be used in connection with the proposed merger of a merger subsidiary ("Merger Sub"), a wholly owned subsidiary of NetIQ Corporation ("NetIQ"), with and into Mission Critical (the "Proposed Transaction") pursuant to the Agreement and Plan of Merger dated as of February 26, 2000, among NetIQ, Merger Sub, and Mission Critical (the "Agreement").

We understand that the terms of the Agreement provide, among other things, that each issued and outstanding share of Common Stock shall be converted into the right to receive 0.9413 shares of common stock of NetIQ (the "Exchange Ratio"), as more fully set forth in the Agreement. For purposes of this opinion, we have also assumed that the Proposed Transaction will qualify as a tax-free reorganization under the United States Internal Revenue Code for the shareholders of the Company and that the Proposed Transaction will be accounted for as a purchase.

Chase Securities Inc. ("Chase H&Q"), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We have acted as a financial advisor to the Board of Directors of Mission Critical in connection with the Proposed Transaction, and we will receive a fee for our services, which include the rendering of this opinion.

In the past, we have provided investment banking and other financial advisory services to NetIQ and to Mission Critical and have received fees for rendering these services. In the ordinary course of business, Chase H&Q acts as a market maker and broker in the publicly traded securities of NetIQ and Mission Critical and receives customary compensation in connection therewith, and also provides research coverage for NetIQ and Mission Critical. In the ordinary course of business, Chase H&Q actively trades in the equity and derivative securities of NetIQ and Mission Critical for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Chase H&Q may in the future provide additional investment banking or other financial advisory services to NetIQ and Mission Critical.

In connection with our review of the Proposed Transaction, and in arriving at our opinion, we have, among other things:

    (i) reviewed the publicly available financial statements of Mission Critical for recent years and interim periods to date and certain other relevant financial and operating data of Mission Critical made available to us from published sources;

    (ii) reviewed certain internal financial and operating information relating to Mission Critical prepared by the senior management of Mission Critical;

   (iii) discussed the business, financial condition and prospects of Mission Critical with certain members of senior management;

   (iv) reviewed the publicly available financial statements of NetIQ for recent years and interim periods to date and certain other relevant financial and operating data of NetIQ made available to us from published sources;

    (v) discussed the business, financial condition and prospects of NetIQ with certain members of senior management;

   (vi) reviewed the recent reported prices and trading activity for the common stocks of NetIQ and Mission Critical and compared such information and certain financial information for NetIQ and Mission Critical with similar information for certain other companies engaged in businesses we consider comparable;

   (vii) reviewed the financial terms, to the extent publicly available, of certain comparable merger and acquisition transactions;

  (viii) reviewed the Agreement; and

   (ix) performed such other analyses and examinations and considered such other information, financial studies, analyses and investigations and financial, economic and market data as we deemed relevant.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all of the information concerning NetIQ or Mission Critical considered in connection with our review of the Proposed Transaction, and we have not assumed any responsibility for independent verification of such information. We have not prepared any independent valuation or appraisal of any of the assets or liabilities of NetIQ or Mission Critical; nor have we conducted a physical inspection of the properties and facilities of either company. With respect to the financial forecasts and projections made available to us and used in our analysis, we have assumed that they reflect the best currently available estimates and judgments of the expected future financial performance of NetIQ and Mission Critical. For purposes of this opinion, we have assumed that neither NetIQ nor Mission Critical is a party to any pending transactions, including external financings, recapitalizations or material merger discussions, other than the Proposed Transaction, the potential acquisition by Mission Critical of Ganymede Software, Inc. as described to us, and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this letter and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which NetIQ common stock will trade subsequent to the Effective Time (as defined in the Agreement). In rendering this opinion, we have assumed that the proposed merger will be consummated substantially on the terms discussed in the Agreement, without any waiver of any material terms or conditions by any party thereto.

It is understood that this letter is for the information of the Board of Directors only and may not be used for any other purpose without our prior written consent; provided, however, that this letter may be reproduced in full in the proxy statement relating to the Proposed Transaction. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote on the Proposed Transaction.

Based upon and subject to the foregoing and after considering such other matters as we deem relevant, we are of the opinion that as of the date hereof the Exchange Ratio in the Proposed Transaction is fair to the holders of Common Stock from a financial point of view. We express no opinion, however, as to the adequacy of any consideration received in the Proposed Transaction by NetIQ or any of its affiliates.

Very truly yours,

Chase Securities Inc.

By /s/ Chase Securities,
 Inc.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant's Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

Item 21. Exhibits and Financial Statement Schedules

   (a) Exhibits

 Exhibit
   No.                                 Description
 -------  ---------------------------------------------------------------------
  2.1*(a) Agreement and Plan of Reorganization by and among NetIQ Corporation,
          Planet Acquisition Corporation and MCS dated as of February 26, 2000, and the related Stock Option Agreements

  3.1(b)  Restated Certificate of Incorporation of NetIQ currently in effect

  3.2(b)  Bylaws of NetIQ currently in effect

  4.1(b)  Specimen Common Stock Certificate

  4.2(b) Registration Rights Agreement, dated May 14, 1997, by and among NetIQ and certain NetIQ stockholders identified therein

  4.3*(a) Stock Option Agreement, dated February 26, 2000, between NetIQ and
          MCS

  4.4*(a) Stock Option Agreement, dated February 26, 2000, between MCS and
          NetIQ

  5.1(a)  Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation, regarding the legality of the securities being issued

  8.1(a)  Form of Opinion of Wilson Sonsini Goodrich & Rosati, Professional
          Corporation, regarding certain tax issues

  8.2(a)  Form of Opinion of Davis Polk & Wardwell regarding certain tax issues

  9.1*(a) Form of Voting Agreement, dated February 26, 2000, between NetIQ and certain stockholders of MCS

  9.2*(a) Form of Voting Agreement, dated February 26, 2000, between MCS and certain stockholders of NetIQ

 10.1(b) Form of Indemnification Agreement between NetIQ and each of its directors and executive officers

 10.2(b) Form of Change of Control Severance Agreements between NetIQ and each of its executive officers

 10.3A(b) Amended and Restated 1995 Stock Plan of NetIQ

 10.3B(b) Form of Stock Option Agreement under the Amended and Restated Stock
          Plan of NetIQ

  Exhibit
    No.                                Description
  -------  -------------------------------------------------------------------
 10.3C(b)  Form of Director Option Agreement under the 1995 Amended and
           Restated Stock Plan of NetIQ

 10.4A(b)  1999 Employee Stock Purchase Plan

 10.4B(b)  Form of Subscription Agreement under the 1999 Employee Stock
           Purchase Plan of NetIQ

 10.5A+(b) BasicScript License Agreement, dated August 27, 1996, between NetIQ and Henneberry Hill Technologies Corporation doing business as Summit Software Company

 10.5B(b) Amendment, dated May 21, 1999, to the BasicScript License Agreement between NetIQ and Henneberry Hill Technologies Corporation doing business as Summit Software Company

 10.6+(b) Software Distribution Agreement, dated June 23, 1998, between NetIQ and Tech Data Product Management, Inc.

 10.7(b)   Agreement of Sublease, dated July 31, 1998, between NetIQ and AMP
           Incorporated

 10.8(b) Confidential Settlement Agreement, dated March 10, 1999, by and between Compuware Corporation, NetIQ Corporation, and the individuals named therein

 21.1(a)   Subsidiaries of NetIQ

 23.1(a)   Consent of Deloitte & Touche, LLP

 23.2(a)   Consent of Ernst & Young LLP

 23.3(a)   Consent of PricewaterhouseCoopers LLP

 23.4(a)   Consent of Davis Polk & Wardwell (included in Exhibit 8.2)

 23.5(a)   Consent of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation (included in Exhibit 5.1 and Exhibit 8.1)

 23.6(a)   Consent of Michael S. Bennett

 23.7(a)   Consent of Thomas P. Bernhardt

 23.8(a)   Consent of Michael J. Maples

 23.9(a)   Consent of Scott D. Sandell

 24.1(a)   Power of Attorney (see page II-4).

 99.2(a)   Form of MCS proxy card

 99.3(a)   Form of NetIQ proxy card

 99.4(a)   Consent of Credit Suisse First Boston Corporation

 99.5(a)   Consent of Chase H&Q

--------
* Filed as an appendix to the Proxy Statement/Prospectus constituting part of this registration statement and incorporated herein by reference.
+ Confidential treatment has previously been requested for portions of these documents
(a) Filed herewith.
(b) Incorporated by reference to the exhibit bearing the same number filed with NetIQ's Registration Statement on Form S-1 (Registration No. 333-79373), which the Securities and Exchange Commission declared effective on July 29, 1999.

   (b) Financial Statement Schedules

    (1) Schedule II--Valuation and Qualifying Accounts.

   (c) Reports, Opinions or Appraisals

Item 22. Undertakings

   (1) The undersigned Registrant hereby undertakes as follows: that prior to any public offering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to be granted directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (4) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act, NetIQ Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 23rd day of March, 2000.

                                          NETIQ Corporation

                                                   /s/ Ching-Fa Hwang
                                          By: _________________________________
                                                 Ching-Fa Hwang, President
                                                and Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ching-Fa Hwang and James A. Barth and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Ching-Fa Hwang             President, Chief Executive   March 23, 2000
______________________________________  Officer and Director
           (Ching-Fa Hwang)             (Principal Executive
                                        Officer)

        /s/ James A. Barth             Vice President, Finance      March 23, 2000
______________________________________  and Chief Financial
           (James A. Barth)             Officer (Principal
                                        Financial and Accounting
                                        Officer)

        /s/ Herbert Chang              Director                     March 23, 2000
______________________________________
           (Herbert Chang)

         /s/ Her-Daw Che               Vice President,              March 23, 2000
______________________________________  Engineering and Director
            (Her-Daw Che)

          /s/ Louis Cole               Director                     March 23, 2000
______________________________________
             (Louis Cole)

              Signature                          Title                   Date
              ---------                          -----                   ----

         /s/ Alan Kaufman              Director                     March 23, 2000
______________________________________
            (Alan Kaufman)

        /s/ Ying-Hon Wong              Director                     March 23, 2000
______________________________________
           (Ying-Hon Wong)

                    INDEPENDENT AUDITORS' REPORT ON SCHEDULE

To the Board of Directors and Stockholders of NetIQ Corporation:

   We have audited the consolidated financial statements of NetIQ Corporation and subsidiaries (the Company) as of June 30, 1998 and 1999 and for each of the three years in the period ended June 30, 1999, and have issued our report thereon dated July 9, 1999 (August 4, 1999 as to Note 13) (included elsewhere in this registration statement). Our audits also included the financial statement schedule of the Company, listed in Item 21(b)(1). The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP

San Jose, California
July 9, 1999

                               NETIQ CORPORATION

                                  SCHEDULE II

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (in thousands)

                           Balance at Charged to Deductions/ Balance at
                           Beginning   Cost and    End of      End of
                           of Period   Expenses    Period      Period
                           ---------- ---------- ----------- ----------
Year ended June 30, 1997
  Allowance for doubtful
   accounts...............    $ --       $ --        $--        $ --
  Allowance for sales
   returns................    $ --       $ --        $--        $ --
                              ====       ====        ===        ====
Year ended June 30, 1998
  Allowance for doubtful
   accounts...............    $ --       $307        $--        $307
  Allowance for sales
   returns................    $ --       $ 50        $--        $ 50
                              ====       ====        ===        ====
Year ended June 30, 1999
  Allowance for doubtful
   accounts...............    $307       $343        $--        $650
  Allowance for sales
   returns................    $ 50       $200        $--        $250
                              ====       ====        ===        ====

                                      S-2